As filed with the Securities and Exchange Commission
on April 26, 2005                                           Registration No. [ ]
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-4
                             REGISTRATION STATEMENT
                        Under the Securities Act of 1933
                        PRINCETON NATIONAL BANCORP, INC.
             (Exact name of registrant as specified in its charter)
                                      6029
            (Primary Standard Industrial Classification Code Number)

           DELAWARE                                     36-32110283
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

             606 S. MAIN, PRINCETON, ILLINOIS 61356, (815) 875-4444
     (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)

              TONY J. SORCIC, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                        PRINCETON NATIONAL BANCORP, INC.
                                   606 S. MAIN
                            PRINCETON, ILLINOIS 61356
                                 (815) 875-4444
            (name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 With copies to:

     JOSEPH B. HEMKER, ESQ.                             DENNIS R. WENDTE, ESQ.
    TIMOTHY E. KRAEPEL, ESQ.                            KARYN L. DOERFLER, ESQ.
  HOWARD & HOWARD ATTORNEYS PC           BARACK FERRAZZANO KIRSCHBAUM PERLMAN & NAGELBERG LLP
       COMERICA BUILDING                           333 WEST WACKER DRIVE, SUITE 2700
151 SOUTH ROSE STREET, SUITE 800                        CHICAGO, ILLINOIS 60606
   KALAMAZOO, MICHIGAN 49007                             PHONE: (312) 984-3100
     PHONE: (269) 382-8765                                FAX: (312) 984-3150
      FAX: (269) 382-1568

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF SECURITIES TO THE
PUBLIC: As soon as practicable after this Registration Statement becomes effective and all other conditions to the proposed merger described herein have been satisfied or waived.

      If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]________

      If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]_______

                         CALCULATION OF REGISTRATION FEE

                                                           PROPOSED MAXIMUM           PROPOSED MAXIMUM
    TITLE OF EACH CLASS OF          AMOUNT TO BE            OFFERING PRICE           AGGREGATE OFFERING       AMOUNT OF
 SECURITIES TO BE REGISTERED        REGISTERED(1)             PER SHARE(2)                 PRICE(2)        REGISTRATION FEE
-----------------------------       --------------     -------------------------     ------------------    ----------------
Common stock, $5.00 par value       338,617 shares       $70.79= value per share        $23,971,308           $2,821.43

(1) Represents the estimated maximum number of shares to be issued pursuant to the agreement and plan of merger dated as of February 22, 2005, among Princeton National Bancorp, Inc., a Delaware corporation, Somonauk FSB Bancorp, Inc., a Delaware corporation, and Somonauk Acquisition, Inc., a Delaware corporation.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) of Regulation C under the Securities Act of 1933, as amended, based on the book value of the shares of Somonauk FSB Bancorp, Inc. common stock as of March 31, 2005.

                         ------------------------------

DELAYING AMENDMENT: THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

================================================================================

      [PRINCETON LOGO]                                    [SOMONAUK LOGO]

                  PROXY STATEMENT OF SOMONAUK FSB BANCORP, INC.

                 PROSPECTUS OF PRINCETON NATIONAL BANCORP, INC.

                  MERGER PROPOSED - YOUR VOTE IS VERY IMPORTANT

      The boards of directors of Princeton National Bancorp, Inc. and Somonauk FSB Bancorp, Inc. have approved a merger agreement that would result in Princeton's acquisition of Somonauk.

      In the transaction, subject to the limitations described in this document, Somonauk stockholders will be entitled to receive a combination of Princeton common stock and cash in exchange for their shares of Somonauk common stock. Specifically, Somonauk stockholders will be entitled to receive $782.76 in cash and 6.6923 shares of Princeton common stock for each share of Somonauk common stock they own. Two factors, however, may cause a change in the value of the merger consideration to be received by Somonauk stockholders. First, the amount of per share cash consideration is subject to adjustment immediately prior to the effective time of the merger as described in this document; and second, the exchange ratio of 6.6923 shares of Princeton common stock for each share of Somonauk common stock is fixed. As a result of the fixed exchange ratio, the value of the stock consideration that Somonauk stockholders will receive in the merger will fluctuate as the price of Princeton common stock changes. We encourage Somonauk's stockholders to read this document carefully and obtain current market price quotations for Princeton common stock.

      Princeton common stock is traded on the Nasdaq National Market System under the symbol "PNBC." The closing price of Princeton common stock on [___________], 2005, was $[_______].

      To complete this merger, Princeton must obtain regulatory approvals and Somonauk must obtain the approval of its stockholders. Somonauk will hold a special meeting to vote on the merger agreement and the transactions it contemplates. YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the special meeting, please take the time to vote by completing and mailing the enclosed proxy card.

      FOR A DESCRIPTION OF THE SIGNIFICANT CONSIDERATIONS IN CONNECTION WITH THE MERGER AND RELATED MATTERS DESCRIBED IN THIS DOCUMENT, SEE "RISK FACTORS" BEGINNING ON PAGE ___.

      We encourage you to read this entire document carefully. This proxy statement-prospectus gives you detailed information about the merger, and it includes a copy of the merger agreement as Appendix A.

                                    Sincerely,

                                    Willard Lee
                                    President and Chief Executive Officer of
                                    Somonauk FSB Bancorp, Inc.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES TO BE ISSUED UNDER THIS PROXY STATEMENT-PROSPECTUS OR DETERMINED IF THIS PROXY STATEMENT-PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SECURITIES WE ARE OFFERING THROUGH THIS DOCUMENT ARE NOT SAVINGS OR DEPOSIT ACCOUNTS OR OTHER OBLIGATIONS OF ANY BANK OR NON-BANK SUBSIDIARY OF EITHER OF OUR COMPANIES, AND THEY ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.

 THIS PROXY STATEMENT-PROSPECTUS IS DATED [__________], 2005, AND IS FIRST BEING MAILED ON OR ABOUT [_______], 2005.

                           SOMONAUK FSB BANCORP, INC.
                             128 SOUTH DEPOT STREET
                            SOMONAUK, ILLINOIS 60552
                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON [__________], 2005

      A special meeting of the stockholders of Somonauk FSB Bancorp, Inc., a Delaware corporation, will be held at [______], on [________], 2005, [__]:00 [__].m., local time, for the following purposes:

      1. To consider and vote upon a proposal to adopt the Agreement and Plan of Merger dated as of February 22, 2005, among Princeton National Bancorp, Inc., a Delaware corporation, Somonauk FSB Bancorp, Inc., a Delaware corporation, and Somonauk Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of Princeton, and approve the transactions it contemplates, including the acquisition of Somonauk by Princeton.

      2. To transact such other business as may properly be brought before the special meeting, or any adjournments or postponements of the special meeting.

      The close of business on [___________], 2005, has been fixed as the record date for determining those stockholders entitled to vote at the special meeting and any adjournments or postponements of the special meeting. Accordingly, only stockholders of record on that date are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements of the special meeting.

                                            BY ORDER OF THE BOARD OF DIRECTORS,

[________], 2005                                        Willard Lee
                                           President and Chief Executive Officer

                           YOUR VOTE IS VERY IMPORTANT

      Whether or not you plan to attend the special meeting in person, please take the time to vote by completing and mailing the enclosed proxy card in the enclosed postage-paid envelope. If you attend the special meeting, you may still vote in person if you wish, even if you have previously returned your proxy card.

      YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE TRANSACTIONS IT CONTEMPLATES.

                                TABLE OF CONTENTS

HOW TO OBTAIN ADDITIONAL INFORMATION..........................................       1
QUESTIONS AND ANSWERS ABOUT THE MERGER........................................       2
SUMMARY.......................................................................       4
    General...................................................................       4
    The Companies.............................................................       4
    Special Meeting...........................................................       4
    Record Date; Vote Required................................................       4
    Authority to Adjourn Special Meeting to Solicit Additional Proxies........       5
    Appraisal Rights..........................................................       5
    Recommendation to Stockholders............................................       5
    Share Ownership of Somonauk's Directors...................................       5
    The Merger................................................................       5
    What You Will Receive in the Merger.......................................       5
    Exchange of Stock Certificates............................................       6
    Ownership After the Merger................................................       6
    Effective Time of the Merger..............................................       6
    Federal Income Tax Consequences...........................................       6
    Reasons for the Merger....................................................       6
    Opinion of Financial Advisor..............................................       7
    Conditions to Completion of the Merger....................................       7
    Termination and Termination Fees..........................................       7
    Waiver and Amendment......................................................       7
    Regulatory Approvals......................................................       7
    Management and Operations After the Merger................................       8
    Interests of Certain Persons in the Merger................................       8
    Accounting Treatment......................................................       8
    Expenses..................................................................       8
    Material Differences in the Rights of Stockholders........................       8
    Comparative Market Prices of Common Stock.................................       8
    Comparative Per Share Data................................................       9
    Market Price Information..................................................      10
    Historical Market Prices and Dividend Information.........................      11
    Unaudited Pro Forma Financial Data........................................      12
    Selected Historical Financial Data........................................      17
RISK FACTORS..................................................................      20
A WARNING ABOUT FORWARD-LOOKING STATEMENTS....................................      21
INTRODUCTION..................................................................      22
SPECIAL MEETING...............................................................      23
    Date, Place, Time and Purpose.............................................      23
    Record Date, Voting Rights, Required Vote and Revocability of Proxies.....      23
    Solicitation of Proxies...................................................      24
    Authority to Adjourn Special Meeting to Solicit Additional Proxies........      24
    Appraisal Rights..........................................................      24
    Recommendation of Somonauk's Board........................................      26
DESCRIPTION OF TRANSACTION....................................................      27
    General...................................................................      27
    Merger Consideration......................................................      27
    Surrender of Stock Certificates...........................................      28
    Effective Time of the Merger..............................................      28
    Material Federal Income Tax Consequences of the Merger....................      29
    Background of the Merger..................................................      30
    Princeton's Reasons for the Merger........................................      32
    Somonauk's Reasons for the Merger and Board Recommendation................      33
    Fairness Opinion of Somonauk's Financial Advisor..........................      34
    Representations and Warranties............................................      46
    Conduct of Business Pending the Merger and Certain Covenants..............      46
    Conditions to Completion of the Merger....................................      48
    Termination and Termination Fees..........................................      49
    Waiver and Amendment......................................................      50
    Regulatory Approvals......................................................      50
    Management and Operations After the Merger................................      51
    Interests of Certain Persons in the Merger................................      51
    Additional Agreements.....................................................      52
    Accounting Treatment......................................................      53
    Expenses..................................................................      53
    Resales of Princeton Common Stock.........................................      53
EFFECT OF THE MERGER ON RIGHTS OF STOCKHOLDERS................................      53
    General...................................................................      53
    Anti-Takeover Provisions Generally........................................      54
    Authorized Capital Stock..................................................      54
    Voting Rights.............................................................      55
    Classification of Board of Directors......................................      55
    Size of the Board of Directors; Qualifications; Vacancies; Removal........      55
    Stockholder Nominations and Proposals.....................................      56
    Special Meetings of Stockholders..........................................      56
    Action by Written Consent.................................................      57
    Dividends.................................................................      57
    Special Voting Requirements; Business Combinations........................      57
    Amendment of Charter Documents............................................      58
    Limitations on Director Liability.........................................      59
    Indemnification...........................................................      59
    Appraisal Rights..........................................................      60
BUSINESS OF PRINCETON.........................................................      61
BUSINESS OF SOMONAUK..........................................................      61
    General...................................................................      61
OTHER MATTERS.................................................................      69
STOCKHOLDER PROPOSALS.........................................................      69
EXPERTS.......................................................................      69
CERTAIN OPINIONS..............................................................      70
WHERE YOU CAN FIND MORE INFORMATION...........................................      70
INFORMATION INCORPORATED BY REFERENCE.........................................      70
SOMONAUK FSB BANCORP, INC. AND SUBSIDIARY INDEX TO
    CONSOLIDATED FINANCIAL STATEMENTS.........................................     F-1
Appendix A - Agreement and Plan of Merger
Appendix B - Fairness Opinion of Ryan Beck & Co., Inc.
Appendix C - Section 262 of the Delaware General Corporation Law

                      HOW TO OBTAIN ADDITIONAL INFORMATION

      THIS PROXY STATEMENT-PROSPECTUS INCORPORATES IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT PRINCETON THAT IS NOT INCLUDED IN OR DELIVERED WITH THIS DOCUMENT. THIS INFORMATION IS DESCRIBED ON PAGE ____ UNDER "WHERE YOU CAN FIND MORE INFORMATION." YOU CAN OBTAIN FREE COPIES OF THIS INFORMATION BY WRITING OR CALLING:

                        PRINCETON NATIONAL BANCORP, INC.
                                   606 S. Main
                            Princeton, Illinois 61356
                      Attention: Lou Ann Birkey, Secretary
                            Telephone: (815) 875-4444

      TO OBTAIN TIMELY DELIVERY OF THE DOCUMENTS, YOU MUST REQUEST THE INFORMATION BY [__________], 2005.

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:    WHAT AM I BEING ASKED TO VOTE ON?

A: Somonauk stockholders are being asked to adopt a merger agreement that will result in the merger of Somonauk with and into a subsidiary of Princeton and to approve that merger.

Q:    WHY DO PRINCETON AND SOMONAUK WANT TO MERGE?

A: Somonauk believes that the proposed merger will provide Somonauk stockholders with substantial benefits, and Princeton believes that the merger will further its strategic growth plans. As a larger company, Princeton can provide the capital and resources that Farmers State Bank, Somonauk's subsidiary, needs to compete more effectively and to offer a broader array of products and services to better serve its banking customers.

Q:    WHAT WILL HAPPEN TO SOMONAUK AS A RESULT OF THE MERGER?

A. If the merger is completed, Somonauk will become a wholly-owned subsidiary of Princeton.

Q:    WHAT WILL HAPPEN TO FARMERS STATE BANK AS A RESULT OF THE MERGER?

A: Following the acquisition of Somonauk by Princeton, the parties contemplate (without making it mandatory) that Farmers State Bank will be merged with and into Citizens First National Bank, a wholly-owned subsidiary of Princeton. As a result, Farmers State Bank will cease operating under its current name and charter.

Q:    WHAT WILL I RECEIVE IN THE MERGER?

A: Subject to the adjustment described below, you will be entitled to receive $782.76 in cash and 6.6923 shares of Princeton common stock for each share of Somonauk common stock that you own at the effective time of the merger.

Q:    IS THE CASH PORTION OF THE MERGER CONSIDERATION SUBJECT TO ADJUSTMENT?

A: Yes. The cash consideration will be adjusted upward or downward to reflect the change in value of Somonauk's adjusted stockholders' equity between the date of the merger agreement and close of business on the last business day before the effective time of the merger. The cash consideration will equal a quotient, the numerator of which is (a) $39,606,000 less (b) the difference between $23,800,000 and the consolidated tangible stockholders' equity of Somonauk as defined in the merger agreement, and the denominator of which is 50,598; provided, however, that the cash consideration will not be adjusted upward to exceed $790.54 per share.

Q:    WILL THE VALUE OF THE STOCK PORTION OF THE MERGER CONSIDERATION FLUCTUATE?

A: Yes. Because the exchange ratio of 6.6923 shares of Princeton common stock per share of Somonauk common stock is fixed, the value of the stock consideration will fluctuate as the price of Princeton common stock changes. You should obtain current market price quotations for Princeton common stock to determine the current value of the stock consideration.

Q:    HOW DO I EXCHANGE MY SOMONAUK STOCK CERTIFICATES?

A: The exchange agent, Citizens First National Bank, will send to you a letter of transmittal, which will include instructions on where to surrender your stock certificates for exchange. The exchange agent will allocate cash and Princeton common stock among Somonauk's stockholders in accordance with the terms of the merger agreement and will transmit the merger consideration to the former Somonauk stockholders.

Q:    WHAT DOES THE SOMONAUK BOARD OF DIRECTORS RECOMMEND?

A: The Somonauk board of directors unanimously recommends that you vote "FOR" adoption of the merger agreement and approval of the transactions it contemplates. The board, which collectively with Somonauk's executive officers holds [8,746] shares, or approximately [17.29] % of Somonauk common stock eligible to vote, has unanimously agreed to vote in favor of the merger agreement.

Q:    WHO MUST APPROVE THE PROPOSALS AT THE SPECIAL MEETING?

A: Holders of a majority of the outstanding voting shares of Somonauk as of the record date must adopt the merger agreement and approve the transactions it contemplates.

Q:    WHEN AND WHERE IS THE SPECIAL MEETING?

A: The special meeting will be held on [___________], 2005, at [__]:00 [__].m., local time, at [__________].

Q.    WHO CAN VOTE AT THE SPECIAL MEETING?

A. You can vote at the special meeting if you owned shares of Somonauk common stock at the close of business on [_________] [________], 2005, the record date for the special meeting.

Q:    WHAT DO I NEED TO DO NOW?

A: After reviewing this document, submit your proxy by sending a completed proxy card. By submitting your proxy, you authorize the individuals named in it to represent you and vote your shares at the special meeting in accordance with your instructions. YOUR PROXY VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE SUBMIT YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A: Your broker will vote your shares only if you instruct your broker on how to vote. Your broker will send you directions on how to do this.

Q:    HOW WILL MY SHARES BE VOTED IF I RETURN A BLANK PROXY CARD?

A: If you sign and date your proxy card but do not indicate how you want to vote, your proxies will be counted as a vote "FOR" the proposals identified in this document and in the discretion of the persons named as proxies in any other matters properly presented at the special meeting.

Q:    WHAT WILL BE THE EFFECT IF I DO NOT VOTE?

A: Your failure to vote will have the same effect AS IF YOU VOTED AGAINST approval of the merger agreement and the transactions it contemplates.

Q:    CAN I VOTE MY SHARES IN PERSON?

A: Yes, if your shares are registered in your own name, you may attend the special meeting and vote your shares in person. However, we recommend that you sign, date and promptly mail the enclosed proxy card.

Q:    CAN I CHANGE MY MIND AND REVOKE MY PROXY?

A: Yes, you may revoke your proxy and change your vote at any time before the polls close at the special meeting by following the instructions in this document.

Q:    WHAT IF I OPPOSE THE MERGER? DO I HAVE APPRAISAL RIGHTS?

A: Yes. Appraisal rights are available under the Delaware General Corporation Law. A copy of the applicable provisions of Delaware law is attached as Appendix C to this document.

Q:    WHO CAN ANSWER MY QUESTIONS?

A:    You should contact:

      SOMONAUK FSB BANCORP, INC.
      128 South Depot Street
      Somonauk, Illinois 60552
      Attention: Terrence M. Duffy
      Telephone: (815) 498-2396

Q:    IS THE MERGER EXPECTED TO BE TAXABLE TO ME?

A: Generally, yes. The receipt of the merger consideration for Somonauk common stock pursuant to the merger will be a taxable transaction for United States federal income tax purposes. Generally, you will recognize gain or loss as a result of the merger measured by the difference, if any, between (a) the fair market value of the Princeton common stock as of the effective time of the merger and the cash received and (b) your adjusted tax basis in the Somonauk common stock exchanged therefor in the merger.

Q:    WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A: We are working to complete the merger as quickly as possible. If approved by the Somonauk stockholders, we anticipate closing the merger on July 31, 2005. However, it is possible that factors outside our control could require us to complete the merger at a later time or not complete it at all.

                                     SUMMARY

      This brief summary highlights selected information from this proxy statement-prospectus and does not contain all of the information that is important to you. We urge you to carefully read this entire document and the other documents we refer to in this document. These will give you a more complete description of the transaction we are proposing. For more information about Princeton, see "Where You Can Find More Information." We have included page references in this summary to direct you to other places in this proxy statement-prospectus where you can find a more complete description of the topics we have summarized.

GENERAL

This proxy statement-prospectus relates to the proposed acquisition of Somonauk by Princeton. Princeton and Somonauk believe that the acquisition will enhance stockholder value by allowing Somonauk stockholders to receive Princeton common stock and cash in exchange for their shares of Somonauk common stock and by permitting Princeton to expand its presence with the addition of new markets in Illinois.

THE COMPANIES
(pages ____ and ____)

Princeton National Bancorp, Inc.
606 S. Main
Princeton, Illinois 61356
(815) 875-4444

Princeton, a Delaware corporation, is a financial services company with a subsidiary bank, Citizens First National Bank, located in central Illinois. At December 31, 2004, Princeton reported, on a consolidated basis, total assets of approximately $655.7 million, deposits of approximately $573.6 million and stockholders' equity of approximately $52.4 million.

Somonauk Acquisition, Inc. is a Delaware corporation and a wholly-owned subsidiary of Princeton. Somonauk Acquisition, Inc. was formed solely for the purpose of completing the merger, and has not had any operations to date other than those incidental to the merger agreement.

Somonauk FSB Bancorp, Inc.
128 South Depot Street
Somonauk, Illinois 60552
(815) 498-2396

Somonauk, a Delaware corporation, is a bank holding company. Through Farmers State Bank of Somonauk, an Illinois state commercial bank, Somonauk conducts a range of commercial and personal banking activities from five locations throughout north-central Illinois. At December 31, 2004, Somonauk reported, on a consolidated basis, total assets of approximately $210.2 million, deposits of approximately $178.3 million and stockholders' equity of approximately $24.3 million.

SPECIAL MEETING
(pages ____ and ____)

A special meeting of Somonauk stockholders will be held on [__________], 2005, at [__]:00 [__].m., local time, at [__________________]. At the special meeting, stockholders will be asked:

      - to adopt the merger agreement and approve the transactions it contemplates; and

      - to act on other matters that may properly be submitted to a vote at the meeting.

RECORD DATE; VOTE REQUIRED
(pages ____ and ____)

You may vote at the meeting of Somonauk's stockholders if you owned Somonauk common stock at the close of business on [__________], 2005. You can cast one vote for each share of Somonauk common stock that you owned at that time. To adopt the merger agreement and approve the transactions it contemplates, the holders of a majority of the outstanding voting shares of Somonauk as of the record date must vote in favor of doing so.

You may vote your shares in person by attending the meeting or by mailing us your proxy if you are unable to or do not wish to attend. You can revoke your proxy at any time before Somonauk takes a vote at the meeting by submitting a written notice revoking the proxy or a later-dated proxy to the secretary of Somonauk, or by attending the meeting and voting in person.

AUTHORITY TO ADJOURN SPECIAL MEETING TO SOLICIT ADDITIONAL PROXIES
(page ____)

Somonauk is asking its stockholders to grant full authority for the special meeting to be adjourned, if necessary, to permit solicitation of additional proxies to approve the transactions proposed by this proxy statement-prospectus.

APPRAISAL RIGHTS
(page ____)

As more fully described beginning on page __, under Delaware law, Somonauk stockholders have the right to demand appraisal of their shares and receive the fair value of their shares of Somonauk common stock in cash.

To demand appraisal and receive the fair value of their shares, Somonauk stockholders must follow the procedures outlined in Appendix C.

If you demand appraisal of your shares and the conditions outlined in Appendix C are met, your shares of Somonauk common stock will not be converted into the right to receive the consideration provided in the merger agreement. Instead, your only right will be to receive the fair value in cash of your Somonauk shares as determined by mutual agreement between you and Princeton or by appraisal of a court if you are unable to agree. You should be aware that submitting a signed proxy card without indicating a vote with respect to the merger will be deemed a vote "FOR" the merger and a waiver of your appraisal rights. A vote "AGAINST" the merger does not dispense with the other requirements for exercising appraisal rights under Delaware law.

The fair value MAY BE MORE OR LESS than the consideration you would have received under the terms of the merger agreement. If you demand appraisal of your shares and you complete the process of having a court determine the fair value of your shares in accordance with Delaware law, the amount you are awarded could be less than the value of the cash and shares of Princeton common stock that you would have received in the merger.

RECOMMENDATION TO STOCKHOLDERS
(page ____)

Somonauk's board of directors believes that the merger agreement and the merger are fair to you and in your best interests, and unanimously recommends that you vote "FOR" the proposal to adopt the merger agreement and approve the transactions it contemplates.

SHARE OWNERSHIP OF SOMONAUK'S DIRECTORS
(pages ____ and ____)

On the record date, Somonauk's directors and executive officers owned [8,746] shares, or approximately [17.29]% of the outstanding shares of Somonauk common stock. Somonauk's directors and executive officers have agreed to vote their shares to approve the merger agreement and the transactions it contemplates. However, because they own only approximately [17.29]% of the outstanding shares of Somonauk common stock, there is no assurance that the proposal will be approved.

THE MERGER
(page ____)

We have attached a copy of the merger agreement to this document as Appendix A. Please read the merger agreement. It is the legal document that governs the merger.

We propose a combination in which a wholly-owned subsidiary of Princeton will merge with and into Somonauk, with Somonauk surviving as a wholly-owned subsidiary of Princeton. We expect to complete the merger on July 31, 2005, although delays could occur.

Princeton and Somonauk also contemplate, without making it mandatory, that Farmers State Bank will be merged with and into Citizens Bank, with Citizens Bank being the surviving association.

WHAT YOU WILL RECEIVE IN THE MERGER
(page ____)

Somonauk stockholders will have the right to receive, for each share of Somonauk common stock that they own as of the effective time of the merger, 6.6923 shares of Princeton common stock and $782.76 in cash.

The cash consideration will be adjusted upward or downward on the last business day before the closing date so that the cash consideration equals a quotient, the numerator of which is (a) $39,606,000 less (b) the difference between $23,800,000 and the consolidated tangible stockholders' equity of Somonauk as defined in the merger agreement, and the denominator of which is 50,598; provided, however, that the cash consideration will not be adjusted upward to exceed $790.54 per share.

Because the exchange ratio of 6.6923 shares of Princeton common stock is fixed, the value of the stock portion of the merger consideration will fluctuate as the price of Princeton common stock changes. You should obtain current market price quotations for Princeton common stock to determine the current value of the stock portion of the merger consideration.

EXCHANGE OF STOCK CERTIFICATES
(page ____)

On or shortly after the effective date of the merger, Somonauk stockholders will receive a letter and instructions on how to surrender their stock certificates representing Somonauk common stock in exchange for cash and Princeton stock certificates. You must carefully review and complete these materials and return them as instructed along with your Somonauk common stock certificates. PLEASE DO NOT SEND ANY STOCK CERTIFICATES TO PRINCETON OR SOMONAUK UNTIL YOU RECEIVE THESE INSTRUCTIONS.

OWNERSHIP AFTER THE MERGER
(page ____)

Assuming that the maximum of 50,598 shares of Somonauk common stock are exchanged in the merger and that no adjustment is made to the merger consideration, Princeton will issue 338,617 shares of its common stock and $39,606,090 in cash to Somonauk stockholders in the merger. Based on the number of outstanding shares of Princeton common stock at [____], 2005, this would constitute approximately [___]% of the outstanding common stock of Princeton immediately following the merger.

EFFECTIVE TIME OF THE MERGER
(page ____)

The merger will become final when a certificate of merger is filed with the Secretary of State of the State of Delaware. If Somonauk's stockholders approve the merger at their special meeting, and if Princeton obtains all required regulatory approvals, we anticipate that the merger will be completed on July 31, 2005, although delays could occur.

We cannot assure you that we can obtain the necessary stockholder and regulatory approvals or that the other conditions to completion of the merger can or will be satisfied.

FEDERAL INCOME TAX CONSEQUENCES
(page ____)

The receipt of the merger consideration in exchange for Somonauk common stock pursuant to the merger will be a taxable transaction for United States federal income tax purposes. Generally, you will recognize gain or loss as a result of the merger measured by the difference, if any, between (a) the fair market value of the Princeton common stock as of the effective time of the merger and the cash received and (b) your adjusted tax basis in the Somonauk common stock exchanged in the merger.

TAX MATTERS CAN BE COMPLICATED, AND THE TAX CONSEQUENCES OF THE MERGER TO YOU WILL DEPEND ON YOUR PARTICULAR TAX SITUATION. WE URGE YOU TO CONSULT YOUR TAX ADVISOR TO DETERMINE THE TAX CONSEQUENCES OF THE MERGER TO YOU.

REASONS FOR THE MERGER
(pages ____ and ____)

Princeton. The Princeton board of directors believes that the merger will enhance stockholder value by increasing the capability to offer a full range of financial products and services in many of central Illinois' most attractive markets.

Somonauk. The Somonauk board of directors believes that the merger with Princeton is consistent with Somonauk's goal of enhancing stockholder value. In addition, the Somonauk board of directors believes that the customers and communities served by Somonauk will benefit from the merger.

You can find a more detailed discussion of the background of the merger and Princeton's and Somonauk's reasons for the merger in this document under "Description of Transaction -- Background of the Merger" beginning on page ____, " --Princeton's Reasons for the Merger" beginning on page ___ and "--Somonauk's Reasons for the Merger and Board Recommendation" beginning on page ____.

The discussion of our reasons for the merger includes forward-looking statements about possible or assumed future results of our operations and the performance of the combined company after the merger. For a discussion of factors that could affect these future results, see "A Warning About Forward-Looking Statements" on page _____.

OPINION OF FINANCIAL ADVISOR
(page _____)

In deciding to approve the merger, Somonauk's board of directors considered the opinion of Ryan Beck & Co., Inc. that the merger consideration to be received by Somonauk's stockholders is fair, from a financial point of view. The full text of this opinion is attached to this document as Appendix B. You are encouraged to read this opinion.

CONDITIONS TO COMPLETION OF THE MERGER
(page ____)

The completion of the merger depends on a number of conditions being met. Subject to exceptions described in the merger agreement, these include:

      - accuracy of the respective representations and warranties of Princeton and Somonauk in the merger agreement;

      - compliance in all material respects by each of Princeton and Somonauk with their respective covenants and agreements in the merger agreement;

      -     approval of regulatory authorities;

      -     approval of the merger agreement by Somonauk's stockholders;

      - the issued and outstanding stock of Somonauk must consist of not more than 50,598 shares of common stock;

      - the total number of dissenting shares must not be greater than 10% of the total number of shares outstanding of Somonauk; and

      - the absence of any injunction or legal restraint blocking the merger, or of any proceedings by a government body trying to block the merger.

A party to the merger agreement could choose to complete the merger even though a condition to its obligation has not been satisfied, as long as the law allows it to do so. We cannot be certain when or if the conditions to the merger will be satisfied or waived, or that the merger will be completed.

TERMINATION AND TERMINATION FEES
(page _____)

The parties can mutually agree at any time to terminate the merger agreement without completing the merger. Also, either party can decide, without the consent of the other, to terminate the merger agreement if the merger has not been completed by October 22, 2005, unless the failure to complete the merger by that time is due to a violation of the merger agreement by the party that wants to terminate the merger agreement.

In addition, either Princeton or Somonauk can terminate the merger agreement if the conditions to its respective obligation to complete the merger have not been satisfied.

Either Princeton or Somonauk may be required to pay the other party a termination fee if the merger agreement is terminated due to certain circumstances outlined in the merger agreement. For a discussion of these conditions and fees, see "Description of Transaction -- Termination and Termination Fees."

WAIVER AND AMENDMENT
(page ____)

Princeton and Somonauk may jointly amend the merger agreement and either party may waive its right to require the other party to adhere to any term or condition of the merger agreement. However, neither may do so after Somonauk's stockholders approve the merger, if the amendment or waiver would materially and adversely affect the rights of Somonauk's stockholders.

REGULATORY APPROVALS
(page ____)

We cannot complete the merger unless we obtain the prior approval or waiver of such approval by the Federal Reserve Board and the Office of the Comptroller of the Currency. Once the Federal Reserve Board and the Office of the Comptroller of the Currency approve or waive approval of the merger, we have to wait anywhere from 15 to 30 days before we can complete the merger, during which time the U.S. Department of Justice can challenge the merger on antitrust grounds.

Princeton has filed all of the required waiver requests, applications or notices with the Federal Reserve Board and the Office of the Comptroller of the Currency.

MANAGEMENT AND OPERATIONS AFTER THE MERGER
(page ____)

Following the merger of Somonauk Acquisition, Inc. with and into Somonauk, Princeton will be the direct holding company of Somonauk. Princeton and Somonauk contemplate, without making it mandatory, that Farmers State Bank will be merged with and into Citizens Bank, and that Farmers State Bank will cease operations under its current name and charter.

Following the merger, Princeton will expand its and Citizens Bank's board of directors by one member each, and each board will appoint one individual nominated to each board by Somonauk. The officers of Princeton will remain the same as they were prior to the merger.

INTERESTS OF CERTAIN PERSONS IN THE MERGER
(page ____)

Some of Somonauk's directors and officers have interests in the merger that differ from, or are in addition to, their interests as stockholders in Somonauk, as described beginning on page ___.

The members of Somonauk's board of directors knew about these additional interests and considered them when they approved the merger agreement and the transactions it contemplates.

ACCOUNTING TREATMENT
(page ____)

The merger will be accounted for as a "purchase transaction" in accordance with accounting principles generally accepted in the United States.

EXPENSES
(page ____)

Each of Princeton and Somonauk will pay its own expenses in connection with the merger, including filing, registration and application fees, printing fees and fees and expenses of its own financial or other consultants, accountants and counsel.

MATERIAL DIFFERENCES IN THE RIGHTS OF STOCKHOLDERS
(page ____)

Upon completion of the merger, Somonauk stockholders will become stockholders of Princeton and their rights will be governed by Princeton's certificate of incorporation and bylaws. There are material differences between the rights of the stockholders of Princeton and Somonauk, which we describe in this document.

COMPARATIVE MARKET PRICES OF COMMON STOCK
(pages ____ and _____)

Shares of Princeton common stock are traded on the Nasdaq National Market System under the symbol "PNBC." On February 18, 2005, the last trading day before we announced the merger, the last reported trading price of Princeton common stock was $29.80 per share. On [_______], 2005, the last reported trading price of Princeton common stock was $[_____] per share. We can make no prediction or guarantee at what price Princeton common stock will trade after the completion of the merger. There is no active trading market for Somonauk common stock.

COMPARATIVE PER SHARE DATA

      The following table presents comparative historical per share data of Princeton and Somonauk and unaudited pro forma per share data that reflect the combination of Princeton using the purchase method of accounting.

      The information listed as "equivalent pro forma" for Somonauk was obtained by multiplying the pro forma amounts for Princeton by the exchange ratio of 6.6923.

      We expect that we will incur merger and integration charges as a result of combining our companies. We also anticipate that the merger will provide the combined company with financial benefits that include reduced operating expenses and the opportunity to earn more revenue. The pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect these expenses or benefits and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have actually been had our companies been combined as of the dates or for the periods presented.

Princeton

                                         Year Ended
                                      December 31, 2004
                                      -----------------
Historical:
       Net income - basic                 $    2.22
       Net income - diluted                    2.21
       Cash dividends declared                 0.96
       Book value                             17.13
Pro forma combined:
       Net income - basic                 $    2.10
       Net income - diluted                    2.09
       Cash dividends declared                 1.07
       Book value                             18.33

Somonauk

                                         Year Ended
                                      December 31, 2004
                                      -----------------
Historical:
       Net income - basic                 $   49.54
       Net income - diluted                   49.54
       Cash dividends declared                 8.00
       Book value                            480.12
Equivalent pro forma combined:
       Net income - basic                 $   14.05
       Net income - diluted                   13.99
       Cash dividends declared                 7.16
       Book value                            122.67

MARKET PRICE INFORMATION

      Princeton common stock is traded on the Nasdaq National Market System under the symbol "PNBC." On February 18, 2005, the last trading day before public announcement of the execution of the merger agreement, and [_______], 2005, the most recent practicable date prior to the mailing of this document, the market prices of Princeton common stock and the equivalent price per share of Princeton common stock giving effect to the merger, were as follows:

                                                               Closing Sales Price
                                             --------------------------------------------------------
                                                                           Equivalent Price Per Share
                                                                                   of Princeton
                                             Princeton      Somonauk               Common Stock
                                             ---------      --------       --------------------------
Price per share
February 18, 2005(1)..................       $   29.80      $      -(2)            $     199.43(3)
[_______], 2005.......................       $[_______]     $      -(2)            $___________(3)

----------
(1) Trading date immediately preceding the date of public announcement of the proposed merger.

(2) There is no established trading market for Somonauk common stock; as a result, there is no readily obtainable market price for Somonauk common stock.

(3) Represents the product achieved when the closing sales price of a share of Princeton common stock on that date is multiplied by the exchange ratio of
    6.6923. See "Description of Transaction - Merger Consideration" on page __.

      The market price of Princeton common stock will likely fluctuate between the date of this document and the date on which the merger is completed and after the merger. Because the exchange ratio of 6.6923 is fixed, the value of the stock portion of the merger consideration will fluctuate as the price of Princeton common stock changes. In addition, the value of the shares of Princeton common stock that Somonauk stockholders will receive in the merger may increase or decrease after the merger.

      By voting to adopt the merger agreement and approve the transactions it contemplates, Somonauk stockholders will be choosing to invest in Princeton. An investment in Princeton's common stock involves significant risk. In addition to the other information included in this proxy statement-prospectus, including the matters addressed in "A Warning About Forwarding-Looking Statements" beginning on page ___, Somonauk stockholders should carefully consider the matters described below in "Risk Factors" beginning on page ___ when determining whether to adopt the merger agreement and approve the transactions it contemplates.

HISTORICAL MARKET PRICES AND DIVIDEND INFORMATION

      Princeton's common stock is traded on the Nasdaq National Market System under the symbol "PNBC." There is no established trading market for Somonauk common stock. The following table sets forth, for the calendar quarter indicated, the high and low closing market prices per share of Princeton common stock as reported on the Nasdaq National Market System, as well as the dividends per share of Princeton common stock and Somonauk common stock:

                                                           Princeton Common Stock              Somonauk Common Stock
                                                       ------------------------------      ----------------------------
                                                                            Dividends                         Dividends
                  Quarter Ended                         High        Low     Declared       High(1)    Low(1)  Declared
-------------------------------------------------      ------      ------   ---------      ----       ---     ---------
Year-to-date 2005:
   Second quarter (through [____], 2005).........                                          N.A.       N.A.          -
   First quarter.................................      $30.99      $28.80     $0.21        N.A.       N.A.      $4.00
 2004:
   Fourth quarter................................      $29.50      $28.30     $0.40        N.A.       N.A.          -
   Third quarter.................................      $29.45      $28.75     $0.19        N.A.       N.A.      $4.00
   Second quarter................................      $29.75      $28.18     $0.19        N.A.       N.A.          -
   First quarter.................................      $29.10      $26.92     $0.18        N.A.       N.A.      $4.00
2003:
   Fourth quarter................................      $29.12      $24.58     $0.42        N.A.       N.A.          -
   Third quarter.................................      $26.23      $23.72     $0.16        N.A.       N.A.      $4.00
   Second quarter................................      $25.45      $21.35     $0.16        N.A.       N.A.          -
   First quarter.................................      $22.35      $21.40     $0.15        N.A.       N.A       $3.00

      The timing and amount of future dividends on shares of Princeton common stock will depend upon earnings, cash requirements, the financial condition of Princeton and its subsidiaries, applicable government regulations and other factors deemed relevant by Princeton's board of directors.

      Transactions in Somonauk's shares occur very infrequently. The only transactions during the last two years of which management of Somonauk is aware are repurchases by Somonauk. Between February 2002 and December 2002, a total of 450 shares were repurchased at a price of $358 per share. Between March 2003 and December 2003, a total of 564 shares were repurchased at a price of $401 per share. In August 2004, a total of 9 shares were repurchased at a price of $445 per share. The repurchased shares were retired as treasury stock.

----------
(1) There is no established trading market for Somonauk common stock; as a result, there is no readily obtainable market price for Somonauk common stock.

                    UNAUDITED PRO FORMA FINANCIAL INFORMATION

      The following unaudited pro forma condensed consolidated balance sheet and income statement as of and for the year ended December 31, 2004 are presented as though the acquisition of Somonauk by Princeton has taken place. The merger will be accounted for using the purchase method of accounting requiring the assets and liabilities of Somonauk to be fair-valued as of the date of the acquisition.

      The unaudited pro forma combined financial information includes estimated adjustments to record the assets and liabilities of Somonauk at their respective fair values and represents Princeton's management's best estimates based on information available at this time. The pro forma financial information may be revised as additional information becomes available and additional analysis is performed. The final allocation of the purchase price will be determined after the merger is completed and after completion of a final analysis to determine the fair values of Somonauk's tangible and intangible assets and liabilities as of the closing date.

      This pro forma financial information is based on the historical consolidated financial statements of Princeton and Somonauk and their subsidiaries under the assumptions and adjustments set forth in the accompanying notes to the unaudited pro forma condensed consolidated financial statements. The unaudited pro forma condensed consolidated balance sheet assumes the merger was consummated on December 31, 2004. The unaudited pro forma condensed consolidated statement of income gives effect to the merger as if the merger occurred on January 1, 2004. Pro forma per share amounts are based on total merger consideration of 6.6923 shares of Princeton common stock and $782.76 in cash for each issued and outstanding share of Somonauk. The actual amount of total merger consideration is subject to certain possible adjustments pursuant to the merger agreement.

      The unaudited pro forma condensed consolidated financial statements do not reflect any anticipated cost savings and revenue enhancements. Accordingly, the pro forma consolidated financial condition and results of operations of Princeton as of and after the merger may not be indicative of the results that actually would have occurred if the merger had been in effect during the periods presented or of the results that may be attained in the future.

      This pro forma financial information should be read in conjunction with the historical consolidated financial statements of Princeton and Somonauk, including the respective notes to those financial statements.

PRO FORMA FINANCIAL INFORMATION
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

PRINCETON NATIONAL BANCORP, INC.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of December 31, 2004 (in thousands)

                                                                                           PRO FORMA
                                                   PRINCETON       SOMONAUK      ------------------------------
                                                   Historical     Historical     Adjustments           Combined
                                                   ----------     ----------     -----------           --------
ASSETS
Cash and due from banks                              14,090          8,706          39,600  A           13,796
                                                                                   (39,600) B
                                                                                    (9,000) F

Securities                                          188,809         90,513              30  D          279,352
Federal funds sold                                        0              0                                   0

Loans, net of unearned discount                     411,345        106,670             606  D          518,436
                                                                                      (185) J
Less: Allowance for loan losses                       2,524            840            (185) J            3,179
                                                    -------        -------         -------             -------
   Net Loans                                        408,821        105,830             606             515,257

Premises and fixed assets                            17,924          2,299                              20,223
Other real estate owned                                   0              0                                   0
Goodwill                                              1,355              0          (5,349) C           18,554
                                                                                    25,307  E
                                                                                      (606) D
                                                                                       (30) D
                                                                                       141  D
                                                                                    (2,264) E

Other intangible assets                               1,317              0           5,349  C            6,666

Other assets                                         23,422          2,857          49,600  B           28,543
                                                                                   (49,600) E
                                                                                     2,264  E
                                                    -------        -------                             -------

   TOTAL ASSETS                                     655,738        210,205                             882,391
                                                    =======        =======                             =======

LIABILITIES & STOCKHOLDERS' EQUITY

Non-interest bearing deposits                        75,015         18,118                              93,133
Interest bearing deposits                           498,546        160,177             141  D          658,864
                                                    -------        -------                             -------
   Total deposits                                   573,561        178,295                             751,997

Federal funds purchased                               1,000          1,300                               2,300
Other borrowed money                                 24,535          5,000          39,600  A           60,135
                                                                                    (9,000) F

Other liabilities                                     4,273          1,317                               5,590
                                                    -------        -------                             -------

   Total liabilities                                603,369        185,912                             820,022

Common stock                                         20,699            640           1,693  B           22,392
                                                                                      (640) E

Surplus                                               7,810          3,080          (3,080) E           16,117
                                                                                     8,307  B

Retained earnings                                    42,156         22,108         (22,108) E           42,156
Treasury stock                                      (19,247)        (2,244)          2,244  E          (19,247)
Accumulated other comprehensive income                  951            709            (709) E              951
                                                    -------        -------                             -------

   Total stockholders' equity                        52,369         24,293                              62,369
                                                    -------        -------                             -------

   TOTAL LIABILITIES & STOCKHOLDERS' EQUITY         655,738        210,205                             882,391
                                                    =======        =======                             =======

See notes to pro forma combined financial statements.

PRINCETON NATIONAL BANCORP, INC.
Unaudited Pro Forma Condensed Consolidated Statements of Income
For the Year Ended December 31, 2004 (in thousands, except share amounts)

                                                                                                  PRO FORMA
                                                                                        ----------------------------
                                                          PRINCETON     SOMONAUK
                                                         Historical    Historical       Adjustments        Combined
                                                         ----------    ----------       -----------       ----------
INTEREST INCOME:
 Interest and fees on loans                              $   23,518    $    6,531              (202) D    $   29,847
 Interest and dividends on investment securities:
    Taxable                                                   3,259         2,102               (15) D         4,941
                                                                                               (405) H

    Tax-exempt                                                2,888         1,448                              4,336
 Interest on federal funds sold                                  30            55                                 85
 Interest on interest-bearing time deposits in
    other banks                                                  24             0                                 24
                                                         ----------    ----------       -----------       ----------

    Total interest income                                    29,719        10,136              (622)          39,233
                                                         ----------    ----------       -----------       ----------

INTEREST EXPENSE:
 Interest on deposits                                         8,596         2,949                71 D         11,616
 Interest on borrowings                                         474           149             1,516 G          2,139
                                                         ----------    ----------       -----------       ----------

    Total interest expense                                    9,070         3,098             1,587           13,755
                                                         ----------    ----------       -----------       ----------

NET INTEREST INCOME                                          20,649         7,038            (2,209)          25,478
Provision for loan losses                                       375           252                                627
                                                         ----------    ----------       -----------       ----------

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES          20,274         6,786            (2,209)          24,851
                                                         ----------    ----------       -----------       ----------
NON-INTEREST INCOME:
 Trust & farm management fees                                 1,451             0                              1,451
 Service charges and other fees                               4,314           991                              5,305
 Gain (loss) on sales of securities available-for-sale          216           (56)                               160
 Gain on sale of credit card loans                              465             0                                465
 Brokerage fee income                                           607             0                                607
 Mortgage banking income                                        561           101                                662
 Bank-owned life insurance income                               555             0                                555
 Other operating income                                         146           220                                366
                                                         ----------    ----------       -----------       ----------

    Total non-interest income                                 8,315         1,256                 0            9,571
                                                         ----------    ----------       -----------       ----------
NON-INTEREST EXPENSE:
 Salaries and employee benefits                              11,129         2,802                             13,931
 Occupancy                                                    1,368           305                              1,673
 Equipment expense                                            1,653           389                              2,042
 Intangible assets amortization                                 208             0             1,337 C          1,545
 Advertising                                                    743           118                                861
 Other operating expense                                      4,402         1,211                              5,613
                                                         ----------    ----------       -----------       ----------

    Total non-interest expense                               19,503         4,825             1,337           25,665
                                                         ----------    ----------       -----------       ----------

INCOME BEFORE INCOME TAXES                                    9,086         3,217            (3,546)           8,757
Income tax expense                                            2,214           710            (1,374) I         1,550
                                                         ----------    ----------       -----------       ----------

NET INCOME                                               $    6,872    $    2,507            (2,172)      $    7,207
                                                         ==========    ==========       ===========       ==========
EARNINGS PER SHARE:
 Basic                                                   $     2.22    $    49.54                         $     2.10
 Diluted                                                 $     2.21    $    49.54                         $     2.09

Basic weighted average shares outstanding                 3,088,881        50,602           338,600        3,427,481 K
Diluted weighted average shares outstanding               3,116,078        50,602           338,600        3,454,678 K

See notes to pro forma combined financial statements.

      NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AND STATEMENT OF INCOME

(A) To record the issuance of trust preferred securities in the amount of $25,000,000 and a note payable in the amount of $14,600,000.

(B) To record common stock issued in the amount of $10,000,000 and cash paid of $39,600,000 for the shares of Somonauk. The price of the stock issued is $29.53 resulting in the issuance of 338,600 shares of Princeton stock with a par value of $5.

(C) To record core deposit intangible created which is estimated to be $5,349,000 (equal to 3% of Somonauk's deposits). This amount is an estimate of the value of the core deposit. The core deposit intangible will be amortized using a sum-of-the-years digits method over seven years, resulting in amortization expense of $1,337,250 in the first year. A formal evaluation of this intangible asset will be performed and the estimated amortization expense will be adjusted accordingly.

(D) To record purchase accounting adjustments based on fair value determinations made in the December 31, 2004 Financial Statements of Somonauk as follows:

Loans                                 $  606,000
Investments, held-to-maturity         $   30,000
Deposits                              $  141,000

      The premium on loans will be amortized using a sum-of-the-years digits method over five years, resulting in a reduction of $202,000 (pre-tax) to interest income in the first year. The premium on investments held-to-maturity will be amortized using a straight-line method over two years, resulting in a reduction of $15,000 (pre-tax) to interest income in the first year.

      The premium on deposits will be amortized using a straight-line method over two years, resulting in an addition of $70,500 to interest expense in the first year.

      A valuation of property and equipment has not been performed as of the date of this document. It is anticipated a valuation will be done to adjust property and equipment to fair value as of the date of the merger.

(E) To record the elimination of Somonauk equity and to record the resulting goodwill determined as follows:

Purchase price                                                 $  49,600,000
Less: Somonauk equity                                          $  24,293,000
                                                              --------------

Goodwill.                                                      $  25,307,000

Less: Purchase accounting adjustments                         ($     495,000)
Less: Core deposit intangible                                 ($   5,349,000)
Less: Tax Effect of Purchase Accounting Adjustments           ($   2,264,000)
                                                              --------------
Resulting goodwill from merger                                 $  17,199,000

(F) To record the payment on the notes payable balance from proceeds received from the Farmers dividend to Somonauk of $9,000,000.

(G) To record interest expense estimated for the first year on borrowings after the merger takes place. It is assumed $9,000,000 of the $14,600,000 of notes payable will be repaid shortly after the transaction closes. The remaining $5,600,000 would have interest expense at the rate of prime minus one percent (currently 4.75%) for a total of $266,000. The Trust Preferred issue of $25,000,000 is estimated to have interest expense at a fixed rate of 5.00% for a total of $1,250,500.

(H) To adjust for the loss of interest income from the paying of a $9,000,000 dividend by Farmers State Bank to the parent company (Somonauk) at the time of closing, using an interest rate of 4.50%.

(I) The income tax expense for accounting adjustments to the pro forma income statement is calculated using a rate of 38.74%.

(J) To record the impact of accounting for impaired loans in accordance with AICPA Statement of Position 03-03.

(K) Pro forma basic weighted average shares outstanding are calculated by using December 31, 2004 weighted average outstanding shares of Princeton of 3,088,881 and adding the additional shares issued at the time of merger of 338,600. The dilution effect is assumed to be the same pro forma as actual at December 31, 2004 for Princeton.

SELECTED HISTORICAL FINANCIAL DATA

      The following tables present selected consolidated audited balance sheet data as of December 31, 2000, 2001, 2002, 2003 and 2004 for each of the five years then ended, for each of Princeton and Somonauk. The following tables also present selected consolidated audited income statement data as of December 31, 2000, 2001, 2002, 2003 and 2004 for each of the five years then ended, for each of Princeton and Somonauk. The information for Princeton is based on the historical financial information that is contained in reports Princeton has previously filed with the Securities and Exchange Commission, which can be found in its Annual Report on Form 10-K for the years ended December 31, 2003 and 2004. These documents are incorporated by reference in this proxy statement-prospectus. See "Where You Can Find More Information" on page ___.

      You should read the following tables in conjunction with the consolidated financial statements described above.

      Historical results do not necessarily indicate the results that you can expect for any future period.

PRINCETON SELECTED HISTORICAL FINANCIAL DATA
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                 YEARS ENDED DECEMBER 31,
                                        -------------------------------------------------------------------------
                                           2004            2003            2002            2001            2000
                                        ---------       ---------       ---------       ---------       ---------
SUMMARY OF INCOME
 Interest income                        $ 29,719        $ 29,394        $ 32,669        $ 35,724        $ 35,344
 Interest expense                          9,070          10,511          13,559          18,266          17,464
 Net interest income                      20,649          18,883          19,110          17,458          17,880
 Provision for loan losses                   375             460             643             795             880
 Non-interest income                       8,315           9,408           7,563           7,307          11,076
 Non-interest expense                     19,503          18,707          17,692          16,561          15,805
 Income before income taxes                9,086           9,124           8,338           7,409          12,271
 Income tax expense                        2,214           2,521           2,204           2,002           4,085
 Net income                                6,872           6,603           6,134           5,407           8,186

PER SHARE DATA
 Basic earnings per share               $   2.22        $   2.08        $   1.87        $   1.62        $   2.33
 Diluted earnings per share                 2.21            2.05            1.86            1.62            2.33
 Book value (at end of year)               17.13           16.29           15.79           14.38           13.60
 Cash dividends declared                    0.96            0.89            0.85            0.73            0.38
 Dividend payout ratio                      43.2%           42.8%           45.3%           45.0%           16.4%

SELECTED BALANCES (AT END OF YEAR)
 Total assets                           $655,738        $609,737        $587,375        $555,325        $515,180
 Earning assets                          616,089         571,965         542,450         509,494         469,802
 Investments                             188,809         169,892         169,318         144,660         119,117
 Gross loans                             411,345         385,376         364,120         341,889         351,061
 Allowance for loan losses                 2,524           2,250           2,660           2,300           2,660
 Deposits                                573,561         537,827         511,267         481,738         425,304
 Borrowings                               25,535          16,161          19,491          20,595          36,318
 Stockholders' equity                     52,369          50,875          51,074          47,500          47,476

SELECTED FINANCIAL RATIOS
 Net income to average
  Stockholders' equity                     13.46%          13.01%          12.37%          11.60%          18.69%
 Net income to average assets               1.11            1.10            1.08            1.02            1.67
 Average stockholders'
  equity to average assets                  8.24            8.49            8.75            8.83            8.95
 Average earning assets to
  average assets                           91.37           91.56           92.62           92.12           91.80
 Non-performing loans to
  total loans at end of year
  (net of  unearned interest)               0.08            0.25            1.07            1.72            0.26
 Tier 1 capital to average
  adjusted assets                           7.88            7.70            7.80            8.10            8.60
 Risk-based capital to risk-
  adjusted assets                          11.49           11.22           11.74           12.29           12.71
 Net loans charged-off to
  average loans                             0.03            0.24            0.08            0.34            0.05
 Allowance for loan losses
  to total loans at end of
  year (net of unearned                     0.62            0.59            0.74            0.69            0.77
  interest)
 Average interest-bearing
  deposits to average                      88.10           88.96           89.51           89.47           89.06
  deposits
Average non-interest-
  bearing deposits to                      11.90           11.04           10.49           10.53           10.94
  average deposits

SOMONAUK SELECTED HISTORICAL FINANCIAL AND OTHER DATA
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                        YEARS ENDED DECEMBER 31,
                                       ----------------------------------------------------------------------------------------
                                           2004               2003               2002               2001               2000
                                       ------------       ------------       ------------       ------------       ------------
SELECTED FINANCIAL
               CONDITION DATA:
Total assets                           $   210,206        $   210,284        $   194,664        $   168,471        $   154,519
Loans, net                                 105,830             97,954             96,235             90,229             90,485
Investment securities
               held-to-maturity              2,178              2,370              1,841              2,100              2,584
Investment securities
               available-for-sale           88,334             85,903             74,500             62,043             46,865
Deposits                                   178,295            181,296            166,260            144,114            130,964
Total borrowings                             6,300              5,000              5,000              5,000              5,300
Stockholders' equity                        24,293             22,564             21,214             17,972             16,689
Shares outstanding                          50,598             50,607             51,171             51,621             53,421
FOR THE PERIOD:
    Net interest income                $     7,038        $     6,704        $     6,558        $     5,755        $     5,341
    Provision for loan losses                  252                599                256                144                144
    Net interest income after
        provision for loan losses            6,786              6,105              6,302              5,611              5,197
    Net income                               2,507              2,497              2,384              1,816              1,652
PER COMMON SHARE:
    Book value per share
        outstanding                    $    480.12        $    445.87        $    414.57        $    348.15        $    312.41
    Tangible book value per
        share outstanding                   466.11             424.57             381.46             341.02             312.35
    Basic earnings per
        share                                49.54              49.07              46.45              34.59              30.56
    Diluted earnings per
        share                                49.54              49.07              46.45              34.59              30.56
FINANCIAL RATIOS:
    Stockholders' equity to
        total assets                         11.56%             10.73%             10.90%             10.67%             10.80%
    Non-performing assets to
        total assets                          0.07%              0.28%              0.10%              0.07%              0.03%
    Net charge-offs to
        average loans                         0.24%              0.67%              0.28%              0.14%              0.12%
    Net interest margin                       3.60%              3.60%              3.90%              3.83%              3.87%
    Operating expenses to
        average assets                        2.29%              2.18%              2.37%              2.54%              2.50%
    Return on average assets                  1.19%              1.23%              1.31%              1.12%              1.11%
    Return on average
        stockholders' equity                 10.70%             11.41%             12.17%             10.48%             10.55%
    Average equity to average
        assets                               11.14%             10.81%             10.79%             10.73%             10.50%
    Dividend payout ratio                    16.15%             12.21%             12.88%             17.24%             19.55%

                                  RISK FACTORS

      By voting in favor of the merger, Somonauk stockholders will be choosing to invest in Princeton's common stock. In addition to the information contained elsewhere in this proxy statement-prospectus or incorporated in this proxy statement-prospectus by reference, as a stockholder of Somonauk you should carefully consider the following factors in making your decision as to how to vote on the merger.

      THE CASH CONSIDERATION IS SUBJECT TO ADJUSTMENT PRIOR TO THE EFFECTIVE TIME OF THE MERGER.

      The merger agreement provides that each share of Somonauk common stock will be converted into the right to receive 6.6923 shares of Princeton common stock and $782.76 cash. The cash portion of this consideration may be adjusted upward or downward to reflect the change in the value of Somonauk's adjusted stockholders' equity between the date of the merger agreement and the close of business on the last day before the effective time of the merger. The cash portion of the merger consideration, will not, in any event, exceed $790.54 per share. As a result of the adjustment, the precise value of the cash consideration and total merger consideration to be paid to Somonauk's stockholders will not be known at the time of the Somonauk special meeting.

      THE EXCHANGE RATIO IS FIXED AND WILL NOT BE ADJUSTED TO REFLECT CHANGES IN PRINCETON'S STOCK VALUE PRIOR TO THE EFFECTIVE TIME OF THE MERGER.

      The merger agreement provides that each share of Somonauk common stock will be converted into the right to receive 6.6923 shares of Princeton common stock and $782.76 cash. The exchange ratio of 6.6923 shares of Princeton stock per share of Somonauk stock is fixed and will not be adjusted to reflect any changes in the value of Princeton common stock between the date of the merger agreement and the effective time of the merger. As a result, the precise value of the total merger consideration to be paid to Somonauk's stockholders will not be known at the time of the Somonauk special meeting, and you will not know when you vote the exact value of the shares of Princeton common stock that you will receive. You are urged to obtain current market price quotations for Princeton common stock prior to voting on the merger.

      Moreover, the value of Princeton common stock may also rise or fall after the merger. Stock price changes may result from a variety of factors, including completion of the merger, general market and economic conditions, changes in our respective businesses, operations and prospects and regulatory considerations. Many of these factors are beyond Princeton's control, and it is possible that the market value of Princeton common stock at the time of the merger and afterward may be substantially higher or lower than current market value.

      THE INTERESTS OF CERTAIN MANAGEMENT OFFICIALS OF SOMONAUK MAY BE DIFFERENT FROM THOSE OF OTHER STOCKHOLDERS.

      Somonauk's directors and executive officers have interests in the merger other than their interests as Somonauk stockholders. These interests may cause Somonauk's directors and executive officers to view the merger proposal differently than you may view it. The board of directors of Somonauk was aware of these interests at the time it approved the merger. See "Description of Transaction--Interests of Certain Persons in the Merger."

      DIFFICULTIES IN COMBINING THE OPERATIONS OF SOMONAUK AND PRINCETON MAY PREVENT THE COMBINED COMPANY FROM ACHIEVING THE EXPECTED BENEFITS FROM ITS ACQUISITION.

      The combined company may not be able to achieve fully the strategic objectives and operating efficiencies it hopes to achieve in the merger. The success of the merger will depend on a number of factors, including the combined company's ability to:

      - integrate the operations of Somonauk (including Farmers State Bank) with those of Princeton (including Citizens Bank);

      - maintain existing relationships with depositors to minimize withdrawals of deposits after the merger;

      - maintain and enhance existing relationships with borrowers to limit unanticipated losses from loans of Somonauk and Princeton;

      - control the incremental non-interest expense so as to maintain overall operating efficiencies;

      -     retain and attract qualified personnel; and

      - compete effectively in the communities served by Somonauk and Princeton and in nearby communities.

      SOMONAUK STOCKHOLDERS WILL NOT CONTROL PRINCETON'S FUTURE OPERATIONS.

      After the merger, Somonauk stockholders will become owners of less than __% of the outstanding shares of Princeton common stock. Even if all former Somonauk stockholders voted together on all matters presented to Princeton's stockholders from time to time, the former Somonauk stockholders most likely would not have a significant impact on the approval or rejection of future Princeton proposals submitted to a stockholder vote.

      PRINCETON'S STOCKHOLDER RIGHTS PLAN AND PROVISIONS IN PRINCETON'S CERTIFICATE OF INCORPORATION AND BYLAWS MAY PREVENT OR DELAY AN ACQUISITION OF PRINCETON BY A THIRD PARTY.

      Princeton's board of directors has implemented a stockholder rights plan. The rights, which are attached to Princeton's shares and trade together with its common stock, have certain anti-takeover effects. The plan may discourage or make it more difficult for another party to complete a merger or tender offer for Princeton's shares without negotiating with Princeton's board of directors or to launch a proxy contest or to acquire control of a larger block of Princeton's shares. If triggered, the rights will cause substantial dilution to a person or group that attempts to acquire Princeton without approval of its board of directors and, under certain circumstances, the rights beneficially owned by the person or group may become void. The plan also may have the effect of limiting stockholder participation in certain transactions such as mergers or tender offers whether or not such transactions are favored by Princeton's incumbent directors and key management. In addition, Princeton's executive officers may be more likely to retain their positions with the company as a result of the plan, even if their removal would be beneficial to stockholders generally.

      Princeton's certificate of incorporation and by-laws contain provisions, including a staggered board provision, that make it more difficult for a third party to gain control or acquire Princeton without the consent of its board of directors. These provisions also could discourage proxy contests and may make it more difficult for dissident stockholders to elect representatives as directors and take other corporate actions.

      These provisions of Princeton's governing documents may have the effect of delaying, deferring or preventing a transaction or a change in control that might be in the best interest of Princeton's stockholders.

      OBTAINING REQUIRED APPROVALS AND SATISFYING CLOSING CONDITIONS MAY DELAY OR PREVENT COMPLETION OF THE MERGER.

      Completion of the merger is conditioned upon the receipt of all material governmental authorizations, consents, orders and approvals. Princeton and Somonauk intend to pursue all required approvals in accordance with the merger agreement. No assurance can be given that the required consents and approvals will be obtained or that the required conditions to closing will be satisfied, and, if all such consents and approvals are obtained and the conditions are satisfied, no assurance can be given as to the terms, conditions and timing of the approvals or that they will satisfy the terms of the merger agreement. See "Description of Transaction--Conditions for the Completion of the Merger" for a discussion of the conditions to the completion of the merger and "Description of Transaction--Regulatory Approvals" for a description of the regulatory approvals necessary in connection with the merger.

      These factors could contribute to the combined company not achieving the expected benefits from the merger within the desired time frames, if at all.

                   A WARNING ABOUT FORWARD-LOOKING STATEMENTS

      We have each made forward-looking statements in this document (and in documents to which we refer you in this document) that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our operations or the performance of the combined company after the merger is completed. When we use any of the words "believes," "expects," "anticipates," "estimates" or similar expressions, we are making forward-looking statements. These statements are based on Princeton's and Somonauk's respective management's existing expectations, which in turn are based on information that is currently available to them and on the current economic, regulatory and competitive environment, including factors such as the strength of the U.S. and local economies; federal, state and local laws, regulations and policies; interest rates and regulatory policies; and expectations as to competitors and customers. Many possible events or factors, including changes from current conditions in the factors mentioned above, could affect the future financial results and performance of each of our companies and the combined company after the merger and could cause those results or performance to differ materially from those expressed in our forward-looking statements.

      In addition to the factors listed above and the risks discussed in the "Risk Factors" section of this proxy statement-prospectus, factors that could have a material adverse effect on our operations and future prospects include, but are not limited to, the following:

      - the economic impact of past and any future terrorist threats and attacks, acts of war or threats thereof and the response of the United States to any such threats and attacks;

      - technological changes implemented by us and by other parties, including third party vendors, which may be more difficult or more expensive than anticipated or which may have unforeseen consequences to us and our customers;

      - the availability of capital to fund the expansion of the combined business; and

      - other factors referenced in this proxy statement-prospectus or the documents incorporated by reference.

      These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

      Any forward-looking earnings estimates included in this proxy statement-prospectus have not been examined or compiled by either of our independent public accountants, nor have either of our independent accountants applied any procedures to our estimates. Accordingly, our accountants do not express an opinion or any other form of assurance on them. The forward-looking statements included in this proxy statement-prospectus are made only as of the date of this proxy statement-prospectus. Further information concerning Princeton and its business, including additional factors that could materially affect Princeton's financial results, is included in Princeton's filings with the Securities and Exchange Commission.

                                  INTRODUCTION

      Somonauk is furnishing this proxy statement-prospectus to holders of Somonauk common stock, $5.00 par value per share, in connection with the proxy solicitation by Somonauk's board of directors. Somonauk's board of directors will use the proxies at the special meeting of stockholders of Somonauk to be held on [___________________________], 2005, and at any adjournments or postponements of the meeting.

      Stockholders will be asked at this special meeting to vote to adopt the Agreement and Plan of Merger, dated as of February 22, 2005, among Somonauk, Princeton and Somonauk Acquisition, Inc., and to approve the transactions it contemplates. Under the merger agreement, Somonauk Acquisition, Inc. will merge with and into Somonauk. As a result, Somonauk will become a wholly-owned subsidiary of Princeton. Farmers State Bank, a wholly-owned subsidiary of Somonauk, will be merged with and into Citizens Bank, a wholly-owned subsidiary of Princeton. Citizens Bank will be the surviving association, and Farmers State Bank will cease operating under its present name and charter. In the merger of Somonauk with and into Princeton, each of the outstanding shares of Somonauk common stock will be converted into 6.6923 shares of Princeton common stock and $782.76 cash, with the cash portion to be adjusted as described in this proxy statement-prospectus.

                                 SPECIAL MEETING

DATE, PLACE, TIME AND PURPOSE

      The special meeting of Somonauk's stockholders will be held at [______________], at [__]:00 [__].m. local time, on [_____________], 2005. At the special meeting, holders of Somonauk common stock will be asked to vote upon a proposal to adopt the merger agreement and to approve the transactions it contemplates.

RECORD DATE, VOTING RIGHTS, REQUIRED VOTE AND REVOCABILITY OF PROXIES

      The Somonauk board fixed the close of business on [_____________], 2005, as the record date for determining those Somonauk stockholders who are entitled to notice of and to vote at the special meeting. Only holders of Somonauk common stock of record on the books of Somonauk at the close of business on the record date have the right to receive notice of and to vote at the special meeting. On the record date, there were [______________] shares of Somonauk common stock issued and outstanding, held by approximately [____] holders of record.

      At the special meeting, Somonauk stockholders will have one vote for each share of Somonauk common stock owned on the record date. The holders of a majority of the outstanding shares of Somonauk common stock entitled to vote at the special meeting must be present for a quorum to exist at the special meeting.

      To determine if a quorum is present, Somonauk intends to count the following:

      - shares of Somonauk common stock present at the special meeting either in person or by proxy; and

      - shares of Somonauk common stock for which it has received signed proxies, but with respect to which holders of shares have abstained on any matter.

      Approval of the merger agreement requires the affirmative vote of holders of a majority of the outstanding shares of Somonauk common stock.

      Brokers who hold shares in street name for customers who are the beneficial owners of such shares may not give a proxy to vote those shares without specific instructions from their customers. Any abstention, non-voting share or "broker non-vote" will have the same effect as a vote against the approval of the merger agreement.

      Properly executed proxies that Somonauk receives before the vote at the special meeting that are not revoked will be voted in accordance with the instructions indicated on the proxies. If no instructions are indicated, these proxies will be voted FOR the proposal to adopt the merger agreement and to approve the transactions it contemplates, FOR any resolution to adjourn the special meeting, if necessary, to solicit additional proxies, and the proxy holder may vote the proxy in its discretion as to any other matter that may properly come before the special meeting.

      A Somonauk stockholder who has given a proxy solicited by the Somonauk board may revoke it at any time prior to its exercise at the special meeting by:

      -     giving written notice of revocation to the secretary of Somonauk;

      - properly submitting to Somonauk a duly executed proxy bearing a later date; or

      -     attending the special meeting and voting in person.

      All written notices of revocation and other communications with respect to revocation of proxies should be sent to: Somonauk FSB Bancorp, Inc., 128 South Depot Street, Somonauk, Illinois 60552, Attention: Terrence M. Duffy, Secretary.

      On the record date, Somonauk's directors and executive officers owned [8,746] shares, or approximately [17.29]% of the outstanding shares, of Somonauk common stock. These individuals have agreed to vote their shares in favor of adopting the merger agreement and approving the transactions it contemplates. However, because they hold only [17.29]% of the voting power, adoption of the merger agreement and approval of the merger is not assured.

SOLICITATION OF PROXIES

      Directors, officers and employees of Somonauk may solicit proxies by regular or electronic mail, in person or by telephone or facsimile. They will receive no additional compensation for these services. Somonauk may make arrangements with brokerage firms and other custodians, nominees and fiduciaries, if any, for the forwarding of solicitation materials to the beneficial owners of Somonauk common stock held of record by such persons. Somonauk will reimburse any brokers, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses incurred by them for their services. Somonauk will bear all expenses associated with the printing and mailing of this proxy statement-prospectus to its stockholders, as provided in the merger agreement. See "Description of Transaction--Expenses"

AUTHORITY TO ADJOURN SPECIAL MEETING TO SOLICIT ADDITIONAL PROXIES

      Somonauk is asking its stockholders to grant full authority for the special meeting to be adjourned, if necessary, to permit solicitation of additional proxies to approve the transactions proposed by this proxy statement-prospectus.

APPRAISAL RIGHTS

      All of Somonauk's stockholders have the right under Delaware law to demand appraisal of their shares and obtain cash in an amount equal to the fair value of their shares of Somonauk common stock under the circumstances described below. If Somonauk's stockholders fail to comply with the procedural requirements of Section 262 of the Delaware General Corporation Law, they will lose their right to demand appraisal and seek payment of the fair value of their shares.

      The fair value that Somonauk's stockholders obtain for their shares by dissenting is determined by the statutory requirements of Section 262 of the Delaware General Corporation Law. This fair value may be less than, equal to or greater than the value of the cash and Princeton common stock that a stockholder would be entitled to receive under the merger agreement.

      The following is a summary of Section 262 of the Delaware General Corporation Law, which specifies the procedures applicable to stockholders demanding appraisal. This summary is not a complete statement of the law regarding the right to demand appraisal under Delaware law, and if you are considering demanding appraisal, we urge you to review the provisions of Section 262 carefully. The text of Section 262 is attached to this proxy statement-prospectus as Appendix C, and we incorporate that text into this proxy statement-prospectus by reference.

      To demand appraisal, you must satisfy each of the following conditions:

      - you must deliver a written demand for appraisal of your shares to Somonauk before the vote on the adoption of the merger agreement at the special meeting;

      - you must not vote in favor of the merger agreement (the return of a signed proxy that does not specify a vote against the merger agreement or a direction to abstain will be voted in favor of the merger agreement and constitute a waiver of your right of appraisal); and

      - you must continuously hold your Somonauk shares from the date of making the demand through the time the merger is completed.

      If you fail to comply with any of these conditions and the merger becomes effective, you will be entitled to receive only the consideration provided in the merger agreement. FAILURE TO VOTE ON THE MERGER AGREEMENT WILL NOT CONSTITUTE A WAIVER OF YOUR APPRAISAL RIGHTS. VOTING AGAINST THE MERGER AGREEMENT WILL NOT, BY ITSELF, SATISFY THE REQUIREMENT OF A WRITTEN DEMAND FOR APPRAISAL.

      A written demand will be sufficient if it reasonably informs Somonauk of the identity of the stockholder and that the stockholder intends to demand an appraisal of his or her shares. All written demands for appraisal should be addressed to: Somonauk FSB Bancorp, Inc., 128 South Depot Street, Somonauk, Illinois 60552, Attention: Terrence M. Duffy. The demands must be received before the vote at the special meeting concerning the merger agreement occurs, and should be executed by, or on behalf of, the holder of record. You may withdraw the demand for appraisal within a period of 60 days after the effective time.

      To be effective, a demand for appraisal must be executed by or for the stockholder of record who holds the shares, fully and correctly, as the stockholder's name appears on his or her stock certificates. If Somonauk shares are owned of record in a fiduciary capacity, as by a trustee, guardian or custodian, execution of a demand for appraisal should be made in that capacity. If Somonauk shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand must be executed by or for all joint owners. An authorized agent, including one for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker or trustee, who holds Somonauk shares as a nominee for others may exercise his or her rights of appraisal with respect to the shares held for one or more beneficial owners, while not exercising such right for other beneficial owners. In that case, the written demand should set forth the number of shares as to which the record owner dissents. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares of Somonauk shares in the name of that record owner.

      At any time within the 60-day period after the effective time, a stockholder may withdraw his or her demand for appraisal. If he or she does so, that stockholder will be treated as having accepted the terms offered in the merger. After the permissive 60-day withdrawal period, a stockholder may withdraw an appraisal demand only with Princeton's consent.

      Within 10 days after the merger, Princeton must give written notice that the merger has become effective to each holder of Somonauk shares who filed a written demand for appraisal and who did not vote in favor of the merger agreement. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of the notice, demand in writing from Princeton the appraisal of his or her Somonauk shares. Within 120 days after the completion of the merger, either Princeton or any Somonauk stockholder who has complied with
Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the value of the Somonauk shares held by all stockholders entitled to appraisal of their shares. Princeton does not presently intend to file such a petition. Because Princeton has no obligation to file such a petition, the failure of a stockholder to do so within the period specified could nullify the stockholder's previous written demand for appraisal.

      If a petition for appraisal is duly filed by a stockholder and a copy is delivered to Princeton, Princeton will then be obligated within 20 days of receipt of the copy to provide the Court of Chancery with a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom agreement as to the value of their shares has not been reached. After notice to these stockholders, the Court of Chancery is empowered to conduct a hearing to determine which stockholders are entitled to appraisal rights.

      The Court of Chancery will then appraise the Somonauk shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger. When the value is determined, the Court will direct the payment by Princeton of this value, with interest thereon, simple or compound, if the Court so determines, to the stockholders entitled to receive this money.

      Stockholders of Somonauk who are considering seeking an appraisal should bear in mind that the fair value of their Somonauk shares as determined under
Section 262 could be more than, the same as or less than the merger consideration they are entitled to receive pursuant to the merger agreement if they do not seek appraisal of their shares.

      Costs of the appraisal proceeding may be assessed against the stockholder by the court as the court deems equitable in the circumstances. From and after the effective date of the merger, no stockholder who has demanded appraisal rights shall be entitled to vote his or her stock for any purpose or to receive payment of dividends or other distributions (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger).

      FAILURE TO COMPLY STRICTLY WITH THESE PROCEDURES WILL CAUSE YOU TO LOSE YOUR APPRAISAL RIGHTS. CONSEQUENTLY, IF YOU DESIRE TO EXERCISE YOUR APPRAISAL RIGHTS, YOU ARE URGED TO CONSULT A LEGAL ADVISOR BEFORE ATTEMPTING TO EXERCISE THESE RIGHTS.

RECOMMENDATION OF SOMONAUK'S BOARD

      The Somonauk board has unanimously approved the merger agreement and the transactions it contemplates and believes that the proposal to adopt the merger agreement and approve the transactions it contemplates are in the best interests of Somonauk and its stockholders. The Somonauk board unanimously recommends that the Somonauk stockholders vote FOR adoption of the merger agreement and approval of the transactions it contemplates and FOR any resolution to adjourn the special meeting, if necessary, to solicit additional proxies. See "Description of Transaction -- Somonauk's Reasons for the Merger and Board Recommendation."

                           DESCRIPTION OF TRANSACTION

      The following information describes material aspects of the merger and related transactions. This description does not provide a complete description of all the terms and conditions of the merger agreement. It is qualified in its entirety by the Appendices to this document, including the merger agreement, which is attached as Appendix A to this proxy statement-prospectus and which is incorporated into this proxy statement-prospectus by reference. We urge you to read the Appendices in their entirety.

GENERAL

      The merger agreement provides for the acquisition by merger of Somonauk by Princeton. At the time the merger becomes effective, each share of Somonauk common stock then issued and outstanding will be converted into and exchanged for the right to receive shares of Princeton common stock and cash, as described below.

MERGER CONSIDERATION

      Under the merger agreement, Somonauk stockholders will receive, for each share of Somonauk common stock that they own as of the effective time of the merger, 6.6923 shares of Princeton common stock and $782.76 in cash, as adjusted as described below.

      Adjustment in Cash Consideration. The cash consideration to be provided to Somonauk stockholders is subject to adjustment. The cash consideration will be adjusted upward or downward to reflect the change in the consolidated tangible stockholders' equity of Somonauk as defined in the merger agreement (the "Adjusted Stockholders' Equity") between the date of the merger agreement and the close of business on the last business day before the effective time of the merger. The cash consideration will equal a quotient, the numerator of which is
(a) $39,606,000 less (b) the difference between $23,800,000 and the Adjusted Stockholders' Equity, and the denominator of which is 50,598; provided, however, that the cash consideration will not be adjusted upward to exceed $790.54 per share. The quotient may be mathematically represented as follows:

       $39,606,000 - ($23,800,000 - Adjusted Stockholders' Equity)/50,598

      Fluctuation in Stock Consideration. Because the exchange ratio of 6.6923 shares of Princeton common stock is fixed, the value of the stock portion of the merger consideration will fluctuate as the price of Princeton common stock changes. Share prices cannot be accurately predicted. The following table illustrates the effective value of the stock consideration to be received in the merger on a per share basis under varying prices of Princeton common stock:

                                                VALUE OF STOCK CONSIDERATION TO
     PRICE OF PRINCETON COMMON STOCK                BE RECEIVED IN THE MERGER
---------------------------------------------   -------------------------------
$29.00.......................................            $ 194.08
$29.25.......................................            $ 195.75
$29.50.......................................            $ 197.42
$29.75.......................................            $ 199.10
$30.00.......................................            $ 200.77
$30.25.......................................            $ 202.44
$30.50.......................................            $ 204.12
$30.75.......................................            $ 205.79
$31.00.......................................            $ 207.46
$31.25.......................................            $ 209.13
$31.50.......................................            $ 210.81

      You should obtain current market price quotations for Princeton common stock to determine the current value of the stock portion of the merger consideration. Based on the $[_____] closing price of Princeton common stock on [_____________], 2005, the value of the stock portion of the merger consideration is $[__________________] (338,617 shares, multiplied by $[_____]).

      Value of Merger Consideration. Somonauk may have a maximum of 50,598 shares of common stock issued and outstanding immediately prior to the merger. Based on the exchange ratio of 6.6923 shares of Princeton common stock and $782.76 in cash per share of Somonauk common stock, and assuming no adjustment is made to the cash consideration and no appraisal rights are exercised for purposes of this example, Princeton will pay total cash consideration of $39,606,090.48, and will issue 338,617 shares of Princeton common stock in the merger. In the event that the cash consideration is adjusted to the maximum amount of $790.54 per share, the maximum total cash compensation that would be paid by Princeton is $39,999,742.92 (assuming that no appraisal rights are exercised).

      The 338,617 shares of Princeton common stock that may be issued in the merger represent approximately [______]% of the total number of Princeton common shares that will be outstanding after the merger. The number of shares actually issued may vary, depending on the actual number of shares outstanding at the effective time of the merger and the number of Somonauk shares whose holders exercise appraisal rights.

      Fractional Shares. No fractional shares of Princeton common stock will be issued to any holder of Somonauk common stock upon consummation of the merger. For each fractional share that would otherwise be issued, Princeton will pay cash in an amount equal to $29.53 per whole share. No interest will be paid or accrued on cash payable to holders of Somonauk common stock in lieu of fractional shares. No stockholder of Somonauk will be entitled to dividends, voting rights or any other rights as a stockholder of Princeton in respect of any fractional shares.

SURRENDER OF STOCK CERTIFICATES

      Shortly after the merger, all Somonauk stockholders will receive a letter of transmittal, together with a return envelope. The letter of transmittal will include instructions for the surrender and exchange of certificates representing Somonauk common stock for the merger consideration. A letter of transmittal will be deemed properly completed only if signed and accompanied by stock certificates representing all shares of Somonauk common stock or an appropriate guarantee of delivery of the certificates.

      Until you surrender your Somonauk stock certificates for exchange after completion of the merger, you will not be paid dividends or other distributions declared after the merger with respect to any Princeton common stock into which your Somonauk shares have been converted. When Somonauk stock certificates are surrendered, Princeton will pay to the surrendering holder any of his or her respective unpaid dividends or other distributions, without interest. After the completion of the merger, no further transfers of Somonauk common stock will be permitted. Somonauk stock certificates presented for transfer after the completion of the merger will be canceled and exchanged for the merger consideration.

      None of Princeton, Somonauk or any other person will be liable to any former holder of Somonauk common stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

      If a certificate for Somonauk common stock has been lost, stolen or destroyed, the exchange agent will issue the consideration properly payable under the merger agreement upon compliance by the holder of Somonauk common stock with the conditions reasonably imposed by the exchange agent. These conditions will include a requirement that the stockholder provide a lost instruments indemnity bond in form, substance and amount reasonably satisfactory to the exchange agent and Princeton.

EFFECTIVE TIME OF THE MERGER

      Subject to the conditions to each party's obligations to complete the merger, the merger will become effective when a certificate of merger reflecting the merger is filed with the Secretary of State of the State of Delaware. Unless we agree otherwise, each party will use reasonable efforts to cause the merger to become effective 10 business days after the later to occur of:

      - the receipt of all required regulatory approvals and the expiration of all statutory waiting periods relating to the approvals; and

      -     the satisfaction or waiver of all of the conditions to closing.

      We anticipate that the merger will become effective on July 31, 2005; however, delays could occur.

      We cannot assure you that the necessary stockholder and regulatory approvals of the merger will be obtained or that other conditions precedent to the merger can or will be satisfied. Either party's board of directors may terminate the merger agreement if the merger is not completed by October 22, 2005, unless it is not completed because of the failure by the party seeking termination to comply fully with its obligations under the merger agreement. See " --Conditions to Completion of the Merger" and " --Termination and Termination Fees."

MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

      The following is a summary of the material United States federal income tax consequences of the merger generally applicable to Somonauk stockholders. This discussion assumes you hold your shares of Somonauk common stock as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, or the Code, and does not address all aspects of United States federal income taxation that may be relevant to you in light of your particular circumstances or if you are subject to special rules, such as rules relating to:

      -     stockholders who are not citizens or residents of the United States;

      -     financial institutions;

      -     tax-exempt organizations;

      -     insurance companies;

      -     dealers in securities or currencies;

      - traders in securities that elect to use a mark-to-market method of accounting;

      - stockholders who acquired their shares of Somonauk common stock pursuant to the exercise of employee stock options or otherwise acquired shares as compensation; and

      - stockholders who hold their shares of Somonauk common stock as part of a hedge, straddle or other risk reduction, constructive sale or conversion transaction.

      In addition, this summary does not address any state, local or foreign tax consequences of the merger that may apply. The following discussion is based on the Code, existing and proposed regulations promulgated under the Code, published Internal Revenue Service rulings and court decisions, all as in effect as of the date hereof, and all of which are subject to change, possibly with retroactive effect. Any such change could affect the continuing validity of this discussion.

      Tax Opinion of Crowe Chizek and Company LLC. Neither Princeton nor Somonauk has requested, nor will they request, a ruling from the Internal Revenue Service with regard to the federal income tax consequences of the merger. Instead, Crowe Chizek and Company LLC ("Crowe Chizek") will render its opinion to Princeton, subject to customary representations and assumptions referred to in the opinion, substantially to the effect that:

      - Somonauk stockholders will recognize capital gain or loss for United States federal income tax purposes equal to the difference, if any, between (i) the sum of (x) the fair market value of the Princeton common stock received as of the effective time of the merger, and
            (y) the cash received and (ii) the holder's adjusted tax basis in the shares of Somonauk common stock exchanged for the merger consideration pursuant to the merger.

      Crowe Chizek's opinion will be based upon the assumption that the merger will take place substantially in the manner described in the merger agreement and will also assume the truth and accuracy of certain factual representations that will have been made by Princeton and Somonauk and which are customarily given in transactions of this nature. Crowe Chizek's opinion will not be binding on the Internal Revenue Service or the courts and there can be no assurance that the Internal Revenue Service will not take a contrary position to one or more positions reflected herein or that the opinion will be upheld by the courts if challenged by the Internal Revenue Service.

      Tax Consequences of the Merger Generally. The receipt of the merger consideration in exchange for shares of Somonauk common stock pursuant to the merger will be a taxable transaction for United States federal income tax purposes. In general, a stockholder who receives the merger consideration in exchange for shares of Somonauk common stock pursuant to the merger will recognize capital gain or loss for United States federal income tax purposes equal to the difference, if any, between (i) the sum of (x) the fair market value of the Princeton common stock received as of the effective time of the merger, and (y) the cash received and (ii) the holder's adjusted tax basis in the shares of Somonauk common stock exchanged for the merger consideration pursuant to the merger. Any such gain or loss would be long-term capital gain or loss if the holding period for the shares of Somonauk common stock exceeded one year. Long-term capital gains of non-corporate taxpayers generally are taxable at a maximum rate of 15%. Capital gains of corporate stockholders generally are taxable at the regular tax rates applicable to corporations.

      A stockholder's aggregate tax basis in Princeton common stock received in the merger will equal the fair market value of such stock as of the effective time of the merger. The holding period of the Princeton common stock received in the merger will begin on the day after the merger.

      Disclosure Requirements. Pursuant to Section 6043A of the Code, a corporation purchasing the stock of another corporation in a taxable transaction must file an information statement with the Internal Revenue Service. These disclosures include (1) a description of the acquisition, (2) the name and address of each stockholder of the acquired corporation who is required to recognize gain (if any) as a result of the acquisition, and (3) the amount of money and the fair market value of other property transferred to each such stockholder as part of such acquisition. The law also requires the acquiring company to provide a statement to those stockholders who recognize gain showing the information disclosed to the Internal Revenue Service.

      Backup Withholding. Backup withholding may apply to payments made in connection with the merger. Backup withholding will not apply, however, to a holder who (1) furnishes a correct taxpayer identification number and certifies that it is not subject to backup withholding on the substitute Form W-9 or successor form included in the letter of transmittal to be delivered to holders of Somonauk common stock, (2) provides a certification of foreign status on the applicable Form W-8 (typically Form W-8BEN) or appropriate successor form or (3) is otherwise exempt from backup withholding. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder's United States federal income tax liability provided the required information is furnished to the Internal Revenue Service.

      THE FOREGOING DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OF THE POTENTIAL TAX CONSIDERATIONS RELATING TO THE MERGER, AND IS NOT TAX ADVICE. THEREFORE, HOLDERS OF OUR COMMON STOCK ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY OF FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

BACKGROUND OF THE MERGER

      Somonauk was formed in 1982 as a bank holding company for the Farmers State Bank, which has operated as a community-oriented, Illinois-chartered bank since 1900. Farmers State Bank's main objectives have been to attract deposits from the general public and to use such deposits to invest primarily in residential and commercial real estate loans and in commercial and agricultural loans.

      The management and board of directors of Somonauk have continually monitored the financial services industry's evolution that has required increasing investments in technology to remain competitive and to satisfy regulatory imperatives. Management and the board have been concerned about the ability of Somonauk to remain competitive in its banking market. The board of directors has also been aware of the trend toward consolidation in the industry and has periodically reviewed and discussed the strategic alternatives available to Somonauk.

      From time-to-time throughout Somonauk's existence, Willard Lee, Somonauk's President and Chief Executive Officer, had received informal, passing indications of interest from executive officers of other financial institutions to the effect that they might be interested if Somonauk ever determined to sell. Because Somonauk's plan was to remain independent, no action was taken by or on behalf of Somonauk or any third party in response to any of these comments.

      During the early part of the third quarter of 2004, Mr. Lee was approached by representatives of a financial services organization headquartered out of state, but with banking locations in neighboring communities to Somonauk. Following a number of informal discussions between the parties, Somonauk was presented with an unsolicited offer to acquire the organization for less than $40 million. Mr. Lee discussed the proposal with the board of Somonauk and the offer was subsequently increased to approximately $40 million.

      Mr. Lee subsequently discussed the proposal with a representative of Somonauk's outside counsel, Barack Ferrazzano Kirschbaum Perlman & Nagelberg LLP, in early September. At the board's regular meeting on September 20th, the board considered the proposal and discussed its strategic alternatives generally. A representative from Barack Ferrazzano attended the meeting and gave a presentation regarding the board's fiduciary duties to shareholders regarding strategic transactions. The elements of the process of evaluating its strategic alternatives were also discussed with counsel. It was determined by the board to have a presentation from an investment banker with respect to industry consolidation. A special meeting of the board was called for September 28th in Aurora at which Ryan Beck gave a review of the financial services industry equity market trends, merger and acquisition activity within the industry, an overview of the sales process, valuation considerations, a possible range of Somonauk's estimated sale value and a list of potential acquirors. Ryan Beck had been informed that an unsolicited offer had been made to Somonauk, but the company did not disclose the terms of the offer to Ryan Beck. After Ryan Beck left the meeting, the board considered strategic alternatives, including remaining independent and negotiating with the current offeror.

      At a special meeting of the board held in Aurora on October 13th, the board received a further presentation from Ryan Beck which gave a valuation range that Somonauk might obtain in a merger and a discussion of what likely acquirors might be willing to pay in a transaction with Somonauk. The board again discussed its other strategic alternatives. After Ryan Beck left the meeting, the board discussed the possible engagement of a financial advisor with Barack Ferrazzano.

      At its regular board meeting on October 18th, the board determined that an affiliation with a larger entity might indeed produce superior value for Somonauk's stockholders. The board authorized the President to engage Ryan Beck to act as its financial advisor to represent Somonauk through the consideration of any possible transaction. Ryan Beck and Somonauk entered into an agreement in early November.

      The following week, Somonauk's management and Ryan Beck developed a process to contact and elicit interest from a group of logical prospective strategic partners who would be provided a confidential descriptive memorandum presenting data on Somonauk and its business, subject to the prior execution of a confidentiality agreement. Somonauk's management and Ryan Beck began preparation of the confidential descriptive memorandum. In late November, Ryan Beck began contacting potential strategic partners and distributed confidentiality agreements to those who expressed an initial interest.

      During late November and early December, the confidentiality agreements were received from the prospective strategic partners and Somonauk and Ryan Beck made final revisions to the confidential descriptive memorandum. By mid-December, each prospective strategic partner that had executed a confidentiality agreement received a copy of the memorandum. On December 12, 2004, Ryan Beck reviewed the results of the preliminary proposal solicitation process with the Somonauk management. Ryan Beck reported that it had contacted nine potential strategic partners that entered into confidentiality agreements and received the confidential descriptive memorandum. Of these parties, four presented Somonauk with written, non-binding expressions of interest for an affiliation with Somonauk, subject to due diligence and the negotiation of a definitive agreement. Three of the preliminary proposals, including one from Princeton, featured a price or range of prices meeting the prior price expectations of the Somonauk board. Of these three, two proposed a mix of stock and cash, while the third proposed all cash. As the Princeton proposal was at a level significantly higher than the other two proposals, it was decided to attempt to develop that proposal and to proceed with the due diligence process with Princeton, although due diligence dates were scheduled with the two other possible strategic partners. The due diligence process was concluded by January 31, 2005 by Princeton, and Ryan Beck continued to communicate with the two remaining companies that expressed an interest.

      During that period, Ryan Beck reviewed with management the current status of the strategic option process. At that time, the three companies, including Princeton, continued to express interest in a possible affiliation with Somonauk. Management authorized Ryan Beck to schedule presentations by each of the three companies to management. Each of the companies met with management and Ryan Beck and had discussions covering its proposed acquisition price, its operating philosophy, its views on community banking, its strategic synergies with Somonauk and a tentative timetable for the transaction and integration of business operations.

      After each of the presentations, Ryan Beck's representative summarized the perceived advantages and disadvantages of each proposal. As part of the decision process, Somonauk considered the aggregate value of each proposal, the form of the consideration offered, the long-term growth prospects of each of the potential strategic partners which offered stock as a component of its consideration, each potential partner's capital structure, each potential partner's ability to complete the transaction in a timely manner, as well as each party's community banking focus and general culture. Based on the proposals submitted by the three interested parties, it was concluded that Princeton provided the best strategic opportunity for Somonauk and its shareholders. Ryan Beck was instructed to focus its attention on Princeton, continue its business review of Princeton, identify any unresolved issues and to report the findings to Somonauk.

      Over the ensuing weeks and with regular updates to Somonauk, a Ryan Beck representative continued negotiations with Princeton with respect to a number of outstanding issues. After reaching substantial agreement on all of the issues, the parties, assisted by their financial and legal advisers, began negotiating a definitive merger agreement. On February 11, 2005, the final form of the merger agreement was distributed to Somonauk's board for its review. The purchase price agreed upon by the parties was subject to a number of conditions, such as regulatory approvals, receipt of various legal opinions, shareholder approval, as well as a minimum shareholder's equity requirement for Somonauk.

      The Somonauk board held a meeting on February 15, 2005, that was also attended by representatives of Ryan Beck and Barack Ferrazzano. The meeting included a detailed discussion of the proposed transaction with Princeton, a presentation of certain materials provided by Ryan Beck and a description by Barack Ferrazzano of the terms of the current draft of the merger agreement. Ryan Beck reviewed the process leading to the proposed transaction, provided a financial analysis of the proposed transaction and told the board that upon execution of the merger agreement, it was prepared to deliver a written opinion as to the fairness of the proposed merger consideration to Somonauk stockholders from a financial point of view. Somonauk's management discussed with the directors the scope of the representations, warranties and covenants contained in the merger agreement, the disclosures made to Somonauk during the agreement's negotiation and their general satisfaction with the draft of the merger agreement presented to directors. Barack Ferrazzano reviewed legal aspects of the proposed transaction and the current draft of the merger agreement with the Somonauk board and answered directors' questions.

      After the conclusion of this presentation and discussion, the Somonauk board unanimously approved the merger agreement and authorized its Chief Executive Officer to execute the merger agreement on behalf of Somonauk. Somonauk and Princeton issued a joint press release on February 22, 2005 announcing the execution of the merger agreement.

PRINCETON'S REASONS FOR THE MERGER

      In reaching its decision to adopt the merger agreement and approve the merger, the board of directors of Princeton consulted with Princeton's management, as well as with its legal counsel and financial advisor, and considered a variety of factors, including the following:

      - information with respect to the businesses, earnings, operations, financial condition, prospects, capital levels and asset quality of Princeton and Somonauk, both individually and as combined;

      - the increased penetration of the north-central Illinois banking market;

      - the complementary nature of the businesses of Princeton and Somonauk, which both have a strong community banking orientation;

      - the complementary nature of Princeton and Somonauk's management teams and the belief that the companies share a common vision with respect to the delivery of financial performance and stockholder value;

      - the belief that the merger would result in stockholders of Princeton holding stock in one of central Illinois' premier financial services institutions that will benefit stockholders through enhanced operating efficiencies and expanded product offerings;

      - the belief that the business and financial advantages contemplated in connection with the merger would likely be achieved within a reasonable time frame;

      - the belief that, following the merger, the combined company would be well positioned to continue to grow through possible future acquisitions or expansion throughout Illinois; and

      - the belief that the merger will be approved by the appropriate regulatory authorities without undue conditions or delay. (See "Description of Transaction -- Regulatory Approvals").

      The foregoing discussion of the information and factors considered by the board of directors of Princeton is not intended to be exhaustive, but includes all material factors considered by the board of directors of Princeton. In reaching its determination to approve the merger, the board of directors of Princeton did not assign any relative or specific weights to the foregoing factors, and individual directors may have given differing weights to different factors.

SOMONAUK'S REASONS FOR THE MERGER AND BOARD RECOMMENDATION

      The Somonauk board believes that the merger is fair to, and in the best interests of, Somonauk and the Somonauk stockholders. Accordingly, the Somonauk board has unanimously approved the merger agreement and unanimously recommends that the Somonauk stockholders vote FOR the adoption of the merger agreement and approval of the transactions it contemplates.

      Somonauk's board believes that the merger with Princeton is consistent with Somonauk's goal of enhancing stockholder value. In addition, the Somonauk board believes that the customers and communities served by Somonauk will benefit from the merger. In reaching its decision to approve the merger agreement, Somonauk's board of directors consulted with Somonauk's management, as well as with its legal and financial advisors, and considered a variety of factors, including the following:

      - that the value of the merger consideration proposed to be paid to Somonauk's stockholders represented a significant premium to Somonauk's stockholders over the value they would likely receive for their shares in the inactive Somonauk trading market;

      - that the value of the merger consideration proposed to be paid to Somonauk's stockholders represented an attractive premium over the value that Somonauk expected to achieve as an independent entity;

      - that historical trends indicated that the attractiveness of the banking market was generating favorable prices in relation to book value, and that the price offered for Somonauk's common stock was at a multiple of book value above that calculated for comparable transactions completed since January 1, 2003;

      - that the merger consideration would be paid to Somonauk stockholders both in cash, which would provide immediate liquidity, and common stock of Princeton, which would provide an opportunity to participate in any possible future earnings of Princeton;

      - the fact that Princeton is publicly traded over the Nasdaq National Market System, providing Somonauk shareholders with increased access to a public market for their shares;

      - the opinion of Ryan Beck that, as of _________, 2005, and subject to the assumptions and limitations set forth in the opinion, the merger consideration offered to Somonauk's stockholders in the merger was fair from a financial point of view (see " -- Opinion of Somonauk's Financial Advisor");

      - Somonauk's belief that Princeton shares Somonauk's community banking philosophy;

      - the benefit to Somonauk's customers resulting from the greater number of retail banking outlets that would become available as a result of a combination of Somonauk with Princeton;

      - Somonauk's belief that a combination of Somonauk with a strong, complementary institution such as Princeton would better position the combined company to face increased competition in the north-central Illinois banking market and the growing costs of technology in the banking industry generally;

      - Somonauk's belief, based on information with respect to Princeton's business, earnings, operations, financial condition, prospects, capital levels and asset quality, that Princeton has the ability to grow as a strong, independent community institution that will be positioned to expand in the central and north-central Illinois markets in order to increase stockholder value; and

      - the likelihood that the merger will be approved by the regulatory authorities in a timely manner (see "Description of Transaction -- Regulatory Approvals).

      The foregoing discussion of the information and factors considered by the Somonauk board is not intended to be exhaustive, but includes all material factors they considered. In arriving at its determination to approve the merger agreement and the transactions it contemplates, and recommend that the Somonauk stockholders vote to approve them, the Somonauk board did not assign any relative or specific weights to the above factors, and individual directors may have given different weights to different factors. The Somonauk board unanimously recommends that its stockholders vote to adopt the merger agreement and approve the transactions it contemplates.

FAIRNESS OPINION OF SOMONAUK'S FINANCIAL ADVISOR

      Ryan Beck acted as financial advisor to Somonauk in connection with its potential acquisition by Princeton pursuant to the merger agreement. On November 22, 2004, Somonauk formally retained Ryan Beck to act as its financial advisor with respect to an evaluation of alternative courses of action to maximize long-term shareholder value including a potential sale of the company. Ryan Beck, as a customary part of its business, is continually engaged in the valuation of banks, bank holding companies, savings and loan associations, savings banks and savings and loan holding companies in connection with mergers, acquisitions and other securities-related transactions. Ryan Beck has knowledge of, and experience with, the banking market in which Somonauk operates and banking organizations within this market, and was selected by Somonauk because of Ryan Beck's knowledge of, experience with, and reputation in the financial services industry.

      On February 15, 2005, the Somonauk board held a meeting to evaluate the proposed merger with Princeton. In its capacity as Somonauk's financial advisor, Ryan Beck participated in the negotiations with respect to the pricing and other terms and conditions of the merger, but the decision as to whether to accept the Princeton proposal and the pricing of the merger was made by the board of directors of Somonauk. At this meeting, Ryan Beck rendered an oral opinion to Somonauk's board, and subsequently delivered its written opinion to Somonauk's board on February 22, 2005. Ryan Beck reconfirmed that opinion in writing as of ________ , 2005 (a copy of which is attached as Appendix B), that based on and subject to the assumptions, factors, and limitations as set forth in the attached opinion and as described below, the consideration (the exchange ratio plus cash payment) offered to Somonauk shareholders is fair from a financial point of view. No limitations were imposed by the Somonauk board of directors upon Ryan Beck with respect to the investigations made or procedures followed by it in arriving at its opinion.

      THE FULL TEXT OF RYAN BECK'S OPINION, WHICH SETS FORTH ASSUMPTIONS MADE AND MATTERS CONSIDERED, IS ATTACHED AS APPENDIX B TO THIS PROXY STATEMENT. SHAREHOLDERS OF SOMONAUK ARE URGED TO READ THE ATTACHED RYAN BECK OPINION IN ITS ENTIRETY. THE RYAN BECK OPINION IS DIRECTED ONLY TO THE FINANCIAL FAIRNESS OF THE CONSIDERATION OFFERED TO SOMONAUK SHAREHOLDERS AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY

SHAREHOLDER AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT THE SPECIAL MEETING. WE HAVE NOT CONSIDERED, NOR ARE WE EXPRESSING ANY OPINION HEREIN WITH RESPECT TO, THE PRICE AT WHICH PRINCETON'S COMMON STOCK WILL TRADE FOLLOWING CONSUMMATION OF THE MERGER. THE SUMMARY OF THE RYAN BECK OPINION SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE RYAN BECK OPINION. IN RENDERING ITS OPINION, RYAN BECK DOES NOT ADMIT THAT IT IS AN EXPERT WITHIN THE MEANING OF THE TERM "EXPERT" AS USED WITHIN THE SECURITIES ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER, OR THAT ITS OPINION CONSTITUTES A REPORT OR VALUATION WITHIN THE MEANING OF SECTION 11 OF THE SECURITIES ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

      Material and Information Considered with Respect to the Proposed Merger. In connection with its opinion, Ryan Beck reviewed the following information:

      -     The merger agreement and related documents;

      -     This proxy statement;

      - Princeton's 2004 year-end earnings release on Form 8-K dated January 24, 2005;

      -     Princeton's December 31, 2004, FRB Y-9LP;

      -     Somonauk's 2004 year-end FR-Y-9 annual report dated February 8,
            2005;

      - Princeton's annual reports on Form 10-K for the years ended December 31, 2004, 2003, 2002 and 2001;

      - Princeton's quarterly reports on Form 10-Q for the periods ended September 30, 2004, June 30, 2004 and March 31, 2004;

      -     Princeton's proxy statement dated April 27, 2004;

      - Somonauk's audited financial statements for the years ended December 31, 2004, 2003, 2002 and 2001;

      - Farmers State Bank's annual call reports for the years ended December 31, 2004, 2003 and 2002;

      - Farmers State Bank's quarterly call reports for the periods ended September 30, 2004, June 30, 2004 and March 31, 2004;

      - The historical stock prices and trading volume of Princeton's common stock;

      - Operating and financial information provided to Ryan Beck by the management of Princeton relating to its business and prospects;

      - The publicly available financial data of commercial banking organizations which Ryan Beck deemed generally comparable to Princeton;

      - Operating and financial information provided to Ryan Beck by the management of Somonauk relating to its business and prospects;

      - The publicly available financial data of commercial banking organizations which Ryan Beck deemed generally comparable to Somonauk; and

      - The terms of acquisitions of commercial banking organizations which Ryan Beck deemed generally comparable in whole or in part to Somonauk.

      Additionally, Ryan Beck:

      - Conducted or reviewed such other studies, analyses, inquiries and examinations as it deemed appropriate;

      -     Analyzed the impact of the merger on Princeton;

      - Considered the future prospects of Somonauk in the event it remained independent; and

      - Met with certain members of Somonauk's and Princeton's senior management to discuss Somonauk's and Princeton's past and current business operations, regulatory standing, financial condition, strategic plan and future prospects, including any potential operating efficiencies and synergies, which may arise from the merger.

      In connection with its review, Ryan Beck relied upon and assumed, without independent verification, the accuracy and completeness of the financial and other information regarding Somonauk, Princeton and their respective subsidiaries that was publicly available or provided to Ryan Beck by Somonauk and Princeton and their respective representatives. Ryan Beck is not an expert in the evaluation of allowance for loan losses. Therefore, Ryan Beck has not assumed any responsibility for making an independent evaluation of the adequacy of the allowance for loan losses set forth in the consolidated balance sheets of Somonauk and Princeton as of December 31, 2004, and Ryan Beck assumed such allowances were adequate and complied fully with applicable law, regulatory policy, sound banking practice and policies of the Securities and Exchange Commission as of the date of such financial statements. Ryan Beck discussed certain operating forecasts and financial projections (and the assumptions and bases therefore) with the managements of Somonauk and Princeton. Ryan Beck assumed that such forecasts and projections reflected the best currently available estimates and judgments of management. In certain instances, for the purposes of its analyses, Ryan Beck made adjustments to such forecasts and projections, which in Ryan Beck's judgment were appropriate under the circumstances. Ryan Beck was not retained to nor did it make any independent evaluation or appraisal of the assets or liabilities of Somonauk or Princeton or their respective subsidiaries nor did Ryan Beck review any loan files of Somonauk or Princeton or their respective subsidiaries. Ryan Beck also assumed that the merger in all respects is, and will be, undertaken and consummated in compliance with all laws and regulations that are applicable to Princeton and Somonauk.

      The preparation of a fairness opinion for a transaction such as the merger involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, Ryan Beck's opinion is not readily susceptible to summary description. In arriving at its opinion, Ryan Beck performed a variety of financial analyses. Ryan Beck believes that its analyses must be considered as a whole and the consideration of portions of such analyses and the factors considered therein, or any one method of analysis, without considering all factors and analyses, could create an incomplete view of the analyses and the process underlying Ryan Beck's opinion. No one method of analysis was assigned a greater significance than any other.

      The forecasts and projections discussed with Ryan Beck were prepared by the respective managements of Somonauk and Princeton without input or guidance by Ryan Beck. Somonauk and Princeton do not publicly disclose internal management projections of the type provided to Ryan Beck in connection with the review of the merger. Such projections were not prepared with a view towards public disclosure. The public disclosure of such projections could be misleading since the projections were based on numerous variables and assumptions which are inherently uncertain, including without limitation, factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in such projections.

      In its analyses, Ryan Beck made numerous assumptions with respect to industry performance, general business and economic conditions, and other matters, many of which are beyond the control of Somonauk or Princeton. Any estimates contained in Ryan Beck's analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates. Estimates of values of companies do not purport to be appraisals nor do they necessarily reflect the prices at which companies or their securities may actually be sold.

      Ryan Beck's opinion was based solely upon the information available to it and the economic, market and other circumstances, as they existed as of the date of the opinion. Events occurring after such date could materially affect the assumptions and conclusions contained in Ryan Beck's opinion. Ryan Beck has not undertaken to reaffirm or revise its opinion or otherwise comment upon any events occurring after the date of its reconfirmed opinion. Ryan Beck did not and does not express any opinion as to the price or range of prices at which Princeton's common stock might trade subsequent to the transaction.

      The following is a brief summary of the analyses and procedures performed by Ryan Beck in the course of arriving at its opinion. The summary does not purport to be a complete description, but is a brief summary of the material analyses and procedures performed by Ryan Beck in the course of arriving at its opinion.

      Analysis of Selected Publicly Traded Companies. Ryan Beck compared Somonauk's financial data as of December 31, 2004, to a peer group of 24 commercial banking organizations with assets between $150 million and $350 million with year-to-date ROAA of .75% or more located in the Midwest region of the United States for which public trading and pricing information was available. Ryan Beck deemed this group to be generally comparable to Somonauk.

      The results of the comparisons are reflected in the following table. The financial data and ratios shown in the table are as of or for the twelve months ended December 31, 2004.

                           SOMONAUK FSB BANCORP, INC.
        PEER GROUP COMPARISON - BANKS IN THE MIDWEST WITH ASSETS BETWEEN
                          $150 MILLION AND $350 MILLION

                                                      SOMONAUK              PEER              PEER
                                                 FSB BANCORP, INC. (1)   AVERAGE (1)        MEDIAN (1)
                                                 ---------------------  -------------     -------------
CAPITALIZATION
Total Assets  (000s)                               $    210,284         $  259,951        $  252,865
Total Deposits  (000s)                                  178,344            207,372           215,227
Total Shareholders' Equity  (000s)                       24,293             27,296            27,880
Total Equity / Assets                                     11.55 %            10.59 %            9.97 %
Tangible Equity / Tangible Assets                         11.55              10.36              9.77
Leverage Ratio                                            11.22              10.80             10.33
Tier I Capital / Risk-Adj Assets                          17.25              15.73             13.83
Total Capital / Risk-Adj Assets                           17.86              16.95             15.01

ASSET QUALITY
Non-Performing Loans / Loans                               0.12               0.67              0.62
Loan Loss Reserves / NPLs                                636.36             194.16            187.87
Loan Loss Reserves  / Loans                                0.79               1.26              1.21
Non-Performing Assets / Assets                             0.06               0.66              0.52

LOAN & DEPOSIT COMPOSITION
Total Loans / Total Assets                                50.74              70.85             71.36
Total Loans / Deposits                                    59.82              89.21             88.83
1-4 Family Loans / Total Loans                            30.31              40.71             43.33
5+ Family Loans / Total Loans                              0.23               1.54              0.57
Construction & Developmental Loans / Total
Loans                                                      6.51               4.84              3.65
Other Real Estate Loans / Total Loans                     27.76              27.01             28.11
Real Estate Loans/Total Loans                             64.81              74.15             74.44
Consumer Loans / Total Loans                               8.12               6.50              5.43
Commercial Loans / Total Loans                             4.54              15.04             13.07
Non-Interest Bearing Deposits/Total Deposits              10.20              15.36             15.96
Transaction Accounts/Total Deposits                       54.08              61.20             59.70
Total CD's/Total Deposits                                 45.92              38.80             40.30
Time Deposits > $100,000 / Total Deposits                 16.66              13.25             10.89

PERFORMANCE
Return on Average Assets                                   1.19               1.09              1.07
Return on Average Equity                                  10.76              10.51             10.94
Net Interest Margin                                        3.89               4.13              4.13
Non Interest Income / Avg. Assets                          0.64               0.85              0.80
Non Interest Expense/Avg. Assets                           2.30               3.06              3.09
Efficiency Ratio                                          53.00              64.45             63.40

GROWTH RATES
Asset Growth                                               0.02               5.08              3.75
Loan Growth Rate                                           7.98               6.91              7.43
Deposit Growth Rate                                       (1.66)              2.36              0.80
Revenue Growth Rate                                        0.81              (0.69)            (1.71)
EPS Growth Rate                                            0.40               2.71              8.00

      (1) As of or for the latest twelve-month period ending December 31, 2004.

      Ryan Beck noted that 64.81% of Somonauk's loan portfolio was real estate oriented versus the peer group median of approximately 74.44%. Approximately 27.76% of Somonauk's loans were commercial real estate loans, approximately the same as the peer group median of 28.81%. Somonauk's portfolio of construction & development loans at 6.51% was almost double the peer median of 3.65%. Somonauk's 1-4 family mortgages at 30.31% of total loans were below the peer group median of 43.33%. Somonauk's transaction account deposits equaled 54.08% of total deposits and non-interest bearing demand deposits were 10.20% of total deposits, lower than the peer group medians of 59.70% and 15.96%, respectively.

      Ryan Beck noted that due to Somonauk's excess capital, the performance of Somonauk as measured by return on average assets was above that of the peer group median, but Somonauk's performance as measured by return on average equity was below the peer group median. Somonauk's equity to assets ratio of 11.55% was significantly higher than the peer group median of 9.97%. Contributing to Somonauk's performance was its efficiency ratio of 53.00%, which was significantly lower than the peer group median of 63.40%. Despite Somonauk's above average financial performance, Ryan Beck noted that Somonauk's net interest margin and non-interest income as a percentage of average assets at 3.89% and 0.64%, respectively, were slightly lower than the respective peer medians of 4.13% and 0.80%

      Additionally, Ryan Beck noted that Somonauk's had 0.12% non-performing loans versus the peer median of 0.62% when measured as a percentage of total loans. At 0.79%, Somonauk maintains a level of loan loss reserves as a percentage of total loans below the peer median of 1.21%. However, Somonauk's ratio of loan loss reserves to non-performing loans of 636.36% was over three times greater than the peer group median of 187.87%. As previously mentioned, Somonauk had excess capital as evidenced by its higher tangible equity to tangible assets ratio and leverage ratio at 11.55% and 11.22%, respectively, compared to the peer medians of 9.77% and 10.33%. Somonauk's asset and deposit growth rates over the past twelve months of 0.02% and (1.66%), respectively, were below the peer median asset and deposit growth rates of 3.75% and 0.80%, respectively. Somonauk's loan growth rate of 7.98% was slightly higher than the peer group median of 7.43%. Over the same period, Somonauk's revenue grew 0.81% versus the peer group median of (1.71%), while earnings per share growth at 0.40% was significantly below the peer median of 8.00%.

      Ryan Beck compared the financial data for Princeton to that of a peer group of fourteen selected bank holding companies located in the Midwest region of the United States with assets between $500 million and $750 million and an ROAA of .50% or greater for which public trading and pricing information was available. Ryan Beck deemed this group to be generally comparable to Princeton. The results of the comparisons are reflected in the following table. The financial data and ratios shown in the table are as of or for the twelve months ended December 31, 2004 and the market valuation multiples are based on market prices as of February 7, 2005.

                        PRINCETON NATIONAL BANCORP, INC.

                              PEER GROUP COMPARISON

            PEER GROUP COMPARISON - BANKS IN THE MIDWEST WITH ASSETS
             BETWEEN $500 MILLION AND $750 MILLION; LTM ROAA> 0.50%

                                                         PRINCETON
                                                          NATIONAL              PEER               PEER
                                                      BANCORP, INC. (1)     AVERAGE (1)          MEDIAN (1)
                                                      -----------------    ------------         ------------
CAPITALIZATION
Total Assets  (000s)                                   $  655,738          $  665,399           $  655,554
Total Deposits  (000s)                                    573,561             479,342              481,720
Total Shareholders' Equity  (000s)                         52,369              58,392               57,766
Total Equity / Assets                                        7.99 %              8.76 %               8.53 %
Tangible Equity / Tangible Assets                            7.61                7.11                 7.54
Leverage Ratio                                               7.62                8.03                 8.21
Tier I Capital / Risk-Adj Assets                            10.94               10.90                10.40
Total Capital / Risk-Adj Assets                             11.49               12.64                11.96

ASSET QUALITY
Non-Performing Loans / Loans                                 0.08                0.83                 0.77
Loan Loss Reserves / NPLs                                  769.51              221.72               146.69
Loan Loss Reserves  / Loans                                  0.61                1.26                 1.15
Non-Performing Assets / Assets                               0.05                0.68                 0.63

LOAN & DEPOSIT COMPOSITION
Total Loans / Total Assets                                  62.53               68.87                69.59
Total Loans / Deposits                                      71.49               97.52                93.56
1-4 Family Loans / Total Loans                              23.37               28.38                29.77
5+ Family Loans / Total Loans                                0.01                2.76                 1.91
Construction & Developmental Loans / Total
Loans                                                        3.36                8.80                 6.95
Other Real Estate Loans / Total Loans                       34.65               33.71                33.83
Real Estate Loans/Total Loans                               61.39               73.66                73.74
Consumer Loans / Total Loans                                 4.11                6.28                 4.14
Commercial Loans / Total Loans                              23.08               16.37                17.55
Non-Interest Bearing Deposits/Total Deposits                11.49               13.00                11.55
Transaction Accounts/Total Deposits                         56.30               51.86                49.21
Total CD's/Total Deposits                                   43.70               48.14                50.79
Time Deposits > $100,000 / Total Deposits                   16.49               18.99                16.15

PERFORMANCE
Return on Average Assets                                     1.11                0.82                 0.74
Return on Average Equity                                    13.46                9.60                 8.86
Net Interest Margin                                          3.91                3.61                 3.48
Non Interest Income / Average Assets                         1.31                1.49                 1.12
Non Interest Expense/Avg Assets                              3.15                3.49                 2.88
Efficiency Ratio                                            63.76               69.85                70.13

GROWTH RATES
Asset Growth                                   7.54                8.36                 8.00
Loan Growth Rate                               7.05               10.99                 8.62
Deposit Growth Rate                            6.64                7.80                 6.91
Revenue Growth Rate                            7.25                4.31                 3.07
EPS Growth Rate                                7.80               11.41                 4.50

MARKET STATISTICS
Stock Price at February 7, 2005            $  29.46
Price / LTM EPS                               13.33x              18.21x               16.58x
Price / 2005E EPS                             12.02               14.29                15.11
Price / Book Value                           171.98%             158.02%              160.41%
Price / Tangible Book Value                  181.23              213.02               211.63
Market Capitalization ($M)                 $  90.09            $  93.20             $  92.03
Dividend Yield                                 2.85%               2.36%                2.54%

      (1) As of or for the latest twelve-month period ending December 31, 2004.

      Ryan Beck noted that, although considered well-capitalized for regulatory capital purposes, Princeton's capital levels as measured by total equity to assets, leverage ratio and total capital to risk adjusted assets of 7.99%, 7.62% and 11.49%, respectively, were below the peer median capital levels of 8.53%, 8.21% and 11.96%, respectively. Real estate loans equaled 61.39% of Princeton's loan portfolio versus the peer group median of 73.34%. Commercial real estate loans, which equaled 34.65% of total loans at Princeton, were approximately equal to the peer group median of 33.83%. Construction & development loans, which equaled 3.36% of loans at Princeton, were approximately half the peer group median of 6.95%. Princeton's 1-4 family mortgages at 23.37% of total loans were below the peer median of 29.77%. Princeton generated a higher level of transaction account deposits at 56.30% of total deposits compared to the peer median of 49.21%. Non-interest bearing demand deposits of 11.49% of total deposits were almost identical to the peer median of 11.55%.

      Ryan Beck also noted Princeton has a lower level of non-performing loans measured as a percentage of total loans at 0.08% compared to its peer median of 0.77%. At 0.61%, Princeton maintains a level of loan loss reserves as a percentage of total loans that is approximately half the peer median of 1.15%. However, Princeton's reserve for loan losses as a percentage of non-performing loans of 769.51% was more than five times the peer group median of 146.69%. Princeton's level of non-performing assets to assets of 0.05% was well above peer at less than one-twelfth the peer group median of 0.63%.

      Additionally, Ryan Beck noted that the performance of Princeton as measured by return on average assets (1.11% versus the peer median of 0.74%) and return on average equity (13.46% versus the peer median of 8.86%) was significantly above that of its peer group. Contributing to the above peer level returns, Princeton's net interest margin as a percentage of average assets of 3.91% was significantly better than the peer median of 3.48%. While Princeton's net interest expense to average assets of 3.15% was higher than the peer median of 2.88%, Princeton's efficiency ratio of 63.76% was better than the peer group median of 70.13%.

      Princeton's asset, loan and deposit growth rates over the past twelve months were slightly lower than the peer medians. Over the same period, revenue grew more than twice that of the peer median (7.25% versus the peer median of 3.07%) while earnings per share growth of 7.80% at Princeton was significantly higher than the peer median of 4.50%.

      Lastly, Ryan Beck noted that Princeton common shares were trading at a lower multiple to latest twelve-month earnings than the peer group median (13.33x versus the peer median of 16.58x). Princeton traded above the peer median as a percentage of book value (171.98% versus the peer median of 160.41%) and below the peer median as a percentage of tangible book value (181.23% versus the peer median of 211.63%). Princeton currently pays a cash dividend resulting in a 2.85% dividend yield compared to the peer median of 2.54%. Additionally, Princeton has been an active buyer of its own stock. Since 1997, Princeton repurchased approximately 33.0% of its outstanding shares. During 2004, Princeton repurchased 100,000 shares or 3.2% of its outstanding shares. For

2005, Princeton's board of directors authorized the repurchase of 100,000 shares or 3.3% of its outstanding shares. Ryan Beck noted that the transaction's impact on the pro forma capital ratios could possibly have an adverse affect on Princeton's ability to repurchase shares.

      Analysis of Selected Transactions. Ryan Beck compared Somonauk's financial data as of December 31, 2004 with that of a group of 13 Midwest bank transactions announced since January 1, 2003, for which pricing data pertaining to the transactions was publicly available. The criteria for this group was commercial banking organizations with assets between $150 million and $500 million with ROAA of greater than 0.75% located in the Midwest region of the United States.

      The following table compares selected ratios of Somonauk's last-twelve-month performance with the median ratios of the sellers in the above peer group of announced bank transactions.

                                                      Peer Group       Peer Group
                                      Somonauk          Average          Median
                                    -------------    -------------    -------------
Total Assets (000s)                 $    210,284     $    274,611     $    233,580

Equity/Assets                              11.55%            8.14%            7.81%

Tangible Equity/Tangible Assets            11.55%            7.93%            7.81%

Return on Average Assets                    1.19%            1.09%            0.98%

Return on Average Equity                   10.76%           13.50%           13.39%

Non-Performing Assets/Assets                0.06%            0.71%            0.59%

Efficiency Ratio                           53.00%           61.41%           60.73%

      Ryan Beck noted that Somonauk's capital ratios were much higher than the peer group's capital ratios. Accordingly, when calculating the imputed acquisition value based on price to book value, price to tangible book value and premium to core deposits, Ryan Beck normalized Somonauk's equity and tangible equity to the level of the peer group and applied the appropriate multiple to the normalized equity value. Any additional capital was added back on a dollar-for-dollar basis.

      Ryan Beck also noted that due in part to Somonauk's excess capital, the performance of Somonauk as measured by return on average assets of 1.19% was better than the peer median of 0.98%, but Somonauk's performance as measured by return on average equity of 10.76% was below the peer median return on average equity of 13.39% for companies with announced transactions. Consequently, Ryan Beck would expect acquisition pricing multiples for Somonauk to be approximately those of the peer group.

      The median pricing ratios for the comparable transactions are illustrated in the following chart:

                                              Price/Tangible     Price/LTM   Core Deposit
                         Price/Book Value       Book Value       Earnings       Premium
                         ----------------     --------------     ---------   ------------
Peer Group Median            246.55%             246.55%          18.64x         19.30%

      The imputed value of Somonauk, adjusted for the excess capital where appropriate, based upon the median ratios of the comparable transactions can be seen in the chart below:

                      Price/Book      Price/Tangible     Price/LTM   Core Deposit
                         Value          Book Value        Earnings     Premium        Median
                      ----------      --------------     ---------   ------------    --------
Peer Group Median      $ 955.79         $ 955.79         $ 923.56     $ 891.49       $ 939.68

      Ryan Beck noted that the value of the consideration being offered to Somonauk's shareholders of $980.40 was well above the adjusted imputed values of the comparable transactions.

      Without any adjustments to Somonauk's capital ratios and assuming a transaction value of $980.40 per share (includes the value of Princeton common stock based on an average of the last 10-day closing prices where trading occurred, prior to the signing of the merger agreement, of $29.435 per share plus $782.76 per share in cash), Ryan Beck calculated the transaction value as a multiple of Somonauk's December 31, 2004, stated book value per share ($480.12), tangible book value per share ($480.12), last-twelve-month earnings per share ($49.54), and tangible book premium over core deposits as follows:

Percentage of stated book value                          204.20%
Percentage of tangible book value                        204.20%
Multiple of last-twelve-month earnings per share          19.79x
Tangible Book Premium over Core Deposits                  17.03%

      Ryan Beck noted that due to Somonauk's excess capital, the actual percentage of book value and tangible book value and the premium to core deposits are not comparable to the selected merger transactions. The multiple of last-twelve months earnings per share of 19.79x is comparable and is higher than the peer group median of 18.64x.

      No company or transaction used in the Analysis of Selected Publicly Traded Companies and Analysis of Selected Transactions is identical to Somonauk, Princeton or the merger. Accordingly, an analysis of the results of the foregoing is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved, market areas in which the companies operate and other factors that could affect the trading values of the securities of the company or companies to which they are being compared.

      Discounted Dividend Analysis. Using a discounted dividend analysis, Ryan Beck estimated the present value of the future dividend stream that Somonauk could produce in perpetuity. As a basis for performing this analysis, Ryan Beck utilized 2005 to 2009 earnings per share estimates for Somonauk, which were based on certain growth rates provided by management. These projections are based upon various factors and assumptions, many of which are beyond the control of Somonauk. These projections are, by their nature, forward-looking and may differ materially from the actual future values or actual future results for the reasons discussed above. Actual future values or results may be significantly more or less favorable than suggested by such projections. In producing a range of per share Somonauk values, Ryan Beck utilized the following assumptions: discount rates ranging from 11% to 13%, terminal price/earnings multiples range from 14x to 16x (which, when applied to terminal year estimated earnings, produces a value which approximates the net present value of the dividends in perpetuity, given certain assumptions regarding growth rates and discount rates) and earnings that include estimated savings in Somonauk's non-interest expense equal to 10.00% in the first year following the merger, and 15.00% in the second year following the merger, with 5.00% growth thereafter. The discounted dividend analysis produced the range of net present values per share of Somonauk common stock illustrated in the chart below:

                               Discount Rates
                               11%          12%           13%
                            ---------    ---------     -------
Terminal Year      14x      $  962.17    $  929.61     $898.75
Multiple of        15x      $1,002.24    $  967.77     $935.11
Earnings           16x      $1,042.31    $1,005.93     $971.47

      Ryan Beck noted that the transaction value generally exceeds the estimated value derived from the discounted dividend analysis.

      These analyses do not purport to be indicative of actual values or expected values or an appraisal range of the shares of Somonauk common stock. The discounted dividend analysis is a widely used valuation methodology, but Ryan Beck noted that it relies on numerous assumptions, including expense savings levels, dividend payout rates, terminal values and discount rates, the future values of which may be significantly more or less than such assumptions. Any variation from these assumptions would likely produce different results.

      Analysis of Break-Even Returns: Using a break-even analysis, Ryan Beck estimated the earnings growth rate necessary for Somonauk to have a total return equal to the price they would receive today. In producing a range of required earnings growth rates, Ryan Beck utilized the following assumptions: Somonauk's 2004 earnings per share of $49.55, discount rates ranging from 11% to 17%, terminal year price/earnings multiples ranging from 14x to 20x, a dividend payout ratio of 16.15% and a 5.0% growth rate in assets. The break-even analysis produced the range of three-year growth rates illustrated in the table below.

                 TERMINAL YEAR            DISCOUNT RATE
                  MULTIPLE OF      ------------------------------
                    EARNINGS       11.0%   13.0%    15.0%   17.0%
                 -------------     -----   -----    -----   -----
TRADING MARKET       14.0 x        22.5%   24.7%
MULTIPLES
                     16.0 x        17.4%   19.5%

                     18.0 x                         17.1%   19.1%
ACQUISITION
MULTIPLES
                     20.0 x                         13.2%   15.1%

      Ryan Beck noted that Somonauk's strategic plan called for three-year earnings growth rates less than those indicated above. This analysis does not purport to be indicative of actual values or expected values or an appraisal range of the shares of Somonauk common stock. The break-even analysis is a widely used valuation methodology, but Ryan Beck noted that it relies on numerous assumptions, including projected earnings, price/earnings multiples, discount rates, dividend payout ratio and Princeton's $980.40 offer per share to Somonauk shareholders, the future values of which may be significantly more or less than such assumptions. Any variation from these assumptions would likely produce different results.

      Financial Impact Analysis: In order to measure the impact of the merger on the combined company's operating results and financial position after the merger, Ryan Beck analyzed the pro forma effects of the merger for 2005. In performing this analysis, Ryan Beck utilized a pro forma summary balance sheet and income statement for Princeton. For its analysis, Ryan Beck used the 2005 and 2006 analyst earnings per share estimates for Princeton. Ryan Beck used Princeton's management estimates of earnings for 2007 through 2009. Ryan Beck used management's projected growth rates to estimate 2005 to 2009 earnings for Somonauk. In its analysis, Ryan Beck utilized after-tax cost savings assumptions of approximately $314 thousand in year 1 and approximately $471 thousand in year 2. The estimate of cost savings was based upon Princeton's analysis of potential savings after performing a due diligence investigation of Somonauk. This analysis indicated that the merger would have an accretive effect on Princeton's 2005 and 2006 estimated earnings per share of approximately 2.7% and 5.7%, respectively. Ryan Beck also estimated that the transaction would be approximately 6.5% accretive to Princeton's stated book value and 39.6% dilutive to Princeton's tangible book value.

      There are several other considerations that should be noted. Princeton's capital ratios will be near regulatory minimums for "well-capitalized" status. As of December 31, 2004, Princeton's tangible equity to assets ratio was 7.61% and its leverage, Tier 1 and total capital ratios were 7.62%, 10.94% and 11.49%, respectively. These ratios are well above the regulatory minimums for "well-capitalized" status. At consummation, Princeton's tangible equity to tangible assets ratio is projected to be 4.10% and its leverage, Tier 1 and total capital ratios are projected to be 5.19%, 7.60% and 10.55%, respectively (using fully phased-in 2009 trust preferred capital guidelines). The significant reduction in the level of these capital ratios may not permit Princeton to utilize its stock repurchase program to maintain share liquidity. In addition, Ryan Beck noted that the decline in Princeton's capital ratios could cause increased regulatory scrutiny with respect to the approval of Princeton's merger application. We have provided our fairness opinion under the assumption that the regulators will approve the transaction.

      We also noted that Princeton will record a substantial level of goodwill and other intangible assets by purchasing Somonauk. The level of intangibles to equity is projected to be 46.05%, which is considered high by industry standards. Ryan Beck reviewed bank holding companies with assets between $350 million and $1.25 billion with high levels of intangibles (greater than 30% of equity) and found them to not trade at discount to their peers on a price to earnings basis. The peer group with high levels of intangibles traded at 18.06x latest twelve months earnings compared to 18.05x for bank holding companies with the assets between $350 million and $1.25 billion with intangibles to equity below 30%.

      In connection with Ryan Beck's updated opinion dated as of the date of this document and contained in Appendix B to this Proxy Statement, Ryan Beck confirmed the appropriateness of its reliance on the analyses used to render its February 22, 2005 written opinion by performing procedures to update certain such analyses and by reviewing the assumptions and conclusions upon which the February 22, 2005 opinion was based.

      With regard to Ryan Beck's services in connection with the merger, Somonauk paid Ryan Beck no retainer. However, Ryan Beck will credit a $20,000 valuation fee paid pursuant to an agreement between Ryan Beck and Somonauk dated November 22, 2004, against the final advisory fee paid to Ryan Beck. Somonauk will pay an advisory fee equal to 1.00% of the final aggregate transaction value if the aggregate consideration is $46,000,000 or less and 1.5% of the aggregate transaction value if the aggregate consideration is greater than $46,000,000. Based upon the aggregate value of the transaction on March 17, 2005, Ryan Beck's total fee would be approximately $750,000 of which $186,000 was payable at the time of signing of the definitive agreement with Princeton. In addition, Somonauk has agreed to reimburse Ryan Beck for its reasonable out-of-pocket expenses, including the fees and disbursements of Ryan Beck's legal counsel, which shall not exceed $10,000 without the prior consent of Somonauk. Somonauk has also agreed to indemnify Ryan Beck and certain related persons against certain liabilities, including liabilities under federal securities law, incurred in connection with its services.

      After Somonauk received an unsolicited offer from a third party to be acquired, Ryan Beck was hired to prepare the sale valuation analysis of Somonauk discussed in the previous paragraph. Ryan Beck was subsequently engaged for this transaction. Ryan Beck's research department does not provide any research coverage on Somonauk and Ryan Beck does not act as a market maker in Somonauk common stock.

      Ryan Beck has not had an investment banking relationship with Princeton. Ryan Beck's research department does not provide published investment analysis on Princeton and does not act as a market maker in Princeton common stock.

REPRESENTATIONS AND WARRANTIES

      In the merger agreement, Somonauk and Princeton each made numerous representations and warranties to each other relating to, among other things, the following:

      - incorporation, good standing, corporate power and similar corporate matters;

      - authorization, execution, delivery and performance and the enforceability of the merger agreement and the absence of violations;

      - conflicts under charter documents, required consents or approvals and violations of agreements or laws;

      -     capitalization;

      -     financial statements and reports;

      -     ownership of property and sufficiency of assets (by Somonauk only);

      - the loan portfolio and the adequacy of the allowance for loan and lease losses;

      - absence of certain material adverse events, changes, effects, defaults or undisclosed liabilities;

      -     filing of tax returns and payment of taxes;

      - employee benefit plans and compliance with federal employee benefit laws;

      -     compliance with laws, including environmental laws;

      -     the absence of material litigation;

      -     the absence of material changes since December 31, 2003;

      -     the amount of insurance (by Somonauk only); and

      -     the accuracy of documents filed with regulatory agencies.

      In addition, Princeton also made a representation and warranty to Somonauk relating to its ability to fund the transaction.

      The foregoing is an outline of the types of representations and warranties made by Princeton and Somonauk contained in the merger agreement, a copy of which is included at Appendix A. You should carefully review the entire agreement and in particular Articles 4 and 5, containing the detailed representations and warranties of the parties. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that Princeton and Somonauk have exchanged in connection with signing the merger agreement. While we do not believe that they contain information securities laws require us to publicly disclose other than information that has already been so disclosed, the disclosure schedules do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the agreement. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts, since they are modified in important part by the underlying disclosure schedules. These disclosure schedules contain information that has been included in Princeton's general prior public disclosures, as well as potential additional non-public information regarding both Princeton and Somonauk. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the agreement, which subsequent information may or may not be fully reflected in Princeton's public disclosures.

CONDUCT OF BUSINESS PENDING THE MERGER AND CERTAIN COVENANTS

      Under the merger agreement, Somonauk has agreed to certain restrictions on its activities until the merger is completed or the merger agreement is terminated. In general, Somonauk and Farmers State Bank are required to conduct their operations in the ordinary course of business. The following is a summary of the more significant restrictions and obligations imposed upon Somonauk and Farmers State Bank. Subject to the exceptions set forth in the merger agreement, Somonauk must:

      -     not issue any additional shares of stock;

      -     confer with Princeton on material operational matters;

      - make loans only in accordance with sound credit practices and on arms-length terms and obtain the consent of Princeton before making any new loans greater than $250,000;

      - cause its allowance for loan and lease losses to be adequate in all material respects;

      - not buy or sell any securities, other than buying or selling government securities and reinvesting dividends paid on any securities owned by any Somonauk subsidiary;

      -     file, on a timely basis, all required regulatory filings; and

      - not take any action that would cause a breach of any of its representation and warranties.

      Somonauk has also agreed that it will not encourage any third-party proposals to acquire Somonauk and will not participate in negotiations regarding a proposal to acquire Somonauk. However, Somonauk may provide information and negotiate with a third party if Somonauk's board of directors determines that failure to do so would be inconsistent with its fiduciary duties. Somonauk is required under the merger agreement to provide Princeton notice of any proposal it receives to acquire Somonauk.

      Somonauk has also agreed to provide Princeton with certain documents before the closing date, including:

      -     interim financial statements;

      -     preliminary title reports and surveys for its owned real property;
            and

      - reasonable notice of any fact or condition creating a breach of the merger agreement.

      Princeton has agreed to file all applications and notices to obtain the necessary regulatory approvals for the transactions contemplated by the merger agreement. Somonauk has agreed to cooperate with Princeton in connection with obtaining the regulatory approvals. Both parties have agreed:

      - to use all reasonable efforts and to cooperate in the preparation and filing of all applications, notices and documents required to obtain regulatory approval and/or consents from governmental authorities for the merger and the merger agreement;

      - to use reasonable and diligent good faith efforts to satisfy the conditions required to close the merger and to complete the merger as soon as practicable;

      - that neither will intentionally act in a manner that would cause a breach of the merger agreement or that would cause a representation made in the merger agreement to become untrue;

      - to provide the other party with reasonable access to information under the condition that the information be kept confidential; and

      - to coordinate publicity of the transactions contemplated by the merger agreement with the media and their respective stockholders.

      The foregoing is an outline of the types of covenants made by Princeton and Somonauk contained in the merger agreement, a copy of which is included at Appendix A. You should carefully review the entire agreement and in particular Articles 6, 7 and 8, containing the detailed covenants of the parties.

CONDITIONS TO COMPLETION OF THE MERGER

      Each of Princeton and Somonauk is required to complete the merger only after the satisfaction of various conditions. Princeton is only required to complete the merger if the following conditions are satisfied:

      - Somonauk's representations and warranties in the merger agreement must be accurate as of the date of the merger agreement and as of the date the merger becomes effective, except for any untrue or incorrect representations and warranties that do not have a material adverse effect on Somonauk on a consolidated basis or on Princeton's rights under the merger agreement;

      - Somonauk must have performed and complied with all of its covenants and obligations under the merger agreement, except where any non-performance or non-compliance would not have a material adverse effect on Somonauk on a consolidated basis or on Princeton's rights under the merger agreement;

      - all proceedings to be taken by Somonauk in connection with the merger, and all documents relating to these proceedings, must be reasonably satisfactory in form and substance to counsel for Princeton;

      - the merger agreement and the transactions it contemplates must have been approved by Somonauk's stockholders;

      - there must not be pending any proceeding involving any challenge to, or seeking damages or other relief in connection with, the merger, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with the merger, in either case that would reasonably be expected to have a material adverse effect on Somonauk or its stockholders or on Princeton's rights under the merger agreement;

      - there must not have been since the date of the merger agreement any event or occurrence that would be reasonably likely to have a material adverse effect on Somonauk or any of its subsidiaries;

      - all consents and approvals required in connection with the merger must have been obtained;

      - the completion of the merger must not conflict with or result in a violation of any applicable laws or legal requirements;

      - the Securities and Exchange Commission must have declared the registration statement registering the shares of Princeton common stock to be issued to Somonauk's stockholders in the merger, of which this proxy statement-prospectus is a part, effective under the Securities Act of 1933, as amended, and referred to as the Securities Act;

      - the total number of shares held by Somonauk stockholders exercising their appraisal rights must be no greater than 10% of the issued and outstanding shares of Somonauk common stock;

      -     the employment agreements between Citizens Bank and each of Terrence
            M. Duffy, Nicki Butterfield, Daniel Grandgeorge and Mark Lee must be in full force and effect;

      - Somonauk must have a consolidated allowance for loan and lease losses that is adequate in all material respects to provide for probable losses, net of recoveries relating to loans previously charged off, on loans outstanding, and such amount must not be less than $840,000;

      - the outstanding capital stock of Somonauk must consist exclusively of no more than 50,598 shares of common stock; and

      - Princeton must have received satisfactory proof that Somonauk has paid or fully accrued all of its transaction expenses.

      Somonauk is only required to complete the merger if the following conditions are satisfied:

      - Princeton's representations and warranties in the merger agreement must be accurate as of the date of the merger agreement and as of the date the merger becomes effective, except for any untrue or incorrect representations and warranties that do not have a material adverse effect on Princeton on a consolidated basis or on Somonauk's rights under the merger agreement;

      - Princeton must have performed and complied with all of its covenants and obligations under the merger agreement, except where any non-performance or non-compliance would not have a material adverse effect on Princeton on a consolidated basis or on Somonauk's rights under the merger agreement;

      - all proceedings to be taken by Princeton in connection with the merger, and all documents relating to these proceedings, must be reasonably satisfactory in form and substance to counsel for Somonauk;

      - the merger agreement and the transactions it contemplates must have been approved by Somonauk's stockholders;

      - there must not be pending any proceeding involving any challenge to, or seeking damages or other relief in connection with, the merger, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with the merger, in either case that would reasonably be expected to have a material adverse effect on Princeton or its stockholders or on Somonauk's rights under the merger agreement;

      - there must not have been since the date of the merger agreement any event or occurrence that would be reasonably likely to have a material adverse effect on Princeton or any of its subsidiaries;

      - all consents and approvals required in connection with the merger must have been obtained;

      - the completion of the merger must not conflict with or result in a violation of any applicable laws or legal requirements;

      - the Securities and Exchange Commission must have declared the registration statement registering the shares of Princeton common stock to be issued to Somonauk's stockholders in the merger effective under the Securities Act; and

      - Somonauk must have received the fairness opinion from Ryan Beck & Co., and the opinion must not have been withdrawn.

      Neither party can be certain as to when or if all of the conditions to the merger can or will be satisfied or waived by the party permitted to do so. If the merger is not completed by October 22, 2005, either of our boards of directors may terminate the merger agreement and abandon the merger; provided, however, that the party responsible for a condition not being met prior to October 22, 2005, may not terminate the merger agreement if the merger is not completed by October 22, 2005. See "Description of Transaction -- Waiver, Amendment and Termination."

      The foregoing is an outline of the types of conditions precedent to the obligations of Princeton and Somonauk contained in the merger agreement, a copy of which is included at Appendix A. You should carefully review the entire agreement and in particular Articles 9 and 10, containing the detailed conditions to each party's obligation to close.

TERMINATION AND TERMINATION FEES

      Ability to Terminate the Merger Agreement. At any time before the merger becomes effective, the boards of directors of Somonauk and Princeton may mutually agree to terminate the merger agreement. In addition, the merger agreement may be terminated as follows:

      - by Princeton, if any of the conditions to its obligation to complete the merger, as described above, has not been satisfied or has become impossible, and Princeton has not waived the condition;

      - by Somonauk, if any of the conditions to its obligation to consummate the merger, as described above, has not been satisfied or has become impossible, and Somonauk has not waived the condition; and

      - by either Princeton or Somonauk, if the closing of the merger has not occurred, other than through the failure of the party seeking to terminate the merger agreement to perform any of its required obligations under the merger agreement, by October 22, 2005.

      Effect of Termination. If the merger is terminated, the merger agreement will become void and have no effect, except that certain provisions of the merger agreement, including those relating to the obligation to pay expenses and maintain the confidentiality of certain information obtained in connection with the merger and the merger agreement, will survive, and except that either party may be required to make certain payments upon termination as described below.

      Termination Fees. If either:

      - Princeton terminates the merger agreement because of (a) a breach of Somonauk's covenants or agreements (but not a breach of its representations or warranties); or (b) a breach of Somonauk's representations and warranties, unless in either (a) or (b), the breach is a result of a failure by Princeton to comply with its material obligations under the merger agreement or the breach would not reasonably be expected to have a material adverse effect on either Princeton or Somonauk; or

      -     Princeton or Somonauk terminates the merger agreement because both

            (a) a competing acquisition transaction has been commenced by a third party; or the board of directors of Somonauk has recommended or proposed a competing acquisition transaction; or the board, in the exercise of its fiduciary duties, has failed to recommend to its stockholders that they approve the merger agreement and the merger, has withdrawn or adversely modified or changed its recommendation; or has failed to call a stockholder meeting to approve the merger agreement and the merger; and

            (b) the stockholders of Somonauk failed to approve the merger agreement before October 22, 2005;

then, in ether case, as long as Princeton is in material compliance with its material obligations under the merger agreement, Somonauk is required to pay Princeton a termination fee of $2,000,000.

      If Somonauk terminates the merger agreement because of (a) a breach of Princeton's covenants or agreements (but not a breach of its representations or warranties); or (b) a breach of Princeton's representations and warranties, unless in either (a) or (b), the breach is a result of a failure by Somonauk to comply with its material obligations under the merger agreement or the breach would not reasonably be expected to have a material adverse effect on either Princeton or Somonauk, then Princeton is required to pay Somonauk a termination fee of $2,000,000.

      The foregoing is an outline of the termination provisions contained in the merger agreement, a copy of which is included at Appendix A. You should carefully review the entire agreement and in particular Article 11, containing the detailed termination provisions.

WAIVER AND AMENDMENT

      To the extent permitted by law, our boards of directors may agree in writing to amend the merger agreement, whether before or after Somonauk's stockholders have approved the merger agreement. However, no amendment agreed to after the merger agreement has been approved by Somonauk's stockholders may materially and adversely affect the rights of Somonauk's stockholders. In addition, before or at the time the merger becomes effective, either Princeton or Somonauk, or both, may waive any default in the performance of any term of the merger agreement by the other or may waive or extend the time for the compliance or fulfillment by the other of any of its obligations under the merger agreement. Either of Princeton or Somonauk may also waive any of the conditions precedent to their respective obligations under the merger agreement, unless a violation of any law or governmental regulation would result. To be effective, a waiver must be in writing and signed by one of Princeton's or Somonauk's duly authorized officers.

REGULATORY APPROVALS

      It is a condition to the completion of the merger that we receive all necessary regulatory approvals of the merger. Neither Princeton nor Somonauk is aware of any material governmental approvals or actions that are required to complete the merger, except as described below. If any other approval or action is required, we will also seek this approval or action.

      As a result of the merger, Princeton will own directly all of the outstanding stock of Somonauk. In addition, Princeton and Somonauk intend to merge Farmers State Bank with and into Citizens Bank simultaneous with the merger between Princeton and Somonauk. These matters are subject to the prior approval or waiver of such approval by the Board of Governors of the Federal Reserve (the "Federal Reserve") and the Office of the Comptroller of the Currency (the "OCC").

      On March 31, 2005, Princeton filed an application with the OCC for prior approval of the merger of Farmers State Bank and Citizens Bank. It is expected that the OCC will approve the merger of Farmers State Bank and Citizens Bank in the second calendar quarter of 2005. On April 8th, 2005, Princeton received a waiver of the requirement for filing an application for approval of the merger under the federal Bank Holding Company Act from the Federal Reserve.

      The merger may not be completed until 30 days following the date of the Federal Reserve or OCC approval, although the U.S. Department of Justice may reduce that period to 15 days. During this period, the U.S. Department of Justice is given the opportunity to challenge the transaction on antitrust grounds. The commencement of any antitrust action would stay the effectiveness of the approval of the agencies, unless a court of competent jurisdiction specifically ordered otherwise.

      We are not aware of any other regulatory approvals required for completion of the merger, and there can be no assurance that any approvals will be obtained. The approval of any application merely implies the satisfaction of regulatory criteria for approval, which does not include review of the merger from the standpoint of the adequacy of the consideration to be received by Somonauk stockholders.

      There can be no assurances that the requisite regulatory approvals or waivers will be received in a timely manner, in which event the consummation of the merger may be delayed. If the merger is not consummated on or before October 22, 2005, either Princeton or Somonauk may terminate the merger agreement. We can give you no assurance as to the receipt or timing of these approvals or waivers.

MANAGEMENT AND OPERATIONS AFTER THE MERGER

      Immediately following the merger of Somonauk with and into a wholly-owned subsidiary of Princeton, with Somonauk surviving as a wholly-owned subsidiary of Princeton, Princeton will be the direct holding company of Somonauk. Princeton and Somonauk also contemplate, without making it mandatory, that Farmers State Bank will be merged with and into Citizens Bank (with Citizens Bank being the surviving association) on the same day as the effective date of the merger. Farmers State Bank would then cease operating under its current name and charter.

      Following the merger, Princeton will expand its and Citizens Bank's boards of directors by one member each, and each board will appoint one individual nominated to each board by Somonauk. With the exception of Terrence M. Duffy being appointed as a Senior Vice President of Citizens Bank, the senior officers of Princeton and Citizens Bank will remain the same as they were prior to the merger. Information concerning the management of Princeton is included in the documents incorporated by reference in this proxy statement-prospectus. See "Where You Can Find More Information." For additional information regarding the interests of certain persons in the merger, see "Description of Transaction -- Interests of Certain Persons in the Merger."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

      General. Some members of Somonauk's management and board of directors may be deemed to have interests in the merger that are in addition to their interests as stockholders generally. The boards of directors of each of Princeton and Somonauk were aware of these interests and considered them, together with the other matters described in this proxy statement-prospectus, in adopting the merger agreement and approving the merger.

      Special Bonus. The merger agreement allows Somonauk to pay a special bonus to employees who were employed by Somonauk or Farmers State Bank at the time the agreement was signed and who remain employed on

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

the closing date of the merger, with the aggregate amount of the special bonus not to exceed $550,000. Somonauk implemented this special bonus program (a) to help maintain the franchise in the event the proposed merger is not completed,
(b) to deliver value to Princeton and (c) to minimize the likelihood that valued employees would leave immediately prior to or shortly after the closing of the merger. Somonauk expects to divide the special bonus among all of its employees who remain employed at the closing date, including executive officers.

      Existing Employment Agreements. Somonauk and Farmers State Bank have employment agreements with each of Terrence M. Duffy, Mark Lee, Daniel E. Grandgeorge and Nicki Butterfield, each of whom serves as an officer of Somonauk and Farmers State Bank. Each of these agreements provide that the employee will receive a severance payment if terminated under certain circumstances after a "change of control" of Somonauk. The pending acquisition of Somonauk by Princeton would constitute a change of control that may cause a termination to trigger the payment of the severance amount. However, each of Messrs. Duffy, Lee and Grandgeorge and Ms. Butterfield have entered into employment agreements with Citizens Bank, which will become effective upon the completion of the merger, and each of these agreements contains a provision stating that the existing employment agreement with Somonauk and Farmers State Bank will terminate when the new agreement becomes effective. Each of the new employment agreements is described further below.

      New Employment Agreement with Terrence M. Duffy. Citizens Bank has entered into an employment agreement with Terrence M. Duffy, which will become effective upon completion of the merger. This employment agreement provides for Mr. Duffy's employment following the merger as a Senior Vice President of Citizens Bank. The agreement is for a three-year term and contains terms as to salary, bonus, benefits and severance substantially the same as those in his existing employment agreement with Somonauk and Farmers State Bank.

      New Employment Agreements with Nicki Butterfield, Daniel Grandgeorge, and Mark Lee. Citizens Bank has entered into employment agreements, all of which will become effective upon completion of the merger, with Nicki Butterfield, Daniel Grandgeorge and Mark Lee. Each of these executives will be employed as a Vice President of Citizens Bank following the merger. Each agreement is for a three-year term and contains terms as to salary, bonus, benefits and severance substantially the same as those in their existing employment agreements with Somonauk and Farmers State Bank.

      Indemnification for Directors and Officers; Insurance. Princeton has agreed to honor for at least two years from the effective date of the merger all of Somonauk's obligations with respect to indemnification currently provided by Somonauk in its certificate of incorporation or bylaws in favor of the current and former officers and directors with respect to matters occurring prior to the effective time. In addition, Princeton has agreed to pay $25,000 to acquire extended coverage of acts or omissions occurring at or prior to the effective time with respect to those persons who are currently covered by Somonauk's director and officer liability policies of insurance on terms that are substantially similar to those contained in the director and officer liability policies in effect on the date of the merger agreement. In the event that the costs of this tail coverage exceed $25,000, Somonauk may elect to pay the difference. In the event that Somonauk elects not to pay such difference, Princeton is not obligated to obtain the tail coverage.

ADDITIONAL AGREEMENTS

      Voting Agreement. Each of the directors and executive officers of Somonauk has entered into a voting agreement with Princeton. Under this agreement, these stockholders have agreed to vote their respective shares of Somonauk common stock:

      - in favor of the merger and the transactions contemplated by the merger agreement;

      - against any acquisition of Somonauk or Farmers State Bank by a party other than Princeton;

      - against any action or agreement that would result in a material breach of any term or any other obligation of Somonauk under the merger agreement; and

      - against any action or agreement which would impede or interfere with the transactions contemplated by the merger agreement.

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

      Furthermore, and without Princeton's prior approval, each of these stockholders has also agreed not to solicit, initiate or encourage any inquiries or proposals for a merger or other business combination involving Somonauk. The shares subject to the voting agreement represent approximately [17.29]% of the outstanding shares of Somonauk common stock on the record date. The voting agreement will terminate upon the earlier of the consummation of the merger or termination of the merger agreement in accordance with its terms.

ACCOUNTING TREATMENT

      The merger will be accounted for using the purchase method of accounting under generally accepted accounting principles as applied in the United States. Under this method of accounting, Princeton will record the assets acquired and liabilities assumed of Somonauk at their fair market values. Any difference between the purchase price and the fair market value of the net tangible and identifiable intangible assets and liabilities is recorded as goodwill, which, in accordance with Statement of Financial Accounting Standard No. 142, will not be amortized for financial accounting purposes, but will be evaluated annually for impairment.

EXPENSES

      Each of Princeton and Somonauk will pay its own expenses in connection with the merger, including filing, registration and application fees, printing fees and fees and expenses of its own financial or other consultants, accountants and counsel.

RESALES OF PRINCETON COMMON STOCK

      Princeton common stock to be issued to Somonauk stockholders in the merger will be registered under the Securities Act. All shares of Princeton common stock received by Somonauk stockholders in the merger will be freely transferable after the merger by persons who are not considered to be "affiliates" of either Princeton or Somonauk. These "affiliates" would generally include any persons or entities who control, are controlled by or are under common control with either Somonauk or Princeton at the time of the special meeting (generally, executive officers, directors and 10% or greater stockholders).

      Rule 145 promulgated under the Securities Act restricts the sale of Princeton common stock received in the merger by affiliates of Somonauk and certain of their family members and related entities. Under the rule, until the first anniversary of the effective date of the merger, affiliates of Somonauk may publicly resell the Princeton common stock they receive in the merger, but only within certain limitations as to the amount of Princeton common stock they can sell in any three-month period and as to the manner of sale. After this first anniversary, affiliates of Somonauk who are not affiliates of Princeton may resell their shares without restriction. Princeton must continue to satisfy its reporting requirements under the Securities Exchange Act of 1934, as amended, for affiliates to continue to be able to resell under Rule 145 the shares of Princeton common stock they received in the merger. Affiliates would also be permitted to resell Princeton common stock received in the merger pursuant to an effective registration statement under the Securities Act or an available exemption from the registration requirements. This proxy statement-prospectus does not cover any resales of Princeton common stock received by persons who may be deemed to be affiliates of Somonauk.

                 EFFECT OF THE MERGER ON RIGHTS OF STOCKHOLDERS

GENERAL

      Somonauk is a Delaware corporation governed by Delaware law and Somonauk's certificate of incorporation and bylaws. Princeton is a Delaware corporation governed by Delaware law and Princeton's certificate of incorporation and bylaws.

      In the merger, stockholders of Somonauk will receive shares of Princeton common stock which will include all rights attaching to shares of Princeton common stock. There are significant differences between the rights of Somonauk's stockholders and the rights of Princeton's stockholders. The following is a summary of the principal differences between the rights.

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

      The following summary is not intended to be complete and is qualified in its entirety by reference to the Delaware General Corporation Law, as well as Princeton's and Somonauk's certificate of incorporation and bylaws, respectively.

ANTI-TAKEOVER PROVISIONS GENERALLY

      Princeton's certificate of incorporation and bylaws contain provisions designed to assist Princeton's board of directors in playing a role in any attempt by a group or person to acquire control of Princeton. These provisions are intended to enable Princeton's board of directors to protect the interests of Princeton and its stockholders under the circumstances. Aided by these provisions, Princeton may determine that a sale of control is in the best interests of Princeton's stockholders or will enhance the board's ability to maximize the value to be received by the stockholders upon a sale of control of Princeton.

      Although Princeton's management believes that these provisions are beneficial to Princeton's stockholders, they may also tend to discourage some takeover bids. As a result, Princeton's stockholders may be deprived of opportunities to sell some or all of their shares at prices that represent a premium over prevailing market prices. On the other hand, defeating undesirable acquisition offers can be a very expensive and time-consuming process. To the extent that these provisions discourage undesirable proposals, Princeton may be able to avoid those expenditures of time and money.

      These provisions may also discourage open market purchases of Princeton common stock by a company that may desire to acquire Princeton. Those purchases may increase the market price of Princeton common stock temporarily and enable stockholders to sell their shares at a price higher than they might otherwise obtain. In addition, these provisions may decrease the market price of Princeton common stock by making the stock less attractive to persons who invest in securities in anticipation of price increases from potential acquisition attempts. The provisions may also make it more difficult and time consuming for a potential acquiror to obtain control of Princeton through replacing the board of directors and management. Furthermore, the provisions may make it more difficult for Princeton's stockholders to replace the board of directors or management, even if a majority of the stockholders believe that replacing the board of directors or management is in the best interests of Princeton. Because of these factors, these provisions may tend to perpetuate the incumbent board of directors and management.

AUTHORIZED CAPITAL STOCK

      Princeton. Princeton is authorized to issue 7,000,000 shares of common stock, $5.00 par value per share, and 100,000 shares of preferred stock, no par value per share. As of January 31, 2005, 3,058,967 shares of Princeton common stock were issued and outstanding, 1,080,874 shares were held by Princeton as treasury shares, and 502,500 shares were reserved by Princeton for issuance in respect of outstanding stock options that have been or may be granted under existing option plans. No shares of Princeton preferred stock are issued and outstanding. The Princeton board of directors may authorize the issuance of additional shares of common stock without further action by its stockholders, unless applicable laws or regulations or a stock exchange on which Princeton's capital stock is listed requires stockholder action.

      Princeton may issue, without a stockholder vote, shares of its preferred stock, in one or more classes or series, with voting, conversion, dividend and liquidation rights as it specifies in its certificate of incorporation. The Princeton board of directors may determine, among other things, the distinctive designation and number of shares comprising a series of preferred stock, the dividend rate or rates on the shares of such series and the relation of such dividends to the dividends payable on other classes of stock, whether the shares of such series will be convertible into or exchangeable for shares of any other class or series of Princeton capital stock, the voting powers of any of such series, and any other preferences, privileges and powers of such series.

      Upon the voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of Princeton, holders of its preferred stock, if any, will have priority over holders of common stock.

      The authority to issue additional shares of common stock or preferred stock provides Princeton with the flexibility necessary to meet its future needs without the delay resulting from the need to obtain stockholder approval for the issuance. The authorized but unissued shares of common stock and preferred stock may be issued

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

from time to time for any corporate purpose, including stock splits, stock dividends, employee benefit and compensation plans, acquisitions and public or private sales for cash as a means of raising capital. The shares could be used to dilute the stock ownership of persons seeking to obtain control of Princeton. The sale of a substantial number of shares of voting stock to persons who have an understanding with Princeton concerning the voting of such shares or the distribution or declaration of a dividend of shares of voting stock (or the right to receive voting stock) to its stockholders may have the effect of discouraging or increasing the cost of unsolicited attempts to acquire control of Princeton.

      Somonauk. Somonauk is authorized to issue 150,000 shares of common stock, $10.00 par value per share. As of February 22, 2005, 50,598 shares of Somonauk common stock were issued and outstanding and 13,402 shares were held by Somonauk as treasury shares.

      Somonauk's board of directors has substantially the same powers with respect to the issuance of common stock as does Princeton's board of directors described above.

VOTING RIGHTS

      Princeton. Generally, holders of Princeton common stock are entitled to one vote per share on all matters submitted to a vote of stockholders.

      As stated above, Princeton's board of directors is authorized to issue up to 100,000 shares of preferred stock, and may designate various characteristics and rights of Princeton preferred stock, including voting and conversion rights. Princeton's board of directors may also authorize the conversion of shares of other classes of Princeton preferred stock into any number of shares of Princeton common stock and thus dilute the outstanding shares of Princeton common stock. Subject to the board's fiduciary duties, Princeton could issue convertible preferred stock with the purpose or effect of deterring or preventing a takeover of Princeton.

      Princeton's certificate of incorporation do not provide for cumulative voting rights in the election of directors.

      Somonauk. Generally, holders of Somonauk common stock are entitled to one vote per share on all matters submitted to a vote of stockholders.

CLASSIFICATION OF BOARD OF DIRECTORS

      Princeton. Princeton's certificate of incorporation provides for the division of its board of directors into three classes of approximately equal size. Princeton's directors are elected for three-year terms, and the terms of office of approximately one-third of the members of the classified board of directors expire each year. This board classification may make it more difficult for a stockholder to acquire immediate control of Princeton and remove management by means of a proxy contest. Because the terms of approximately one-third of the incumbent directors expire each year, at least two annual elections would be necessary for stockholders to replace a majority of Princeton's directors, while a majority of directors of a non-classified board could be replaced in one annual meeting.

      Somonauk. Somonauk's certificate of incorporation does not provide for the division of its board of directors into classes.

SIZE OF THE BOARD OF DIRECTORS; VACANCIES; REMOVAL

      Princeton. Princeton's certificate of incorporation provides that the size of the board of directors must consist of at least 5, but no more than 25, directors, as fixed by a majority of Princeton's directors. The certificate of incorporation and bylaws also provide that any vacancy occurring on the board of directors may be filled for the remainder of the unexpired term by a majority vote of the directors then in office.

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

      Under the Delaware General Corporation Law, members of a classified board may only be removed for cause, unless the certificate of incorporation provides otherwise. Princeton's certificate of incorporation does not provide otherwise.

      Somonauk. Somonauk's bylaws provide that the size of the board of directors must consist of at least 1, but no more than 21, directors, as fixed by a majority of Somonauk's directors or stockholders . The bylaws also provide that any vacancy occurring on the board of directors may be filled for the remainder of the unexpired term by a majority vote of the directors then in office. Somonauk's bylaws provide that any director may be removed with or without cause, at any time, by the stockholders.

STOCKHOLDER NOMINATIONS AND PROPOSALS

      Princeton. Princeton's bylaws provide that the only business that may be conducted at an annual meeting is the business brought before the meeting in Princeton's notice of the meeting, by or at the direction of the board of directors or by any stockholder who complies with the notice provisions set forth in Princeton's bylaws. For business to be brought by a stockholder at an annual meeting, the stockholder must have given timely notice, in writing, to the secretary of Princeton. To be timely, a stockholder's notice must be received at the principal executive offices of Princeton no less than 120 and no more than 150 days prior to the anniversary of the mailing date of the proxy materials for the previous year's annual meeting.

      A stockholder's notice to the secretary must set forth, as to each matter the stockholder proposes to bring before the meeting:

      -     a brief description of the matter;

      -     the reasons for bringing the matter before the special meeting;

      -     any material interest of the stockholder in such matter; and

      -     the beneficial owner, if any, on whose behalf the proposal is made.

      The proposal also must include the stockholder's name and address, the name and address of any beneficial owner on whose behalf the proposal is made and the number of shares of capital stock owned by the stockholder and the beneficial owner, if any.

      Princeton's bylaws provide that nominations for election to Princeton's board of directors must be made only by the board of directors or by any stockholder entitled to vote who complies with the notice procedures set forth in the bylaws. Those notice provisions are comparable to those set forth above for new business to be brought before a stockholders' meeting.

      Somonauk. Somonauk's bylaws do not contain comparable stockholder proposal or stockholder nomination provisions provision as those contained in Princeton's bylaws.

      The effect of Princeton's bylaws is to make it more difficult for a stockholder to nominate a director or to submit a proposal for consideration by Princeton's stockholders.

SPECIAL MEETINGS OF STOCKHOLDERS

      Princeton. Princeton's certificate of incorporation provides that a special meeting of stockholders may be called by the board of directors at any time for any purpose permitted by law. The only business that may be conducted at a special meeting is that set forth in the notice of the special meeting.

      Somonauk. Somonauk's bylaws provide that special meetings may be called by the president, and shall be called by the president or secretary at the written request of a majority of the board or at the written request of stockholders owning a majority of the outstanding stock. The only business that may be conducted at a special meeting is that set forth in the notice of the special meeting.

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

ACTION BY WRITTEN CONSENT

      Princeton. Princeton's certificate of incorporation prohibit their stockholders from taking action by written consent.

      Somonauk. Somonauk's bylaws expressly permit actions to be taken by written consent.

      The effect of Princeton's more restrictive provision is to eliminate one of the means by which a dissident stockholder or a stockholder group could take action that is in opposition to wishes of the then-current board of directors.

DIVIDENDS

      Princeton's and Somonauk's ability to pay dividends is governed by Delaware corporate law. Under Delaware corporate law, unless there are restrictions in the corporation's certificate of incorporation, dividends may be declared from the corporation's surplus, or, if there is no surplus, from its net profits for the fiscal year in which the dividend is declared and the preceding years. Dividends may not be declared, however, if the corporation's capital is less than the amount of all capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. Subject to Delaware law, Princeton's certificate of incorporation and Somonauk's bylaws each state that their boards of directors may declare and pay dividends from time to time.

      Most of the revenues of Princeton and Somonauk available for the payment of dividends derive from amounts paid to it by their banking subsidiaries. There are various statutory limitations that limit the ability of the subsidiaries to pay dividends to Princeton and Somonauk. The banking subsidiaries are subject to the regulations of the Federal Deposit Insurance Corporation. If a bank's primary federal banking regulator determines that the bank is engaged or is about to engage in an unsafe or unsound banking practice, the regulator may require, after notice and hearing, that the bank cease and desist from such practice. Depending on the financial condition of the bank, an unsafe or unsound practice could include the payment of dividends. In particular, the federal banking agencies have indicated that paying dividends that deplete a bank's capital base to an inadequate level would be an unsafe and unsound banking practice. Under the Federal Deposit Insurance Corporation Improvement Act of 1991, a bank may not pay a dividend if the payment would cause it to become undercapitalized or if it is already undercapitalized. The federal agencies have also issued policy statements that provide that bank holding companies and insured banks should generally pay dividends only out of current operating earnings.

SPECIAL VOTING REQUIREMENTS; BUSINESS COMBINATIONS

      Princeton. Subject to the special voting requirements discussed below, the Delaware General Corporation Law provides that a majority of the outstanding stock of a corporation is required to approve a merger or consolidation. Princeton's certificate of incorporation provides that holders of at least 80% of the voting stock must approve specified transactions with a 10% or more stockholder, generally referred to as an "interested stockholder." The transactions that are subject to these special approval requirements are:

      - any merger or consolidation of Princeton or any of its subsidiaries with an interested stockholder or a corporation that is an affiliate of an interested stockholder;

      - any sale, lease, exchange, mortgage, pledge, transfer or other disposition to any interested stockholder or affiliate of an interested stockholder of any assets;

      - any issuance or transfer by Princeton or any subsidiary to any interested stockholder or affiliate of an interested stockholder of any securities;

      -     any merger of Princeton into any of its subsidiaries; and

      - a reclassification of securities or recapitalization of Princeton that has the effect of increasing the proportionate ownership of an interested stockholder or affiliate of an interested stockholder.

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

      However, Princeton's certificate of incorporation states that approval of only a majority of the voting stock is needed if either:

      - the business combination with the interested stockholder has been approved by a majority of disinterested directors; or --

      - the business combination with the interested stockholder has been approved by a majority of disinterested directors, the consideration to be received by stockholders meets specified fair market price tests and the interested stockholder meets specified conditions.

The amendment of these interested stockholder provisions of Princeton's certificate of incorporation requires the affirmative vote of holders of not less than 80% of Princeton's outstanding voting stock.

      In addition, Section 203(d) of the Delaware General Corporation Law prohibits Princeton from engaging in a business combination, as defined by the Delaware General Corporation Law, with an interested stockholder, defined as a person who owns, directly or indirectly, 15% or more of Princeton's outstanding voting stock, for a three year period from the date the person became an interested stockholder, referred to as the acquisition date, unless:

      - prior to the acquisition date, the Princeton board or directors approved the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

      - upon completion of the transaction in which the stockholder became an interested stockholder, the stockholder owns at least 85% of Princeton's outstanding voting stock, excluding stock held by officers and directors and employee stock plans in which the participants do not have the right to determine confidentially whether shares held by the plan will be tendered in an exchange offer or a tender offer; or

      - on or after the acquisition date, the business combination is approved by the Princeton board of directors and by the Princeton stockholders at a duly called meeting, provided that stockholders owning at least two-thirds of Princeton's outstanding voting stock approve the business combination. When determining whether this two-thirds vote requirement has been satisfied, voting stock held by the interested stockholder is not included.

      Somonauk. Somonauk is subject to the same special voting requirements and restrictions imposed by Delaware law and discussed above. Under Somonauk's bylaws, holders of a majority of common stock must approve most actions, including a merger or consolidation, unless a different vote is required by law.

AMENDMENT OF CHARTER DOCUMENTS

      Princeton. The Delaware General Corporation Law provides that amendments to a corporation's certificate of incorporation must be approved by holders of a majority of the issued and outstanding shares of a corporation's voting stock.

      Princeton's certificate of incorporation provides that specified amendments to the certificate of incorporation must be approved by 80% of the then outstanding shares of Princeton common stock entitled to vote generally for directors, voting as a single class. These specified provisions relate to the following:

      -     the prohibition on written action in lieu of meetings;

      -     the operation of the board of directors; and

      -     business combination transactions.

      Princeton's board of directors may adopt, amend or repeal Princeton's bylaws by a majority vote of the entire board of directors.

      Somonauk. Somonauk's certificate of incorporation reserves unto the corporation the right to amend the same. The bylaws may be amended by the board or the stockholders.

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LIMITATIONS ON DIRECTOR LIABILITY

      Princeton's and Somonauk's certificates of incorporation provide that a director will not be personally liable to the corporation or its stockholders to the fullest extent permitted by Delaware law.

INDEMNIFICATION

      Princeton's certificate of incorporation and bylaws, and Somonauk's certificate of incorporation, require each of Princeton and Somonauk to indemnify their respective directors, officers, employees and agents to the fullest extent permitted by the Delaware General Corporation Law. Pursuant to Delaware law, a corporation may indemnify its directors, officers, employees and certain other individuals against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement in connection with actions, suits or proceedings arising because of the person's relationship to the corporation. The indemnification generally will cover expenses regardless whether it is a civil, criminal, administrative or investigative proceeding if the individual acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interest of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. A similar standard applies in an action or suit by or in the right of the corporation, but only extends to expenses, including attorneys' fees, incurred in defense of the proceeding. In these cases, court approval is required before there can be any indemnification when the person seeking indemnification has been found liable to the corporation. To the extent a person otherwise eligible for indemnification is successful on the merits or otherwise in defense of any action, suit or proceeding described above, indemnification for expenses, including attorneys' fees, actually and reasonably incurred is required under Delaware law.

      Princeton's bylaws require that, before any individual is indemnified, the corporation must determine that indemnification is proper under the circumstances because the person has met the applicable standard of conduct. This determination is made (a) by a majority vote of the directors who are not parties to the action, proceeding or suit (even if such directors do not constitute a quorum), or (b) if there are no such directors or, if such directors so direct by independent legal counsel, or (c) by the stockholders. Princeton's bylaws also authorize the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Princeton, or serving at Princeton's request in such capacity for another entity, regardless whether Princeton would have the power to indemnify such person against liability under Princeton's certificate of incorporation or bylaws or Delaware law.

STOCKHOLDER RIGHTS PLAN

      Princeton. The board of directors of Princeton adopted a stockholder rights plan in 2003 which created one preferred share purchase right that is attached to each share of Princeton common stock. Each right entitles the holder, under certain limited circumstances, to purchase from Princeton one one-hundredth of a share of Series A Junior Participating preferred stock of Princeton at a price of $100 per one one-hundredth of a preferred share (the "Purchase Price"), subject to adjustment.

      Until the earlier to occur of (a) the close of business on the 20th day after the first date of public announcement that a person or group of affiliated persons (with certain exceptions, an "Acquiring Person") has acquired beneficial ownership of 10% or more of the outstanding shares of common stock; or (b) the close of business on the 20th day (or such later date as the Princeton's board of directors may determine) following the commencement of, or a public announcement of an intention to make, a tender offer or exchange offer the completion of which would result in the beneficial ownership by a person or group of 10% or more of the outstanding shares of common stock (the earlier of such dates being called the "Distribution Date"), the rights will be evidenced, with respect to any common stock certificate outstanding as of the record date, by that common stock certificate together with a summary of rights.

      The rights are not exercisable until the Distribution Date. The rights will expire on July 29, 2013, unless the expiration date is extended or unless the rights are earlier redeemed by Princeton.

      Because of the nature of the preferred stock's dividend, liquidation and voting rights, the value of the one one-hundredth interest in a share of preferred stock purchasable upon exercise of each right should approximate the value of one share of common stock.

      If any person or group of affiliated or associated persons becomes an Acquiring Person, each holder of a right, other than rights beneficially owned by the Acquiring Person (which will thereupon become void), will thereafter have the right to receive, upon exercise of a right and the payment of $100 per right, that number of shares of common stock (or, in certain circumstances, one one-hundredth of a preferred stock) having a market value of $200.00.

      If after a person or group has become an Acquiring Person Princeton is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provisions will be made so that each holder of a right (other than rights beneficially owned by an Acquiring Person, which will become void) will thereafter have the right to receive upon the exercise of a right and the payment of $100 per right, that number of shares of common stock of the person with whom Princeton has engaged in the foregoing transaction that at the time of such transaction has a market value of $200.

      With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in the Purchase Price. No fractional shares of preferred stock or common stock will be issued (other than fractions that are integral multiples of one one-hundredth of a share of preferred stock, which may, at the election of the Princeton, be evidenced by depositary receipts) and, in lieu thereof, an adjustment in cash may be made based on the market price of the preferred stock or common stock.

      At any time before the time that an Acquiring Person becomes such, the board of directors of Princeton may redeem the rights in whole, but not in part, at a price of $0.001 per right (the "Redemption Price"). Immediately upon any redemption of the rights, the right to exercise the rights will terminate, and the only right of holders of the rights will be to receive the Redemption Price.

      Until a right is exercised, the holder thereof, as such, will have no rights as a stockholder of Princeton, including, without limitation, the right to vote or to receive dividends.

      Any of the provisions of the Rights Agreement may be amended by Princeton's board of directors before the Distribution Date without the consent of the rights holders. From and after the Distribution Date, the provisions of the Rights Agreement may be amended by the board of directors in order to cure any ambiguity, to correct or supplement any provision contained in the Rights Agreement which may be defective or inconsistent with any other provision, to make changes which do not adversely affect the interests of holders of rights (excluding the interests of any Acquiring Person), or, subject to certain limitations, to shorten or lengthen any time period under the Rights Agreement, so long as no amendment to adjust the time period governing redemption shall be made at a time when the rights are not redeemable.

      The rights have certain anti-takeover effects. The rights will cause substantial dilution to a person or group that attempts to acquire Princeton without conditioning the offer on the rights being redeemed or a substantial number of rights being acquired, and under certain circumstances the rights beneficially owned by such a person or group may become void. The rights should not interfere with any merger, statutory share exchange or other business combination approved by Princeton's board of directors because, if the rights would become exercisable as a result of such merger, share exchange or business combination, the board of directors may, at its option, redeem all (but not less than all) of the then outstanding rights at the Redemption Price.

      Somonauk. Somonauk does not have a preferred stock purchase plan.

APPRAISAL RIGHTS

      Under Section 262 of the Delaware General Corporation Law, stockholders of a Delaware corporation generally are entitled to dissent from a merger or consolidation and receive payment in cash of the fair value of their stock, as determined by the Delaware Court of Chancery. However, appraisal rights are not granted under Delaware law with respect to any transaction involving the sale, lease or exchange of substantially all of the assets of a corporation. In addition, appraisal rights are not available in certain circumstances with respect to shares of stock that are listed on a national securities exchange.

      Neither Princeton's nor Somonauk's certificate of incorporation and bylaws provide for any additional appraisal rights. See "Description of Transaction -- Appraisal Rights" for additional information.

                              BUSINESS OF PRINCETON

      Princeton is a single-bank holding company which operates in one business segment and conducts a full service commercial banking and trust business through its subsidiary bank, Citizens Bank. Princeton was incorporated as a Delaware corporation in 1981 in contemplation of the acquisition of all of the outstanding common stock of Citizens Bank and other future acquisitions. At December 31, 2004, the Corporation had consolidated total assets of approximately $655.7 million, total deposits of approximately $573.6 million and stockholders' equity of approximately$52.4 million.

      Princeton operates Citizens Bank as a community bank with offices located for convenience and with professional, highly motivated, progressive employees who know the Bank's customers and are able to provide individualized, quality service. As part of its community banking approach, officers of Citizens Bank actively participate in community organizations. In addition, within certain credit and rate of return parameters, Citizens Bank strives to meet the lending needs of the communities in which offices are located, and the Bank invests in local municipal securities.

      Corporate policy, strategy and goals are established by Princeton's board of directors. Pursuant to Princeton's holding company philosophy, operational and administrative policies for Citizens Bank are also established at the holding company level. Within this framework, Citizens Bank focuses on providing personalized services and quality products to its customers to meet the needs of the communities in which its offices are located. In 2004, the majority of the directors of Princeton also served as the directors of Citizens Bank, which further assists Princeton to directly implement its policies at the Bank.

      Citizens Bank was organized in 1865 as a national bank under the National Bank Act. Currently in its 140th year, Citizens Bank has fourteen offices in eleven different communities in north-central Illinois: Princeton, DePue, Genoa, Hampshire, Henry, Huntley, Minooka, Oglesby, Peru, Sandwich and Spring Valley.

      Citizens Bank serves individuals, businesses and governmental bodies in Bureau, DeKalb, Grundy, Kane, Kendall, LaSalle, Marshall, McHenry, and contiguous counties. Citizens Bank operates a full-service community commercial bank and trust business that offers a broad range of financial services to customers. Citizens Bank's services consist primarily of commercial, real estate and agricultural lending, consumer deposit and financial services, and trust and farm management services.

      Financial and other information relating to Princeton, including information relating to its current directors and executive officers, is set forth in Princeton's 2004 Annual Report on Form 10-K and Princeton's Current Reports on Form 8-K filed during 2004 and 2005, which are incorporated by reference in this proxy statement-prospectus and copies of which may be obtained from Princeton as indicated under "Where You Can Find More Information" on page ___. See "Incorporation of Certain Information by Reference" on page ___.

                              BUSINESS OF SOMONAUK

GENERAL

      Somonauk was formed in 1982 as a bank holding company registered under the Bank Holding Company act of 1956. Somonauk was organized for the purpose of acquiring all of the outstanding shares of capital stock of Farmers State Bank, an Illinois state-chartered bank. Somonauk's principal executive offices are located at 128 South Depot Street, Somonauk, Illinois 60552, which is also the location of the main office of Farmers State Bank. Farmers State Bank has additional branches located in Sandwich, Newark and Millbrook, Illinois, and has filed an application to open an additional office in Plano, Illinois in Spring 2005.

      As of December 31, 2004, Somonauk reported total consolidated assets of approximately $210.2 million, total consolidated deposits of approximately $178.3 million and total consolidated stockholders' equity of approximately $24.3 million.

      Farmers State Bank was chartered as an Illinois state-chartered bank in 1900. The bank offers a full range of banking services to individuals and businesses in Somonauk and a number of surrounding communities in north-central Illinois, and is currently the only bank with offices in Somonauk. The services offered by Farmers State Bank include checking, savings and money market deposit accounts, as well as certificates of deposit and individual retirement accounts; agricultural, commercial, home mortgage and personal loans; and other banking customer services. The largest portion of Farmers State Bank's lending business is comprised of agricultural loans, and the bank's services are primarily directed to small- to medium-sized business and local community residents. Farmers State Bank is subject to increasing competition with respect to these customers within its primary service areas.

      Farmers State Bank is subject to supervision, regulation and examination by the State of Illinois, and its deposits are insured by the FDIC.

      Additional information with respect to Somonauk and Farmers State Bank is included elsewhere in this proxy statement-prospectus.

SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND 5% STOCKHOLDERS

                                                            AMOUNT AND
                                                            NATURE OF
                                                            BENEFICIAL            OWNERSHIP
                         NAME                              OWNERSHIP (1)    AS A PERCENT OF CLASS
------------------------------------------------------     ------------     ---------------------
James R. Berry........................................           30                    **
Greta E. Bieber.......................................           10                    **
Robert Breunig........................................          352                    **
Gary Dau..............................................           10                    **
Terrence M. Duffy (Director and executive officer)....          140                    **
Mark W. Lee (Director and executive officer)..........          817                  1.61%
Willard O. Lee (Director and executive officer).......        6,765                 13.37%
Donald Riemensnider...................................          420                    **
Ron Turner............................................           10                    **
Nicki Butterfield (Executive officer).................           22                    **
   All directors and executive officers as a group....        8,746                 17.29%

Sycoban & Company (5% stockholder)....................        4,476                  8.85%
Shirley E. Lee Irrevocable Trust (5% stockholder).....        4,765                  9.42%

------------
(1) Each person effectively exercises sole (or shares with spouse or other immediate family member) voting and dispositive power as to shares reported.

**    Less than 1% ownership as a percent of class.

MANAGEMENT'S DISCUSSION AND ANALYSIS

      This section presents management's analysis of the consolidated financial condition of Somonauk and its wholly owned subsidiary, Farmers State Bank, at December 31, 2004 and 2003, and the consolidated results of operations for the years ended December 31, 2004, 2003, and 2002. This review should be read in conjunction with the consolidated financial statements, notes to the consolidated financial statements and other financial data presented elsewhere in this proxy statement-prospectus.

      Forward-Looking Statements. Certain statements in this discussion may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that include projections, predictions, expectations or beliefs about future events or results or otherwise are not statements of historical fact. Such statements are often characterized by the use of qualified words (and their derivatives) such as "expect," "believe," "estimate," "plan," "project," or other statements concerning opinions or judgment of Somonauk and its management about future events.

      Although Somonauk believes that its expectations with respect to certain forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance, or achievements expressed or implied by such forward-looking statements. Actual future results and trends may differ materially from historical results or those anticipated depending on a variety of factors, including, but not limited to, the effects of and changes in: general economic conditions, the interest rate environment, legislative and regulatory requirements, competitive pressures, new products and delivery systems, inflation, changes in the stock and bond markets, technology, and consumer spending and saving habits. See "A Warning About Forward-Looking Statements" on page __.

      Accounting Policies. Somonauk's financial statements are prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). The financial information contained within the statements is, to a significant extent, financial information that is based on measures of the financial effects of transactions and events that have already occurred. A variety of factors could affect the ultimate value that is obtained either when earning income, recognizing an expense, recovering an asset, or relieving a liability. Somonauk uses historical loss factors as one factor in determining the inherent loss that may be present in its loan portfolio. Actual losses could differ significantly from the historical factors that are used. The fair value of the investment portfolio is based on period end valuations but changes daily with the market. In addition, GAAP itself may change from one previously acceptable method to another method. Although the economics of these transactions would be the same, the timing of events that would impact these transactions could change.

COMPARISON OF OPERATING RESULTS FOR THE YEARS ENDED DECEMBER 31, 2004, 2003, AND 2002

      General. Somonauk derives substantially all its revenues and income from the operations of Farmers State Bank. Farmers State Bank provides a full range of banking services to customers, primarily in Somonauk, Sandwich, Newark, and Millbrook, Illinois and the surrounding communities. As of December 31, 2004, Somonauk had total assets of $210,206,000, net loans of $105,830,000, total deposits of $178,295,000 and stockholders' equity of $24,293,000. Somonauk reported net income of $2,507,000 for the year ended December 31, 2004, compared with net income of $2,497,000 and $2,384,000 for the years ended December 31, 2003 and 2002, respectively.

      Net Income. Net income for 2004 was $2,507,000, or $49.54 basic earnings per share, compared to net income for 2003 of $2,497,000, or $49.07 basic earnings per share. The net income for 2004 increased by $10,000, or .40%, from the net income for 2003.

      Net income for 2002 was $2,384,000, or $46.45 basic earnings per share. The net income for 2003 increased by $113,000, or 4.74%, from the net income for 2002.

      Net Interest Income. Net interest income is the principal source of Somonauk's earnings and represents the difference between interest and fees earned on loans, securities, and other earning assets and interest paid on deposits and other interest bearing liabilities. A number of factors, such as the volume and mix of earning assets and fund sources and the interest rate environment affect the net interest margin. The level of earning assets funded by interest free funding sources (primarily non-interest bearing demand deposits and equity capital) also affects the net interest margin. The net yield on total interest-earning assets, also referred to as interest rate margin or net interest margin, represents net interest income divided by average interest-earning assets. Somonauk's principal interest-earning assets are loans, securities and federal funds sold.

      Table 1a details Somonauk's net interest margin rate and volume analysis for 2004 and 2003. Table 1b details Somonauk's net interest margin rate and volume analysis for 2003 and 2002.

              TABLE 1a - ANALYSIS OF CHANGES IN NET INTEREST INCOME
                           (ALL AMOUNTS IN THOUSANDS)

                                             TOTAL      VOLUME       RATE
                        2004       2003      CHANGE    VARIANCE    VARIANCE
                       -------    -------    ------    --------    --------
Interest income        $10,136    $ 9,953    $  183    $    490    $   (307)
Interest expense         3,098      3,249      (151)        130        (281)
                       -------    -------    ------    --------    --------
Net interest income    $ 7,038    $ 6,704    $  334    $    360    $    (26)
                       =======    =======    ======    ========    ========

      Interest rates on earning assets decreased during 2004, however, Somonauk increased net interest income from 2003 to 2004 through higher volumes of earning assets and a decrease in rates paid on interest bearing liabilities. Net interest income increased $334,000 from $6,704,000 for the year ended December 31, 2003, to $7,038,000 for the year ended December 31, 2004. During 2004, the prime loan rate as published in the Wall Street Journal increased five times, from 4.00% to 5.25%. While the rate received on interest sensitive assets increased with changes in the prime loan rate, the rate paid on interest bearing liabilities increased at a similar pace and resulted in no change in the net interest margin, as a percentage of earning assets, even though the net interest income increased by $334,000 from 2003 to 2004.

      Total interest income for 2004 increased by $183,000 over the previous year as average earning assets increased from $186,428,000 in 2003 to $195,607,000 in 2004. Total interest expense on interest bearing liabilities decreased by $151,000 to $3,098,000 for 2004 as compared to $3,249,000 for 2003, as average interest bearing liabilities increased to $167,414,000 for 2004 from $160,954,000 for 2003. The net interest margin for Somonauk for 2004 and 2003 was 3.60%.

              TABLE 1b - ANALYSIS OF CHANGES IN NET INTEREST INCOME
                           (ALL AMOUNTS IN THOUSANDS)

                                             TOTAL      VOLUME       RATE
                        2003       2002      CHANGE    VARIANCE    VARIANCE
                       -------    -------    ------    --------    --------
Interest income        $ 9,953    $10,445    $ (492)   $  1,142    $ (1,634)
Interest expense         3,249      3,887      (638)        456      (1,094)
                       -------    -------    ------    --------    --------
Net interest income    $ 6,704    $ 6,558    $  146    $    686    $   (540)
                       =======    =======    ======    ========    ========

      Interest rates on earning assets decreased substantially during 2003, however, Somonauk increased net interest income from 2002 to 2003 through higher volumes of earning assets and a decrease in rates paid on interest bearing liabilities. Net interest income increased $146,000 from $6,558,000 for the year ended December 31, 2002, to $6,704,000 for the year ended December 31, 2003. During 2003, the prime loan rate as published in the Wall Street Journal decreased from 4.25% to 4.00%, the lowest the prime loan rate has been in the previous 30 years. While the rate received on interest sensitive assets declined with the change in the prime loan rate, the rate paid on interest bearing liabilities did not decline as rapidly and resulted in a lower net interest margin, as a percentage of earning assets, even though the net interest income increased by $146,000 from 2002 to 2003.

      Total interest income for 2003 decreased by $492,000 over the previous year as average earning assets increased from $168,061,000 in 2002 to $186,428,000 in 2003. Total interest expense on interest bearing liabilities decreased by $638,000 to $3,249,000 for 2003 as compared to $3,887,000 for 2002, as average interest bearing liabilities increased to $160,954,000 for 2003 from $144,052,000 for 2002. The net interest margin for Somonauk for 2002 was 3.90%.

      Table 2 details the computation of Somonauk's net interest margin for the twelve months ended December 31, 2004, 2003, and 2002.

                  TABLE 2 - NET INTEREST MARGIN 3-YEAR HISTORY

                                              2004    2003    2002
                                              ----    ----    ----
Interest income/Average earning assets        5.18%   5.34%   6.22%
Interest expense/Average earning assets       1.58%   1.74%   2.32%
                                              ----    ----    ----
Net interest income/Average earning assets    3.60%   3.60%   3.90%
                                              ====    ====    ====

      Non-interest Income. Non-interest income is generated primarily from service charges on deposit accounts and net gains on sales of securities available for sale. During 2004, non-interest income decreased by $337,000 from the results for 2003 to $1,256,000. This decrease is primarily attributable to a decrease in the number and volumes of transaction accounts and a decrease in security gains. Non-interest income for the year ended December 31, 2003 was $1,593,000.

      During 2003, non-interest income increased by $320,000 from the results for 2002 of $1,273,000. This increase is primarily attributable to an increase in the number and volumes transaction accounts and an increase in mortgage servicing fees.

      Non-interest Expense. Total non-interest expense for 2004 was $4,825,000, an increase of $404,000 compared to 2003.

      Total non-interest expense for 2003 was $4,421,000, an increase of $119,000 from $4,302,000 in 2002.

      Table 3 details non-interest expense by category for the years ended December 31, 2004, 2003, and 2002.

                         TABLE 3 - NON-INTEREST EXPENSE
                           (ALL AMOUNTS IN THOUSANDS)

                                    2004      2003      2002
                                   ------    ------    ------
Salaries and employee benefits     $2,802    $2,607    $2,589
Occupancy/equipment expenses          693       689       589
Other expenses                      1,330     1,125     1,124
                                   ------    ------    ------
Total non-interest expenses        $4,825    $4,421    $4,302
                                   ======    ======    ======

      Salaries and employee benefits, the largest component of non-interest expenses, were $2,802,000 for 2004, which was an increase of $195,000 compared to salaries and employee benefits for 2003. This increase resulted from the addition of employees, merit salary and bonus increases and the increased costs of employee health insurance.

      Salaries and employee benefits for 2003 were $2,607,000, which was an increase of $18,000 compared to salaries and employee benefits for 2002 of $2,589,000. This slight increase resulted from merit salary increases and increased costs of employee health insurance being partially offset by a decrease in the number of employees.

      Total occupancy and equipment expenses for 2004 were $693,000, which was comparable to the 2003 expenses.

      Total occupancy and equipment expenses for 2003 were $689,000, which was an increase of $100,000 from 2002. The majority of this increase is attributable to the purchase of new equipment and related service agreements.

      Other expenses for 2004 were $1,330,000, which was an increase of $205,000 from 2003. Increases in state examination fees, quarterly filing fees, and third party administration fees for debit card transactions accounted for a major share of the increase in other expenses.

      Other expenses for 2003 were $1,125,000, which was comparable to the 2002 expenses of $1,124,000.

      Financial Condition. Total assets were $210,206,000 at December 31, 2004 compared to $210,284,000 at December 31, 2003. This represented a decrease of $78,000, or 0.04%. Over the same period, net loans increased $7,876,000, or 8.04% to $105,830,000 at December 31, 2004 from $97,954,000 at December 31,
2003. In addition, total deposits decreased by $3,001,000, or 1.66% to $178,295,000 at December 31, 2004 from $181,296,000 at December 31, 2003. Total stockholders' equity increased by $1,729,000, or 7.66% to $24,293,000 at December 31, 2004 from $22,564,000 at December 31, 2003. This increase was due to comprehensive income of $2,138,000 less dividends to stockholders of $405,000 and purchase of treasury stock of $4,000.

      Lending and Credit Management. Interest earned on the loan portfolio is the primary source of income for Somonauk. The overall economic strength of any bank holding company generally parallels the quality and yield of its loan portfolio. The net loan portfolio at December 31, 2004, represented approximately 50.3% of total assets. Net loans at December 31, 2004, were $105,830,000, which was an increase of $7,876,000 from December 31, 2003. Somonauk focuses on traditional banking business with emphasis on real estate and agricultural lending. During 2004, real estate loans increased by $6,573,000 and agricultural lending increased by $2,365,000.

      Table 4 details the loan portfolio by loan type for the years ended December 31, 2004 and 2003.

                            TABLE 4 - LOAN PORTFOLIO
                           (ALL AMOUNTS IN THOUSANDS)

                                                 2004         2003
                                                --------    --------
Real estate loans                               $ 68,627    $ 62,054
Commercial and industrial loans                    4,586       5,369
Installment loans                                  9,904      10,089
Agricultural loans                                22,755      20,390
Lease finance receivables                            221         312
Credit cards and overdrafts                          600         610
                                                --------    --------
   Total loans                                   106,693      98,824
Unearned income and loan fees, net                   (23)        (39)
Allowance for loan and lease losses                 (840)       (831)
                                                --------    --------
   Loans and lease finance receivables, net     $105,830    $ 97,954
                                                ========    ========

      Somonauk strives to mitigate the risks inherent in lending by following written loan policies and procedures. These policies and procedures are designed to ensure prudent loan underwriting standards. An analysis of the loan portfolio is conducted quarterly by management and, in turn, is reviewed by the full board of directors. This analysis is used to evaluate the adequacy of the allowance for loan losses. In addition, Farmers State Bank utilizes a consultant to perform loan reviews on larger credits. The purpose of this loan review is to identify problem credits and to help assess that the loan officers are complying with Farmers State Bank's loan policies and procedures.

      Table 5 details past due and non-accrual loans by loan type as of December 31, 2004.

                    TABLE 5 - PAST DUE AND NON-ACCRUAL LOANS
                           (ALL AMOUNTS IN THOUSANDS)

                                                30 TO 90    OVER 90    NON-ACCRUAL
                                                  DAYS        DAYS       LOANS
                                                --------    -------    -----------
Real estate loans                               $  1,127    $   574    $         -
Commercial and industrial loans                       50         42            102
Installment loans                                    584         88             54

Agricultural loans                                   262          -              -
Lease finance receivables                              -          -              -
Credit cards and overdrafts                            -          -              -
                                                --------    -------    -----------

   Loans and lease finance receivables, net     $  2,023    $   704    $       156
                                                ========    =======    ===========

      Provision for Loan Losses. The provision for loan losses increases the allowance for loan losses to which loan losses are charged, as those losses become evident. Management determines the appropriate level of the allowance for loan losses on a quarterly basis based on a number of factors, including analysis of loans with a more than normal degree of risk. This analysis is the by-product of an ongoing internal and external loan review process, the purpose of which is to determine the level of credit risk within the portfolio and to help ensure adherence to underwriting and documentation standards. While management believes that it uses the best information available to determine the allowance for loan losses, unforeseen market conditions could result in adjustments to the allowance for loan losses and net earnings could be significantly affected if circumstances differ substantially from the assumptions used in establishing the allowance.

      The provision for loan losses for 2004 was $252,000 compared to $599,000 and $256,000 in 2003 and 2002, respectively. The increase in 2003 was primarily due to problems with one commercial credit line.

      Table 6 is a summary of the allowance for loan losses activity for the years ended December 31, 2004 and 2003.

              TABLE 6 - ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES
                           (ALL AMOUNTS IN THOUSANDS)

                                                  2004       2003
                                                -------     -------
Balance at beginning of year                    $   831     $   886
Provision for loan losses                           252         599
Loans charged-off                                  (266)       (695)
Recoveries on loans previously charged-off           23          41
                                                -------     -------

Balance at end of year                          $   840     $   831
                                                =======     =======

      Contractual Obligations and Commercial Commitments. Tables 7a and 7b are summaries of Somonauk's contractual obligations as of December 31, 2004 and 2003, respectively.

                    TABLE 7A - CONTRACTUAL OBLIGATIONS - 2004
                           (ALL AMOUNTS IN THOUSANDS)

                                                      PAYMENTS DUE BY PERIOD
                                              --------------------------------------
                                               LESS
                                              THAN 1      1 - 3     4 - 5    AFTER 5
                                    TOTAL      YEAR       YEARS     YEARS     YEARS
                                   -------    -------    -------    -----    -------
Federal Home Loan Bank advances    $ 5,000    $ 2,600    $ 2,400    $   -    $     -
Federal funds purchased              1,300      1,300          -        -          -
                                   -------    -------    -------    -----    -------

Total contractual obligations      $ 6,300    $ 3,900    $ 2,400    $   -    $     -
                                   =======    =======    =======    =====    =======

                    TABLE 7B - CONTRACTUAL OBLIGATIONS - 2003
                           (ALL AMOUNTS IN THOUSANDS)

                                                      PAYMENTS DUE BY PERIOD
                                              --------------------------------------
                                               LESS
                                              THAN 1      1 - 3     4 - 5    AFTER 5
                                    TOTAL      YEAR       YEARS     YEARS     YEARS
                                   -------    -------    -------    -----    -------
Federal Home Loan Bank advances    $ 5,000    $ 3,600    $ 1,400    $   -    $     -
                                   -------    -------    -------    -----    -------

Total contractual obligations      $ 5,000    $ 3,600    $ 1,400    $   -    $     -
                                   =======    =======    =======    =====    =======

      Tables 8a and 8b are summaries of Somonauk's commercial commitments as of December 31, 2004 and 2003, respectively.

                    TABLE 8A - COMMERCIAL COMMITMENTS - 2004
                           (ALL AMOUNTS IN THOUSANDS)

                                             AMOUNT OF COMMITMENT EXPIRATION PER PERIOD
                                             ------------------------------------------
                                  TOTAL       LESS
                                 AMOUNTS     THAN 1     1 - 3     4 - 5    OVER 5
                                COMMITTED     YEAR      YEARS     YEARS     YEARS
                                ---------    ------    -------    -----    -------
Lines of credit                 $  11,510    $7,898    $ 1,012    $ 261    $ 2,239
Standby letters of credit           1,872     1,872          -        -          -
                                ---------    ------    -------    -----    -------

Total commercial commitments    $  13,382    $9,760    $ 1,012    $ 261    $ 2,239
                                =========    ======    =======    =====    =======

                    TABLE 8B - COMMERCIAL COMMITMENTS - 2003
                           (ALL AMOUNTS IN THOUSANDS)

                                             AMOUNT OF COMMITMENT EXPIRATION PER PERIOD
                                             ------------------------------------------
                                  TOTAL       LESS
                                 AMOUNTS     THAN 1     1 - 3     4 - 5    OVER 5
                                COMMITTED     YEAR      YEARS     YEARS     YEARS
                                ---------    ------    -------    -----    -------

Lines of credit                 $  11,152    $6,992    $ 1,470    $ 387    $ 2,303
Standby letters of credit           1,616     1,616          -        -          -
                                ---------    ------    -------    -----    -------

Total commercial commitments    $  12,768    $8,608    $ 1,470    $ 387    $ 2,303
                                =========    ======    =======    =====    =======

      Capital Management. Capital adequacy in the banking industry is evaluated primarily by a leverage ratio and two ratios that measure capital against assets that are weighted based on their risk characteristics. The risk-based capital ratios of Somonauk are presented in Table 9 below. Tier 1 capital consists of stockholders' equity, excluding accumulated other comprehensive income. Total capital consists of Tier 1 capital plus the allowance for loan losses. The leverage capital ratio is Tier 1 capital divided by average assets. The Tier 1 risk-based capital ratio is defined as Tier 1 capital divided by risk-weighted assets. The total risk based capital ratio is total capital divided by risk-weighted assets. The capital ratios of Farmers State Bank currently exceed the minimums set by the Federal Reserve for a well-capitalized bank and the Federal Reserve's leverage capital ratio requirement.

                 TABLE 9 - REGULATORY CAPITAL RATIOS OF SOMONAUK

                             MINIMUM RATIO
                                 TO BE          DECEMBER 31, 2004    DECEMBER 31, 2003
                            WELL CAPITALIZED          RATIO                RATIO
                            ----------------    -----------------    -----------------
Leverage ratio                    5.00%               11.2%                10.6%
Tier 1 risk-based ratio           6.00%               17.3%                16.7%
Total risk-based ratio           10.00%               17.9%                17.4%

      Total stockholders' equity at December 31, 2004 was $24,293,000 compared to $22,564,000 at December 31, 2003. The tangible book value per share at December 31, 2004 was $466.11 compared to $424.57 at December

31, 2003. The tangible book value per share calculation excluded the effect of unrealized gains/losses on securities available for sale.

      Liquidity. Liquidity is the ability to meet present and future financial obligations through either the sale or maturity of existing assets or the acquisition of additional funds through liability management. Liquid assets include cash, interest-bearing deposits with banks, investments, and loans maturing within one year. Somonauk's ability to obtain deposits and purchase funds at favorable rates determines its liquidity exposure. As a result of Somonauk's management of liquid assets and the ability to generate liquidity through liability funding, management believes that Somonauk maintains overall liquidity sufficient to satisfy its depositors' requirements and meet its customers' credit needs.

      Additional sources of liquidity available to Somonauk include, but are not limited to, loan repayments, the ability to obtain deposits through the adjustment of interest rates, and the purchase of federal funds. To further meet its liquidity needs, Farmers State Bank maintains a line of credit with a correspondent financial institution. Farmers State Bank also has a line of credit with the Federal Home Loan Bank of Chicago that allows for secured borrowings. In the past, growth in deposits and proceeds from the maturity of investment securities have been sufficient to fund the majority of the net increase in loans and investment securities.

LEGAL PROCEEDINGS

      Neither Somonauk nor Farmers State Bank is involved in any material legal proceedings, other than routine proceedings incidental to the operation of the bank. Such proceedings are not expected to result in any material adverse effect on the operations or earnings of the bank.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

      None.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

      Management of Somonauk believes that it is not subject to market risk exposures arising from derivative financial instruments, as well as other financial instruments, and derivative commodity instruments as defined by Item 305 of Regulation S-K.

                                  OTHER MATTERS

      As of the date of this proxy statement-prospectus, Somonauk's board of directors knows of no matters that will be presented for consideration at the special meeting other than as described in this proxy statement-prospectus. However, if any other matters properly come before the Somonauk special meeting or any adjournment or postponement of the special meeting and are voted upon, the enclosed proxy statement-prospectus will be deemed to confer authority to vote for adjournment to solicit additional votes and discretionary authority on the individuals named as proxies to vote the shares represented by such proxy as to any such matters.

                              STOCKHOLDER PROPOSALS

      It is not currently anticipated that Somonauk will hold its annual meeting in 2005, unless the merger has not been completed or the merger agreement has been terminated.

                                     EXPERTS

      The consolidated financial statements of Princeton and its subsidiary as of December 31, 2004 and 2003 and for each of the years in the three-year period ended December 31, 2004, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 have been incorporated by reference herein in this proxy statement-prospectus and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein and in the registration statement and upon the authority of said firm as experts in accounting and auditing.

      The consolidated financial statements of Somonauk and its subsidiaries are included in this proxy statement-prospectus and in the registration statement in reliance upon the reports of Borhart Spellmeyer &

Company, independent accountants, to the extent and for the periods indicated in their report, included herein and in the registration statement and upon the authority of said firm as experts in accounting and auditing.

                                CERTAIN OPINIONS

      The legality of the Princeton common stock to be issued as a result of the merger will be passed upon for Princeton by Howard & Howard Attorneys PC.

      Crowe Chizek and Company, LLC has delivered an opinion concerning material federal income tax consequences of the Merger. See "Description of Transaction -- Material Federal Income Tax Consequences of the Merger."

                       WHERE YOU CAN FIND MORE INFORMATION

      Princeton files annual, quarterly and current reports and other information with the Securities and Exchange Commission under the Securities Exchange Act. You may read and copy this information at the Public Reference Room at the Securities and Exchange Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an internet site that contains reports, proxy and information statements and other information about issuers that file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov.

      Princeton filed a registration statement with the Securities and Exchange Commission under the Securities Act relating to the Princeton common stock offered to Somonauk stockholders. The registration statement contains additional information about Princeton and the Princeton common stock. The Securities and Exchange Commission allows Princeton to omit certain information included in the registration statement from this proxy statement-prospectus. The registration statement may be inspected and copied at the Securities and Exchange Commission's public reference facilities described above. The registration statement is also available on the Securities and Exchange Commission's internet site.

                      INFORMATION INCORPORATED BY REFERENCE

      This proxy statement-prospectus incorporates important business and financial information about Princeton that is not included in or delivered with this proxy statement-prospectus.

      The following documents filed with the Securities and Exchange Commission by Princeton are incorporated by reference in this proxy statement-prospectus (Securities and Exchange Commission File No. 000-20050):

      (1) Princeton's Annual Report on Form 10-K for the fiscal year ended December 31, 2004;

      (2) Princeton's Proxy Statement on Schedule 14A in connection with its 2005 Annual Meeting of Stockholders;

      (3)   Princeton's Current Report on Form 8-K dated January 26, 2005; and

      (4)   Princeton's Current Report on Form 8-K dated February 25, 2005.

      Princeton also incorporates by reference any filings it makes with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act after the date of this proxy statement-prospectus and before the special meeting.

      You may obtain copies of the information incorporated by reference in this proxy statement-prospectus upon written or oral request. The inside front cover of this proxy statement-prospectus contains information about how such requests should be made.

      All information contained in this proxy statement-prospectus or incorporated herein by reference with respect to Princeton was supplied by Princeton.

                                   PLEASE NOTE

      We have not authorized anyone to provide you with any information other than the information included in this document and the documents to which we refer you. If someone provides you with other information, please do not rely on it as being authorized by us.

      This proxy statement-prospectus has been prepared as of [_______], 2005. You should not assume that the information contained in this document is accurate as of any date other than that date, and neither the mailing to you of this document nor the issuance to you of shares of common stock of Princeton will create any implication to the contrary. However, if there is a material change to information requiring the filing of a post-effective amendment with the Securities and Exchange Commission, you will receive an updated document and your proxy will be resolicited.

                  INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF

                    SOMONAUK FSB BANCORP, INC. AND SUBSIDIARY

                                                                           PAGE
INDEPENDENT AUDITORS' REPORT............................................    F-2
CONSOLIDATED BALANCE SHEETS.............................................    F-3
CONSOLIDATED STATEMENTS OF INCOME.......................................    F-4
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY..............    F-5
CONSOLIDATED STATEMENTS OF CASH FLOWS...................................    F-6
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS..............................    F-8

                          INDEPENDENT AUDITORS' REPORT

Board of Directors and Stockholders
Somonauk FSB Bancorp, Inc. and Subsidiary
Somonauk, Illinois

We have audited the accompanying consolidated balance sheets of Somonauk FSB Bancorp, Inc. (a Delaware Corporation) and Subsidiary as of December 31, 2004 and 2003, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the years ended December 31, 2004, 2003, and 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Somonauk FSB Bancorp, Inc. and Subsidiary as of December 31, 2004 and 2003, and the consolidated results of their operations and their cash flows for the years ended December 31, 2004, 2003, and 2002 in conformity with U.S. generally accepted accounting principles.

Elgin, Illinois
January 27, 2005

SOMONAUK FSB BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

DECEMBER 31,

                                                                       2004             2003
                                                                  --------------    -------------
                                             ASSETS
Cash and due from banks                                           $    8,706,210    $  11,625,619
Federal funds sold                                                             -        7,500,000
Investment securities (Notes B and C)
   Available for sale, at fair value                                  88,334,413       85,902,690
   Held to maturity, at amortized cost                                 2,178,496        2,369,789
Loans and lease finance receivables (Notes B, D, E, and M)           106,669,990       98,784,516
Allowance for loan and lease losses (Notes B, D, and E)                 (839,648)        (830,670)
Premises and equipment, net (Notes B and H)                            2,299,407        1,809,245
Investments in stock required by law
   Federal Home Loan Bank, at cost                                       589,800          555,400
Accrued interest and other assets (Note B)                             2,267,052        2,567,418
                                                                  --------------    -------------

        Total Assets                                              $  210,205,720    $ 210,284,007
                                                                  ==============    =============

                              LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits (Note I)
   Demand                                                         $   18,117,953    $  17,945,298
   NOW accounts                                                       57,932,349       65,962,268
   Savings                                                            37,040,042       36,688,712
   Other time                                                         65,204,502       60,699,350
                                                                  --------------    -------------

                                                                     178,294,846      181,295,628

Advances from Federal Home Loan Bank (Note J)                          5,000,000        5,000,000
Federal funds purchased                                                1,300,000                -
Accrued interest and other liabilities                                 1,317,392        1,424,082
                                                                  --------------    -------------

        Total Liabilities                                            185,912,238      187,719,710

Commitments and contingencies                                                  -                -

Stockholders' equity (Note N)
   Common stock, $10 par value
     Authorized - 150,000 shares
     Issued - 64,000 shares                                              640,000          640,000
   Capital in excess of par value                                      3,080,399        3,080,399
   Retained earnings                                                  22,107,755       20,005,770
   Accumulated other comprehensive income net
     of deferred income tax (Notes B, C, and K)                          709,344        1,078,139
                                                                  --------------    -------------
                                                                      26,537,498       24,804,308
   Less common stock in treasury - 13,402 shares in 2004 and
      13,393 in 2003, at cost                                         (2,244,016)      (2,240,011)
                                                                  --------------    -------------

                 Total Stockholders' Equity                           24,293,482       22,564,297
                                                                  --------------    -------------

                 Total Liabilities and Stockholders' Equity       $  210,205,720    $ 210,284,007
                                                                  ==============    =============

      The accompanying notes are an integral part of these financial statements.

SOMONAUK FSB BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME

YEARS ENDED DECEMBER 31,

                                                                      2004              2003             2002
                                                                  ------------      -------------     -----------
INTEREST INCOME
   Interest and fees on loans and leases (Note B)                 $  6,531,023      $   6,677,173     $ 6,879,230
   Interest and dividends on investment securities
      Taxable                                                        2,101,486          2,004,780       2,482,160
      Nontaxable                                                     1,448,359          1,200,587       1,022,949
   Interest on federal funds sold                                       55,395             70,716          61,320
                                                                  ------------      -------------     -----------
                                                                    10,136,263          9,953,256      10,445,659
INTEREST EXPENSE
   Interest on deposits                                              2,949,393          3,084,812       3,681,396
   Interest on federal funds purchased and advances from
      Federal Home Loan Bank                                           148,603            164,299         205,792
                                                                  ------------      -------------     -----------
                                                                     3,097,996          3,249,111       3,887,188
                                                                  ------------      -------------     -----------
              Net interest income                                    7,038,267          6,704,145       6,558,471
PROVISION FOR LOAN AND LEASE LOSSES (NOTE E)                           252,000            599,000         256,000
                                                                  ------------      -------------     -----------
              Net interest income after provision for
                loan and lease losses                                6,786,267          6,105,145       6,302,471
NON-INTEREST INCOME
   Service charges and other fees                                      990,834          1,260,003         916,383
   Mortgage servicing fees                                             100,666             90,566          49,835
   Other operating income                                              220,577            225,591         225,519
   Net realized securities gains (losses) (Notes B, C, and K)          (56,114)            17,002          81,692
                                                                  ------------      -------------     -----------
                                                                     1,255,963          1,593,162       1,273,429
NON-INTEREST EXPENSES
   Salaries                                                          2,182,466          2,032,924       2,046,511
   Employee benefits                                                   415,108            385,416         350,698
   Profit sharing plans                                                204,296            189,023         191,740
   Occupancy expense                                                   304,937            290,257         250,045
   Furniture and equipment expense                                     388,747            398,446         339,136
   Examination and legal fees                                          196,729            129,582         139,674
   Insurance and surety bonds                                           64,470             58,262          50,950
   Stationary and printing                                             130,621            140,340         142,643
   Advertising                                                         118,023            100,559         109,456
   Other                                                               819,454            695,808         681,186
                                                                  ------------      -------------     -----------
                                                                     4,824,851          4,420,617       4,302,039
                                                                  ------------      -------------     -----------

              Income before income taxes                             3,217,379          3,277,690       3,273,861
INCOME TAXES (NOTES B AND K)                                          710,574            780,244         889,869
                                                                  ------------      -------------     -----------
              NET INCOME                                          $  2,506,805      $   2,497,446       2,383,992
                                                                  ============      =============     ===========
Income per share (Note B)                                         $      49.54      $       49.07     $     46.45
                                                                  ============      =============     ===========

      The accompanying notes are an integral part of these financial statements.

SOMONAUK FSB BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

YEARS ENDED DECEMBER 31, 2004, 2003, AND 2002

                                                                                      ACCUMULATED
                                                          CAPITAL IN                     OTHER        TREASURY         TOTAL
                                               COMMON     EXCESS OF     RETAINED     COMPREHENSIVE    STOCK, AT    STOCKHOLDERS'
                                                STOCK     PAR VALUE     EARNINGS        INCOME          COST           EQUITY
                                              ---------   ----------   -----------   -------------   -----------   -------------
BALANCE AT JANUARY 1, 2002                    $ 640,000   $3,080,399   $15,736,365   $     368,109   $(1,852,747)  $ 17,972,126
Comprehensive income
  Net income                                          -            -     2,383,992               -             -       2,383,992
  Other comprehensive income, net of tax:
    Unrealized holding gains arising during
      the period, net of deferred income tax
      liability of $853,433                           -            -             -       1,349,543             -       1,349,543
  Add: reclassification adjustment net of
    deferred taxes of $14,544                         -            -             -         (22,998)            -         (22,998)
                                                                                                                   -------------
                                                                                                                       1,326,545
                                                                                                                   -------------
        Total comprehensive income                                                                                     3,710,537
Cash dividends declared ($6 per share)                -            -      (307,272)              -             -        (307,272)
Purchase of 450 shares of treasury stock              -            -             -               -      (161,100)       (161,100)
                                              ---------   ----------   -----------   -------------   -----------   -------------
BALANCE AT DECEMBER 31, 2002                    640,000    3,080,399    17,813,085       1,694,654    (2,013,847)     21,214,291
Comprehensive income
  Net income                                          -            -     2,497,446               -             -       2,497,446
  Other comprehensive income, net of tax:
    Unrealized holding losses arising during
      the period, net of deferred income tax
      asset of $320,457                               -            -             -        (506,741)            -        (506,741)
  Add: reclassification adjustment net of
    deferred taxes of $69,419                         -            -             -        (109,774)            -        (109,774)
                                                                                                                   -------------
                                                                                                                        (616,515)
                                                                                                                   -------------
        Total comprehensive income                                                                                     1,880,931
Cash dividends declared ($6 per share)                -            -      (304,761)              -             -        (304,761)
Purchase of 564 shares of treasury stock              -            -             -               -      (226,164)       (226,164)
                                              ---------   ----------   -----------   -------------   -----------   -------------
BALANCE AT DECEMBER 31, 2003                    640,000    3,080,399    20,005,770       1,078,139    (2,240,011)     22,564,297
Comprehensive income
  Net income                                          -            -     2,506,805               -             -       2,506,805
Other comprehensive income, net of tax:
  Unrealized holding losses arising during
    the period, net of deferred income tax
    asset of $101,527                                -            -             -        (160,545)            -        (160,545)
  Add: reclassification adjustment, net of
    deferred taxes of $131,694                       -            -             -        (208,250)            -        (208,250)
                                                                                                                   -------------
                                                                                                                        (368,795)
                                                                                                                   -------------
        Total comprehensive income                                                                                     2,138,010
Cash dividends declared ($8 per share)                -            -      (404,820)              -             -        (404,820)
Purchase of 9 shares of treasury stock                -            -             -               -        (4,005)         (4,005)
                                              ---------   ----------   -----------   -------------   -----------   -------------
BALANCE AT DECEMBER 31, 2004                  $ 640,000   $3,080,399   $22,107,755   $     709,344   $(2,244,016)  $  24,293,482
                                              =========   ==========   ===========   =============   ===========   =============

The accompanying notes are an integral part of these financial statements.

SOMONAUK FSB BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31,

                                                                           2004            2003            2002
                                                                       ------------    ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES
 Net income                                                            $  2,506,805    $  2,497,446    $  2,383,992
 Adjustments to reconcile net income to net cash
   provided by operating activities
       Depreciation                                                         233,545         250,397         225,008
       Amortization of premium on investment securities                     622,034         891,347         622,743
       Provision for loan and lease losses                                  252,000         599,000         256,000
       Stock dividend from Federal Home Loan Bank                           (34,400)        (56,900)        (24,900)
       (Gain) loss on sale of equipment                                       2,804          (9,119)         (3,603)
       Net realized securities (gains) losses                                56,114         (17,002)        (81,692)
       Deferred income taxes                                               (145,226)       (344,442)        920,717
       Decrease (increase) in accrued interest and other assets             289,338         318,240        (126,091)
       Increase (decrease) in accrued interest and other liabilities        232,329         215,642        (870,735)
                                                                       ------------    ------------    ------------

               Total adjustments                                          1,508,538       1,847,163         917,447
                                                                       ------------    ------------    ------------

               Net cash provided by operating activities                  4,015,343       4,344,609       3,301,439

CASH FLOWS FROM INVESTING ACTIVITIES
 Proceeds from sales of investment securities                            24,491,112       2,085,668       9,368,368
 Proceeds from maturities of investment securities                       20,514,994      30,576,586      18,232,778
 Purchase of investment securities                                      (48,526,699)    (46,473,981)    (38,175,285)
 Net increase in loans and lease finance receivables                     (8,151,663)     (2,358,469)     (6,461,090)
 Expenditures for premises and equipment                                   (755,590)       (248,570)       (238,848)
 Purchase of real estate for future bank expansion                               --        (175,000)             --
 Recoveries on loan charge-offs                                              23,167          40,663          47,424
 Proceeds from sale of equipment                                             29,079          21,500          12,295
                                                                       ------------    ------------    ------------

               Net cash used by investing activities                    (12,375,600)    (16,531,603)    (17,214,358)

CASH FLOWS FROM FINANCING ACTIVITIES
 Net (decrease) increase in deposits                                     (3,000,782)     15,036,103      22,145,229
 Increase in federal funds purchased                                      1,300,000              --              --
 Dividends paid                                                            (354,365)       (306,375)       (308,628)
 Purchase of treasury stock                                                  (4,005)       (226,164)       (161,100)
                                                                       ------------    ------------    ------------

               Net cash (used) provided by financing activities          (2,059,152)     14,503,564      21,675,501
                                                                       ------------    ------------    ------------

               Net (decrease) increase in cash and cash equivalents     (10,419,409)      2,316,570       7,762,582

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                           19,125,619      16,809,049       9,046,467
                                                                       ------------    ------------    ------------

CASH AND CASH EQUIVALENTS AT END OF YEAR                               $  8,706,210    $ 19,125,619    $ 16,809,049
                                                                       ============    ============    ============

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

                                                                 2004           2003            2002
                                                             ------------   ------------    ------------
Cash paid during the year for
   Interest                                                  $  3,093,114   $  3,417,195    $  4,070,642
   Income taxes                                                   549,518      1,005,824         917,392

Cash flows from available for sale investment securities
   Proceeds from sales                                         24,491,112      2,085,668       9,368,368
   Proceeds from maturities, calls, and principal paydowns     11,547,527     10,800,167      17,980,778
   Purchases                                                   48,526,699     45,724,286      38,033,188

Cash flows from held to maturity investment securities
   Proceeds from maturities, calls, and principal paydowns      8,967,467     19,776,419         252,000
   Purchases                                                            -        749,695         142,097

Non-cash financing and investing activities
   Dividends declared not paid                                    202,393        151,938         153,552
   Loans transferred (from) to foreclosed real estate                   -       (152,045)        152,045

The accompanying notes are an integral part of these financial statements.

SOMONAUK FSB BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A - NATURE OF OPERATIONS

      The consolidated income of Somonauk FSB Bancorp, Inc. is principally from income of its wholly-owned subsidiary, Farmers State Bank of Somonauk (collectively the Company). The subsidiary bank makes agribusiness, commercial, residential and consumer loans and accepts deposits of customers primarily in the surrounding counties. The bank is subject to competition from other financial institutions and nonfinancial institutions providing financial products. Additionally, the Company is subject to the regulations of certain regulatory agencies and undergoes periodic examinations by those agencies.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      The accounting and reporting policies of the Company conform to U.S. generally accepted accounting principles and to prevailing practices within the banking industry and have been consistently applied in the preparation of the financial statements. The following is a summary of the more significant policies.

1.    Principles of consolidation

The consolidated financial statements are those of Somonauk FSB Bancorp, Inc. and its wholly-owned subsidiary, Farmers State Bank of Somonauk. All material intercompany transactions and balances have been eliminated.

2.    Investment securities

Debt securities are classified as held-to-maturity when the Company has the positive intent and ability to hold the securities to maturity. Securities held-to-maturity are carried at amortized cost.

Debt securities not classified as held-to-maturity are classified as available-for-sale. Securities available-for-sale are carried at fair value with unrealized gains and losses reported in other comprehensive income. Realized gains (losses) on securities available-for-sale are included on the consolidated statement of income and, when applicable, are reported as a reclassification adjustment, net of tax, in other comprehensive income.

The amortization of premiums and accretion of discounts are recognized in interest income using methods approximating the interest method over the period to maturity. Gains and losses on sales of securities are determined on the specific-identification method. Declines in the fair value of securities below their cost that are deemed to be other than temporary are reflected in earnings.

3. Loans and lease finance receivables and allowance for loan and lease losses

Loans are stated at unpaid principal balances, less the allowance for loan losses and any net deferred loan fees and unearned discounts.

Lease finance receivables, which include estimated residual values of leased equipment, are carried net of unearned income. Income from these leases is recognized on a basis which generally produces a level yield on the principal amounts outstanding.

The recognition of income on a loan is discontinued and previously accrued interest is reversed when interest or principal payments become ninety (90) days past due unless, in the opinion of management, the outstanding interest remains collectible. Past due status is determined based on contractual terms. Interest is subsequently recognized only as received until the loan is returned to accrual status. A loan is restored to accrual status when all interest and principal payments are current and the borrower has demonstrated to management the ability to make payments of principal and interest as scheduled. The Company's practice is to charge off any loan or portion of a loan when the loan is determined by management to be uncollectible due to the borrower's failure to meet repayment terms, the borrower's deteriorating or deteriorated financial condition, the depreciation of the underlying collateral, the loan's classification as a loss by regulatory examiners, or for other reasons.

SOMONAUK FSB BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

3. Loans and lease finance receivables and allowance for loan and lease losses - continued

The allowance for loan and lease losses is established through a provision for loan and lease losses charged to expenses. Loans and leases are charged against the allowance for loan and lease losses when management believes that the collectibility of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb losses inherent in existing loans and leases, based on evaluations of the collectibility and prior loss experience of loans and leases. The evaluations take into consideration such factors as changes in the nature and volume of the portfolio, overall portfolio quality, concentrations, specific problem loans and leases, and current and anticipated economic conditions that may affect the ability of borrowers to pay.

4.    Foreclosed real estate

Foreclosed real estate includes both formally foreclosed property and in-substance foreclosed property. In-substance foreclosed properties are those properties for which the institution has taken physical possession, regardless of whether foreclosure proceedings have taken place.

At the time of foreclosure, foreclosed real estate is recorded at the lower of the carrying amount or fair value less cost to sell, which becomes the property's new basis. Any write-downs based on the asset's fair value at date of acquisition are charged to the allowance for loan losses. After foreclosure, these assets are carried at the lower of their new cost basis or fair value less cost to sell. Costs incurred in maintaining foreclosed real estate and subsequent adjustments to the carrying amount of the property are included in income (loss) on foreclosed real estate.

5.    Other real estate

The cost of real estate acquired for future bank expansion purposes is included in other assets.

6.    Premises and equipment

Premises and equipment is stated at cost. Depreciation of premises and equipment is provided on the accelerated and straight-line methods over the following useful lives:

                               Years
                              ------
Buildings and improvements    31.5-39
Equipment                         3-7
Land improvements                  15

Computer software is amortized on a straight-line basis over a three-year useful life.

Maintenance, repairs, and renewals which neither materially add to the value of the property nor prolong its life are charged to expense as incurred. Gains or losses on dispositions of property and equipment are included in income.

7.    Income taxes

Income taxes are provided for the tax effects of the transactions reported in the financial statements and consist of taxes currently due plus deferred taxes. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred tax assets and liabilities are reflected at income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

SOMONAUK FSB BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

8.    Statement of cash flows

For purposes of reporting cash flows, cash and cash equivalents include cash and due from banks and federal funds sold. Generally, federal funds are purchased and sold for one-day periods.

   Cash flows from loans, deposits and federal funds purchased are reported net.

9.    Income per share

Income per share is calculated by dividing net income by the weighted average number of common shares outstanding during the period. The weighted average number of common shares outstanding were 50,604 in 2004, 50,899 in 2003, and 51,325 in 2002.

10.   Use of estimates

The presentation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

11.   Fair value of financial instruments

The following methods and assumptions were used in estimating fair values of financial instruments as disclosed herein:

Investment securities

      Fair values for investment securities are based on quoted market prices, where available. The carrying amount of accrued interest approximates its fair value.

Loans and lease finance receivables

      For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. The fair values for fixed-rate loans including residential real estate, consumer and commercial loans are estimated using discounted cash flow analyses, using interest rates currently being offered for new loans with similar remaining maturities. The resulting value is reduced by an estimate of losses inherent in the portfolio. The carrying amount of accrued interest receivable approximates its fair value.

Deposit liabilities

      The fair values disclosed for demand, NOW, and savings deposits are, by definition, equal to their carrying amounts. Fair values for fixed-rate other time deposits are estimated using a discounted cash flow calculation that applies interest rates currently being offered on similar deposits with similar remaining maturities. The carrying amount of accrued interest payable approximates its fair value.

Loan commitments and standby letters of credit

      The fair values of loan commitments and standby letters of credit are based upon fees currently charged, taking into account the remaining term of the agreement and the counterparts' credit rating and is equivalent to their carrying value of zero.

12.   Advertising

The Company expenses advertising costs as they are incurred. Advertising expenses for the years ended December 31, 2004, 2003, and 2002 were $118,023, $100,559, and $109,456, respectively.

13.   Servicing fees

The Company services loans for the Federal Home Loan Bank. Such loans are not included in the accompanying consolidated balance sheets.

SOMONAUK FSB BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

14.   Reclassifications

Certain amounts in the 2003 and 2002 financial statements have been reclassified to conform with the 2004 presentation.

NOTE C - INVESTMENT SECURITIES

The carrying value (i.e. fair value) and amortized cost of available for sale investment securities, and the carrying value (i.e. amortized cost) and fair value of held to maturity investment securities were as follows:

                                                                              December 31, 2004
                                                       -----------------------------------------------------------------
                                                                              Available for Sale
                                                       -----------------------------------------------------------------
                                                                                Gross Unrealized
                                                         Carrying        -----------------------------        Amortized
                                                          Value             Gains              Losses            Cost
                                                       -----------       -----------       -----------       -----------
U.S. Treasury obligations                              $ 1,560,315       $         -       $    12,111       $ 1,572,426
U.S. Government agency obligations                      27,466,926            74,571           190,760        27,583,115
Obligations of states and political subdivisions        36,787,512         1,194,628            39,561        35,632,445
Mortgage-backed securities                              21,819,660           206,160            62,201        21,675,701
Other securities                                           700,000                 -            12,802           712,802
                                                       -----------       -----------       -----------       -----------

                                                       $88,334,413       $ 1,475,359       $   317,435       $87,176,489
                                                       ===========       ===========       ===========       ===========

                                                                              Held to Maturity
                                                       -----------------------------------------------------------------
                                                                                Gross Unrealized
                                                         Carrying        -----------------------------          Fair
                                                          Value             Gains              Losses           Value
                                                       -----------       -----------       -----------       -----------
Obligations of states and political subdivisions       $ 2,178,496       $    31,699       $     1,694       $ 2,208,501
                                                       ===========       ===========       ===========       ===========

Total Investment Securities                            $90,512,909
                                                       ===========

                                                                              December 31, 2004
                                                       -----------------------------------------------------------------
                                                                              Available for Sale
                                                       -----------------------------------------------------------------
                                                                                Gross Unrealized
                                                         Carrying        -----------------------------        Amortized
                                                          Value             Gains              Losses            Cost
                                                       -----------       -----------       -----------       -----------
U.S. Treasury obligations                              $ 2,881,250       $    93,864       $         -       $ 2,787,386
U.S. Government agency obligations                      27,628,284           230,052           286,486        27,684,718
Obligations of states and political subdivisions        31,026,323         1,383,923           138,604        29,781,004
Mortgage-backed securities                              24,166,833           593,208           116,019        23,689,644
Other securities                                           200,000                 -                 -           200,000
                                                       -----------       -----------       -----------       -----------

                                                       $85,902,690       $ 2,301,047       $   541,109       $84,142,752
                                                       ===========       ===========       ===========       ===========

                                                                              Held to Maturity
                                                       -----------------------------------------------------------------
                                                                                Gross Unrealized
                                                         Carrying        -----------------------------          Fair
                                                          Value             Gains              Losses           Value
                                                       -----------       -----------       -----------       -----------
Obligations of states and political subdivisions       $ 2,354,436       $    36,542       $       263       $ 2,390,715
Mortgage-backed securities                                  15,353                 -                 -            15,353
                                                       -----------       -----------       -----------       -----------

                                                       $ 2,369,789       $    36,542       $       263       $ 2,406,068
                                                       ===========       ===========       ===========       ===========

Total Investment Securities                            $88,272,479
                                                       ===========

SOMONAUK FSB BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE C - INVESTMENT SECURITIES - CONTINUED

      The maturity distribution of investment securities at December 31, 2004 is shown below based on contractual maturities. Actual maturities may differ because issuers may have the right to call or prepay obligations.

                                                   Available for Sale                  Held to Maturity
                                             -----------------------------       -----------------------------
                                              Carrying          Amortized         Carrying            Fair
                                                Value              Cost             Value             Value
                                             -----------       -----------       -----------       -----------
Due in one year or less                      $ 1,068,070       $ 1,055,333       $   274,414       $   273,350
Due after one year through five years         21,364,796        21,363,369           728,078           731,527
Due after five years through ten years        15,308,466        15,059,157           388,093           415,713
Due after ten years                           28,773,421        28,022,929           787,911           787,911
                                             -----------       -----------       -----------       -----------
                                              66,514,753        65,500,788         2,178,496         2,208,501
Mortgage-backed securities                    21,819,660        21,675,701                 -                 -
                                             -----------       -----------       -----------       -----------

                                             $88,334,413       $87,176,489       $ 2,178,496       $ 2,208,501
                                             ===========       ===========       ===========       ===========

            Gross realized gains and losses on investment securities were as follows:

                           2004             2003             2002
                         ---------        ---------        ---------
Available for sale
    Gains                $ 303,945        $  42,022        $ 108,819
    Losses                (360,059)         (25,020)         (27,127)
                         ---------        ---------        ---------

                         $ (56,114)       $  17,002        $  81,692
                         =========        =========        =========

Securities with unrealized losses not recognized in earnings were as follows:

                                                                     December 31, 2004
                               ---------------------------------------------------------------------------------------------
                                    Less than 12 months             12 months or greater                    Total
                               ---------------------------      ---------------------------      ---------------------------
                                  Fair         Unrealized          Fair          Unrealized         Fair          Unrealized
                                  Value          Losses            Value           Losses           Value           Losses
                               -----------     -----------      -----------     -----------      -----------     -----------
U.S. Treasury obligations      $ 1,560,315     $   (12,111)     $         -     $         -      $ 1,560,315     $   (12,111)
U.S. Government agency
   obligations                  19,396,430        (136,006)       2,445,372         (54,754)      21,841,802        (190,760)
Obligations of states and
   political subdivisions        4,451,094         (32,396)         627,055          (8,859)       5,078,149         (41,255)
Mortgage-backed securities       7,930,809         (50,674)       1,383,169         (11,527)       9,313,978         (62,201)
Other securities                   500,000         (12,802)               -               -          500,000         (12,802)
                               -----------     -----------      -----------     -----------      -----------     -----------

Total temporarily impaired     $33,838,648     $  (243,989)     $ 4,455,596     $   (75,140)     $38,294,244     $  (319,129)
                               ===========     ===========      ===========     ===========      ===========     ===========

SOMONAUK FSB BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE C - INVESTMENT SECURITIES - CONTINUED

                                                                        December 31, 2003
                               ---------------------------------------------------------------------------------------------
                                    Less than 12 months             12 months or greater                    Total
                               ---------------------------      ---------------------------      ---------------------------
                                   Fair         Unrealized         Fair          Unrealized         Fair          Unrealized
                                   Value          Losses           Value           Losses           Value           Losses
                               -----------     -----------      -----------     -----------      -----------     -----------
U.S. Government agency
   obligations                 $16,736,418     $  (286,486)     $         -     $         -      $16,736,418     $  (286,486)
Obligations of states and
   political subdivisions        4,979,178        (134,375)         193,943          (4,492)       5,173,121        (138,867)
Mortgage-backed securities       8,952,190        (116,019)               -               -        8,952,190        (116,019)
                               -----------     -----------      -----------     -----------      -----------     -----------

Total temporarily impaired     $30,667,786     $  (536,880)     $   193,943     $    (4,492)     $30,861,729     $  (541,372)
                               ===========     ===========      ===========     ===========      ===========     ===========

      The unrealized losses of the 81 securities with a loss position at December 31, 2004 relate principally to current interest rates for similar types of securities. In analyzing an issuer's financial condition, the Company considers whether the securities are issued by the federal government or its agencies, whether downgrades by bond rating agencies have occurred, and the results of reviews of the issuer's financial condition. As the Company has the ability to hold debt securities until maturity, or for the foreseeable future if classified as available for sale, no declines are deemed to be other than temporary.

      Investment securities carried at approximately $33,000,000 in 2004 and $31,000,000 in 2003 were pledged to secure public funds and for other purposes required or permitted by law.

   NOTE D - LOANS AND LEASE FINANCE RECEIVABLES

      Major categories of loans and leases were as follows:

                                                             2004              2003
                                                        -------------      -------------
Real estate                                             $  68,626,563      $  62,054,280
Commercial and industrial                                   4,586,267          5,368,649
Installment                                                 9,904,418         10,088,566
Agricultural                                               22,754,723         20,390,434
Lease finance receivables                                     221,182            311,703
Credit cards                                                  531,021            535,032
Overdrafts                                                     68,985             74,811
Less unearned income and loan fees, net                       (23,169)           (38,959)
                                                        -------------      -------------

                                                          106,669,990         98,784,516
Allowance for loan and lease losses                          (839,648)          (830,670)
                                                        -------------      -------------

            Net loans and lease finance receivables     $ 105,830,342      $  97,953,846
                                                        =============      =============

SOMONAUK FSB BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE D - LOANS AND LEASE FINANCE RECEIVABLES - CONTINUED

      At December 31, 2004 and 2003, the total recorded investment in loans on nonaccrual amounted to approximately $156,000 and $594,000, respectively, and the total recorded investment in loans past due ninety days or more and still accruing interest amounted to approximately $704,000 and $385,000, respectively. At December 31, 2004 and 2003, the total recorded investment in impaired loans, all of which had allowances determined in accordance with SFAS No. 114 and No. 118, amounted to approximately $441,000 and $406,000, respectively. The average recorded investment in impaired loans amounted to approximately $423,000 and $409,000 for the years ended December 31, 2004 and 2003, respectively. The allowance for loan losses related to impaired loans amounted to approximately $185,000 and $176,000 at December 31, 2004 and 2003, respectively. Interest income on impaired loans of $18,000, $13,000, and $21,500 was recognized for cash payments received in 2004, 2003, and 2002, respectively.

NOTE E - ALLOWANCE FOR LOAN AND LEASE LOSSES

      Changes in the allowance for loan and lease losses were as follows:

                                      2004           2003           2002
                                    ---------      ---------      ---------
Balance at beginning of year        $ 830,670      $ 885,928      $ 893,904
Provision charged to operations       252,000        599,000        256,000
Loans charged-off                    (266,189)      (694,921)      (311,400)
Recoveries                             23,167         40,663         47,424
                                    ---------      ---------      ---------

Balance at end of year              $ 839,648      $ 830,670      $ 885,928
                                    =========      =========      =========

NOTE F - FORECLOSED REAL ESTATE

      There was no foreclosed real estate at December 31, 2004 and 2003. There were no losses on foreclosed real estate in 2004, 2003, or 2002.

NOTE G - LOAN SERVICING

      Mortgage loans serviced for the Federal Home Loan Bank are not included in the accompanying consolidated balance sheets. The unpaid principal balances of the loans were $38,597,624 and $38,929,475 at December 31, 2004 and 2003, respectively. Custodial escrow balances maintained in connection with the foregoing loan servicing and included in deposits, were approximately $1,100 and $400 at December 31, 2004 and 2003, respectively.

NOTE H - PREMISES AND EQUIPMENT

      Premises and equipment is summarized as follows:

                                 2004             2003
                              -----------      -----------
Building and improvements     $ 1,795,492      $ 1,752,744
Equipment                       3,107,598        2,810,356
Land improvements                 205,845          205,845
                              -----------      -----------
                                5,108,935        4,768,945
Accumulated depreciation       (3,666,679)      (3,433,134)
                              -----------      -----------
                                1,442,256        1,335,811
Construction in process           208,717                -
Land                              648,434          473,434
                              -----------      -----------
                              $ 2,299,407      $ 1,809,245
                              ===========      ===========

Depreciation expense was $233,545, $250,397, and $225,008 in 2004, 2003, and
2002, respectively.

SOMONAUK FSB BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE I - DEPOSITS

      The aggregate amount of time deposits in denominations of $100,000 or more at December 31, 2004 and 2003 was $25,920,784 and $19,668,093,
      respectively.

      At December 31, 2004, the scheduled maturities of time deposits were as follows:

2005     $56,381,603
2006       4,297,093
2007       1,903,218
2008       2,622,588
         -----------

         $65,204,502
         ===========

      Interest expense on certificates of deposit issued in amounts of $100,000 or more was $536,038, $485,719, and $662,062 in 2004, 2003, and 2002,
      respectively.

NOTE J - ADVANCES FROM FEDERAL HOME LOAN BANK

      The Company had $5,000,000 in outstanding advances from the Federal Home Loan Bank (FHLB) at December 31, 2004 and 2003, respectively. The advances carry fixed interest rates of 1.99% - 4.40%. The FHLB has, as collateral, a blanket lien pledge on all qualifying 1-4 unit residential real estate loans of Farmers State Bank of Somonauk. The Company may request advances and letter of credit commitments up to a total of approximately $16,367,000 under its agreements with the FHLB. Interest is payable monthly with principal payments due at maturity.

      These advances and their remaining maturities were as follows:

2005     $2,600,000
2006      1,400,000
2007      1,000,000
         ----------

         $5,000,000
         ==========

      Other transactions with the FHLB include standby letters of credit to secure public funds on deposit of $6,000,000 at December 31, 2004 and 2003.

NOTE K - INCOME TAXES

      The effective income tax rate was less than the statutory federal income tax rate due to the following:

                                                          2004                        2003                         2002
                                               ----------------------      -----------------------      -----------------------
                                                  Amount      Percent         Amount       Percent        Amount        Percent
                                               -----------    -------      -----------     -------      -----------     -------
Tax at statutory federal income tax rate       $ 1,093,909      34.0%      $ 1,114,395       34.0%      $ 1,113,113       34.0%
Tax-exempt interest, net of nondeductible
    interest expense                              (462,639)    (14.4)         (381,614)     (11.6)         (328,547)     (10.0)
Other, net                                           6,921       0.2            (2,917)      (0.1)           (4,062)      (0.1)
                                               -----------     -----       -----------      -----       -----------      -----
                                                   638,191      19.8           729,864       22.3           780,504       23.9
State income taxes, net of federal benefit          72,383       2.3            50,380        1.5           109,365        3.3
                                               -----------     -----       -----------      -----       -----------      -----

    Total income tax expense                   $   710,574      22.1%      $   780,244       23.8%      $   889,869       27.2%
                                               ===========     =====       ===========      =====       ===========      =====

SOMONAUK FSB BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE K - INCOME TAXES - CONTINUED

      Consolidated income tax expense and its components were as follows:

                                        2004         2003         2002
                                      --------     --------     --------
Current
    Federal                           $522,153     $663,598     $648,191
    State                              100,427       71,212      159,850
                                      --------     --------     --------
                                       622,580      734,810      808,041

Deferred
    Federal                             78,750       40,313       75,973
    State                                9,244        5,121        5,855
                                      --------     --------     --------
                                        87,994       45,434       81,828
                                      --------     --------     --------

         Total income tax expense     $710,574     $780,244     $889,869
                                      ========     ========     ========

      The significant components of deferred income tax assets and liabilities were as follows:

                                                                        2004           2003
                                                                      ---------      ---------
Deferred income tax assets:
    Allowance for loan and lease losses                               $ 223,668      $ 214,886
    Interest income on nonaccrual loans and other                         5,788         25,845
                                                                      ---------      ---------
       Total deferred income tax assets                                 229,456        240,731
       Valuation allowance                                                    -              -
                                                                      ---------      ---------
                                                                        229,456        240,731
Deferred income tax liabilities:
    Discount accretion on investment securities                          78,652         89,689
    Net unrealized holding gains on available for sale securities       448,580        681,800
    Lease finance receivables                                            30,847         38,848
    Stock dividends and other                                            52,088         40,392
    Premises and equipment                                              100,835         16,774
                                                                      ---------      ---------

       Total deferred income tax liabilities                            711,002        867,503
                                                                      ---------      ---------

       Net deferred income tax liabilities                            $(481,546)     $(626,772)
                                                                      =========      =========

      The consolidated federal income tax returns of the Company have been examined and accepted by the Internal Revenue Service through the year ended December 31, 1998.

NOTE L - PROFIT SHARING PLANS

      The Company maintains a profit sharing plan which covers substantially all full-time employees. The total profit sharing expense was $204,296, $189,023, and $191,740 in 2004, 2003, and 2002, respectively. The Company also maintains a 401(k) plan which allows employees to make elective income deferrals to the plan.

NOTE M - RELATED PARTY TRANSACTIONS

      In the ordinary course of business, loans are made to officers and directors of the Company and bank subsidiary or to entities controlled by them. At December 31, 2004 and 2003, these loans were $2,700,494 and $2,490,579, respectively, which were extended under the same terms and conditions, including interest rates and collateral, as are available to other customers. New loans of $2,763,458 and repayments of $2,763,324 were made during 2004.

      The Company held deposits from officers and directors of the Company and bank subsidiary of $2,023,325 and $1,977,853 at December 31, 2004 and 2003, respectively.

SOMONAUK FSB BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE N - REGULATORY MATTERS

      The bank is required to satisfy the following capital requirements: a leverage requirement, consisting of a minimum ratio of Tier 1 capital (consisting principally of stockholders' equity) to adjusted total assets of 3% for the most highly-rated banks with minimum requirements of 4% for all other banks; a risk based capital requirement, consisting of a minimum ratio of total capital to total risk-weighted assets of 8%, at least one-half of which must be Tier 1 capital, a Tier 1 risk based capital requirement, consisting of a minimum ratio of Tier 1 capital to risk-weighted assets of 4%; and a tangible equity requirement consisting of a minimum ratio of tangible capital to adjusted total assets greater than 2%. These capital requirements are considered minimum requirements, and higher capital levels will be required by the regulatory authorities if warranted by the particular circumstances or risk profiles of individual banks. During the year ended December 31, 2004, the bank was not required by regulatory authorities to maintain capital at levels in excess of the minimum requirements described above and, at December 31, 2004, Farmers State Bank of Somonauk exceeded its minimum capital requirements.

NOTE O - FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

      The subsidiary bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit, standby letters of credit, and unused lines of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated balance sheet. The contract or notional amounts of those instruments reflect the extent of involvement the bank has in particular classes of financial instruments. The bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual notional amount of those instruments. The bank uses the same credit policies in making commitments and conditional obligations as on-balance sheet instruments.

      At December 31, 2004, the off-balance sheet financial instruments are summarized as follows:

                                                                             Contract
                                                                              Amount
                                                                           ------------
      Financial instruments whose contract amount represents credit risk:
      Unused lines of credit and commitments to extend credit              $11,509,811
      Standby letters of credit                                            $ 1,872,421

      Farmers State Bank of Somonauk requires collateral to support financial instruments when it is deemed necessary. Each customer's credit worthiness is evaluated on a case-by-case basis. Collateral held varies, but may include commercial and residential real estate and other business and consumer assets.

      Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates; since many commitments to extend credit expire without being used, the total commitment amounts do not necessarily represent future cash requirements.

      Standby letters of credit are conditional commitments issued by the subsidiary bank to guarantee the performance of a customer to a third party. Such instruments are generally issued for one year or less. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

SOMONAUK FSB BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE P - CONCENTRATIONS OF CREDIT RISK

      The mortgage-backed securities held by the subsidiary bank consist primarily of Federal National Mortgage Association, Government National Mortgage Association, and Federal Home Loan Mortgage Corporation passthrough securities which are directly or inherently backed by the full faith and credit of the United States government.

      The subsidiary bank's commercial and industrial loans, commercial and residential mortgages, and consumer loans are to customers in the local and surrounding areas of Northeast Illinois. Repayment of these loans is dependent in part upon the economic conditions in those regions. Although the bank has a diversified portfolio, there is a concentration of credit risk in the agricultural industry.

NOTE Q - FAIR VALUE OF FINANCIAL INSTRUMENTS

      Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments," (SFAS 107) requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimated cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. SFAS 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

      For purposes of this disclosure, the estimated fair value of financial instruments with immediate and shorter-term maturities, generally 90 days or less, is assumed to be the same as the recorded book value. These instruments include the balance sheet lines captioned Cash and due from banks, Federal funds sold, and Federal funds purchased.

      The carrying value and estimated fair value of the Company's other financial instruments were as follows:

                                                          December 31, 2004                   December 31, 2003
                                                    -----------------------------     -----------------------------
                                                      Carrying        Estimated         Carrying         Estimated
                                                        Value         Fair Value          Value         Fair Value
                                                    ------------    -------------     ------------     ------------
Financial Assets:
   Investment securities
      Available for sale                            $ 88,334,413    $  88,334,413     $ 85,902,690     $ 85,902,690
      Held to maturity                                 2,178,496        2,208,501        2,369,789        2,406,068
   Loans and lease finance receivables,
      less allowance                                 105,830,342      106,436,780       97,953,846       98,136,851
   Accrued interest receivable                         1,944,413        1,944,413        1,994,782        1,994,782

Financial Liabilities:
   Deposits                                          178,294,846      178,436,331      181,295,628      181,792,061
   Accrued interest payable                              493,000          493,000          494,457          494,457

Off-balance sheet financial instruments:
   Commitments to extend credit                                -                -                     -           -
   Standby letters of credit                                   -                -                     -           -

NOTE R - SUBSEQUENT EVENT

      On February 22, 2005, the Company announced an agreement to be acquired by a non-related entity, subject to approval of regulatory authorities.

                                   APPENDIX A

                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                        PRINCETON NATIONAL BANCORP, INC.,

                           SOMONAUK ACQUISITION, INC.

                                       AND

                           SOMONAUK FSB BANCORP, INC.

                                FEBRUARY 22, 2005

                                TABLE OF CONTENTS

ARTICLE 1         Definitions..................................................................................        A-7

Section  1.1      Definitions..................................................................................        A-7
Section  1.2      Principles of Construction...................................................................       A-12

ARTICLE 2         The Merger...................................................................................       A-14

Section  2.1      The Merger...................................................................................       A-14
Section  2.2      Effective Time; Closing......................................................................       A-14
Section  2.3      Effects of Merger............................................................................       A-14
Section  2.4      Certificate of Incorporation.................................................................       A-14
Section  2.5      Bylaws.......................................................................................       A-14
Section  2.6      Board of Directors and Officers..............................................................       A-14
Section  2.7      Princeton's Deliveries at Closing............................................................       A-15
Section  2.8      SBI's Deliveries at Closing..................................................................       A-16
Section  2.9      Bank Merger..................................................................................       A-17
Section 2.10      Alternative Structure........................................................................       A-18
Section 2.11      Absence of Control...........................................................................       A-18

ARTICLE 3         Conversion of Securities in the Merger.......................................................       A-18

Section  3.1      Manner of Merger.............................................................................       A-18
Section  3.2      Adjustment of Per Share Purchase Price.......................................................       A-18
Section  3.3      Rights as Stockholders; Stock Transfers......................................................       A-19
Section  3.4      Fractional Shares............................................................................       A-19
Section  3.5      Exchange Procedures..........................................................................       A-19
Section  3.6      Anti-Dilution Provisions.....................................................................       A-20
Section  3.7      Dissenting Shares............................................................................       A-21

ARTICLE 4         Representations and Warranties of SBI........................................................       A-21

Section  4.1      SBI Organization.............................................................................       A-21
Section  4.2      SBI Subsidiary Organization..................................................................       A-21
Section  4.3      Authorization; Enforceability................................................................       A-22
Section  4.4      No Conflict..................................................................................       A-22
Section  4.5      SBI Capitalization...........................................................................       A-22
Section  4.6      SBI Subsidiary Capitalization................................................................       A-23
Section  4.7      Financial Statements and Reports.............................................................       A-23
Section  4.8      Books and Records............................................................................       A-24
Section  4.9      Title to Properties..........................................................................       A-24
Section 4.10      Condition and Sufficiency of Assets..........................................................       A-24
Section 4.11      Loans; Allowance for Loan and Lease Losses...................................................       A-25
Section 4.12      Undisclosed Liabilities; Adverse Changes.....................................................       A-25
Section 4.13      Taxes........................................................................................       A-25
Section 4.14      Compliance with ERISA........................................................................       A-25
Section 4.15      Compliance with Legal Requirements...........................................................       A-26
Section 4.16      Legal Proceedings; Orders....................................................................       A-26
Section 4.17      Absence of Certain Changes and Events........................................................       A-27

Section 4.18      Properties, Contracts and Employee Benefit Plans.............................................       A-29
Section 4.19      No Defaults..................................................................................       A-31
Section 4.20      Insurance....................................................................................       A-31
Section 4.21      Compliance with Environmental Laws...........................................................       A-31
Section 4.22      Regulatory Filings...........................................................................       A-32
Section 4.23      Fiduciary Accounts...........................................................................       A-32
Section 4.24      Indemnification Claims.......................................................................       A-32
Section 4.25      Insider Interests............................................................................       A-32
Section 4.26      Brokerage Commissions........................................................................       A-32
Section 4.27      Approval Delays..............................................................................       A-32
Section 4.28      Code Sections 280G and 4999..................................................................       A-32
Section 4.29      Disclosure...................................................................................       A-33

ARTICLE 5         Representations and Warranties of Princeton and Acquisition Company..........................       A-33

Section  5.1      Princeton Organization.......................................................................       A-33
Section  5.2      Princeton Subsidiary Organization............................................................       A-33
Section  5.3      Authorization; Enforceability................................................................       A-33
Section  5.4      No Conflict..................................................................................       A-34
Section  5.5      Princeton Capitalization.....................................................................       A-34
Section  5.6      Princeton Subsidiary Capitalization..........................................................       A-35
Section  5.7      Financial Statements and Reports.............................................................       A-35
Section  5.8      Undisclosed Liabilities; Adverse Changes.....................................................       A-35
Section  5.9      Compliance With Legal Requirements...........................................................       A-35
Section 5.10      Legal Proceedings; Orders....................................................................       A-36
Section 5.11      Brokerage Commissions........................................................................       A-36
Section 5.12      Approval Delays..............................................................................       A-36
Section 5.13      Disclosure...................................................................................       A-36
Section 5.14      Financial Resources..........................................................................       A-36
Section 5.15      Loans; Allowance for Loans and Lease Losses..................................................       A-36
Section 5.16      Undisclosed Liabilities; Adverse Changes.....................................................       A-37
Section 5.17      Taxes........................................................................................       A-37
Section 5.18      Compliance with ERISA........................................................................       A-37
Section 5.19      Compliance with Environmental Laws...........................................................       A-37

ARTICLE 6         SBI's Covenants..............................................................................       A-38

Section  6.1      Access and Investigation.....................................................................       A-38
Section  6.2      Operation of SBI and SBI Subsidiaries........................................................       A-39
Section  6.3      Negative Covenant............................................................................       A-40
Section  6.4      Subsequent SBI Financial Statements..........................................................       A-40
Section  6.5      Title to Real Estate.........................................................................       A-40
Section  6.6      Surveys......................................................................................       A-41
Section  6.7      Environmental Investigation..................................................................       A-41
Section  6.8      Advice of Changes............................................................................       A-41
Section  6.9      Other Offers.................................................................................       A-41
Section 6.10      Voting Agreement.............................................................................       A-42
Section 6.11      Non-Competition Agreement....................................................................       A-42
Section 6.12      Stockholders' Meeting........................................................................       A-42
Section 6.13      Information Provided to Princeton............................................................       A-43

Section 6.14      Amendment or Termination of Employee Benefit Plans...........................................       A-43
Section 6.15      Data and Item Processing Agreements..........................................................       A-43
Section 6.16      Tax Matters..................................................................................       A-43
Section 6.17      Employment Agreements........................................................................       A-43
Section 6.18      Accounting and Other Adjustments.............................................................       A-43
Section 6.19      Special Bonus................................................................................       A-43

ARTICLE 7         Princeton's Covenants........................................................................       A-44

Section  7.1      Access and Investigation.....................................................................       A-44
Section  7.2      Subsequent Princeton Statements; Securities Reports..........................................       A-45
Section  7.3      Advice of Changes............................................................................       A-45
Section  7.4      Information Provided to SBI..................................................................       A-45
Section  7.5      Indemnification; Director and Officer Insurance..............................................       A-45
Section  7.6      Employee Benefits............................................................................       A-46
Section  7.7      Authorization and Reservation of Princeton Common Stock......................................       A-46
Section  7.8      Negative Covenants...........................................................................       A-46
Section  7.9      Board Seat...................................................................................       A-46

ARTICLE 8         Covenants of All Parties.....................................................................       A-46

Section  8.1      Regulatory Approvals.........................................................................       A-46
Section  8.2      SEC Registration.............................................................................       A-47
Section  8.3      Necessary Approvals..........................................................................       A-47
Section  8.4      Customer and Employee Relationships..........................................................       A-47
Section  8.5      Publicity....................................................................................       A-47
Section  8.6      Best Efforts; Cooperation....................................................................       A-47

ARTICLE 9         Conditions Precedent to Obligations of Princeton.............................................       A-48

Section  9.1      Accuracy of Representations and Warranties...................................................       A-48
Section  9.2      SBI's Performance............................................................................       A-48
Section  9.3      Documents Satisfactory.......................................................................       A-48
Section  9.4      Corporate Approval...........................................................................       A-48
Section  9.5      No Proceedings...............................................................................       A-48
Section  9.6      Absence of Material Adverse Changes..........................................................       A-48
Section  9.7      Consents and Approvals.......................................................................       A-48
Section  9.8      No Prohibition...............................................................................       A-49
Section  9.9      Registration Statement.......................................................................       A-49
Section 9.10      Dissenting Shares............................................................................       A-49
Section 9.11      Employment Agreements........................................................................       A-49
Section 9.12      Allowance for Loan and Lease Losses..........................................................       A-49
Section 9.13      SBI Capitalization...........................................................................       A-49
Section 9.14      SBI Transaction Expenses.....................................................................       A-49

ARTICLE 10        Conditions Precedent to the Obligations of SBI...............................................       A-49

Section 10.1      Accuracy of Representations and Warranties...................................................       A-49
Section 10.2      Princeton's Performance......................................................................       A-49
Section 10.3      Documents Satisfactory.......................................................................       A-50
Section 10.4      Corporate Approval...........................................................................       A-50

Section  10.5     No Proceedings...............................................................................       A-50
Section  10.6     Absence of Material Adverse Changes..........................................................       A-50
Section  10.7     Consents and Approvals.......................................................................       A-50
Section  10.8     No Prohibitions..............................................................................       A-50
Section  10.9     Registration Statement.......................................................................       A-50
Section 10.10     Fairness Opinion.............................................................................       A-50

ARTICLE 11        Termination..................................................................................       A-50

Section  11.1     Reasons for Termination and Abandonment......................................................       A-50
Section  11.2     Effect of Termination........................................................................       A-51
Section  11.3     Expenses.....................................................................................       A-51
Section  11.4     SBI Termination Payment......................................................................       A-51
Section  11.5     Princeton Termination Payment................................................................       A-52

ARTICLE 12        Miscellaneous................................................................................       A-52

Section  12.1     Governing Law................................................................................       A-52
Section  12.2     Assignments, Successors and No Third Party Rights............................................       A-52
Section  12.3     Waiver.......................................................................................       A-53
Section  12.4     Notices......................................................................................       A-53
Section  12.5     Entire Agreement.............................................................................       A-54
Section  12.6     Modification.................................................................................       A-54
Section  12.7     Severability.................................................................................       A-54
Section  12.8     Further Assurances...........................................................................       A-54
Section  12.9     Survival.....................................................................................       A-54
Section 12.10     Counterparts; Facsimiles.....................................................................       A-55
Section 12.11     Jurisdiction and Service of Process..........................................................       A-55

                                  EXHIBIT INDEX

A      Form of Legal Opinion of Counsel to Princeton

B      Form of Legal Opinion of Counsel to SBI

C      Form of Exchange Agent Agreement

D      Form of Voting Agreement

E      Form of Non-Competition Agreement

F-1    Form of Duffy Employment Agreement

F-2    Form of Butterfield Employment Agreement

F-3    Form of Grandgeorge Employment Agreement

F-4    Form of Lee Employment Agreement

                                 SCHEDULE INDEX

SBI SCHEDULES

4.1        SBI Organization
4.2        SBI Subsidiary Organization
4.4        No Conflict
4.5        SBI Capitalization
4.6        SBI Subsidiary Capitalization
4.7        Financial Statements and Reports
4.9        Title to Properties
4.11       Loans; Allowance for Loan and Lease Losses
4.12       Undisclosed Liabilities; Adverse Changes
4.14       Compliance with ERISA
4.15       Compliance with Legal Requirements
4.16       Legal Proceedings; Orders
4.17       Absence of Certain Changes and Events
4.18       Properties, Contracts and Employee Benefit Plans
4.19       No Defaults
4.20       Insurance
4.21       Compliance with Environmental Laws
4.25       Insider Interests
4.26       Brokerage Commissions
4.28       Code Sections 280G and 4999

PRINCETON SCHEDULES

5.4        No Conflict
5.5        Princeton Capitalization
5.8        Undisclosed Liabilities; Adverse Changes
5.9        Compliance With Legal Requirements
5.11       Brokerage Commissions
5.15       Loans; Allowance for Loan and Lease Losses
5.16       Undisclosed Liabilities; Adverse Changes
5.19       Compliance with Environmental Laws

                          AGREEMENT AND PLAN OF MERGER

      THIS AGREEMENT AND PLAN OF MERGER (this "AGREEMENT") is entered into as of February 22, 2005 (the "AGREEMENT DATE"), among PRINCETON NATIONAL BANCORP, INC., a Delaware corporation ("PRINCETON"), SOMONAUK FSB BANCORP, INC., a Delaware corporation ("SBI"), and SOMONAUK ACQUISITION, INC., a Delaware corporation ("ACQUISITION COMPANY").

                                    RECITALS

      A. The parties to this Agreement desire to effect a reorganization whereby Princeton desires to acquire control of SBI through the merger (the "MERGER") of Acquisition Company with and into SBI with SBI being the surviving corporation in the Merger (the "SURVIVING CORPORATION").

      B. Pursuant to the terms of this Agreement, each outstanding share of the common stock of SBI, $10.00 par value per share ("SBI COMMON STOCK"), shall be converted at the effective time of the Merger into the right to receive a combination of: (i) shares of common stock of Princeton, $5.00 par value per share ("PRINCETON COMMON STOCK"); and (ii) cash, all in the amounts set forth in this Agreement.

      C. The parties desire to make certain representations, warranties and agreements in connection with the Merger and also agree to certain prescribed conditions to the Merger.

                                   AGREEMENTS

      In consideration of the foregoing premises and the following mutual promises, covenants and agreements, the parties hereby agree as follows:

                                   ARTICLE 1
                                   DEFINITIONS

      SECTION 1.1 DEFINITIONS. In addition to those terms defined throughout this Agreement, the following terms, when used herein, shall have the following meanings.

            (a) "ADJUSTED STOCKHOLDERS' EQUITY" means the consolidated tangible stockholders' equity of SBI, calculated in accordance with GAAP and reflecting, among other things, the accrued income and expenses of SBI for all periods ending on or prior to the Determination Date, and the recognition of or accrual for all expenses paid or incurred or projected to be paid or incurred by SBI or any SBI Subsidiary in connection with this Agreement and the Contemplated Transactions including, but not limited to, the SBI Transaction Expenses, but adjusted to exclude:

                  (i) any realized gains or losses resulting from sales of investment securities effected between December 31, 2004, and the Closing Date (as defined below);

                  (ii) any adjustments made in accordance with Statement of Financial Accounting Standard No. 115; and

                  (iii) any expenses incurred or accounting or other adjustments made pursuant to Sections 2.9 or 6.18 of this Agreement.

SBI's Adjusted Stockholders' Equity shall be calculated by SBI's independent auditors, in consultation with Princeton's independent auditors, as of the close of business on the Determination Date using reasonable estimates of revenues and expenses where actual amounts are not available. For purposes of this calculation, SBI shall assume a tax rate of 34% with respect to costs which can be expensed in 2005 for tax purposes. Such calculation shall be subject to verification and approval prior to the Closing (as defined below) by an auditor selected by Princeton, which approval shall not be unreasonably withheld.

            (b) "AFFILIATE" means with respect to:

                  (i) a particular individual: (A) each other member of such individual's Family; (B) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family; (C) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and (D) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor or trustee (or in a similar capacity); and

                  (ii) a specified Person other than an individual: (A) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person; (B) any Person that holds a Material Interest in such specified Person; (C) each Person that serves as a director, officer, partner, executor or trustee of such specified Person (or in a similar capacity); (D) any Person in which such specified Person holds a Material Interest; (E) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and (F) any Affiliate of any individual described in clause (B) or (C) of this subsection (ii).

            (c) "BANK" means Farmers State Bank of Somonauk, a state chartered commercial bank organized and existing under the laws of the State of Illinois with its main office located in Somonauk, Illinois, and a wholly-owned subsidiary of SBI.

            (d) "BEST EFFORTS" means the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible, provided, however, that an obligation to use Best Efforts under this Agreement does not require the Person subject to that obligation to take actions that would result in a materially adverse change in the benefits to such Person of this Agreement and the Contemplated Transactions.

            (e) "BREACH" means with respect to a representation, warranty, covenant, obligation or other provision of this Agreement or any instrument delivered pursuant to this Agreement: (i) any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation or other provision; or (ii) any claim (by any Person) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation or other provision, and the term "Breach" means any such inaccuracy, breach, failure, claim, occurrence or circumstance.

            (f) "BUSINESS DAY" means any day on which the trading of stock occurs on the over-the-counter-bulletin-board.

            (g) "CALL REPORTS" means the quarterly reports of income and condition filed by the Bank with Regulatory Authorities.

            (h) "CITIZENS BANK" means Citizens First National Bank, a national banking association organized and existing under the laws of the United States with its main office located in Princeton, Illinois, and a wholly-owned subsidiary of Princeton.

            (i) "CODE" means the Internal Revenue Code of 1986, as amended.

            (j) "CONTEMPLATED TRANSACTIONS" means all of the transactions contemplated by this Agreement, including: (i) the Merger; (ii) the performance by Princeton, Acquisition Company and SBI of their respective covenants and obligations under this Agreement; (iii) Princeton's acquisition of control of SBI and, indirectly, the Bank; (iv) Princeton's issuance of registered shares of Princeton Common Stock and payment of cash in exchange for shares of SBI Common Stock; and (v) the Bank Merger (as hereinafter defined), if applicable.

            (k) "CONTRACT" means any agreement, contract, obligation, promise or understanding (whether written or oral and whether express or implied) that is legally binding: (i) under which a Person has or may acquire any rights; (ii) under which such Person has or may become subject to any obligation or liability; or (iii) by which such Person or any of the assets owned or used by such Person is or may become bound.

            (l) "CRA" means the Community Reinvestment Act, as amended.

            (m) "DETERMINATION DATE" means the close of business on the last Business Day preceding the Closing Date.

            (n) "DFPR" means the Illinois Department of Financial and Professional Regulation.

            (o) "DGCL" means the Delaware General Corporation Law, as amended.

            (p) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

            (q) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

            (r) "FAMILY" means with respect to an individual: (i) the individual; (ii) the individual's spouse and former spouses; (iii) any other natural person who is related to the individual or the individual's spouse within the second degree; and (iv) any other natural person who resides with such individual.

            (s) "FDIC" means the Federal Deposit Insurance Corporation.

            (t) "FEDERAL RESERVE" means the Board of Governors of the Federal Reserve System.

            (u) "GAAP" means generally accepted accounting principles in the United States consistent with those used in the preparation of the most recent audited consolidated financial statements of Princeton or SBI, as the case may be.

            (v) "KNOWLEDGE" with respect to:

                  (i) an individual means that such person will be deemed to have "Knowledge" of a particular fact or other matter if: (A) such individual is actually aware of such fact or other matter; or (B) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter; and

                  (ii) a Person (other than an individual) means that such Person will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has served in the past twelve (12) months as a director, outside advisor, officer, manager, partner, executor or trustee of such Person (or in any similar capacity) has Knowledge of such fact or other matter.

            (w) "LEGAL REQUIREMENT" means any federal, state, local, municipal, foreign, international, multinational or other Order, constitution, law, ordinance, regulation, rule, policy statement, directive, statute or treaty.

            (x) "MATERIAL ADVERSE EFFECT" with respect to a Person (other than an individual) means, a material adverse effect (whether or not required to be accrued or disclosed under Statement of Financial Accounting Standards No. 5):
(i) on the condition (financial or otherwise), properties, assets, liabilities, businesses or results of operations of such Person; or (ii) on the ability of such Person to perform its obligations under this Agreement on a timely basis, but not including the effect of any change of any Legal Requirement or economic event affecting financial institutions generally.

            (y) "MATERIAL INTEREST" means the direct or indirect beneficial ownership (as currently defined in Rule 13d-3 under the Exchange Act) of voting securities or other voting interests representing at least ten percent (10%) of the outstanding voting power of a Person or equity securities or other equity interests representing at least ten percent (10%) of the outstanding equity securities or equity interests in a Person.

            (z) "NBA" means National Bank Act.

            (aa) "OCC" means the Office of the Comptroller of the Currency.

            (bb) "OLD CERTIFICATES" means certificates formerly representing shares of SBI Common Stock.

            (cc) "ORDER" means any award, decision, injunction, judgment, order, ruling, extraordinary supervisory letter, policy statement, memorandum of understanding, resolution, agreement, directive, subpoena or verdict entered, issued, made, rendered or required by any court, administrative or other governmental agency, including any Regulatory Authority, or by any arbitrator.

            (dd) "ORDINARY COURSE OF BUSINESS" means any action taken by a Person only if such action:

                  (i) is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

                  (ii) is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority), other than loan approvals for customers of a financial institution; and

                  (iii) is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), other than loan approvals for customers of a financial institution, in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

            (ee) "PER SHARE CASH CONSIDERATION" means Seven Hundred Eighty-Two Dollars and Seventy-Six Cents ($782.76), subject, however, to possible adjustment as provided in Section 3.2 of this Agreement.

            (ff) "PER SHARE STOCK CONSIDERATION" means 6.6923 shares of Princeton Common Stock.

            (gg) "PERSON" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity or Regulatory Authority.

            (hh) "PRINCETON SEC DOCUMENTS" means the annual, quarterly and other reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) filed by Princeton with the SEC.

            (ii) "PRINCETON SUBSIDIARY" means any Subsidiary of Princeton.

            (jj) "PROCEEDING" means any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any judicial or governmental authority, including a Regulatory Authority, or arbitrator.

            (kk) "PROXY STATEMENT" means the proxy statement-prospectus to be used by SBI in connection with the solicitation by its board of directors of proxies for use at the meeting of its stockholders to be convened for the purpose of voting on this Agreement and the Merger, pursuant to Section 6.12 of this Agreement.

            (ll) "REGULATORY AUTHORITY" means any federal, state or local governmental body, agency, court or authority that, under applicable Legal
Requirements: (i) has supervisory, judicial, administrative, police, enforcement, taxing or other power or authority over SBI, Princeton or any of their respective Subsidiaries; (ii) is required to approve, or give its consent to the Contemplated Transactions; or (iii) with which a filing must be made in connection therewith, including, in any case, the Federal Reserve and the OCC.

            (mm) "REPRESENTATIVE" means with respect to a particular Person, any director, officer, manager, employee, agent, consultant, advisor or other representative of such Person, including legal counsel, accountants and financial advisors.

            (nn) "SBI STOCKHOLDER" means a holder of record of SBI Common Stock.

            (oo) "SBI SUBSIDIARY" means any Subsidiary of SBI.

            (pp) "SBI TRANSACTION EXPENSES" means: (i) all transaction costs of SBI necessary to consummate the Contemplated Transactions; (ii) the aggregate fees and expenses of attorneys, accountants, consultants, financial advisors and other professional advisors incurred by SBI in connection with this Agreement and the Contemplated Transactions; (iii) the costs of preparing, printing and mailing the Proxy Statement to SBI Stockholders and obtaining the approval of SBI Stockholders of the Contemplated Transactions; (iv) all amounts paid or payable to any director, officer or employee of SBI or any SBI Subsidiary under any Contract or plan as a result of the Contemplated Transactions; (iv) any Remediation Costs (as defined in Section 6.7 of this Agreement), (v) the amount of the Sick Leave

Accrual (as defined in Section 6.2(1) of this Agreement), (vi) the cost of Special Bonus; and (vii) all other non-payroll related costs and expenses in each case incurred or to be incurred by SBI or any SBI Subsidiary through the Effective Time in connection with this Agreement and the Contemplated Transactions.

            (qq) "SEC" means the Securities and Exchange Commission.

            (rr) "SECURITIES ACT" means the Securities Act of 1933, as amended.

            (ss) "SPECIAL BONUS" shall have the meaning given such term in
Section 6.19 of this Agreement.

            (tt) "SUBSIDIARY" means with respect to any Person (the "OWNER"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries.

            (uu) "TAX" means any tax (including any income tax, capital gains tax, value added tax, sales tax, property tax, gift tax or estate tax), levy, assessment, tariff, duty (including any customs duty), deficiency or other fee, and any related charge or amount (including any fine, penalty, interest or addition to tax), imposed, assessed or collected by or under the authority of any Regulatory Authority or payable pursuant to any tax sharing agreement or any other Contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency or fee.

            (vv) "TAX RETURN" means any return (including any information return), report, statement, schedule, notice, form or other document or information filed with or submitted to, or required to be filed with or submitted to, any Regulatory Authority in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

            (ww) "THREATENED" means a claim, Proceeding, dispute, action or other matter for which any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action or other matter is likely to be asserted, commenced, taken or otherwise pursued in the future.

      SECTION 1.2 PRINCIPLES OF CONSTRUCTION.

            (a) In this Agreement, unless otherwise stated or the context otherwise requires, the following uses apply:

                  (i) actions permitted under this Agreement may be taken at any time and from time to time in the actor's reasonable discretion;

                  (ii) references to a statute shall refer to the statute and any successor statute, and to all regulations promulgated under or implementing the statute or its successor, as in effect at the relevant time;

                  (iii) in computing periods from a specified date to a later specified date, the words "FROM" and "COMMENCING on" (and the like) mean "FROM AND INCLUDING," and the words "TO," "UNTIL" and "ENDING ON" (and the like) mean "TO, BUT EXCLUDING";

                  (iv) references to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality;

                  (v) indications of time of day mean Princeton, Illinois time;

                  (vi) "INCLUDING" means "INCLUDING, BUT NOT LIMITED TO";

                  (vii) all references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Agreement unless otherwise specified;

                  (viii) all words used in this Agreement will be construed to be of such gender or number as the circumstances and context require;

                  (ix) the captions and headings of articles, sections, schedules and exhibits appearing in or attached to this Agreement have been inserted solely for convenience of reference and shall not be considered a part of this Agreement nor shall any of them affect the meaning or interpretation of this Agreement or any of its provisions; and

                  (x) any reference to a document or set of documents in this Agreement, and the rights and obligations of the parties under any such documents, shall mean such document or documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof.

            (b) The schedules of each of SBI and Princeton referred to in this Agreement (the "SBI SCHEDULES" and the "PRINCETON SCHEDULES," respectively, and collectively the "SCHEDULES") shall consist of the agreements and other documentation described and referred to in this Agreement with respect to such party, which Schedules were delivered by each of SBI and Princeton to the other before the date of this Agreement. Any item or matter disclosed on any Schedule shall be deemed to be disclosed for all purposes on all other Schedules, to the extent that it should have been disclosed on such other Schedule, to the extent that sufficient details are set forth so that the purpose for which disclosure is made is reasonably clear. In the event of any inconsistency between the statements in the body of this Agreement and those in the Schedules (other than an exception expressly set forth as such in the Schedules), the statements in the body of this Agreement will control.

            (c) All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

            (d) With regard to each and every term and condition of this Agreement and any and all agreements and instruments subject to the terms hereof, the parties hereto understand and agree that the same have or has been mutually negotiated, prepared and drafted, and that if at any time the parties hereto desire or are required to interpret or construe any such term or condition or any agreement or instrument subject hereto, no consideration shall be given to the issue of which party hereto actually prepared, drafted or requested any term or condition of this Agreement or any agreement or instrument subject hereto.

                                    ARTICLE 2
                                   THE MERGER

      SECTION 2.1 THE MERGER. Provided that this Agreement shall not have been terminated in accordance with its express terms, upon the terms and subject to the conditions of this Agreement and in accordance with the applicable provisions of the DGCL at the Effective Time (as defined below), Acquisition Company shall be merged with and into SBI pursuant to the provisions of, and with the effects provided in, the DGCL, the separate corporate existence of Acquisition Company shall cease and SBI will be the Surviving Corporation. As a result of the Merger, each share of SBI Common Stock issued and outstanding immediately prior to the Effective Time, other than Dissenting Shares (as defined below), will be converted into the right to receive the Merger Consideration as provided in Article 3 of this Agreement.

      SECTION 2.2 EFFECTIVE TIME; CLOSING.

            (a) Provided that this Agreement shall not have been terminated in accordance with its express terms, the closing of the Merger (the "CLOSING") shall occur through the mail or at a place that is mutually acceptable to Princeton and SBI, or if they fail to agree, at the offices of Howard & Howard Attorneys, P.C., located at One Technology Plaza, Suite 600, 211 Fulton Street, Peoria, Illinois 61602, at 10:00 a.m. on July 31, 2005, or, if the following conditions have not then been satisfied, on such later date which is ten (10) Business Days after the end of the calendar month in which all of the following conditions are satisfied: (i) the receipt of the last required regulatory approval of the Merger and the expiration of the last requisite waiting period; and (ii) the satisfaction or waiver in writing of all of the conditions provided for in Articles 9 and 10 of this Agreement; whichever is later, or at such other time as SBI and Princeton may agree in writing (the "CLOSING DATE"). Subject to the provisions of Article 11 of this Agreement, failure to consummate the Merger on the date and time and at the place determined pursuant to this Section will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

            (b) The parties hereto agree to file appropriate certificate of merger, as contemplated by the DGCL, with the Secretary of State of the State of Delaware. The Merger shall be effective on the Closing Date and at the time stated in the certificate of merger filed with the Secretary of State of the State of Delaware (the "EFFECTIVE TIME").

      SECTION 2.3 EFFECTS OF MERGER. At the Effective Time, the effect of the Merger shall be as provided in the DGCL. Without limiting the generality of the foregoing, at the Effective Time, all the property, rights, privileges, powers and franchises of Acquisition Company and SBI shall be vested in the Surviving Corporation, and all debts, liabilities and duties of Acquisition Company and SBI shall become the debts, liabilities and duties of the Surviving Corporation.

      SECTION 2.4 CERTIFICATE OF INCORPORATION. At the Effective Time, the certificate of incorporation of SBI, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with applicable law.

      SECTION 2.5 BYLAWS. At the Effective Time, the bylaws of SBI, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with applicable law.

      SECTION 2.6 BOARD OF DIRECTORS AND OFFICERS. From and after the Effective Time, until duly changed in compliance with applicable law and the articles of incorporation and bylaws of the Surviving

Corporation, the board of directors and officers of the Surviving Corporation shall be the board of directors and officers of Acquisition Company in place immediately prior to the Effective Time.

      SECTION 2.7 PRINCETON'S DELIVERIES AT CLOSING. At the Closing, Princeton shall deliver or cause to be delivered the following items to or on behalf of
SBI:

            (a) a good standing certificate for Princeton issued by each of the Secretary of State of the State of Delaware and the Secretary of State of the State of Illinois and dated in each case not more than fifteen (15) Business Days prior to the Closing Date;

            (b) a copy of the certificate of incorporation of Princeton certified not more than fifteen (15) Business Days prior to the Closing Date by the Secretary of State of the State of Delaware;

            (c) a certificate of the Secretary or any Assistant Secretary of Princeton dated the Closing Date certifying a copy of the bylaws of Princeton;

            (d) copies of resolutions of the board of directors of Princeton approving this Agreement and the consummation of the Contemplated Transactions, certified as of the Closing Date by the Secretary or any Assistant Secretary of Princeton;

            (e) copies of resolutions of the board of directors and the sole stockholder of Acquisition Company approving this Agreement and the consummation of the Contemplated Transactions, certified as of the Closing Date by the Secretary or any Assistant Secretary of Acquisition Company;

            (f) a good standing certificate for Acquisition Company issued by the Secretary of State of the State of Delaware, and dated not more than fifteen
(15) Business Days prior to the Closing Date;

            (g) a copy of the certificate of incorporation of Acquisition Company certified not more than fifteen (15) Business Days prior to the Closing Date by the Secretary of State of the State of Delaware;

            (h) a certificate of the Secretary or any Assistant Secretary of Acquisition Company dated the Closing Date certifying a copy of the bylaws of Acquisition Company;

            (i) a certificate executed by the President or any Vice President of Acquisition Company, dated the Closing Date, stating that: (i) all of the representations and warranties of Acquisition Company set forth in this Agreement, as the same may have been updated pursuant to Section 7.3 of this Agreement, are true and correct in all material respects with the same force and effect as if all of such representations and warranties were made at the Closing Date, provided, however, that to the extent such representations and warranties expressly relate to an earlier date, such representations shall be true and correct in all material respects on and as of such earlier date, and provided further, that to the extent that representations and warranties are made in this Agreement subject to a standard of materiality or Knowledge, such representations and warranties shall be true and correct in all respects; and
(ii) Acquisition Company has performed or complied in all material respects with all of the covenants and obligations to be performed or complied with by it under the terms of this Agreement on or prior to the Closing Date, provided, however, that to the extent performance and compliance with such covenants and obligations are subject in this Agreement to a standard of materiality, Acquisition Company shall have performed and complied in all respects with such covenants and obligations;

            (j) a certificate executed by the Chief Executive Officer or Senior Vice President, and by the Secretary or any Assistant Secretary of Princeton, dated the Closing Date, stating that: (i) all of the representations and warranties of Princeton set forth in this Agreement, as the same may have been updated pursuant to Section 7.3 of this Agreement, are true and correct in all material respects with the same force and effect as if all of such representations and warranties were made at the Closing Date, provided, however, that to the extent such representations and warranties expressly relate to an earlier date, such representations shall be true and correct in all material respects on and as of such earlier date, and provided further, that to the extent that representations and warranties are made in this Agreement subject to a standard of materiality or Knowledge, such representations and warranties shall be true and correct in all respects; and (ii) Princeton has performed or complied in all material respects with all of the covenants and obligations to be performed or complied with by it under the terms of this Agreement on or prior to the Closing Date, provided, however, that to the extent performance and compliance with such covenants and obligations are subject in this Agreement to a standard of materiality, Princeton shall have performed and complied in all respects with such covenants and obligations;

            (k) a legal opinion of Princeton's counsel dated the Closing Date in the form attached as EXHIBIT A; and

            (l) such other documents as SBI may reasonably request.

All of such items shall be reasonably satisfactory in form and substance to SBI and its counsel.

      SECTION 2.8 SBI'S DELIVERIES AT CLOSING. At the Closing, SBI shall deliver or cause to be delivered the following items to Princeton:

            (a) a good standing certificate for SBI issued by each of the Secretary of State of the State of Delaware and the Secretary of State of the State of Illinois dated not more than fifteen (15) Business Days prior to the Closing Date;

            (b) a copy of the certificate of incorporation of SBI certified not more than fifteen (15) Business Days prior to the Closing Date by the Secretary of State of the State of Delaware;

            (c) a certificate of the Secretary or any Assistant Secretary of SBI dated the Closing Date certifying a copy of the bylaws of SBI;

            (d) copies of resolutions of the board of directors and SBI Stockholders authorizing and approving this Agreement and the consummation of the Contemplated Transactions certified as of the Closing Date by the Secretary or any Assistant Secretary of SBI;

            (e) a good standing certificate for the Bank issued by the DFPR and dated not more than fifteen (15) Business Days prior to the Closing Date;

            (f) a copy of the charter of the Bank certified by the DFPR and dated not more than fifteen (15) Business Days prior to the Closing Date;

            (g) a certificate of the Secretary of the Bank dated the Closing Date certifying a copy of the bylaws of the Bank and stating that there have been no further amendments to the charter of the Bank delivered pursuant to the immediately preceding paragraph of this Section;

            (h) a certificate executed by the Chief Executive Officer or Executive Vice President, and by the Secretary or any Assistant Secretary of SBI, dated the Closing Date, stating that: (i) all of the representations and warranties of SBI set forth in this Agreement, as the same may have been updated pursuant to Section 6.8 of this Agreement, are true and correct in all material respects with the same force and effect as if all of such representations and warranties were made at the Closing Date, provided, however, that to the extent such representations and warranties expressly relate to an earlier date, such representations shall be true and correct in all material respects on and as of such earlier date, and provided further, that to the extent that representations and warranties are made in this Agreement subject to a standard of materiality or Knowledge, such representations and warranties shall be true and correct in all respects; and (ii) SBI has performed or complied in all material respects with all of the covenants and obligations to be performed or complied with by it under the terms of this Agreement on or prior to the Closing Date, provided, however, that to the extent performance and compliance with such covenants and obligations are subject in this Agreement to a standard of materiality, SBI shall have performed and complied in all respects with such covenants and obligations;

            (i) a list of all SBI Stockholders as of the Determination Date, certified by the Secretary or any Assistant Secretary of SBI;

            (j) owner's title insurance policies issued by Chicago Title Insurance Company or such other title insurance company as is reasonably acceptable to Princeton in accordance with the title commitments delivered by SBI to Princeton in accordance with Section 6.5 of this Agreement, and in each case, in policy amounts at least equal to the book value of the property covered by such policies, as shown on the books and records of SBI or the Bank;

            (k) a legal opinion of SBI's counsel dated the Closing Date in the form attached as EXHIBIT B;

            (l) a certificate of each of SBI's legal counsel, accountants and financial advisor or investment banker, if any, representing that all of their respective fees and expenses relating to the Contemplated Transactions incurred by SBI prior to and including the Effective Time have been paid in full;

            (m) evidence that the Special Bonus, if any, has been paid as contemplated by Section 6.19 of this Agreement;

            (n) a resignation from each of the directors and executive officers of SBI from such individual's position as a director and/or an officer of SBI; and

            (o) such other documents as Princeton may reasonably request.

All of such items shall be reasonably satisfactory in form and substance to Princeton and its counsel.

      SECTION 2.9 BANK MERGER. The parties contemplate, without making it mandatory, that after the Merger has become effective, but on the same day when the Merger becomes effective, the Bank will be merged with and into Citizens Bank, with Citizens Bank being the surviving association (such merger of the Bank into Citizens Bank being hereinafter called the "Bank Merger"). Princeton and SBI agree to cooperate and to take such steps as may be necessary to obtain all requisite regulatory, corporate and other approvals to effect the Bank Merger, subject and subsequent to the consummation of, and to be effective concurrently with, the Merger or at such time thereafter, all as determined by Princeton in its sole discretion.

      SECTION 2.10 ALTERNATIVE STRUCTURE. Notwithstanding anything contained herein to the contrary, upon receipt of SBI's prior written consent (which consent shall not be unreasonably withheld), Princeton may specify, for any reasonable business, tax or regulatory purpose, that, before the special meeting of stockholders of SBI held pursuant to Section 6.12 of this Agreement, Princeton and SBI shall enter into transactions other than those described in this Agreement to effect the purposes of this Agreement, including the merger of SBI with any Affiliate of Princeton, and the parties to this Agreement shall take all action necessary and appropriate to effect, or cause to be effected, such transactions; provided, however, that no such proposed change on the structure of the transactions contemplated in this Agreement shall delay the Closing Date (if such a date has already been firmly established) by more than thirty (30) Business Days or adversely affect the economic benefits, the form of consideration or the tax effect of the Merger at the Effective Time to the holders of SBI Common Stock.

      SECTION 2.11 ABSENCE OF CONTROL. Subject to any specific provisions of this Agreement, it is the intent of the parties to this Agreement that neither Princeton nor SBI by reason of this Agreement shall be deemed (until consummation of the Contemplated Transactions) to control, directly or indirectly, the other party or any of its respective Subsidiaries and shall not exercise, or be deemed to exercise, directly or indirectly, a controlling influence over the management or policies of such other party or any of its respective Subsidiaries.

                                   ARTICLE 3
                     CONVERSION OF SECURITIES IN THE MERGER

      SECTION 3.1 MANNER OF MERGER. Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Merger and without any action on the part of any Person:

            (a) Each share of Acquisition Company common stock issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and non-assessable share of common stock of the Surviving Corporation; and

            (b) Each share of SBI Common Stock (other than shares held by SBI or any SBI Subsidiary, except for shares held by any of them in a fiduciary capacity, and Dissenting Shares) shall be converted into the right to receive the Per Share Cash Consideration and the Per Share Stock Consideration. The Per Share Cash Consideration that may be paid, on an aggregate basis, to SBI Stockholders is referred to herein as the "CASH CONSIDERATION," and the Per Share Stock Consideration that may be paid, on an aggregate basis, to SBI Stockholders is referred to herein as the "STOCK CONSIDERATION." The Cash Consideration and the Stock Consideration are referred to herein collectively as the "MERGER CONSIDERATION"; and

            (c) Each share of SBI Common Stock held as treasury stock immediately prior to the Effective Time shall be cancelled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

      SECTION 3.2 ADJUSTMENT OF PER SHARE PURCHASE PRICE. Notwithstanding anything contained herein to the contrary, the Per Share Cash Consideration shall be adjusted upward or downward to equal:

            (a) $39,606,000 less,

            (b) the difference between $23,800,000 and the Adjusted Stockholders' Equity divided by,

            (c) 50,598

or graphically represented as follows:

      $39,606,000 - ($23,800,000 - Adjusted Stockholders' Equity) / 50,598

provided, however, in no event shall the Per Share Cash Consideration be adjusted upward to exceed Seven Hundred Ninety Dollars and Fifty-Four Cents ($790.54).

      SECTION 3.3 RIGHTS AS STOCKHOLDERS; STOCK TRANSFERS. At the Effective Time, holders of SBI Common Stock shall cease to be, and shall have no rights as, stockholders of SBI, other than to receive the Merger Consideration. After the Effective Time, there shall be no transfers on the stock transfer books of SBI or the Surviving Corporation of shares of SBI Common Stock.

      SECTION 3.4 FRACTIONAL SHARES. Notwithstanding any other provision hereof, no fractional shares of Princeton Common Stock and no certificates or scrip therefore, or other evidence of ownership thereof, will be issued in the Merger; instead, Princeton shall pay to each holder of SBI Common Stock who would otherwise be entitled to a fractional share of Princeton Common Stock (after taking into account all Old Certificates registered in the name of such holder) an amount in cash (without interest) determined by multiplying such fraction by Twenty-Nine Dollars and Fifty-Three Cents ($29.53).

      SECTION 3.5 EXCHANGE PROCEDURES.

            (a) As soon as is reasonably practicable, but in no event later than five (5) Business Days after the Closing Date, Citizens Bank, in its capacity as exchange agent for the parties to this Agreement (the "EXCHANGE AGENT"), the Exchange Agent shall mail to each holder of record of SBI Common Stock, instructions for use in effecting the surrender of the certificates representing such SBI Common Stock (the "OLD CERTIFICATES") in exchange for the Merger Consideration (the "TRANSMITTAL LETTER"). Upon proper surrender to the Exchange Agent of an Old Certificate for exchange and cancellation, together with such properly completed and duly executed Transmittal Letter, the holder of such Old Certificates shall be entitled to receive in exchange therefor: (i) a new certificate representing that number of whole shares of Princeton Common Stock that such holder has the right to receive pursuant to this Article; (ii) a check representing the amount of Cash Consideration that such holder is entitled to receive pursuant to this Article; and (iii) a check representing the amount of any cash in lieu of fractional shares that such holder has the right to receive in respect of the Old Certificates surrendered pursuant to the provisions of this Article, and the Old Certificates so surrendered shall forthwith be cancelled.

            (b) Princeton shall deposit with the Exchange Agent for the benefit of holders of Old Certificates: (i) cash or immediately available funds equal to the aggregate Cash Consideration; and (ii) certificates representing the shares of Princeton Common Stock to be issued as Stock Consideration (the "EXCHANGE FUND"). The Exchange Fund shall be held by the Exchange Agent for the benefit of SBI Stockholders pursuant to the terms of an Exchange Agent Agreement in the form of EXHIBIT C. After the Closing Date, Princeton shall make additional deposits to the Exchange Fund, and the Exchange Agent may return certificates or funds held by the Exchange Agent, as may be necessary for the completion of the exchange of Old Certificates for the Merger Consideration in accordance with this Article. All fees, costs and expenses of the Exchange Agent shall be borne solely by Princeton.

            (c) Neither the Exchange Agent nor any party hereto shall be liable to any former SBI Stockholder for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

            (d) No dividends or other distributions with respect to Princeton Common Stock with a record date occurring after the Effective Time shall be paid to the holder of any unsurrendered Old Certificate representing shares of SBI Common Stock converted in the Merger into the right to receive shares of Princeton Common Stock until the holder of such unsurrendered Old Certificate shall be entitled to receive a new certificate representing shares of Princeton Common Stock in exchange therefor in accordance with the procedures set forth in this Section. After becoming so entitled in accordance with this Section, the record holder thereof also shall be entitled to receive any such dividends or other distributions by the Exchange Agent, without any interest thereon, which theretofore had become payable with respect to shares of Princeton Common Stock such holder had the right to receive upon surrender of the Old Certificates.

            (e) Any portion of the Merger Consideration that remains unclaimed by the SBI Stockholders on the six (6) month anniversary of the Effective Time shall be paid to Princeton to be held for the benefit of holders of unsurrendered Old Certificates. Any SBI Stockholders who have not theretofore complied with this Article shall thereafter look only to Princeton for payment of the Merger Consideration, cash in lieu of any fractional shares and unpaid dividends and distributions on Princeton Common Stock deliverable in respect of each share of SBI Common Stock such stockholder holds as determined pursuant to this Agreement, in each case without any interest thereon.

            (f) If a certificate representing shares of Princeton Common Stock or a check representing Cash Consideration is to be issued in a name other than that in which the Old Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Old Certificate so surrendered shall be properly endorsed, accompanied by all documents required to evidence and effect such transfer and otherwise in proper form for transfer and that the Person requesting such exchange shall pay to Princeton any transfer or other taxes required by reason of the issuance of a certificate representing shares of Princeton Common Stock or a check representing Cash Consideration in any name other than that of the registered holder of the Old Certificate surrendered, or otherwise required, or shall establish to the satisfaction of Princeton that such tax has been paid or is not payable.

      SECTION 3.6 ANTI-DILUTION PROVISIONS.

            (a) If Princeton issues additional shares of Princeton Common Stock (other than as provided below) or declares a stock dividend, stock split, reverse split or other general distribution, reclassification or recapitalization of Princeton Common Stock and the record date for such stock dividend, stock split, distribution, reclassification or recapitalization occurs at any time after the Agreement Date and prior to the Effective Time, then the number of shares of Princeton Common Stock distributable to SBI Stockholders shall be equitably adjusted as necessary to give effect to the change in Princeton capitalization. Notwithstanding the foregoing, no adjustment shall be made in such number of shares of Princeton Common Stock distributable: (x) in the event of the issuance of additional shares of Princeton Common Stock pursuant to the grant or sale of shares to, or for the account of, employees of Princeton pursuant to Princeton's stock option, qualified and non-qualified retirement and dividend reinvestment plans; or (y) in the event of the issuance of additional shares of Princeton Common Stock or other securities pursuant to a public offering, private placement or an acquisition of one or more banks, corporations or business assets for consideration which the board of directors, or a duly authorized committee of the board of directors, of Princeton in its reasonable business judgment determines to be fair and reasonable.

            (b) Subject only to making any adjustments and related computations prescribed by this Section, nothing contained in this Agreement is intended to preclude Princeton from amending its certificate of incorporation to change its capital structure or from issuing additional shares of Princeton Common Stock, preferred stock, shares of other capital stock or securities that are convertible into shares of capital stock.

      SECTION 3.7 DISSENTING SHARES. Notwithstanding anything to the contrary contained in this Agreement, to the extent appraisal rights are available to stockholders of SBI pursuant to the provisions of any applicable Legal Requirements, including the DGCL, any shares of SBI Common Stock held by a Person who objects to the Merger, whose shares were not voted in favor of the Merger and who complies with and satisfies all of the provisions of the applicable Legal Requirements concerning the rights of such Person to dissent from the Merger and to require appraisal of such Person's shares and who has not withdrawn such objection or waived such rights prior to the Effective Time (collectively with respect to all such SBI stockholders, the "DISSENTING SHARES"), shall not be converted pursuant to the provisions of this Article, but shall become the right to receive such consideration as may be determined to be due to the holder of such Dissenting Shares pursuant to the applicable Legal Requirements, including, if applicable, any costs determined to be payable by SBI to the holders of Dissenting Shares pursuant to an order of any court pursuant to any applicable Legal Requirements; provided, however, that each Dissenting Share held by a Person at the Effective Time who shall, after the Effective Time, withdraw the demand for appraisal or lose the right of appraisal, in either case pursuant to applicable Legal Requirements shall be deemed to have been converted, as of the Effective Time, into the right to receive the Merger Consideration as is determined in accordance with this Article.

                                   ARTICLE 4
                      REPRESENTATIONS AND WARRANTIES OF SBI

      SBI hereby represents and warrants to Princeton that the following are true and correct as of the Agreement Date, and will be true and correct as of the Effective Time:

      SECTION 4.1 SBI ORGANIZATION. SBI: (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is also qualified to do business and is in good standing in the State of Illinois and in each other jurisdiction in which the nature of the business conducted or the properties or assets owned or leased by it makes such qualification necessary; (b) is registered with the Federal Reserve as a bank holding company under the federal Bank Holding Company Act of 1956, as amended (the "BHCA"); and (c) has full power and authority, corporate and otherwise, to operate as a bank holding company and to own, operate and lease its properties as presently owned, operated and leased, and to carry on its business as it is now being conducted. Copies of the certificate of incorporation and bylaws of SBI and all amendments thereto are set forth in SCHEDULE 4.1 and are complete and correct. SBI has no Subsidiaries other than the Bank and as set forth in
SCHEDULE 4.1.

      SECTION 4.2 SBI SUBSIDIARY ORGANIZATION. The Bank is an Illinois chartered commercial bank duly organized, validly existing and in good standing under the laws of the State of Illinois. Each other SBI Subsidiary is duly organized, validly existing and in good standing in its state or jurisdiction of organization. Each SBI Subsidiary has full power and authority, corporate and otherwise, to own, operate and lease its properties as presently owned, operated and leased, and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted or the properties or assets owned or leased by it makes such qualification necessary. Copies of the charter and bylaws (or similar organizational documents) of each SBI Subsidiary and all amendments thereto are set forth in SCHEDULE 4.2 and are complete and correct.

      SECTION 4.3 AUTHORIZATION; ENFORCEABILITY.

            (a) SBI has the requisite corporate power and authority to enter into and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement by SBI, and the consummation by it of its obligations under this Agreement, have been authorized by all necessary corporate action, subject to stockholder approval, and this Agreement constitutes a legal, valid and binding obligation of SBI enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally and subject to general principles of equity.

            (b) Except for ordinary corporate requirements, no "business combination," "moratorium," "control share" or other state anti-takeover statute or regulation or any provisions contained in the certificate or articles of incorporation or bylaws or similar organizational documents of SBI or any SBI
Subsidiary: (i) prohibits or restricts SBI's ability to perform its obligations under this Agreement, or its ability to consummate the Contemplated Transactions; (ii) would have the effect of invalidating or voiding this Agreement, or any provision hereof; or (iii) would subject Princeton to any material impediment or condition in connection with the exercise of any of its rights under this Agreement. The board of directors of SBI has unanimously approved the execution of, and performance by SBI of its obligations under, this Agreement.

      SECTION 4.4 NO CONFLICT. Except as set forth in SCHEDULE 4.4, neither the execution nor delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time): (a) contravene, conflict with or result in a violation of any provision of the certificate or articles of incorporation or bylaws (or similar organizational documents), each as in effect on the Agreement Date, or any currently effective resolution adopted by the board of directors or stockholders of SBI or any SBI Subsidiary; (b) contravene, conflict with or result in a violation of, or give any Regulatory Authority or other Person the valid and enforceable right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which SBI or any SBI Subsidiary, or any of their respective assets that are owned or used by them, may be subject, except for any contravention, conflict or violation that is permissible by virtue of obtaining the regulatory approvals necessitated by the Contemplated Transactions, including any such approvals under the BHCA, the Federal Deposit Insurance Act, as amended (the "FDIA"), the Securities Act, the Exchange Act, the DGCL and the Illinois Banking Act (the "IBA"); (c) contravene, conflict with or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify any material Contract to which SBI or any SBI Subsidiary is a party or by which any of their respective assets is bound; or
(d) result in the creation of any lien, charge or encumbrance upon or with respect to any of the assets owned or used by SBI or any SBI Subsidiary. Except for the approvals referred to in Section 8.1 and the requisite approval of its stockholders, neither SBI nor any SBI Subsidiary is or will be required to give any notice to or obtain any consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

      SECTION 4.5 SBI CAPITALIZATION.

            (a) The authorized capital stock of SBI consists, and immediately prior to the Effective Time will consist, exclusively of 150,000 shares of SBI Common Stock, $10.00 par value per share, of which 50,598 shares are, and immediately prior to the Effective Time will be, duly authorized, validly issued and outstanding and fully paid and non-assessable, and 13,402 shares are held by SBI as treasury shares. SBI acknowledges that the Merger Consideration was determined based upon the accuracy of the representations and warranties made in this Section with respect to the number of outstanding shares of SBI Common Stock and the absence of any options or other rights to purchase additional shares of SBI Common Stock, and acknowledges that any Breach of such representations and warranties shall be deemed to have a Material Adverse Effect on SBI for purposes of this Agreement.

            (b) None of the shares of SBI Common Stock have been issued in violation of any federal or state securities laws or any other Legal Requirement. Since December 31, 2003, except as disclosed in SCHEDULE 4.5, no shares of SBI capital stock have been purchased, redeemed or otherwise acquired, directly or indirectly, by SBI or any SBI Subsidiary and no dividends or other distributions payable in any equity securities of SBI or any SBI Subsidiary have been declared, set aside, made or paid to the SBI Stockholders. To the Knowledge of SBI, none of the shares of authorized capital stock of SBI are, nor on the Closing Date will they be, subject to any claim of right inconsistent with this Agreement. There are no outstanding subscriptions, contracts, conversion privileges, options, warrants, calls or other rights obligating SBI or any SBI Subsidiary to issue, sell or otherwise dispose of, or to purchase, redeem or otherwise acquire, any shares of capital stock of SBI or any SBI Subsidiary, SBI is not a party to any Contract relating to the issuance, purchase, sale or transfer of any equity securities or other securities of SBI. Except for the Bank Shares, as hereinafter defined, SBI does not own or have any Contract to acquire any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business.

      SECTION 4.6 SBI SUBSIDIARY CAPITALIZATION. The authorized capital stock of the Bank consists, and immediately prior to the Effective Time will consist exclusively of 8,000 shares of common stock, $100.00 par value per share (the "BANK SHARES"), all of which shares are, and immediately prior to the Effective Time will be, duly authorized, validly issued and outstanding, fully paid and nonassessable. SBI is, and will be on the Closing Date, the record and beneficial owner of one hundred percent (100%) of the Bank Shares and all of the issued and outstanding shares of capital stock of each other SBI Subsidiary, free and clear of any lien or encumbrance whatsoever. The Bank Shares are, and will be on the Closing Date, freely transferable and are, and will be on the Closing Date, subject to no claim except pursuant to this Agreement. There are no unexpired or pending preemptive rights with respect to any shares of capital stock of any SBI Subsidiary. There are no outstanding securities of any SBI Subsidiary that are convertible into or exchangeable for any shares of such SBI Subsidiary's capital stock and no SBI Subsidiary is a party to any Contract relating to the issuance, sale or transfer of any equity securities or other securities of such SBI Subsidiary. Neither SBI nor any SBI Subsidiary owns or has any Contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business, except as set forth in SCHEDULE 4.6.

      SECTION 4.7 FINANCIAL STATEMENTS AND REPORTS. True, correct and complete copies of the following financial statements are included in SCHEDULE 4.7:

            (a) audited Consolidated Balance Sheets for SBI as of December 31, 2001, 2002 and 2003, and the related audited Consolidated Statements of Operations, Statements of Cash Flows and Consolidated Statements of Changes in Stockholders' Equity of SBI for the years ended December 31, 2001, 2002 and 2003;

            (b) unaudited Consolidated Balance Sheet for SBI as of September 30, 2004, and the related unaudited Consolidated Statement of Operations and Statement of Cash Flows; and

            (c) Call Reports for the Bank as of the close of business on December 31, 2002, 2003 and 2004.

      The financial statements described in clause (a) have been prepared in conformity with GAAP and comply in all material respects with all applicable Legal Requirements. The financial statements described in clauses (b) and (c) above have been prepared on a basis consistent with past accounting practices and as required by applicable Legal Requirements and fairly present the consolidated financial condition and results of operations at the dates and for the periods presented. Taken together, the financial statements described in clauses (a), (b) and (c) above (collectively, and including the notes thereto, the "SBI FINANCIAL STATEMENTS") are complete and correct in all material respects and fairly and accurately present the respective financial position, assets, liabilities and results of operations of SBI and the Bank as at the respective dates of, and for the periods referred to in, the SBI Financial Statements, subject to normal year-end non-material audit adjustments in amounts consistent with past practice in the case of the unaudited SBI Financial Statements. The SBI Financial Statements do not include any material assets or omit to state any material liabilities, absolute or contingent, or other facts, which inclusion or omission would render the SBI Financial Statements misleading in any material respect as of the respective dates and for the periods referred to in the respective SBI Financial Statements.

      SECTION 4.8 BOOKS AND RECORDS. The books of account, minute books, stock record books and other records of SBI and each SBI Subsidiary are complete and correct in all material respects and have been maintained in accordance with SBI's business practices and all applicable Legal Requirements, including the maintenance of any adequate system of internal controls required by Legal Requirements. The minute books of SBI and each SBI Subsidiary contain accurate and complete records in all material respects of all meetings held of, and corporate action taken by, its respective stockholders, board of directors and committees of the board of directors. At the Closing, all of those books and records will be in the possession of SBI and the SBI Subsidiaries.

      SECTION 4.9 TITLE TO PROPERTIES. SBI and each SBI Subsidiary has good and marketable title to all assets and properties, whether real or personal, tangible or intangible, that it purports to own, subject to no valid liens, mortgages, security interests, encumbrances or charges of any kind except: (a) as noted in the most recent SBI Financial Statement or in SCHEDULE 4.9; (b) statutory liens for Taxes not yet delinquent or being contested in good faith by appropriate Proceedings and for which appropriate reserves have been established and reflected on the SBI Financial Statements; (c) pledges or liens required to be granted in connection with the acceptance of government deposits, granted in connection with repurchase or reverse repurchase agreements, pursuant to borrowings from Federal Home Loan Banks or similar borrowings, or otherwise incurred in the Ordinary Course of Business; and (d) minor defects and irregularities in title and encumbrances that do not materially impair the use thereof for the purposes for which they are held (all of such exceptions in clauses (a) through (d) are collectively referred to as "PERMITTED EXCEPTIONS"). Except as set forth in SCHEDULE 4.9, SBI and each SBI Subsidiary as lessee has the right under valid and existing leases to occupy, use, possess and control any and all of the respective property leased by it. Except where any failure would not reasonably be expected to have a Material Adverse Effect on SBI on a consolidated basis, all buildings and structures owned by SBI and each SBI Subsidiary lie wholly within the boundaries of the real property owned or validly leased by it, and do not encroach upon the property of, or otherwise conflict with the property rights of, any other Person.

      SECTION 4.10 CONDITION AND SUFFICIENCY OF ASSETS. The buildings, structures and equipment of SBI and each SBI Subsidiary are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, structures or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in the aggregate in nature or in cost. Except where any failure would not reasonably be expected to have a Material Adverse Effect on SBI on a consolidated basis, the real property, buildings, structures and equipment owned or leased by SBI and each SBI Subsidiary are in compliance with the Americans with Disabilities Act of 1990, as amended, and the regulations promulgated thereunder, and all other building and development codes and other restrictions, including subdivision regulations, building and construction regulations, drainage codes, health, fire and safety laws and regulations, utility tariffs and regulations, conservation laws and zoning laws and ordinances. The assets and properties, whether real or personal, tangible or intangible, that SBI or any SBI Subsidiary purport to own are sufficient for the continued conduct of the business of SBI and each SBI Subsidiary after the Closing in substantially the same manner as conducted prior to the Closing.

      SECTION 4.11 LOANS; ALLOWANCE FOR LOAN AND LEASE LOSSES. Except as set forth in SCHEDULE 4.11, all loans and loan commitments extended by any SBI Subsidiary and any extensions, renewals or continuations of such loans and loan commitments (the "SBI LOANS") were made and have been maintained materially in accordance with the lending policies of such SBI Subsidiary in the Ordinary Course of Business. The SBI Loans are evidenced by appropriate and sufficient documentation and constitute valid and binding obligations to such SBI Subsidiary enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally and subject to general principles of equity. All such SBI Loans are, and at the Closing will be, free and clear of any encumbrance or other charge (except for liens, if any, set forth in SCHEDULE 4.9) and each SBI Subsidiary has complied, and at the Closing will have complied with all Legal Requirements relating to such SBI Loans, except where any such failure to comply would not reasonably be expected to have a Material Adverse Effect on SBI on a consolidated basis. The allowance for loan and lease losses of each SBI Subsidiary is and will be on the Closing Date adequate in all material respects to provide for possible or specific losses, net of recoveries relating to loans previously charged off, and contains and will contain an additional amount of unallocated reserves for probable future losses at an adequate level. To the Knowledge of SBI: (i) none of the SBI Loans is subject to any material offset or claim of offset; and (ii) the aggregate loan balances in excess of the Bank's allowance for loan and lease losses are, based on past loan loss experience, collectible in accordance with their terms (except as limited above) and all uncollectible loans have been charged off.

      SECTION 4.12 UNDISCLOSED LIABILITIES; ADVERSE CHANGES. Except as set forth in SCHEDULE 4.12, neither SBI nor any SBI Subsidiary has any material liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise), except for liabilities or obligations reflected or reserved against in the SBI Financial Statements and current liabilities incurred in the Ordinary Course of Business since the respective dates thereof. Except as set forth in SCHEDULE 4.12, since the date of the latest SBI Financial Statement, there has not been any change in the business, operations, properties, prospects, assets or condition of SBI or any SBI Subsidiary, and, to SBI's Knowledge, no event has occurred or circumstance exists, that has had or would reasonably be expected to have a Material Adverse Effect on SBI on a consolidated basis.

      SECTION 4.13 TAXES. SBI and each SBI Subsidiary has duly filed all material Tax Returns required to be filed by it, and each such Tax Return is complete and accurate in all material respects. SBI and each SBI Subsidiary has paid, or made adequate provision for the payment of, all Taxes (whether or not reflected in Tax Returns as filed or to be filed) due and payable by SBI or any SBI Subsidiary, or claimed to be due and payable by any Regulatory Authority, and is not delinquent in the payment of any Tax, except such Taxes as are being contested in good faith and as to which adequate reserves have been provided. There is no claim or assessment pending or, to the Knowledge of SBI, Threatened against SBI or any SBI Subsidiary for any Taxes owed by any of them. No audit, examination or investigation related to Taxes paid or payable by SBI or any SBI Subsidiary is presently being conducted or, to the Knowledge of SBI, Threatened by any Regulatory Authority. SBI has delivered or made available to Princeton true, correct and complete copies of all Tax Returns filed with respect to the last three fiscal years by SBI and each SBI Subsidiary and any tax examination reports and statements of deficiencies assessed or agreed to for any of SBI or any SBI Subsidiary for any such time period.

      SECTION 4.14 COMPLIANCE WITH ERISA. Except as set forth in SCHEDULE 4.14, all employee benefit plans (as defined in Section 3(3) of ERISA) and all SBI Employee Benefit Plans, as hereinafter defined, established or maintained by SBI or any SBI Subsidiary or to which SBI or any SBI Subsidiary contributes, are in compliance with all applicable requirements of ERISA, and are in compliance with all applicable requirements (including qualification and non-discrimination requirements in effect as of the Closing) of the Code for obtaining the tax benefits the Code thereupon permits with respect to such employee benefit plans. No such employee benefit plan has any amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA) for which SBI or any SBI Subsidiary would be liable to any Person under Title IV of ERISA if any such employee benefit plan were terminated as of the Closing. Such employee benefit plans are funded in accordance with Section 412 of the Code (if applicable). There would be no obligations of SBI or any SBI Subsidiary under Title IV of ERISA relating to any such employee benefit plan that is a multi-employer plan if any such plan were terminated or if SBI or such SBI Subsidiary withdrew from any such plan as of the Closing. All contributions and premium payments that are due under any such benefit plans have been made.

      SECTION 4.15 COMPLIANCE WITH LEGAL REQUIREMENTS. SBI and each SBI Subsidiary holds all licenses, certificates, permits, franchises and rights from all appropriate Regulatory Authorities necessary for the conduct of its respective business. Except as set forth in SCHEDULE 4.15, each of SBI and each SBI Subsidiary is, and at all times since January 1, 2002, has been, in compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its respective businesses or the ownership or use of any of its respective assets, except where the failure to comply would not reasonably be expected to have a Material Adverse Effect on SBI on a consolidated basis. No event has occurred or circumstance exists that (with or without notice or lapse of time): (a) may constitute or result in a violation by SBI or any SBI Subsidiary of, or a failure on the part of SBI or any SBI Subsidiary to comply with, any Legal Requirement; or (b) may give rise to any obligation on the part of SBI or any SBI Subsidiary to undertake, or to bear all or any portion of the cost of, any remedial action of any nature in connection with a failure to comply with any Legal Requirement; except, in either case, where the failure to comply or the violation would not reasonably be expected to have a Material Adverse Effect on SBI on a consolidated basis. Except as set forth in SCHEDULE 4.15, neither SBI nor any SBI Subsidiary has received, at any time since January 1, 2002, any notice or other communication (whether oral or written) from any Regulatory Authority or any other Person, nor does SBI have any Knowledge regarding: (x) any actual, alleged, possible or potential violation of, or failure to comply with, any Legal Requirement; or (y) any actual, alleged, possible or potential obligation on the part of SBI or any SBI Subsidiary to undertake, or to bear all or any portion of the cost of, any remedial action of any nature in connection with a failure to comply with any Legal Requirement, except where any such violation, failure or obligation would not reasonably be expected to have a Material Adverse Effect on SBI on a consolidated basis.

      SECTION 4.16 LEGAL PROCEEDINGS; ORDERS.

            (a) SCHEDULE 4.16 is a true and correct list of all Proceedings and Orders pending, entered into or, to the Knowledge of SBI, Threatened against, affecting or involving SBI or any SBI Subsidiary or any of their respective assets or businesses, or the Contemplated Transactions, since January 1, 2002, that has not been fully satisfied and terminated and that would reasonably be expected to have, a Material Adverse Effect on SBI on a consolidated basis, and there is no fact to SBI's Knowledge that would provide a basis for any other Proceeding or Order. To the Knowledge of SBI, no officer, director, agent or employee of SBI or any SBI Subsidiary is subject to any Order that prohibits such officer, director, agent or employee from engaging in or continuing any conduct, activity or practice relating to the businesses of SBI or any SBI Subsidiary as currently conducted.

            (b) Neither SBI nor any SBI Subsidiary: (i) is subject to any cease and desist or other Order or enforcement action issued by, or (ii) is a party to any written agreement, consent agreement or memorandum of understanding with, or
(iii) is a party to any commitment letter or similar undertaking to, or (iv) is subject to any order or directive by, or (v) is subject to any supervisory letter from, or (vi) has been ordered to pay any civil money penalty, which has not been paid, by, or (vii) has adopted any policies, procedures or board resolutions at the request of, any Regulatory Authority that currently (w) restricts in any material respect the conduct of its business or (x) that in any material manner relates to its capital adequacy, or (y) restricts its ability to pay dividends, or (z) limits in any material manner its credit or risk management policies, its management or its business; nor has SBI or any SBI Subsidiary been advised by any Regulatory Authority that it is considering issuing, initiating, ordering or requesting any of the foregoing.

      SECTION 4.17 ABSENCE OF CERTAIN CHANGES AND EVENTS. Except as set forth in
SCHEDULE 4.17, since December 31, 2003, SBI and each SBI Subsidiary have conducted their respective businesses only in the Ordinary Course of Business. Without limiting the foregoing, except as set forth in SCHEDULE 4.17, with respect to each, since December 31, 2003, there has not been any and, except as permitted by Section 6.3 hereof, prior to the Effective Time there will not be any:

            (a) (i) change in its authorized or issued capital stock; (ii) grant of any stock option or right to purchase shares of its capital stock; (iii) issuance of any security convertible into such capital stock or evidences of indebtedness (except in connection with customer deposits); (iv) grant of any registration rights; (v) purchase, redemption, retirement or other acquisition by it of any shares of any such capital stock; or (vi) declaration or payment of any dividend or other distribution or payment in respect of shares of its capital stock;

            (b) amendment to its certificate or articles of incorporation, charter or bylaws or adoption of any resolutions by its board of directors or stockholders with respect to the same;

            (c) payment or increase of any bonus, salary or other compensation to any of its stockholders, directors, officers or employees, except for normal increases in the Ordinary Course of Business or in accordance with any then existing SBI Employee Benefit Plan disclosed in the SBI Schedules, or entry by it into any employment, consulting, non-competition, change in control, severance or similar Contract with any stockholder, director, officer or employee;

            (d) adoption, amendment (except for any amendment necessary to comply with any Legal Requirement) or termination of, or increase in the payments to or benefits under, any SBI Employee Benefit Plan;

            (e) damage to or destruction or loss of any of its assets or property, whether or not covered by insurance and where the resulting diminution in value individually or in the aggregate is greater than $25,000;

            (f) entry into, termination or extension of, or receipt of notice of termination of any joint venture or similar agreement pursuant to any Contract or any similar transaction;

            (g) except for this Agreement, entry into any new, or modification, amendment, renewal or extension (through action or inaction) of the terms of any existing, lease, Contract or license that has a term of more than one year or that involves the payment by SBI or any SBI Subsidiary of more than $25,000 annually or $100,000 in the aggregate;

            (h) SBI Loan or commitment to make any SBI Loan other than in the Ordinary Course of Business;

            (i) SBI Loan or commitment to make, renew, extend the term or increase the amount of any SBI Loan to any Person if such SBI Loan or any other SBI Loans to such Person or an Affiliate of such Person is on the "watch list" or similar internal report of SBI or any SBI Subsidiary, or has been classified by SBI or any SBI Subsidiary or Regulatory Authority as "substandard," "doubtful," "loss," or "other loans specially mentioned" or listed as a "potential problem loan"; provided, however, that nothing in this Agreement shall prohibit SBI or any SBI Subsidiary from honoring any contractual obligation in existence on the Agreement Date;

            (j) incurrence by it of any obligation or liability (fixed or contingent) other than in the Ordinary Course of Business;

            (k) sale (other than any sale in the Ordinary Course of Business), lease or other disposition of any of its assets or properties, or mortgage, pledge or imposition of any lien or other encumbrance upon any of its material assets or properties, except for tax and other liens that arise by operation of law and with respect to which payment is not past due, and except for pledges or liens: (i) required to be granted in connection with the acceptance by any SBI Subsidiary of government deposits; (ii) granted in connection with repurchase or reverse repurchase agreements; or (iii) otherwise incurred in the Ordinary Course of Business;

            (l) cancellation or waiver by it of any claims or rights with a value in excess of $25,000 or, if made in the Ordinary Course of Business, in excess of $100,000;

            (m) any investment by it of a capital nature exceeding $25,000 or aggregate investments of a capital nature exceeding $50,000;

            (n) except for the Contemplated Transactions, merger or consolidation with or into any other Person, or acquisition of any stock, equity interest or business of any other Person;

            (o) transaction for the borrowing or loaning of monies, or any increase in any outstanding indebtedness, other than in the Ordinary Course of Business;

            (p) material change in any policies and practices with respect to liquidity management and cash flow planning, marketing, deposit origination, lending, budgeting, profit and tax planning, accounting or any other material aspect of its business or operations, except for such changes as may be required in the opinion of the management of SBI to respond to then current market or economic conditions or as may be required by any Regulatory Authorities;

            (q) filing of any applications for additional branches, opening of any new office or branch, closing of any current office or branch, or relocation of operations from existing locations;

            (r) discharge or satisfaction of any material lien or encumbrance on its assets or repayment of any material indebtedness for borrowed money, except for obligations incurred and repaid in the Ordinary Course of Business;

            (s) entry into any Contract or agreement to buy, sell, exchange or otherwise deal in any assets or series of assets in a single transaction in excess of $25,000 in aggregate value or, if made in the Ordinary Course of Business, in excess of $100,000 in aggregate value, except for sales of SBI "other real estate owned" and other repossessed properties or the acceptance of a deed in lieu of foreclosure;

            (t) purchase or other acquisition of any investments, direct or indirect, in any derivative securities, financial futures or commodities or entry into any interest rate swap, floors and option agreements, or other similar interest rate management agreements;

            (u) hiring of any employee with an annual salary in excess of $25,000, except for employees at will who are hired to replace employees who have resigned or whose employment has otherwise been terminated; or

            (v) agreement, whether oral or written, by it to do any of the foregoing.

      SECTION 4.18 PROPERTIES, CONTRACTS AND EMPLOYEE BENEFIT PLANS. Except for Contracts evidencing SBI Loans made by the Bank in the Ordinary Course of Business, SCHEDULE 4.18 lists or describes the following with respect to SBI and each SBI Subsidiary:

            (a) all real property owned by SBI and each SBI Subsidiary and the principal buildings and structures located thereon, together with the address of such real estate, and each lease of real property to which SBI and each SBI Subsidiary is a party, identifying the parties thereto, the annual rental payable, the expiration date thereof and a brief description of the property covered, and in each case of either owned or leased real property, the proper identification, if applicable, of each such property as a branch or main office or other office of SBI or such SBI Subsidiary;

            (b) all loan and credit agreements, conditional sales contracts or other title retention agreements or security agreements relating to money borrowed by SBI or any SBI Subsidiary, exclusive of deposit agreements with customers of any SBI Subsidiary entered into in the Ordinary Course of Business, agreements for the purchase of federal funds and repurchase agreements;

            (c) each Contract that involves performance of services or delivery of goods or materials by SBI or any SBI Subsidiary of an amount or value in excess of $10,000;

            (d) each Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts of SBI or any SBI Subsidiary in excess of $10,000;

            (e) each Contract not referred to elsewhere in this Section that:

                  (i) relates to the future purchase of goods or services that materially exceeds the requirements of its respective business at current levels or for normal operating purposes; or

                  (ii) materially affects the business or financial condition of SBI or any SBI Subsidiary;

            (f) each lease, rental, license, installment and conditional sale agreement and other Contract affecting the ownership of, leasing of, title to or use of, any personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $10,000 or with terms of less than one year);

            (g) each licensing agreement or other Contract with respect to patents, trademarks, copyrights, or other intellectual property (collectively, "INTELLECTUAL PROPERTY ASSETS"), including agreements with current or former employees, consultants or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property Assets of SBI or any SBI Subsidiary;

            (h) each collective bargaining agreement and other Contract to or with any labor union or other employee representative of a group of employees;

            (i) each joint venture, partnership and other Contract (however named) involving a sharing of profits, losses, costs or liabilities by SBI or any SBI Subsidiary with any other Person;

            (j) each Contract containing covenants that in any way purport to restrict the business activity of SBI or any SBI Subsidiary or any Affiliate of any of the foregoing, or limit the ability of SBI or any SBI Subsidiary or any Affiliate of the foregoing to engage in any line of business or to compete with any Person;

            (k) each Contract providing for payments to or by any Person based on sales, purchases or profits, other than direct payments for goods;

            (l) the name and annual salary of each director, officer or employee of SBI and each SBI Subsidiary, and the profit sharing, bonus or other form of compensation (other than salary) paid or payable by SBI, each SBI Subsidiary or a combination of any of them to or for the benefit of each such person in question for the year ended December 31, 2004, and for the current fiscal year, and any employment agreement, consulting agreement, non-competition, severance or change in control agreement or similar arrangement or plan with respect to each such person;

            (m) each profit sharing, group insurance, hospitalization, stock option, pension, retirement, bonus, severance, change of control, deferred compensation, stock bonus, stock purchase, employee stock ownership or other employee welfare or benefit agreements, plans or arrangements established, maintained, sponsored or undertaken by SBI or any SBI Subsidiary for the benefit of the officers, directors or employees of SBI or any SBI Subsidiary, including each trust or other agreement with any custodian or any trustee for funds held under any such agreement, plan or arrangement, and all other Contracts or arrangements under which pensions, deferred compensation or other retirement benefits are being paid or may become payable by SBI or any SBI Subsidiary for the benefit of the employees of SBI or any SBI Subsidiary (collectively, the "SBI EMPLOYEE BENEFIT PLANS"), and, in respect to any of them, the latest reports or forms, if any, filed with the Department of Labor and Pension Benefit Guaranty Corporation under ERISA, any current financial or actuarial reports and any currently effective Internal Revenue Service private rulings or determination letters obtained by or for the benefit of SBI or any SBI Subsidiary;

            (n) the name of each Person who is or would be entitled pursuant to any Contract or SBI Employee Benefit Plan to receive any payment from SBI or any SBI Subsidiary as a result of the consummation of the Contemplated Transactions (including any payment that is or would be due as a result of any actual or constructive termination of a Person's employment or position following such consummation) and the maximum amount of such payment;

            (o) each Contract entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by SBI or any SBI Subsidiary to be responsible for consequential damages;

            (p) each Contract for capital expenditures in excess of $10,000;

            (q) each written and, to the Knowledge of SBI, any other warranty, guaranty or other similar undertaking with respect to contractual performance extended by SBI or any SBI Subsidiary other than in the Ordinary Course of Business; and

            (r) each amendment, supplement and modification in respect of any of the foregoing.

      Copies of each document, plan or Contract listed and described in SCHEDULE
4.18 are appended to such Schedule.

      SECTION 4.19 NO DEFAULTS. Except as set forth in SCHEDULE 4.19, to the Knowledge of SBI, each Contract identified or required to be identified in
SCHEDULE 4.18 is in full force and effect and is valid and enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally and subject to general principles of equity. SBI and each SBI Subsidiary is, and at all times since January 1, 2001, has been, in full compliance with all applicable terms and requirements of each Contract under which either SBI or any SBI Subsidiary has or had any obligation or liability or by which SBI or any SBI Subsidiary or any of their respective assets owned or used by them is or was bound, except where the failure to be in full compliance would not reasonably be expected to have a Material Adverse Effect on SBI on a consolidated basis. To the Knowledge of SBI, each other Person that has or had any obligation or liability under any such Contract under which SBI or any SBI Subsidiary has or had any rights is, and at all times since January 1, 2001, has been, in full compliance with all applicable terms and requirements of such Contract, except where the failure to be in full compliance would not reasonably be expected to have a Material Adverse Effect on SBI on a consolidated basis. No event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with or result in a material violation or breach of, or give SBI, any SBI Subsidiary or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, any Contract. Except in the Ordinary Course of Business with respect to any SBI Loan, neither SBI nor any SBI Subsidiary has given to or received from any other Person, at any time since January 1, 2001, any notice or other communication (whether oral or written) regarding any actual, alleged, possible or potential violation or breach of, or default under, any Contract, that has not been terminated or satisfied prior to the Agreement Date. Other than in the Ordinary Course of Business in connection with workouts and restructured loans, there are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate, any material amounts paid or payable to SBI or any SBI Subsidiary under current or completed Contracts with any Person and no such Person has made written demand for such renegotiation.

      SECTION 4.20 INSURANCE. SCHEDULE 4.20 lists the policies and material terms of insurance (including bankers' blanket bond and insurance providing benefits for employees) owned or held by SBI or any SBI Subsidiary on the Agreement Date. Each policy is in full force and effect (except for any expiring policy which is replaced by coverage at least as extensive). All premiums due on such policies have been paid in full.

      SECTION 4.21 COMPLIANCE WITH ENVIRONMENTAL LAWS. Except as set forth in
SCHEDULE 4.21, there are no actions, suits, investigations, liabilities, inquiries, Proceedings or Orders involving SBI or any SBI Subsidiary or any of their respective assets that are pending or, to the Knowledge of SBI, Threatened, nor to the Knowledge of SBI is there any factual basis for any of the foregoing, as a result of any asserted failure of SBI or any SBI Subsidiary, or any predecessor thereof, to comply with any federal, state, county and municipal law, including any statute, regulation, rule, ordinance, Order, restriction and requirement, relating to underground storage tanks, petroleum products, air pollutants, water pollutants or process waste water or otherwise relating to the environment or toxic or hazardous substances or to the manufacture, processing, distribution, use, recycling, generation, treatment, handling, storage, disposal or transport of any hazardous or toxic substances or petroleum products (including polychlorinated biphenyls, whether contained or uncontained, and asbestos-containing materials, whether friable or not), including, the Federal Solid Waste Disposal Act, the Hazardous and Solid Waste Amendments, the Federal Clean Air Act, the Federal Clean Water Act, the Occupational Health and Safety Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 and the Superfund Amendments and Reauthorization Act of 1986, all as amended, and regulations of the Environmental Protection Agency, the Nuclear Regulatory Agency and any state department of natural resources or state environmental protection agency now or at any time hereafter in effect (collectively, the "ENVIRONMENTAL LAWS"). No environmental clearances or other governmental approvals are required for the conduct of the business of SBI or any SBI Subsidiary or the consummation of the Contemplated Transactions. To the Knowledge of SBI, neither SBI nor any SBI Subsidiary is the owner of any interest in real estate on which any substances have been used, stored, deposited, treated, recycled or disposed of, which substances if known to be present on, at or under such property, would require clean-up, removal or some other remedial action under any Environmental Law.

      SECTION 4.22 REGULATORY FILINGS. SBI and each SBI Subsidiary have filed in a timely manner all required filings with all Regulatory Authorities, including the Federal Reserve, the FDIC and the DFPR. All such filings were accurate and complete in all material respects as of the dates of the filings, and no such filing has made any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

      SECTION 4.23 FIDUCIARY ACCOUNTS. SBI and each SBI Subsidiary have properly administered in all material respects all accounts for which any of them acts as fiduciary, including accounts for which it serves as trustee, agent, custodian or investment advisor, in accordance with the material terms of the governing documents and applicable Legal Requirements and common law. Neither SBI nor any SBI Subsidiary, nor, to the Knowledge of SBI, any of their respective directors, officers or employees, has committed any breach of trust with respect to any such fiduciary account, and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account.

      SECTION 4.24 INDEMNIFICATION CLAIMS. To SBI's Knowledge, no action or failure to take action by any director, officer, employee or agent of SBI or any SBI Subsidiary has occurred that may give rise to a claim or a potential claim by any such Person for indemnification against SBI or any SBI Subsidiary under any Contract with, or the corporate indemnification provisions of, SBI or any SBI Subsidiary, or under any Legal Requirements.

      SECTION 4.25 INSIDER INTERESTS. Except as set forth in SCHEDULE 4.25, no officer or director of SBI or any SBI Subsidiary, or any member of the Family of any such Person, and no entity that any such Person "controls" within the meaning of Regulation O of the Federal Reserve, has any loan, deposit account or any other agreement with SBI or any SBI Subsidiary, any interest in any material property, real, personal or mixed, tangible or intangible, used in or pertaining to the business of SBI or any SBI Subsidiary.

      SECTION 4.26 BROKERAGE COMMISSIONS. Except as set forth in SCHEDULE 4.26, none of SBI, any SBI Subsidiary or any of their respective Representatives has incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement or the Contemplated Transactions. Copies of any agreements referred to in SCHEDULE 4.26 are appended to such Schedule.

      SECTION 4.27 APPROVAL DELAYS. To the Knowledge of SBI, there is no reason why the granting of any of the regulatory approvals referred to in Section 8.1 of this Agreement, would be denied or unduly delayed. The Bank's most recent CRA rating is "satisfactory" or better.

      SECTION 4.28 CODE SECTIONS 280G AND 4999. Except as set forth in SCHEDULE 4.28, no payment that is owed or may become due to any director, officer, employee or agent of SBI or any SBI Subsidiary will be non-deductible to SBI or any SBI Subsidiary (or, following the Merger, Princeton) or subject to tax under Section 280G or Section 4999 of the Code, nor will SBI or any SBI Subsidiary (or, following the Merger, Princeton) be required to "gross up" or otherwise compensate any such person because of the imposition of any excise tax on a payment to such person. Except to the extent required under Section 601 et seq. of ERISA and Section 4980B of the Code, and except as set forth in SCHEDULE 4.28, neither SBI nor any SBI Subsidiary provides health or welfare benefits to any active employee following such employee's retirement or other termination of service.

      SECTION 4.29 DISCLOSURE. Neither any representation nor warranty of SBI in, nor any SBI Schedule to, this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. No notice given pursuant to Section 6.8 of this Agreement, will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances under which they were made, not misleading.

                                    ARTICLE 5
                        REPRESENTATIONS AND WARRANTIES OF
                        PRINCETON AND ACQUISITION COMPANY

      Princeton and Acquisition Company hereby represent and warrant to SBI that the following are true and correct as of the Agreement Date, and will be true and correct as of the Effective Date:

      SECTION 5.1 PRINCETON ORGANIZATION. Princeton: (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is also in good standing in the State of Illinois and in each other jurisdiction in which the nature of business conducted or the properties or assets owned or leased by it makes such qualification necessary; (b) is registered with the Federal Reserve as a bank holding company under the BHCA; and (c) has full power and authority, corporate and otherwise, to operate as a bank holding company and to own, operate and lease its properties as presently owned, operated and leased, and to carry on its business as it is now being conducted. Copies of the certificate of incorporation and bylaws of Princeton and all amendments thereto are set forth in the Princeton SEC Documents and are complete and correct. Princeton has no Subsidiaries other than Acquisition Company and as set forth in the Princeton SEC Documents.

      SECTION 5.2 PRINCETON SUBSIDIARY ORGANIZATION. Each Princeton Subsidiary is duly organized, validly existing, and in good standing in its state or jurisdiction of organization. Each Princeton Subsidiary has full power and authority, corporate and otherwise, to own, operate and lease its properties as presently owned, operated and leased, and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted or the properties or assets owned or leased by it makes such qualification necessary.

      SECTION 5.3 AUTHORIZATION; ENFORCEABILITY.

            (a) Each of Princeton and Acquisition Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement by Princeton and Acquisition Company, and the consummation by each of them of its respective obligations under this Agreement, have been authorized by all necessary corporate action, and this Agreement constitutes a legal, valid and binding obligation of each of Princeton and Acquisition Company enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally and subject to general principles of equity.

            (b) Except for ordinary corporate requirements, no "business combination," "moratorium," "control share" or other state anti-takeover statute or regulation or any provisions contained in the certificate of incorporation or bylaws or similar organizational documents of any of Princeton or any Princeton
Subsidiary: (i) prohibits or restricts Princeton's ability to perform its obligations under this Agreement, or its ability to consummate the Contemplated Transactions; (ii) would have the effect of invalidating or voiding this Agreement, or any provision hereof; or (iii) would subject SBI to any material impediment or condition in connection with the exercise of any of its rights under this Agreement. The board of directors of Princeton has unanimously approved the execution of, and performance by Princeton of its obligations under, this Agreement, and the board of directors and the sole stockholder of Acquisition Company have each approved the execution of, and performance by Acquisition Company of its obligations under, this Agreement.

      SECTION 5.4 NO CONFLICT. Except as set forth in SCHEDULE 5.4, neither the execution nor delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time): (a) contravene, conflict with or result in a violation of any provision of the certificate of incorporation or charter or bylaws (or similar organization documents), each as in effect on the Agreement Date, or any currently effective resolution adopted by the board of directors or stockholders of, Princeton or any Princeton Subsidiary; or (b) contravene, conflict with or result in a violation of, or give any Regulatory Authority or other Person the valid and enforceable right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which Princeton or any Princeton Subsidiary, or any of their respective assets that are owned or used by them, may be subject, except for any contravention, conflict or violation that is permissible by virtue of obtaining the regulatory approvals necessitated by the Contemplated Transactions, including any such approvals under the BHCA, the NBA, the Securities Act, the Exchange Act, the DGCL, the IBCA and the IBA. Except for the approvals referred to in Section 8.1 of this Agreement, neither Princeton nor any Princeton Subsidiary is or will be required to give any notice to or obtain any consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

      SECTION 5.5 PRINCETON CAPITALIZATION. The authorized capital stock of Princeton at January 31, 2005, consisted of: (a) 7,000,000 shares of common stock, $5.00 par value per share, of which: (i) 3,058,967 shares were duly issued and outstanding, fully paid and non-assessable; (ii) 1,080,874 shares were held in the treasury of Princeton as of that date; and (iii) 502,500 shares have been reserved for issuance in respect of outstanding stock options that have been or may be granted under existing option plans of Princeton by Princeton or otherwise; and (b) 100,000 shares of preferred stock, no par value per share, none of which shares were issued and outstanding. None of the shares of Princeton Common Stock were issued in violation of any federal or state securities laws or any other Legal Requirement. Since January 31, 2005, except as disclosed in or permitted by this Agreement or as provided in SCHEDULE 5.5 or the Princeton SEC Documents, no shares of Princeton capital stock have been purchased, redeemed or otherwise acquired, directly or indirectly, by Princeton or any Princeton Subsidiary and no dividends or other distributions payable in any equity securities of Princeton or any Princeton Subsidiary have been declared, set aside, made or paid to the stockholders of Princeton. To the Knowledge of Princeton, none of the shares of authorized capital stock of Princeton are, nor on the Closing Date will they be, subject to any claim of right inconsistent with this Agreement. Except as contemplated in this Agreement or as set forth in SCHEDULE 5.5 or the Princeton SEC Documents, there are, as of the Agreement Date, no outstanding subscriptions, contracts, conversion privileges, options, warrants, calls or other rights obligating Princeton or any Princeton Subsidiary to issue, sell or otherwise dispose of, or to purchase, redeem or otherwise acquire, any shares of capital stock of Princeton or any Princeton Subsidiary, and except as provided in this Section or otherwise disclosed in this Agreement, Princeton is not a party to any Contract relating to the issuance, purchase, sale or transfer of any equity securities or other securities of Princeton. Princeton does

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not own or have any Contract to acquire any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business except for the shares of Acquisition Company and as set forth in SCHEDULE 5.5 or the Princeton SEC Documents.

      SECTION 5.6 PRINCETON SUBSIDIARY CAPITALIZATION. Except as disclosed in any Princeton SEC Documents, Princeton is, and will be on the Closing Date, the record and beneficial owner of one hundred percent (100%) of the issued and outstanding shares of capital stock or other equity securities of each Princeton Subsidiary, free and clear of any lien or encumbrance whatsoever. Except as disclosed in any Princeton SEC Documents or for such rights held exclusively by Princeton, there are no unexpired or pending preemptive rights with respect to any shares of capital stock of any Princeton Subsidiary. Except as disclosed in any Princeton SEC Documents, or for such rights held exclusively by Princeton, there are no outstanding securities of any Princeton Subsidiary that are convertible into, or exchangeable for, any shares of such Princeton Subsidiary's capital stock or other equity securities, and no Princeton Subsidiary is a party to any Contract relating to the issuance, sale or transfer of any equity securities or other securities of such Princeton Subsidiary.

      SECTION 5.7 FINANCIAL STATEMENTS AND REPORTS. Princeton has timely filed all Princeton SEC Documents and all such Princeton SEC Documents have complied in all material respects, as of their respective filing dates and effective dates, as the case may be, with all applicable requirements of the Exchange Act. As of their respective filing dates, none of the Princeton SEC Documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

      SECTION 5.8 UNDISCLOSED LIABILITIES; ADVERSE CHANGES. Except as set forth in SCHEDULE 5.8 or the Princeton SEC Reports, neither Princeton nor any Princeton Subsidiary has any material liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise), except for liabilities or obligations reflected or reserved against in the Princeton SEC Reports, and current liabilities incurred in the Ordinary Course of Business since the respective dates thereof. Since the date of the latest Princeton SEC Report, there has not been any change in the business, operations, properties, prospects, assets or condition of Princeton or any Princeton Subsidiary, and, to Princeton's Knowledge, no event has occurred or circumstance exists, that has had, or would reasonably be expected to have, a Material Adverse Effect on Princeton on a consolidated basis.

      SECTION 5.9 COMPLIANCE WITH LEGAL REQUIREMENTS. Princeton and each Princeton Subsidiary holds all licenses, certificates, permits, franchises and rights from all appropriate Regulatory Authorities necessary for the conduct of its respective business. Except as set forth in SCHEDULE 5.9 or the Princeton SEC Reports, Princeton and each Princeton Subsidiary is, and at all times since January 1, 2001, has been, in compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its respective businesses or the ownership or use of any of its respective assets, except where the failure to comply would not reasonably be expected to have a Material Adverse Effect on Princeton on a consolidated basis. No event has occurred or circumstance exists that (with or without notice or lapse of time): (a) may constitute or result in a violation by Princeton or any Princeton Subsidiary of, or a failure on the part of Princeton or any Princeton Subsidiary to comply with, any Legal Requirement; or (b) may give rise to any obligation on the part of Princeton or any Princeton Subsidiary to undertake, or to bear all or any portion of the cost of, any remedial action of any nature in connection with a failure to comply with any Legal Requirement; except where the failure to comply would not reasonably be expected to have a Material Adverse Effect on Princeton on a consolidated basis. Except as set forth in SCHEDULE 5.9 or the Princeton SEC Reports, neither Princeton nor any Princeton Subsidiary has received, at any time since January 1, 2001, any notice or other communication (whether oral or written) from any Regulatory Authority or any other Person regarding: (x) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement; or (y) any actual, alleged, possible, or potential obligation on the part of Princeton or any Princeton Subsidiary to undertake, or to bear all or any portion of the cost of, any remedial action of any nature in connection with a failure to comply with any Legal Requirement, except where any such violation, failure or obligation would not reasonably be expected to have a Material Adverse Effect on Princeton on a consolidated basis.

      SECTION 5.10 LEGAL PROCEEDINGS; ORDERS. Except as disclosed in the Princeton SEC Documents, there have been no Proceedings or Orders pending, entered into or, to the Knowledge of Princeton, Threatened against, affecting or involving Princeton or any Princeton Subsidiary or any of their respective assets or businesses, or the Contemplated Transactions, since January 1, 2001, that had, or would reasonably be expected to have, a Material Adverse Effect on Princeton on a consolidated basis or that would materially impair Princeton's ability to consummate any of the Contemplated Transactions, and there is no fact to Princeton's Knowledge that would provide a basis for any other Proceeding or Order involving Princeton or any Princeton Subsidiary, or any of its respective officers or directors in their capacities as such, or its assets, business or goodwill that would reasonably be expected to have a Material Adverse Effect on Princeton on a consolidated basis or that would materially impair Princeton's ability to consummate any of the Contemplated Transactions.

      SECTION 5.11 BROKERAGE COMMISSIONS. Except as set forth in SCHEDULE 5.11, neither Princeton nor any Princeton Subsidiary, nor any of their respective Representatives, has incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement or the Contemplated Transactions.

      SECTION 5.12 APPROVAL DELAYS. To the Knowledge of Princeton, there is no reason why the granting of any of the regulatory approvals referred to in
Section 8.1 of this Agreement, would be denied or unduly delayed. The CRA rating of Citizens Bank, which is the only Princeton subsidiary that is a "depository institution," as defined by the FDIA, is "satisfactory" or better.

      SECTION 5.13 DISCLOSURE. Neither any representation nor warranty of Princeton in, nor any Princeton Schedule to, this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. No notice given pursuant to Section
7.3 of this Agreement, will contain any untrue statement or omit to state a material fact necessary to make the statements therein, or in this Agreement, in light of the circumstances in which they were made, not misleading.

      SECTION 5.14 FINANCIAL RESOURCES. To the Knowledge of Princeton, there is no reason why Princeton will not have sufficient cash available on the Closing Date to enable it to comply with its obligation to fund the cash portion of the Merger Consideration and to perform its other obligations under this Agreement.

      SECTION 5.15 LOANS; ALLOWANCE FOR LOAN AND LEASE LOSSES. Except as set forth in SCHEDULE 5.15, all loans and loan commitments extended by any Princeton Subsidiary and any extensions, renewals or continuations of such loans and loan commitments (the "PRINCETON LOANS") were made and have been maintained materially in accordance with the lending policies of such Princeton Subsidiary in the Ordinary Course of Business. The Princeton Loans are evidenced by appropriate and sufficient documentation and constitute valid and binding obligations to such Princeton Subsidiary enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally and subject to general principles of equity. All such Princeton Loans are, and at the Closing will be, free and clear of any encumbrance or other charge (except for liens, if any, as set forth in SCHEDULE 5.15) and each Princeton Subsidiary has complied, and at the Closing will have complied with all Legal Requirements relating to such Princeton Loans, except

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

where any such failure to comply would not reasonably be expected to have a Material Adverse Effect on Princeton on a consolidated basis. The allowance for loan and lease losses of each Princeton Subsidiary is and will be on the Closing Date adequate in all material respects to provide for possible or specific losses, net of recoveries relating to loans previously charged off, and contains and will contain an additional amount of unallocated reserves for unanticipated future losses at an adequate level. To the Knowledge of Princeton: (i) none of the Princeton Loans is subject to any material offset or claim of offset; and
(ii) the aggregate loan balances in excess of the Citizens Bank's allowance for loan and lease losses are, based on past loan loss experience, collectible in accordance with their terms (except as limited above) and all uncollectible loans have been charged off.

      SECTION 5.16 UNDISCLOSED LIABILITIES; ADVERSE CHANGES. Except as set forth in SCHEDULE 5.16, neither Princeton nor any Princeton Subsidiary has any material liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise), except for liabilities or obligations reflected or reserved against in the Princeton SEC Documents and current liabilities incurred in the Ordinary Course of Business since the respective dates thereof. Except as set forth in SCHEDULE 5.16, since the date of the latest Princeton SEC Documents, there has not been any change in the business, operations, properties, prospects, assets or condition of Princeton or any Princeton Subsidiary, and, to Princeton's Knowledge, no event has occurred or circumstance exists, that has had or would reasonably be expected to have a Material Adverse Effect on Princeton on a consolidated basis.

      SECTION 5.17 TAXES. Princeton and each Princeton Subsidiary has duly filed all material Tax Returns required to be filed by it, and each such Tax Return is complete and accurate in all material respects. Princeton and each Princeton Subsidiary has paid, or made adequate provision for the payment of, all Taxes (whether or not reflected in Tax Returns as filed or to be filed) due and payable by Princeton or any Princeton Subsidiary, or claimed to be due and payable by any Regulatory Authority, and is not delinquent in the payment of any Tax, except such Taxes as are being contested in good faith and as to which adequate reserves have been provided. There is no claim or assessment pending or, to the Knowledge of Princeton, Threatened against Princeton or any Princeton Subsidiary for any Taxes owed by any of them. No audit, examination or investigation related to Taxes paid or payable by Princeton or any Princeton Subsidiary is presently being conducted or, to the Knowledge of Princeton, Threatened by any Regulatory Authority.

      SECTION 5.18 COMPLIANCE WITH ERISA. Except as set forth in SCHEDULE 5.18, all employee benefit plans (as defined in Section 3(3) of ERISA) established or maintained by Princeton or any Princeton Subsidiary or to which Princeton or any Princeton Subsidiary contributes, are in compliance with all applicable requirements of ERISA, and are in compliance with all applicable requirements (including qualification and non-discrimination requirements in effect as of the Closing) of the Code for obtaining the tax benefits the Code thereupon permits with respect to such employee benefit plans. No such employee benefit plan has any amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA) for which Princeton or any Princeton Subsidiary would be liable to any Person under Title IV of ERISA if any such employee benefit plan were terminated as of the Closing. Such employee benefit plans are funded in accordance with
Section 412 of the Code (if applicable). There would be no obligations of Princeton or any Princeton Subsidiary under Title IV of ERISA relating to any such employee benefit plan that is a multi-employer plan if any such plan were terminated or if Princeton or such Princeton Subsidiary withdrew from any such plan as of the Closing. All contributions and premium payments that are due under any such benefit plans have been made.

      SECTION 5.19 COMPLIANCE WITH ENVIRONMENTAL LAWS. Except as set forth in
SCHEDULE 5.19, there are no actions, suits, investigations, liabilities, inquiries, Proceedings or Orders involving Princeton or any Princeton Subsidiary or any of their respective assets that are pending or, to the Knowledge of Princeton, Threatened, nor to the Knowledge of Princeton is there any factual basis for any of the foregoing, as a result of any asserted failure of Princeton or any Princeton Subsidiary, or any predecessor thereof, to comply with any Environmental Laws. No environmental clearances or other governmental approvals are required for the conduct of the business of Princeton or any Princeton Subsidiary or the consummation of the Contemplated Transactions. To the Knowledge of Princeton, neither Princeton nor any Princeton Subsidiary is the owner of any interest in real estate on which any substances have been used, stored, deposited, treated, recycled or disposed of, which substances if known to be present on, at or under such property, would require clean-up, removal or some other remedial action under any Environmental Law.

                                    ARTICLE 6
                                 SBI'S COVENANTS

      SECTION 6.1 ACCESS AND INVESTIGATION.

            (a) Princeton and its Representatives shall, at all times during normal business hours and with reasonable advance notice prior to the Closing Date, have full and continuing access to the facilities, operations, records and properties of SBI and each SBI Subsidiary in accordance with the provisions of this Section. Princeton and its Representatives may, prior to the Closing Date, make or cause to be made such reasonable investigation of the operations, records and properties of SBI and each SBI Subsidiary and of their respective financial and legal condition as Princeton shall deem necessary or advisable to familiarize itself with such records, properties and other matters; provided, however, that such access or investigation shall not interfere unnecessarily with the normal operations of SBI or any SBI Subsidiary. Upon request, SBI and each SBI Subsidiary will furnish Princeton or its Representatives, attorneys' responses to auditors' requests for information regarding SBI or such SBI Subsidiary, as the case may be, and such financial and operating data and other information reasonably requested by Princeton (provided, with respect to attorneys, such disclosure would not result in the waiver by SBI or any SBI Subsidiary of any claim of attorney-client privilege), and will permit Princeton and its Representatives to discuss such information directly with any individual or firm performing auditing or accounting functions for SBI or such SBI Subsidiary, and such auditors and accountants shall be directed to furnish copies of any reports or financial information as developed to Princeton or its Representatives. No investigation by Princeton or any of its Representatives shall affect the representations and warranties made by SBI. This Section shall not require the disclosure of any information the disclosure of which to Princeton would be prohibited by any Legal Requirement.

            (b) SBI shall allow a representative of Princeton to attend as an observer all meetings of the board of directors and committees of the board of directors of SBI and any SBI Subsidiary, including any meeting of the loan committee and asset liability management committee of SBI or any SBI Subsidiary. SBI shall give reasonable notice to Princeton of any such meeting and, if known, the agenda for or business to be discussed at such meeting. SBI shall provide to Princeton all information provided to the directors on all such boards or members of such committees in connection with all such meetings or otherwise provided to the directors or members, and shall provide any other financial reports or other analysis prepared for senior management of SBI or any SBI Subsidiary, in each case excluding information which is privileged or is subject to any restriction on disclosure. It is understood by the parties that Princeton's representative will not have any voting rights with respect to matters discussed at these meetings and that Princeton is not managing the business or affairs of SBI or any SBI Subsidiary. All information obtained by Princeton at these meetings shall be treated in confidence as provided in that certain Confidentiality Agreement dated February, 2005, between Princeton and SBI (the "SBI CONFIDENTIALITY AGREEMENT"). Notwithstanding the foregoing, Princeton shall not be permitted to attend any portion of a meeting and SBI shall not be required to provide Princeton with any materials, in violation of applicable law or that relates to an Acquisition Transaction (as defined below), except for information to be provided as required by Section 6.9 of this Agreement, or that involve matters protected by the attorney-client privilege or matters arising out of or related to this Agreement.

            (c) Any confidential information or trade secrets of Princeton received by SBI, its employees or agents in the course of the consummation of the Contemplated Transactions shall be treated confidentially in accordance with the terms of the Confidentiality Agreement.

      SECTION 6.2 OPERATION OF SBI AND SBI SUBSIDIARIES. Except with the prior written consent of Princeton, between the Agreement Date and the Closing Date, SBI will, and will cause each SBI Subsidiary, to:

            (a) conduct its business only in the Ordinary Course of Business;

            (b) use its Best Efforts to preserve intact the current business organization of SBI and each SBI Subsidiary, keep available the services of the current officers, employees and agents of SBI and each SBI Subsidiary, and maintain the goodwill of suppliers, customers, landlords, creditors, employees, agents and others who have business relationships with SBI or any SBI Subsidiary;

            (c) confer with Princeton concerning operational matters of a material nature;

            (d) enter into loan transactions only in accordance with sound credit practices and only on terms and conditions that are not materially more favorable than those available to the borrower from competitive sources in arm's-length transactions, and in that connection, from the date hereof to the Closing Date, shall not:

                  (i) enter into any new credit or new lending relationships in excess of $250,000 to any Person and such Person's Borrowing Affiliate (as defined below); or

                  (ii) other than incident to a reasonable loan restructuring, extend additional credit to any Person and any director or officer of, or any owner of a ten percent (10%) or greater equity interest in, such Person (any of the foregoing with respect to a Person being referred to as a "BORROWING AFFILIATE") if such Person or such Borrowing Affiliate is the obligor under any indebtedness to any SBI Subsidiary which constitutes a non-performing loan or against any part of such indebtedness any SBI Subsidiary has established loss reserves or any part of which has been charged-off by any SBI Subsidiary;

provided, however, that a SBI Subsidiary shall be permitted to make any loan that is otherwise prohibited by this subsection with the prior written consent of Princeton, or if a SBI Subsidiary has made a written request for permission to make an otherwise prohibited loan and has provided Princeton with all information necessary for Princeton to make an informed decision with respect to such request, and Princeton has failed to respond to such request within five
(5) Business Days after Princeton's receipt of such request and all such information;

            (e) consistent with Bank policies and Legal Requirements, maintain an allowance for possible loan and lease losses which is adequate in all material respects under the requirements of GAAP to provide for possible losses, net of recoveries relating to loans previously charged off, on loans outstanding (including accrued interest receivable), and charge-off any loans or leases that would be deemed uncollectible in accordance with Bank policies, GAAP or any Legal Requirements and place on non-accrual any loans or leases that are past due greater than ninety (90) days;

            (f) maintain all of its assets necessary for the conduct of its business in good operating condition and repair, reasonable wear and tear and damage by fire or unavoidable casualty excepted, and maintain policies of insurance upon its assets and with respect to the conduct of its business in amounts and kinds comparable to that in effect on the date hereof and pay all premiums on such policies when due;

            (g) not buy or sell any security, but such restriction shall not affect the buying and selling by any SBI Subsidiary of Federal Funds or the reinvestment of dividends paid on any securities owned by any SBI Subsidiary as of the date of this Agreement;

            (h) file in a timely manner all required filings with all Regulatory Authorities and cause such filings to be true and correct in all material respects;

            (i) maintain its books, accounts and records in the Ordinary Course of Business, on a basis consistent with prior years;

            (j) comply with all Legal Requirements and Contracts;

            (k) report periodically to Princeton concerning the status of the business, operations and finances of SBI and the SBI Subsidiaries; and

            (l) accrue one-half of the costs of the employee sick leave which has been accumulated, but is unused, as of the Determination Date, pursuant to SBI's and any SBI Subsidiary's sick leave policy (the "SICK LEAVE ACCRUAL").

      SECTION 6.3 NEGATIVE COVENANT. Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, SBI will not, and will cause each SBI Subsidiary not to, without the prior written consent of Princeton, take any affirmative action, or fail to take any reasonable action within its control, as a result of which any of the changes or events listed in Section 4.17 of this Agreement, is likely to occur.

      SECTION 6.4 SUBSEQUENT SBI FINANCIAL STATEMENTS. As soon as available after the date hereof, SBI will furnish Princeton copies of the annual audited and quarterly unaudited consolidated balance sheets, consolidated statements of income, consolidated statements of cash flow and consolidated statements of changes in stockholders' equity, of SBI and the Call Reports of any SBI Subsidiary for each annual or quarterly period completed after December 31, 2004, and all monthly and other financial reports or statements submitted after the date hereof by SBI or any SBI Subsidiary to the Board of Directors of SBI or any SBI Subsidiary or to any Regulatory Authority, to the extent permitted by law (collectively, the "SUBSEQUENT SBI FINANCIAL STATEMENTS"). Except as may be required by changes in GAAP effective after the date hereof, the Subsequent SBI Financial Statements shall be prepared on a basis consistent with past accounting practices and shall fairly present in all material respects the consolidated financial condition and results of operations for the dates and periods presented. The Subsequent SBI Financial Statements will not include any material assets or omit to state any material liabilities, absolute or contingent, or other facts, which inclusion or omission would render such Subsequent SBI Financial Statements misleading in any material respect.

      SECTION 6.5 TITLE TO REAL ESTATE. As soon as practical, but in no event later than sixty (60) days after the Agreement Date, SBI shall obtain, at its own expense, and deliver to Princeton, with respect to all real estate owned by SBI or any SBI Subsidiary, excluding any "Other Real Estate Owned," (the "SBI REAL ESTATE"), an owner's preliminary report of title covering a date subsequent to the date hereof, issued by Chicago Title Insurance Company or such other title insurance company as is reasonably acceptable to Princeton, showing fee simple title in SBI or the SBI Subsidiary in such real estate with coverage over all standard exceptions and subject to no liens, mortgages, security interests, encumbrances or charges of any kind except for the Permitted Exceptions.

      SECTION 6.6 SURVEYS. If requested by Princeton, by no later than sixty
(60) days after the Agreement Date SBI shall obtain, at Princeton's expense, and deliver to Princeton a current ALTA survey of each parcel of SBI Real Estate disclosing no survey defects that would materially impair the use thereof for the purposes for which it is held or materially impair the value of such property.

      SECTION 6.7 ENVIRONMENTAL INVESTIGATION.

            (a) If requested by Princeton, not later than forty-five (45) Business Days after the Agreement Date, SBI shall provide to Princeton, at SBI's expense, a Phase 1 environmental site assessment with respect to each parcel of SBI Real Estate (the "PHASE 1 REPORTS") conducted by an independent professional consultant reasonably acceptable to Princeton to determine if any SBI Real Estate contains or gives evidence that any violations of Environmental Laws have occurred on any such property. If the Phase 1 Reports disclose any material adverse environmental conditions, or report a reasonable suspicion thereof, then Princeton shall be permitted to obtain, at Princeton's expense, a Phase 2 environmental report with respect to any affected property which report shall contain an estimate of the cost of any remediation or other follow-up work that may be necessary to address those conditions in accordance with applicable laws and regulations (the "PHASE 2 REPORT," and collectively referred to with the Phase 1 Report, as the "ENVIRONMENTAL REPORTS"). Princeton shall have no duty to act for the benefit of SBI, any SBI Subsidiary or any other Person upon any information produced by the Environmental Reports, but shall provide such information to SBI as soon as practicable after such information becomes available to Princeton.

            (b) Upon receipt of the estimate of the costs of all follow-up work to the Environmental Reports, Princeton and SBI shall attempt to agree upon a course of action for remediation of any environmental condition suspected, found to exist, or that would tend to be indicated by the Environmental Reports. The estimated total cost for completing all necessary work plans or removal or remediation actions is referred to collectively as the "REMEDIATION COST."

      SECTION 6.8 ADVICE OF CHANGES. Between the Agreement Date and the Closing Date, SBI shall promptly notify Princeton in writing if SBI or any SBI Subsidiary becomes aware of any fact or condition that causes or constitutes a Breach of any of SBI's representations and warranties as of the Agreement Date, or if SBI or any SBI Subsidiary becomes aware of the occurrence after the Agreement Date of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. If any such fact or condition would require any change in the Schedules if such Schedules were dated the date of the occurrence or discovery of any such fact or condition, SBI will promptly deliver to Princeton a supplement to the Schedules specifying such change. During the same period, SBI will promptly notify Princeton of the occurrence of any Breach of any covenant of SBI in this Agreement or of the occurrence of any event that might reasonably be expected to make the satisfaction of the conditions in Article 9 of this Agreement, impossible or unlikely.

      SECTION 6.9 OTHER OFFERS.

            (a) Until such time, if any, as this Agreement is terminated pursuant to Article 11 of this Agreement, SBI will not, and will cause each SBI Subsidiary and their respective Representatives not to, directly or indirectly solicit, initiate or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than Princeton) relating to any Acquisition Transaction (as defined below) or a potential Acquisition Transaction involving SBI or any SBI Subsidiary. Notwithstanding such foregoing restriction, SBI may provide information at the request of, or enter into negotiations with, a third party with respect to an Acquisition Transaction if the board of directors of SBI determines, in good faith, that the exercise of its fiduciary duties to SBI's stockholders under applicable law, as advised by its counsel, requires it to take such action, and, provided further, that SBI may not, in any event, provide to such third party any information which it has not provided to Princeton. SBI shall promptly notify Princeton orally and in writing in the event it receives any such inquiry or proposal and shall provide reasonable detail of all relevant facts relating to such inquiries, along with a summary of the advice provided by its counsel.

            (b) "ACQUISITION TRANSACTION" shall, with respect to SBI, mean any of the following: (i) a merger or consolidation, or any similar transaction (other than the Merger) of any company with either SBI or any significant subsidiary, as defined in Rule 1.2 of Regulation S-X of the SEC (a "SIGNIFICANT SUBSIDIARY"), of SBI; (ii) a purchase, lease or other acquisition of all or substantially all the assets of either SBI or any Significant Subsidiary of SBI;
(iii) a purchase or other acquisition of "beneficial ownership" by any "person" or "group" (as such terms are defined in Section 13(d)(3) of the Exchange Act) (including by way of merger, consolidation, share exchange or otherwise) that would cause such person or group to become the beneficial owner of securities representing twenty percent (20%) or more of the voting power of either SBI or any Significant Subsidiary of SBI; (iv) a tender or exchange offer to acquire securities representing twenty percent (20%) or more of the voting power of SBI;
(v) a public proxy or consent solicitation made to SBI Stockholders seeking proxies in opposition to any proposal relating to any aspect of the Contemplated Transactions that has been recommended by the board of directors of SBI; (vi) the filing of an application or notice with any Regulatory Authority (which application has been accepted for processing) seeking approval to engage in one or more of the transactions referenced in clauses (i) through (v) above; or
(vii) the making of a bona fide proposal to SBI or its stockholders, by public announcement or written communication, that is or becomes the subject of public disclosure, to engage in one or more of the transactions referenced in clauses
(i) through (v) above.

      SECTION 6.10 VOTING AGREEMENT. Concurrently with the execution and delivery of this Agreement, SBI shall deliver to Princeton a voting agreement in the form of EXHIBIT D, signed by all directors and executive officers of SBI who are SBI Stockholders.

      SECTION 6.11 NON-COMPETITION AGREEMENT. Concurrently with the execution and delivery of this Agreement, SBI shall deliver to Princeton a non-competition agreement in the form of EXHIBIT E, signed by all directors of each of SBI and the Bank.

      SECTION 6.12 STOCKHOLDERS' MEETING. SBI shall cause a meeting of its stockholders for the purpose of acting upon this Agreement to be held at the earliest practicable date after the Registration Statement (as defined below) has been declared effective by the SEC. SBI shall send to its stockholders, at least thirty (30) days prior to such meeting, notice of such meeting together with the Proxy Statement, which shall include a copy of this Agreement and a copy of Section 262 of the DGCL governing the rights of dissenting stockholders. SBI and its board of directors shall recommend to stockholders the approval of this Agreement and the Merger and shall solicit proxies voting only in favor thereof from the SBI Stockholders, and SBI and its board of directors shall not withdraw, modify or change, in any manner adverse to Princeton, or publicly announce its intent to withdraw, modify or change, in any manner adverse to Princeton, such recommendation of this Agreement and the Merger; provided, however, that SBI shall not be required to make the recommendation required by this Section, and shall be permitted to withdraw, modify or change such recommendation, if the board of directors of SBI determines, in good faith, that the exercise of its fiduciary duties to the SBI Stockholders under applicable law, as advised by its counsel, so requires. For the avoidance of doubt, the parties acknowledge that the failure of SBI to comply with the provisions of this Section shall be deemed to have a Material Adverse Effect on SBI on a consolidated basis and on Princeton's rights under this Agreement.

      SECTION 6.13 INFORMATION PROVIDED TO PRINCETON. SBI agrees that the information concerning SBI or any SBI Subsidiary that is provided or to be provided by SBI to Princeton for inclusion or that is included in the Registration Statement or Proxy Statement and any other documents to be filed with any Regulatory Authority in connection with the Contemplated Transactions will, at the respective times such documents are filed and, in the case of the Registration Statement, when it becomes effective and, with respect to the Proxy Statement, when mailed, not be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading or, in the case of the Proxy Statement, or any amendment thereof or supplement thereto, at the time of the meeting of SBI's stockholders referred to above, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the meeting in connection with which the Proxy Statement shall be mailed. Notwithstanding the foregoing, SBI shall have no responsibility for the truth or accuracy of any information with respect to Princeton or any Princeton Subsidiary or any of their Affiliates contained in the Registration Statement or the Proxy Statement or in any document submitted to, or other communication with, any Regulatory Authority.

      SECTION 6.14 AMENDMENT OR TERMINATION OF EMPLOYEE BENEFIT PLANS. To the extent permitted by applicable Legal Requirements, upon the written request of Princeton, SBI shall take such action as may be necessary to amend or terminate any SBI Employee Benefit Plan on or before the Closing on terms reasonably acceptable to Princeton; provided, however, that none of SBI nor any SBI Subsidiary shall be obligated to take any such requested action that is irrevocable until immediately prior to the Closing.

      SECTION 6.15 DATA AND ITEM PROCESSING AGREEMENTS. SBI agrees to consult with Princeton prior to the entry by it or any SBI Subsidiary by either action or inaction into any new, or any extension of any existing, data or item processing agreements. SBI agrees to coordinate with Princeton the negotiation of any new or extension of any existing data or item processing agreement, with the purpose of achieving the best possible economic and business result in light of the Merger.

      SECTION 6.16 TAX MATTERS. Neither SBI nor any SBI Subsidiary shall make any election inconsistent with prior Tax Returns or elections or settle or compromise any liability with respect to Taxes without prior written notice to Princeton. SBI and each SBI Subsidiary shall timely file all Tax Returns required to be filed prior to the Closing; provided, however, that each such Tax Return shall be delivered to Princeton for its review at least fifteen (15) Business Days prior to the anticipated date of filing of such Tax Return.

      SECTION 6.17 EMPLOYMENT AGREEMENTS. Concurrently with the execution and delivery of this Agreement, and at Princeton's direction and request, SBI shall cause to be delivered to Princeton employment agreements in the form of EXHIBITS F-1 THROUGH F-4, signed by the officers (the "OFFICERS") of SBI named therein (the "EMPLOYMENT AGREEMENTS") to be effective at the Effective Time.

      SECTION 6.18 ACCOUNTING AND OTHER ADJUSTMENTS. Subject to applicable Legal Requirements, SBI agrees that it shall, and shall cause each SBI Subsidiary, to:
(a) make any accounting adjustments or entries to its books of account and other financial records; (b) make additional provisions to any allowance for loan and lease losses; (c) sell or transfer any investment securities held by it; (d) charge-off any loan or lease; (e) create any new reserve account or make additional provisions to any other existing reserve account; (f) make changes in any accounting method; (g) accelerate, defer or accrue any anticipated obligation, expense or income item; and (h) make any other adjustments that would affect the financial reporting of Princeton, on a consolidated basis after the Effective Time, in any case as Princeton shall reasonably request, provided, however, that neither SBI nor any SBI Subsidiary shall be obligated to take any such requested action until immediately prior to the Closing and at such time as SBI shall have received reasonable assurances that all conditions precedent to SBI's obligations under this Agreement (except for the completion of actions to be taken at the Closing) have been satisfied.

      SECTION 6.19 SPECIAL BONUS. SBI shall be permitted to pay on the Closing Date, but prior to the Effective Time, a special bonus (the "SPECIAL BONUS") in an aggregate amount not to exceed Five Hundred Fifty Thousand Dollars ("$550,000") to those employees of SBI or the Bank who were employed by SBI or the Bank on the Agreement Date and who remain employed by SBI or the Bank on the Closing Date; provided, however, if an employee is no longer so employed on the Closing Date, SBI shall nevertheless be permitted to pay such employee a Special Bonus if the Board of Directors of SBI determines, in good faith and after consultation with Princeton, that such employee left the employ of SBI or the Bank for legitimate reasons under all of the circumstances.

                                    ARTICLE 7
                              PRINCETON'S COVENANTS

      SECTION 7.1 ACCESS AND INVESTIGATION.

            (a) Solely for the purpose of permitting SBI to ascertain the correctness of the representations and warranties made in this Agreement by Princeton to SBI, SBI and its Representatives shall at all times during normal business hours and with reasonable advance notice prior to the Closing Date, have full and continuing access to the facilities, operations, records and properties of Princeton and each Princeton Subsidiary in accordance with the provisions of this Section. SBI and its Representatives may, prior to the Closing Date, make or cause to be made such reasonable investigation of the operations, records and properties of Princeton and each Princeton Subsidiary and of their respective financial and legal condition as SBI shall deem necessary or advisable to familiarize itself with such records, properties and other matters, provided, however, that such access or investigation shall not interfere unnecessarily with the normal operations of Princeton or any Princeton Subsidiary. Upon request, Princeton and each Princeton Subsidiary will furnish SBI or its Representatives, attorneys' responses to auditors' requests for information regarding Princeton or such Princeton Subsidiary, as the case may be, and such financial and operating data and other information reasonably requested by SBI (provided, with respect to attorneys, such disclosure would not result in the waiver by Princeton or any Princeton Subsidiary of any claim of attorney-client privilege), and will permit SBI and its Representatives to discuss such information directly with any individual or firm performing auditing or accounting functions for Princeton or such Princeton Subsidiary, and such auditors and accountants shall be directed to furnish copies of any reports or financial information as developed to SBI or its Representatives. No investigation by SBI or any of its Representatives shall affect the representations and warranties made by Princeton. This Section shall not require the disclosure of any information the disclosure of which to SBI would be prohibited by any Legal Requirement.

            (b) Any confidential information or trade secrets of SBI received by Princeton, its employees or agents in the course of the consummation of the Contemplated Transactions shall be treated confidentially as provided in that certain Confidentiality Agreement dated November 24, 2004, between Princeton and SBI (the "PRINCETON CONFIDENTIALITY AGREEMENT"), and any correspondence, memoranda, records, copies, documents and electronic or other media of any kind containing either such confidential information, or trade secrets or both shall be destroyed by Princeton or, at SBI's request, returned to SBI if this Agreement is terminated as provided in Article 11 of this Agreement. Such information shall not be used by Princeton or its agents to the detriment of SBI or any SBI Subsidiary.

      SECTION 7.2 SUBSEQUENT PRINCETON STATEMENTS; SECURITIES REPORTS. As soon as available after the Agreement Date, Princeton will furnish SBI copies of the annual audited and quarterly unaudited consolidated balance sheets, consolidated statements of income, consolidated statements of cash flow and consolidated statements of changes in stockholders' equity, of Princeton prepared for its internal use, and all other financial reports or statements submitted after the Agreement Date by Princeton to any Regulatory Authority, to the extent permitted by law (collectively, the "SUBSEQUENT PRINCETON STATEMENTS"). Without limitation of the foregoing, Princeton shall deliver to SBI complete copies of any reports filed with the SEC after the Agreement Date (collectively, the "PRINCETON SEC FILINGS"). Except as may be required by changes in GAAP effective after the Agreement Date, the Subsequent Princeton Statements shall be prepared on a basis consistent with past accounting practices and shall fairly present in all material respects the consolidated financial condition and results of operations for the dates and periods presented. Neither the Subsequent Princeton Statements nor the Princeton SEC Filings shall include any material assets or omit to state any material liabilities, absolute or contingent, or other facts, which inclusion or omission would render such Subsequent Princeton Statements or Princeton SEC Filings misleading in any material respect.

      SECTION 7.3 ADVICE OF CHANGES. Between the Agreement Date and the Closing Date, Princeton shall promptly notify SBI in writing if Princeton or any Princeton Subsidiary becomes aware of any fact or condition that causes or constitutes a Breach of any of Princeton's representations and warranties as of the Agreement Date, or if Princeton or any Princeton Subsidiary becomes aware of the occurrence after the Agreement Date of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. During the same period, Princeton will promptly notify SBI of the occurrence of any Breach of any covenant of Princeton in this Agreement or of the occurrence of any event that might reasonably be expected to make the satisfaction of the conditions in Article 10 of this Agreement impossible or unlikely.

      SECTION 7.4 INFORMATION PROVIDED TO SBI. Princeton agrees that none of the information concerning Princeton or any Princeton Subsidiary that is provided or to be provided by Princeton to SBI for inclusion or that is included in the Registration Statement or Proxy Statement and any other documents to be filed with any Regulatory Authority in connection with the Contemplated Transactions will, at the respective times such documents are filed and, in the case of the Registration Statement, when it becomes effective and, with respect to the Proxy Statement, when mailed, not be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading. Notwithstanding the foregoing, Princeton shall have no responsibility for the truth or accuracy of any information with respect to SBI or any SBI Subsidiary or any of their Affiliates contained in the Registration Statement or the Proxy Statement or in any document submitted to, or other communication with, any Regulatory Authority.

      SECTION 7.5 INDEMNIFICATION; DIRECTOR AND OFFICER INSURANCE. Except as may be limited by applicable Legal Requirements, Princeton shall honor any of SBI's obligations in respect of indemnification and advancement of expenses currently provided by SBI in its articles of incorporation in favor of the current and former directors and officers of SBI or any SBI Subsidiary for not less than two
(2) years from the Effective Time with respect to matters occurring prior to the Effective Time. Princeton shall pay $25,000 to acquire extended coverage of acts or omissions occurring at or prior to the Effective Time with respect to those persons who are currently covered by SBI's director and officer liability policies of insurance, commonly referred to as "tail coverage," on terms with respect to such coverage and amount substantially similar to the terms and conditions of SBI's director and officer liability policies of insurance in effect on the Agreement Date. In the event that the costs of the tail coverage shall exceed $25,000, SBI may elect to pay the difference and the amount thereof shall constitute SBI

Transaction Expenses as that term is defined in Section 1.1(pp) of this Agreement. In the event SBI elects not to pay such difference, Princeton shall not be required to obtain such tail coverage.

      SECTION 7.6 EMPLOYEE BENEFITS. For purposes of determining eligibility to participate in and, where applicable, vesting under Princeton's and its Subsidiaries' employee benefit plans, programs and arrangements generally accorded all to employees of Princeton and Citizens Bank (including tax-qualified retirement plans, welfare benefit plans, vacation pay and Family and Medical Leave Act leave rights), Princeton agrees that all former employees of SBI or the Bank who become employees of Princeton or Citizens Bank shall receive credit for their past service with SBI or the Bank as if such employee had then been employed by Princeton.

      SECTION 7.7 AUTHORIZATION AND RESERVATION OF PRINCETON COMMON STOCK. The board of directors of Princeton shall, prior to the Effective Time, authorize and reserve the maximum number of shares of Princeton Common Stock to be issued pursuant to this Agreement and take all other necessary corporate action to consummate the Contemplated Transactions.

      SECTION 7.8 NEGATIVE COVENANTS. Except as otherwise expressly permitted by this Agreement, between the Agreement Date and the Closing Date, Princeton will not, and will cause each Princeton Subsidiary not to, without the prior written consent of SBI:

            (a) take any affirmative action, or fail to take any reasonable action within its control, as a result of which a Breach of Princeton's representations or warranties occurs, if such Breach would have a Material Adverse Effect on Princeton on a consolidated basis;

            (b) take any action to amend Princeton's certificate of incorporation or bylaws, the effect of which would be to materially and adversely affect the rights or powers of holders of Princeton Common Stock generally; or

            (c) take any affirmative action, or fail to take any reasonable action within its control, the effect of which would be to materially impair or otherwise prevent the consummation of the Contemplated Transactions.

      SECTION 7.9 BOARD SEATS. Immediately following the Effective Time, Princeton shall expand its board of directors and the board of directors of Citizens Bank by one member each, and each board shall take such action as is necessary to appoint as director one individual nominated to each board by SBI, which nominee(s) shall be acceptable to Princeton in its sole discretion.

                                    ARTICLE 8
                            COVENANTS OF ALL PARTIES

      SECTION 8.1 REGULATORY APPROVALS. By no later than forty-five (45) days after the Agreement Date, Princeton shall make all appropriate filings with Regulatory Authorities for approval of the Contemplated Transactions, including the preparation of an application or any amendment thereto or any other required statements or documents filed or to be filed by any party with: (a) the Federal Reserve pursuant to the BHCA (or a request for a waiver of the requirements thereof); (b) the OCC pursuant to the NBA; (c) the DFPR pursuant to the IBA; and
(d) any other Person or Regulatory Authority pursuant to any applicable Legal Requirement, for authority to consummate the Contemplated Transactions. Princeton shall pursue in good faith the regulatory approvals necessary to consummate the Contemplated Transactions. In advance of any filing made under this Section, SBI and its counsel shall be provided with the opportunity to comment upon all non-confidential portions thereof, and Princeton agrees promptly to advise SBI and its counsel of, and share with them, any material communication received by Princeton or its counsel from any Regulatory Authorities with respect to the non-confidential portions of such filings.

      SECTION 8.2 SEC REGISTRATION. By no later than sixty (60) days after the Agreement Date, Princeton shall prepare and file with the SEC a registration statement under the Securities Act on an appropriate form reasonably acceptable to SBI covering the shares of Princeton Common Stock to be issued pursuant to this Agreement and shall use its Best Efforts to cause the same to become effective, and thereafter, until the Effective Time or lawful termination of this Agreement, to keep the same effective and, if necessary, amend and supplement the same (such registration statement, and any amendments and supplements thereto, is referred to as the "REGISTRATION STATEMENT"). The Registration Statement shall include the Proxy Statement for use in connection with the meeting of the SBI Stockholders referred to in Section 6.12 of this Agreement, all in accordance with the rules and regulations of the SEC. Princeton shall, as soon as practicable after the execution of this Agreement, make all filings required to obtain all permits, authorizations, consents or approvals required under any applicable Legal Requirements (including all state securities laws) for the issuance of the shares of Princeton Common Stock to SBI Stockholders. In advance of any filing made under this Section, Princeton and SBI and their respective counsel shall be provided with the opportunity to comment thereon, and Princeton and SBI each agree promptly to advise each other and each other's counsel of any material communication received by it or its counsel from the SEC or any other Regulatory Authorities with respect to such filings. Preparation and filing of the Registration Statement shall be at the sole cost and expense of Princeton, except that SBI shall be solely responsible for the costs and expenses, including fees of SBI's accountants and legal counsel, related to the preparation and review of SBI financial statements and SBI information required to be presented in the Registration Statement and the costs of printing and mailing the Proxy Statement to SBI Stockholders.

      SECTION 8.3 NECESSARY APPROVALS. Princeton and SBI agree that Princeton's counsel will have primary responsibility for preparation of the Registration Statement and Princeton will have primary responsibility for the preparation of the necessary applications for regulatory approval of the Contemplated Transactions. Each of Princeton and SBI and their respective Subsidiaries agree fully and promptly to cooperate with each other and their respective counsels and accountants in connection with any steps to be taken as part of their obligations under this Agreement.

      SECTION 8.4 CUSTOMER AND EMPLOYEE RELATIONSHIPS. Each of Princeton and SBI agrees that its respective Representatives may jointly:

            (a) participate in meetings or discussions with officers and employees of SBI and Princeton and their Subsidiaries in connection with employment opportunities with Princeton after the Effective Time; and

            (b) contact Persons having dealings with SBI or Princeton or any of its respective Subsidiaries for the purpose of informing such Persons of the services to be offered by Princeton after the Effective Time.

      SECTION 8.5 PUBLICITY. Prior to the Effective Time, the parties to this Agreement will consult with each other before issuing any press releases or otherwise making any public statements to stockholders, customers, employees or others with respect to this Agreement or the Contemplated Transactions and shall not issue any such press release or make any such public statement without the prior consent of the other parties, except as may be required by law.

      SECTION 8.6 BEST EFFORTS; COOPERATION. Each of Princeton and SBI agrees to exercise good faith and use its Best Efforts to satisfy the various covenants and conditions to Closing in this Agreement, and to consummate the transactions contemplated hereby as promptly as possible. Neither Princeton nor SBI will intentionally take or intentionally permit to be taken any action that would be a Breach of the terms or provisions of this Agreement. Between the Agreement Date and the Closing Date, each of Princeton and SBI will, and will cause each Princeton Subsidiary and SBI Subsidiary, respectively, and all of their respective Affiliates and Representatives to, cooperate with respect to all filings that any party is required by Legal Requirements to make in connection with the Contemplated Transactions.

                                    ARTICLE 9
                CONDITIONS PRECEDENT TO OBLIGATIONS OF PRINCETON

      The obligations of Princeton to consummate the Contemplated Transactions and to take the other actions required to be taken by Princeton at the Closing are subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Princeton, in whole or in part):

      SECTION 9.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of SBI set forth in this Agreement shall be true and correct with the same force and effect as if all of such representations and warranties were made at the Closing Date (provided, however, that to the extent such representations and warranties expressly relate to an earlier date, such representations shall be true and correct on and as of such earlier date), except for any untrue or incorrect representations or warranties that individually or in the aggregate do not have a Material Adverse Effect either on SBI on a consolidated basis or on Princeton's rights under this Agreement.

      SECTION 9.2 SBI'S PERFORMANCE. SBI shall have performed or complied with all of the covenants and obligations to be performed or complied with by it under the terms of this Agreement on or prior to the Closing Date, except where any non-performance or noncompliance would not have a Material Adverse Effect either on SBI on a consolidated basis or on Princeton's rights under this Agreement.

      SECTION 9.3 DOCUMENTS SATISFACTORY. All proceedings, corporate or other, to be taken by SBI in connection with the Contemplated Transactions, and all documents incident thereto, shall be reasonably satisfactory in form and substance to counsel for Princeton.

      SECTION 9.4 CORPORATE APPROVAL. This Agreement and the Contemplated Transactions shall have been duly and validly approved as necessary under applicable Legal Requirements by the SBI Stockholders.

      SECTION 9.5 NO PROCEEDINGS. Since the Agreement Date, there must not have been commenced or Threatened against SBI or any SBI Subsidiary any Proceeding:
(a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions; or (b) that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Contemplated Transactions, in either case that would reasonably be expected to have a Material Adverse Effect on SBI or its stockholders or Princeton's rights under this Agreement.

      SECTION 9.6 ABSENCE OF MATERIAL ADVERSE CHANGES. From the Agreement Date to the Closing, there shall be and have been no event or occurrence that had or would reasonably be expected to have a Material Adverse Effect either on SBI or any SBI Subsidiary.

      SECTION 9.7 CONSENTS AND APPROVALS. Any consents or approvals required to be secured by either party by the terms of this Agreement shall have been obtained and shall be reasonably satisfactory to Princeton, and all applicable waiting periods shall have expired.

      SECTION 9.8 NO PROHIBITION. Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), contravene, or conflict with or result in a violation of: (a) any applicable Legal Requirement or Order; or (b) any Legal Requirement or Order that has been published, introduced, or otherwise proposed by or before any Regulatory Authority.

      SECTION 9.9 REGISTRATION STATEMENT. The Registration Statement shall have become effective and no stop order suspending such effectiveness shall have been issued or threatened by the SEC that suspends the effectiveness of the Registration Statement and no Proceeding shall have been commenced or be pending or Threatened for such purpose.

      SECTION 9.10 DISSENTING SHARES. The total number of Dissenting Shares shall be no greater than ten percent (10%) of the number of Outstanding SBI Common Stock.

      SECTION 9.11 EMPLOYMENT AGREEMENTS. The Employment Agreements shall be in full force and effect, and the Officers shall be active employees of SBI or the Bank.

      SECTION 9.12 ALLOWANCE FOR LOAN AND LEASE LOSSES. Consistent with the methodology utilized by SBI in the Ordinary Course of Business, SBI shall have a consolidated allowance for loan and lease losses that is adequate in all material respects to provide for possible losses, net of recoveries relating to loans previously charged off, on loans outstanding (including accrued interest receivable) and the amount of the consolidated allowance for loan and lease losses shall not be less than Eight Hundred Forty Thousand Dollars ($840,000) as of the Closing Date.

      SECTION 9.13 SBI CAPITALIZATION. At the Effective Time, the issued and outstanding capital stock of SBI shall consist exclusively of no more than 50,598 shares of SBI Common Stock.

      SECTION 9.14 SBI TRANSACTION EXPENSES. Princeton shall have received proof satisfactory to it that SBI has paid or fully accrued for as of the Determination Date all of the SBI Transaction Expenses.

                                   ARTICLE 10
                 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SBI

      SBI's obligation to consummate the Contemplated Transactions and to take the other actions required to be taken by SBI at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by SBI, in whole or in part):

      SECTION 10.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of Princeton and Acquisition Company set forth in this Agreement shall be true and correct with the same force and effect as if all of such representations and warranties were made at the Closing Date (provided, however, that to the extent such representations and warranties expressly relate to an earlier date, such representations shall be true and correct on and as of such earlier date), except for any untrue or incorrect representations or warranties that individually or in the aggregate do not have a Material Adverse Effect either on Princeton on a consolidated basis or on SBI's rights under this Agreement.

      SECTION 10.2 PRINCETON'S PERFORMANCE. Princeton and Acquisition Company shall have performed or complied with all covenants and obligations to be performed or complied with by them under the terms of this Agreement on or prior to the Closing Date, except where any non-performance or noncompliance would not have a Material Adverse Effect either on Princeton on a consolidated basis or on SBI's rights under this Agreement.

      SECTION 10.3 DOCUMENTS SATISFACTORY. All proceedings, corporate or other, to be taken by Princeton in connection with the Contemplated Transactions, and all documents incident thereto, shall be reasonably satisfactory in form and substance to counsel for SBI.

      SECTION 10.4 CORPORATE APPROVAL. This Agreement and the Contemplated Transactions shall have been duly and validly approved as necessary under applicable Legal Requirements by the SBI Stockholders.

      SECTION 10.5 NO PROCEEDINGS. Since the Agreement Date, there must not have been commenced or Threatened against Princeton or any Princeton Subsidiary any
Proceeding: (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions; or (b) that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Contemplated Transactions, in either case that would reasonably be expected to have a Material Adverse Effect either on Princeton or its stockholders or SBI's rights under this Agreement.

      SECTION 10.6 ABSENCE OF MATERIAL ADVERSE CHANGES. From the Agreement Date to the Closing, there shall be and have been no event or occurrence that had or would reasonably be expected to have a Material Adverse Effect on Princeton on a consolidated basis.

      SECTION 10.7 CONSENTS AND APPROVALS. Any consents or approvals required to be secured by either party by the terms of this Agreement shall have been obtained and shall be reasonably satisfactory to SBI, and all applicable waiting periods shall have expired.

      SECTION 10.8 NO PROHIBITIONS. Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), contravene, or conflict with or result in a violation of: (a) any applicable Legal Requirement or Order; or (b) any Legal Requirement or Order that has been published, introduced, or otherwise proposed by or before any Regulatory Authority.

      SECTION 10.9 REGISTRATION STATEMENT. The Registration Statement shall have become effective and no stop order suspending such effectiveness shall have been issued or threatened by the SEC that suspends the effectiveness of the Registration Statement and no Proceeding shall have been commenced or be pending or Threatened for such purpose.

      SECTION 10.10 FAIRNESS OPINION. SBI shall have received an opinion from Ryan Beck & Co., Inc. (the "FAIRNESS OPINION"), dated as of the Agreement Date, to the effect that the terms of the Merger are fair to SBI's Stockholders from a financial point of view as of that date and such Fairness Opinion shall not have been subsequently withdrawn.

                                   ARTICLE 11
                                  TERMINATION

      SECTION 11.1 REASONS FOR TERMINATION AND ABANDONMENT. This Agreement, by prompt written notice given to the other parties prior to or at the Closing, may be terminated:

            (a) by mutual consent of the boards of directors of Princeton and SBI;

            (b) by Princeton if: (i) any of the conditions in Article 9 of this Agreement has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Princeton to comply with its obligations under this Agreement); and (ii) Princeton has not waived such condition on or before the Closing Date;

            (c) by SBI if: (i) any of the conditions in Article 10 of this Agreement has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of SBI to comply with its obligations under this Agreement); and (ii) SBI has not waived such condition on or before the Closing Date;

            (d) by Princeton in accordance with the provisions of Section 6.7 of this Agreement;

            (e) by either Princeton or SBI if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) by the date which is eight (8) months after the Agreement Date, or such later date as the parties may agree (the "TERMINATION DATE").

      SECTION 11.2 EFFECT OF TERMINATION. Except as provided in Sections 11.3,
11.4 and 11.5 of this Agreement, if this Agreement is terminated pursuant to
Section 11.1 of this Agreement, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of Princeton, SBI or any of their respective Representatives, and all rights and obligations of each party hereto shall cease; provided, however, that, subject to Sections 11.3, 11.4 and 11.5 of this Agreement, nothing herein shall relieve any party from liability for the Breach of any of its covenants or agreements set forth in this Agreement.

      SECTION 11.3 EXPENSES. Except as provided below, all Expenses (as defined below) incurred in connection with this Agreement and the Contemplated Transactions shall be paid by the party incurring such expenses, whether or not the Merger is consummated. "EXPENSES" as used in this Agreement shall consist of all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its Affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the solicitation of stockholder approvals and all other matters related to the consummation of the Merger.

      SECTION 11.4 SBI TERMINATION PAYMENT.

            (a) If this Agreement is terminated by:

                  (i) Princeton because: (A) SBI committed a Breach of its covenants or agreements under this Agreement (but not a Breach of its representations or warranties); or (B) there is a Breach of SBI's representations or warranties as of the Agreement Date, unless, in either case of clauses (A) or (B), such Breach is a result of the failure by Princeton to perform and comply in all material respects with any of its material obligations under this Agreement which are to be performed or complied with by it prior to or on the date required hereunder, or such Breach or Breaches would not individually or in the aggregate be reasonably expected to have a Material Adverse Effect on Princeton on a consolidated basis or on SBI or any SBI Subsidiary; or

                  (ii) Princeton or SBI because both (A) any of: (x) any Person shall have commenced (as such term is used in Rule 14d-2(b) under the Securities Exchange Act) a bona fide tender offer or exchange offer to acquire at least 20% of the then-outstanding shares of SBI Common Stock, shall have otherwise made a bona fide proposal to SBI or the SBI stockholders by public announcement or other written communication that is or becomes the subject of public disclosure to engage in a transaction that will result in an acquisition of control of SBI or the Bank (as defined below), or shall have filed an application or notice with any Regulatory Authority for approval to engage in a transaction that will result in an acquisition of control of SBI or the Bank; (y) the board of directors of SBI shall have authorized, recommended, proposed or publicly announced its intention to authorize, recommend or propose any transaction that will result in an acquisition of control of SBI or the Bank by a Person other than Princeton (or resolved to take any such action), whether or not permitted by the terms of this Agreement; or (z) the board of directors of SBI, in the exercise of its fiduciary duties as permitted by this Agreement, shall have failed to recommend in the Proxy Statement the approval of this Agreement and the Merger, shall have withdrawn, modified or changed, in any manner adverse to Princeton, or publicly announced its intent to withdraw, modify or change, in any manner adverse to Princeton, such recommendation of this Agreement and the Merger, or shall have failed to call or convene the meeting of the SBI stockholders referred to in Section 6.12; and (B) SBI's stockholders fail to approve the Contemplated Transactions and this Agreement on or before the Termination Date;

and provided in the case of both clauses (i) and (ii), Princeton is in material compliance with all of its material obligations under this Agreement, then SBI shall pay to Princeton, upon its written demand, an amount equal to Two Million Dollars ($2,000,000).

            (b) The sum payable by SBI under this Section shall constitute liquidated damages and Princeton's receipt thereof shall be Princeton's sole and exclusive remedy under this Agreement for all Breaches of this Agreement by SBI or failure by its stockholders to approve this Agreement.

      SECTION 11.5 PRINCETON TERMINATION PAYMENT.

            (a) If this Agreement is terminated by SBI because: (i) Princeton committed a Breach of its covenants or agreements under this Agreement (but not a Breach of its representations or warranties); or (ii) there is a Breach of Princeton's representations or warranties as of the Agreement Date, unless, in either case of clauses (i) or (ii), such Breach is a result of the failure by SBI to perform and comply in all material respects with any of its material obligations under this Agreement which are to be performed or complied with by it prior to or on the date required hereunder, or such Breach or Breaches would not individually or in the aggregate be reasonably expected to have a Material Adverse Effect either on Princeton on a consolidated basis or on SBI's rights under this Agreement, then Princeton shall pay to SBI, upon its written demand, an amount equal to Two Million Dollars ($2,000,000).

            (b) The sum payable by Princeton under this Section shall constitute liquidated damages and SBI's receipt thereof shall be SBI's sole and exclusive remedy under this Agreement for all Breaches of this Agreement by Princeton.

                                   ARTICLE 12
                                  MISCELLANEOUS

      SECTION 12.1 GOVERNING LAW. All questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement shall be governed by the internal laws of the State of Illinois applicable to Contracts made and wholly to be performed in such state without regard to conflicts of laws.

      SECTION 12.2 ASSIGNMENTS, SUCCESSORS AND NO THIRD PARTY RIGHTS. None of the parties to this Agreement may assign any of its rights under this Agreement without the prior consent of the other parties. Subject to the preceding sentence, this Agreement and every representation, warranty, covenant, agreement and provision hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement.

      SECTION 12.3 WAIVER. Except as provided in Article 11 of this Agreement, the rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law: (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

      SECTION 12.4 NOTICES. All notices, consents, waivers and other communications under this Agreement must be in writing (which shall include telecopier communication) and will be deemed to have been duly given if delivered by hand or by nationally recognized overnight delivery service (receipt requested), mailed by registered or certified U.S. mail (return receipt requested) postage prepaid or telecopied, if confirmed immediately thereafter by also mailing a copy of any notice, request or other communication by U.S. mail as provided in this Section:

            If to Princeton, to:

                  Princeton National Bancorp, Inc.
                  606 South Main Street
                  Princeton, Illinois  61356
                  Telephone:      (815) 875-4444
                  Telecopier:     (815) 872-0247
                  Attention:      Tony J. Sorcic

            with copies to:

                  Howard & Howard Attorneys, P.C.
                  151 S. Rose Street, Suite 800
                  Kalamazoo, Michigan 49007
                  Telephone:      (269) 382-8765
                  Telecopier:     (269) 382-1568
                  Attention:      Joseph B. Hemker, Esq.

            If to SBI, to:

                  Somonauk FSB Bancorp, Inc.
                  128 South Depot Street
                  Somonauk, Illinois  60552
                  Telephone:       (815) 498-2396
                  Telecopier:      (815) 498-2677
                  Attention:       Terrence M. Duffy
            with copies to:

                  Barack Ferrazzano Kirschbaum Perlman & Nagelberg LLP 333 West Wacker Drive, Suite 2700
                  Chicago, IL  60606
                  Telephone:      (312) 984-3100
                  Telecopier:     (312) 984-3193
                  Attention:      John E. Freechack, Esq.

or to such other Person or place as SBI shall furnish to Princeton or Princeton shall furnish to SBI in writing. Except as otherwise provided herein, all such notices, consents, waivers and other communications shall be effective: (a) if delivered by hand, when delivered; (b) if mailed in the manner provided in this Section, five (5) Business Days after deposit with the United States Postal Service; (c) if delivered by overnight express delivery service, on the next Business Day after deposit with such service; and (d) if by telecopier, on the next Business Day if also confirmed by mail in the manner provided in this Section.

      SECTION 12.5 ENTIRE AGREEMENT. This Agreement and any documents executed by the parties pursuant to this Agreement and referred to herein, including the Princeton Confidentiality Agreement and the SBI Confidentiality Agreement, constitute the entire understanding and agreement of the parties hereto and supersede all other prior agreements and understandings, written or oral, relating to such subject matter between the parties.

      SECTION 12.6 MODIFICATION. This Agreement may not be amended except by a written agreement signed by each of SBI and Princeton. Without limiting the foregoing, SBI and Princeton may by written agreement signed by each of them:
(a) extend the time for the performance of any of the obligations or other acts of the parties hereto; (b) waive any inaccuracies in the representations or warranties contained in this Agreement or in any document delivered pursuant to this Agreement; and (c) waive compliance with or modify, amend or supplement any of the conditions, covenants, agreements, representations or warranties contained in this Agreement or waive or modify performance of any of the obligations of any of the parties hereto, which are for the benefit of the waiving party; provided, however, that no such modification, amendment or supplement agreed to after authorization of this Agreement by the SBI Stockholders shall affect the rights of SBI's stockholders in any manner that is materially adverse to such Persons.

      SECTION 12.7 SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement unless the consummation of the Contemplated Transactions is adversely affected thereby.

      SECTION 12.8 FURTHER ASSURANCES. The parties agree: (a) to furnish upon request to each other such further information; (b) to execute and deliver to each other such other documents; and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

      SECTION 12.9 SURVIVAL. The representations, warranties and covenants contained herein shall not survive beyond the Closing.

      SECTION 12.10 COUNTERPARTS; FACSIMILES. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart. The delivery of executed counterparts of this Agreement may be effected by telecopy, which shall have the same force and effect as original executed and delivered signature pages hereto.

      SECTION 12.11 JURISDICTION AND SERVICE OF PROCESS. Any action or proceeding seeking to enforce, challenge or avoid any provision of, or based on any right arising out of, this Agreement shall be brought only in the courts of the State of Illinois, County of Bureau or, if it has or can acquire jurisdiction, in the United States District Court serving the County of Bureau, and each of the parties consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to jurisdiction or venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

      WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers on the day and year first written above.

SOMONAUK FSB BANCORP, INC.       PRINCETON NATIONAL BANCORP, INC.

By: /s/ Willard Lee              By: /s/ Tony J. Sorcic
    -----------------------          -------------------------------------------
    Name:  Willard Lee               Name:  Tony J. Sorcic
    Title:  President                Title: President & Chief Executive Officer

SOMONAUK ACQUISITION, INC.

By: /s/ Tony J. Sorcic
    -----------------------
    Name:  Tony J. Sorcic
    Title: President

                                   APPENDIX B
                        OPINION OF RYAN BECK & CO., INC.

February 22, 2005

The Board of Directors
Somonauk FSB Bancorp, Inc.
128 S. Depot Street
Somonauk, IL 60552

Members of the Board:

You have requested our opinion as investment bankers that the consideration offered pursuant to the Agreement and Plan of Merger dated as of February 22, 2005, by and between Princeton National Bancorp, Inc. ("Princeton") and Somonauk FSB Bancorp, Inc. ("Somonauk") (the "Agreement"), is fair to the holders of Somonauk common stock, par value $10.00 per share (the "Somonauk Common Stock") from a financial point of view. Under the terms of the Agreement, Somonauk shall be merged with and into Princeton and further provides that each issued and outstanding share of Somonauk Common Stock will be converted into (i) 6.6923 shares of Princeton common stock, and (ii) $782.76 in cash (the "Merger"), subject to closing adjustments. The foregoing summary of the Merger is qualified in its entirety by reference to the Agreement. For the purposes of this Opinion, we have assumed that Princeton will receive all necessary regulatory approvals.

Ryan Beck & Co. ("Ryan Beck") as a customary part of its investment banking business is engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions. In conducting our investigation and analysis of the Merger, we have met with members of senior management of both Princeton and Somonauk to discuss their operations, historical financial statements, strategic plans and future prospects. We have reviewed and analyzed material prepared in connection with the Merger, including but not limited to the following: (i) the Agreement;
(ii) Princeton's December 31, 2004 earnings release filed on form 8-K dated January 26, 2005; (iii) Princeton's Annual Reports on Form 10-K for the years ended December 31, 2003, 2002 and 2001, and its quarterly Reports on Form 10-Q for the periods ended September 30, 2004, June 30, 2004 and March 31, 2004; (iv) Princeton's December 31, 2004 FRB Y-9LP; (v) Somonauk's annual call reports for the years ended December 31, 2004, 2003 and 2002, and its quarterly call report for the periods ended September 30, 2004, June 30, 2004 and March 31, 2004; (vi) the historical stock prices and trading volume of Princeton's common stock (vii) certain operating and financial information provided to Ryan Beck by the management of Princeton and Somonauk relating to their business and prospects;
(viii) the publicly available financial data of commercial banking organizations which Ryan Beck deemed generally comparable to Princeton and Somonauk; (ix) certain operating and financial information, forecasts

Somonauk FSB Bancorp, Inc.
February 22, 2005
Page 2

and projections provided to Ryan Beck by the management of Somonauk relating to its business and prospects; (x) the publicly available financial data of commercial banking organizations which Ryan Beck deemed generally comparable to Somonauk; and (xi) the terms of recent acquisitions of commercial banking organizations which Ryan Beck deemed generally comparable in whole or in part to Somonauk. We also conducted or reviewed such other studies, analyses, inquiries and examinations as we deemed appropriate.

While we have taken care in our investigation and analyses, we have relied upon and assumed the accuracy, completeness and fairness of the financial and other information provided to us by the respective institutions or which was publicly available and have not assumed any responsibility for independently verifying such information. We have also relied upon the management of Somonauk as to the reasonableness and achievability of the financial and operating forecasts and projections (and the assumptions and bases therefore) provided to us. In addition, we have assumed with your consent that such forecasts and projections reflect the best currently available estimates and judgments of management. Ryan Beck is not an expert in evaluating loan and lease portfolios for purposes of assessing the adequacy of the allowances for losses. Therefore, Ryan Beck has not assumed any responsibility for making an independent evaluation of the adequacy of the allowance for loan losses set forth in the balance sheets of Princeton and Somonauk at December 31, 2004, and Ryan Beck assumed such allowances were adequate and complied fully with applicable law, regulatory policy, sound banking practice and policies of the Securities and Exchange Commission as of the date of such financial statements. We also assumed that the merger in all respects is, and will be consummated in compliance with all laws and regulations applicable to Princeton and Somonauk and that in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the Merger, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that will have a material adverse effect on the future results of operations or financial condition of Princeton, Somonauk, or the combined entity, as the case may be, or on the contemplated benefits of the Merger, including the expected synergies. We have not made or obtained any independent evaluations or appraisals of the assets and liabilities of either Princeton or Somonauk or their respective subsidiaries, nor have we reviewed any loan files of Princeton or Somonauk or their respective subsidiaries.

In conducting our analysis and arriving at our opinion as expressed herein, we have considered such financial and other factors as we have deemed appropriate in the circumstances. Our opinion is necessarily based on economic, market and other conditions and projections as they exist and can be evaluated on the date hereof.

We have been retained by the Board of Directors of Somonauk as an independent contractor to determine whether the consideration offered to Somonauk Shareholders in the Merger as provided and described in the Agreement is fair, from a financial point of view, to Somonauk shareholders. Ryan Beck will receive a fee for its services, nearly all of which is due upon consummation of the Merger. Ryan Beck has had a previous investment banking relationship with Somonauk before this transaction. In October 2004, the Board of Directors of Somonauk hired Ryan Beck to perform a valuation of the Company for comparison with an unsolicited offer

Somonauk FSB Bancorp, Inc.
February 22, 2005
Page 3

to purchase Somonauk. After the Board of Directors had discussed the valuation report, it made the determination to hire Ryan Beck to sell Somonauk. Ryan Beck has not had an investment banking relationship with Princeton.

In the ordinary course of our business as a broker-dealer, we may actively trade equity securities of Somonauk and Princeton for our own account and the account of our customers and, accordingly, may at any time hold a long or short position in such securities.

Our opinion is directed to the Board of Directors of Somonauk and does not constitute a recommendation to any shareholder of Somonauk as to how such shareholder should vote at any shareholder meeting held in connection with the Merger. Our opinion is not to be quoted or referred to, in whole or in part, in a registration statement, prospectus, proxy statement or in any other document, nor shall this opinion be used for any other purposes, without our prior written consent. We have not considered, nor are we expressing any opinion herein with respect to, the price at which Princeton Common Stock will trade following the consummation of the Merger.

Based upon and subject to the foregoing it is our opinion as investment bankers that the consideration offered to Somonauk shareholders in the Merger as provided and described in the Agreement is fair to the holders of Somonauk common stock from a financial point of view.

Very truly yours,

Ryan Beck & Co., Inc.

                                   APPENDIX C

               SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

SECTION 262. APPRAISAL RIGHTS.

      (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

      (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251 (other than a merger effected pursuant to Section 251(g) of this title), Section 252, Section 254, Section 257, Section 258, Section 263 or Section 264 of this title:

      (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either
(i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

      (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

      a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

      b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

      c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

      d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

      (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

      (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

      (d) Appraisal rights shall be perfected as follows:

      (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

      (2) If the merger or consolidation was approved pursuant to Section 228 or
Section 253 of this title, each consitutent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constitutent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
(i) each such constitutent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constitutent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constitutent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

      (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

      (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

      (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

      (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

      (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

      (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

      (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

      (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the General Corporation Law of the State of Delaware authorizes a court to award, or a corporation's board of directors to grant, indemnification to directors and officers in terms that are sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Princeton's certificate of incorporation contains a provision eliminating the personal liability of its directors to the company or its stockholders to the fullest extent permitted by applicable law. Princeton's bylaws provide for the mandatory indemnification of our directors, officers, employees and agents to the maximum extent permitted by Delaware law. Princeton's bylaws require that, before any individual is indemnified, the corporation must determine that indemnification is proper under the circumstances because the person has met the applicable standard of conduct. This determination is made (a) by a majority vote of the directors who are not parties to the action, proceeding or suit (even if such directors do not constitute a quorum), or (b) if there are no such directors or, if such directors so direct, by independent legal counsel, or (c) by the stockholders.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

      The exhibits filed pursuant to this Item 21 immediately follow the Exhibit Index. The following is a description of the applicable exhibits required for Form S-4 as provided by Item 601 of Regulation S-K.

Exhibit
Number                                  Description
-------                                 -----------
  2.1             Agreement and Plan of Merger dated February 22, 2005. This document is filed as Appendix A to the proxy
                  statement-prospectus forming a part of this Registration
                  Statement.

  3.1             Amended and Restated Certificate of Incorporation of Princeton
                  National Bancorp, Inc. (Filed as Exhibit 3.1 to Princeton's
                  Registration Statement on Form S-1 (Registration No. 33-46362)
                  (the "S-1 Registration Statement")

  3.2             Bylaws of Princeton National Bancorp, Inc. (as amended January
                  27, 2003) (Filed as Exhibit 3.2 to Princeton's Form 10-K for the fiscal year ended December 31, 2002, and incorporated by reference herein.)

  4.1             Specimen Stock Certificate of Princeton National Bancorp, Inc.
                  (Filed as Exhibit 4.1 to Princeton's S-1 Registration
                  Statement and incorporated by reference herein.)

  4.2             Certificate of Designation of Series A Junior Participating
                  Preferred Stock (Filed as Exhibit A to Exhibit 1 to
                  Princeton's Registration Statement on Form 8-A (SEC File No.
                  000-20050) and incorporated herein by reference.)

  5.1 Opinion of Howard & Howard Attorneys, P.C. regarding legality of Princeton National Bancorp, Inc. common stock to be issued in the merger.

  8.1             Opinion of Crowe Chizek and Company LLC regarding material
                  Federal income tax consequences of the merger.

 10.1             Employment Agreement by between Princeton and James B. Miller.
                  (Filed as Exhibit 10.2 to Princeton's Form 10-K for the fiscal year ended December 31, 2002, and incorporated by reference herein.)

 10.2             Employment Agreement by and between Princeton and Tony J.
                  Sorcic. (Filed as Exhibit 10.2 to Princeton's Form 10-K for the fiscal year ended December 31, 2000, and incorporated by reference herein.)

10.3 Citizens First National Bank Profit Sharing Plan, as amended and restated January 1, 1989 (Filed as Exhibit 10.4 to the S-1
                  Registration Statement and incorporated by reference herein.)

10.4              Citizens First National Bank Defined Contribution Plan and
                  Trust, as amended and restated January 1, 1989 (Filed as Exhibit 10.5 to the S-1 Registration Statement and incorporated by reference herein.)

10.5              Princeton National Bancorp, Inc. Stock Option Plan (Filed by
                  Princeton with Schedule 14A filed on March 6, 1998 and incorporated by reference herein.)

10.6              Princeton National Bancorp, Inc. Deferred Compensation Plan
                  (Filed as Exhibit 10.6 to Princeton's Form 10-K for the fiscal year ended December 31, 2001, and incorporated by reference herein.)

10.7              Princeton National Bancorp, Inc. Management Incentive
                  Compensation Plan (Filed as Exhibit 10.7 to Princeton's Form
                  10-K for the fiscal year ended December 31, 2001, and incorporated by reference herein).

10.8 Princeton National Bancorp, Inc. 2003 Stock Option Plan (Filed by Princeton with Schedule 14A on March 19, 2003 and incorporated by reference herein.)

23.1              Consent of Borhart Spellmeyer & Company.

23.2              Consent of KPMG LLP.

23.3              Consent of Howard & Howard Attorneys, P.C. (included in
                  Exhibit 5.1).

23.4              Consent of Crowe Chizek and Company, LLC (included in Exhibit
                  8.1).

24.1              Power of Attorney (included on signature page).

99.1              Form of Proxy to be delivered to the stockholders of Somonauk
                  FSB Bancorp, Inc.

ITEM 22. UNDERTAKINGS

      The undersigned registrant hereby undertakes:

      (a) To file during any period in which offers and sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof), which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (b) That for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities and Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to, and meeting the requirements of, Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

      The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

      The undersigned registrant hereby undertakes that every prospectus: (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the proxy statement-prospectus pursuant to items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in the documents filed subsequent to the effective date of this registration statement through the date of responding to the request.

      The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, Princeton National Bancorp, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of Illinois, this 25th day of April, 2005.

                                      PRINCETON NATIONAL BANCORP, INC.

                                      By: /s/ Tony J. Sorcic
                                          -------------------------------------
                                          Tony J. Sorcic
                                          President and Chief Executive Officer

                                POWER OF ATTORNEY

      The undersigned officers and directors of Princeton National Bancorp, Inc. do hereby constitute and appoint Tony J. Sorcic and Todd D. Fanning, as their attorneys-in fact with power and authority to do any and all acts and things and to execute any and all instruments which said attorneys-in-fact, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to the Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereto, and each of the undersigned hereby ratifies and confirms all that said attorneys-in-fact or any of them shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and Power of Attorney has been signed on April 25, 2005, by the following persons in their capacities indicated.

    SIGNATURE                           CAPACITY
/s/ Tony J. Sorcic              President and Chief Executive Officer, Director
---------------------
Tony J. Sorcic

/s/ Todd D. Fanning             Vice President and Chief Financial Officer
---------------------
Todd D. Fanning

/s/ Craig O. Wesner             Chairman of the Board, Director
---------------------
Craig O. Wesner

/s/ Daryl Becker                Director
---------------------
Daryl Becker

/s/ Gary C. Bruce               Director
---------------------
Gary C. Bruce

/s/ Sharon L. Covert            Director
---------------------
Sharon L. Covert

/s/ John R. Ernat                Director
-----------------------
John R. Ernat


/s/ Donald E. Grubb              Director
-----------------------
Donald E. Grubb


/s/ Mark Janko                   Director
-----------------------
Mark Janko


/s/ Thomas M. Longman            Director
-----------------------
Thomas M. Longman


/s/ James B. Miller              Director
-----------------------
James B. Miller


/s/ Stephen M. Samet             Director
-----------------------
Stephen M. Samet


/s/ Ervin I. Pietsch             Director
-----------------------
Ervin I. Pietsch

                                  EXHIBIT INDEX

Number                             Description
------                             -----------
  2.1      Agreement and Plan of Merger dated February 22, 2005. This document is filed as Appendix A to the proxy statement-prospectus forming a part of this Registration Statement.

  3.1      Amended and Restated Certificate of Incorporation of Princeton National
           Bancorp, Inc. (Filed as Exhibit 3.1 to Princeton's Registration
           Statement on Form S-1 (Registration No. 33-46362) (the "S-1 Registration
           Statement")

  3.2      Bylaws of Princeton National Bancorp, Inc. (as amended January 27, 2003)
           (Filed as Exhibit 3.2 to Princeton's Form 10-K for the fiscal year ended
           December 31, 2003, and incorporated by reference herein.)

  4.1      Specimen Stock Certificate of Princeton National Bancorp, Inc. (Filed as
           Exhibit 4.1 to Princeton's S-1 Registration Statement and incorporated by reference herein.)

  4.2      Certificate of Designation of Series A Junior Participating Preferred
           Stock (Filed as Exhibit A to Exhibit 1 to Princeton's Registration
           Statement on Form 8-A (SEC File No. 000-20050) and incorporated herein by reference.)

  5.1      Opinion of Howard & Howard Attorneys, P.C. regarding legality of
           Princeton National Bancorp, Inc. common stock to be issued in the merger.

  8.1 Opinion of Crowe Chizek and Company LLC regarding material Federal income tax consequences of the merger.

 10.9      Employment Agreement by between Princeton and James B. Miller. (Filed as
           Exhibit 10.2 to Princeton's Form 10-K for the fiscal year ended December
           31, 2002, and incorporated by reference herein.)

10.10      Employment Agreement by and between Princeton and Tony J. Sorcic. (Filed as Exhibit 10.2 to Princeton's Form 10-K for the fiscal year ended
           December 31, 2000, and incorporated by reference herein.)

10.11 Citizens First National Bank Profit Sharing Plan, as amended and restated January 1, 1989 (Filed as Exhibit 10.4 to the S-1 Registration
           Statement and incorporated by reference herein.)

10.12 Citizens First National Bank Defined Contribution Plan and Trust, as amended and restated January 1, 1989 (Filed as Exhibit 10.5 to the S-1
           Registration Statement and incorporated by reference herein.)

10.13 Princeton National Bancorp, Inc. Stock Option Plan (Filed by Princeton with Schedule 14A filed on March 6, 1998 and incorporated by reference herein.)

10.14      Princeton National Bancorp, Inc. Deferred Compensation Plan (Filed as
           Exhibit 10.6 to Princeton's Form 10-K for the fiscal year ended December
           31, 2001, and incorporated by reference herein.)

10.15      Princeton National Bancorp, Inc. Management Incentive Compensation Plan
           (Filed as Exhibit 10.7 to Princeton's Form 10-K for the fiscal year ended December 31, 2001, and incorporated by reference herein).

10.16      Princeton National Bancorp, Inc. 2003 Stock Option Plan (Filed by
           Princeton with Schedule 14A on March 19, 2003 and incorporated by reference herein.)

 23.1      Consent of Borhart Spellmeyer & Company.

 23.2      Consent of KPMG LLP.

 23.3      Consent of Howard & Howard Attorneys, P.C. (included in Exhibit 5.1).

 23.4      Consent of Crowe Chizek and Company, LLC (included in Exhibit 8.1).

 24.1      Power of Attorney (included on signature page).

 99.1      Form of Proxy to be delivered to the stockholders of Somonauk FSB
           Bancorp, Inc.